     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1999

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     TRANS WORLD ENTERTAINMENT CORPORATION
             (Exact name of Registrant as specified in its charter)

                NEW YORK                                    5735                                   14-1541629
                                                (Primary Standard Industrial
    (State or other jurisdiction of                    Classification                            (IRS Employer
     incorporation or organization)                     Code Number)                          Identification No.)

                         ------------------------------

                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                               ROBERT J. HIGGINS
                     PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                     CHAIRMAN OF THE BOARD OF DIRECTORS AND
                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

       WILLIAM M. HARTNETT, ESQ.                   VICTOR I. LEWKOW, ESQ.                    THOMAS F. MCKEE, ESQ.
        CAHILL GORDON & REINDEL              CLEARY, GOTTLIEB, STEEN & HAMILTON          CALFEE, HALTER & GRISWOLD LLP
             80 PINE STREET                          ONE LIBERTY PLAZA                  1400 MCDONALD INVESTMENT CENTER
           NEW YORK, NY 10005                        NEW YORK, NY 10006             800 SUPERIOR AVENUE CLEVELAND, OH 44114
             (212) 701-3000                            (212) 225-2000                            (216) 622-8200

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger pursuant to the merger agreement described herein have been satisfied or are waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
           SECURITIES TO BE REGISTERED               REGISTERED (1)        PER SHARE           PRICE (2)              (3)
Common Stock, par value $.01 per share...........      20,685,608        Not Applicable       $429,226,366          $119,325

(1) Based on the product of (i) 10,887,162, the maximum number of shares of common stock, par value $.01 per share, of Camelot Music Holdings, Inc. that would be outstanding immediately prior to the merger of Camelot and a subsidiary of Registrant, assuming the exercise of all underlying Camelot options (whether or not currently exercisable) and (ii) a conversion ratio of 1.90 shares of the Registrant's common stock for each share of Camelot common stock.

(2) Reflects the price per share of the Camelot common stock to be converted into common stock of the Registrant in connection with the merger computed in accordance with Rule 457(f) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked sale prices per share of the Camelot common stock reported on the OTC Bulletin Board on March 25, 1999. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

(3) The registrant is applying $98,787.39, previously paid in connection with the registrant's Schedule 14A filing on November 9, 1998, towards the payment of this registration fee. The balance of $20,537.61 has been remitted in accordance with Rule 111.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         PRELIMINARY COPY--SUBJECT TO COMPLETION--DATED MARCH 29, 1999
                     TRANS WORLD ENTERTAINMENT CORPORATION
                  38 CORPORATE CIRCLE, ALBANY, NEW YORK 12203

                            ------------------------

              NOTICE OF SPECIAL MEETING OF HOLDERS OF COMMON STOCK
                          TO BE HELD ON APRIL 22, 1999

                            ------------------------

    We have called a special meeting of stockholders of Trans World Entertainment Corporation, a New York corporation, to be held on April 22, 1999, at 8:00 a.m., local time, at the offices of Trans World, located at 38 Corporate Circle, Albany, New York, for the following purposes:

       1. To consider and vote upon a proposal to amend Trans World's certificate of incorporation to increase the number of authorized shares of Trans World common stock, par value $.01 per share, from 50,000,000 to 200,000,000.

       2. To consider and vote upon a proposal to authorize the issuance of up to 20,685,608 shares of Trans World common stock in connection with the merger described below.

       3. To consider and vote upon a proposal to elect two proposed new directors to Trans World's board of directors, effective upon completion of the merger.

       4. To consider and vote upon a proposal to amend Trans World's certificate of incorporation to adopt a classified board of directors.

       5. To transact such other business as may properly be brought before the special meeting and any adjournments or postponements.

    Proposals 1, 2 and 3 relate to the Agreement and Plan of Merger, dated as of October 26, 1998, by and among Trans World, CAQ Corporation, a Delaware corporation and a wholly owned subsidiary of Trans World, and Camelot Music Holdings, Inc., a Delaware corporation, under which CAQ will merge into Camelot upon the terms and conditions of the merger agreement. A copy of the merger agreement is included as Annex A to the attached joint proxy statement/prospectus. The merger is conditioned upon the approval of proposals 1, 2 and 3.

    Proposals 1 and 4 each requires the approval of a majority of the outstanding shares of Trans World common stock. Proposal 2 requires the approval of a majority of the shares represented at the special meeting. Under Proposal 3, the two candidates who receive the highest number of votes will become directors, but only if the merger is completed. An abstention from voting or a broker non-vote will have the same effect as a vote against the approval of proposals 1, 2 and 4, but will have no effect on the vote required to approve proposal 3. Holders of Trans World common stock have no dissenters' rights of appraisal in connection with the merger.

    Trans World stockholders of record on March 3, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND APPROVED EACH OF THE PROPOSALS AND HAS DETERMINED THAT EACH OF THE PROPOSALS IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, TRANS WORLD'S STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TRANS WORLD'S STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS.

                                       By Order of the Board of Directors

                                             [LOGO]

                                       Matthew Mataraso
                                       SECRETARY

March 31, 1999
Albany, New York

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, WE REQUEST THAT YOU COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOU MAY VOTE SHARES REGISTERED IN A NOMINEE'S NAME IN PERSON IN A SIMILAR MANNER IF YOU HAVE A PROPER POWER OF ATTORNEY.

         PRELIMINARY COPY--SUBJECT TO COMPLETION--DATED MARCH 29, 1999

                          CAMELOT MUSIC HOLDINGS, INC.
              8000 FREEDOM AVENUE, N.W., NORTH CANTON, OHIO 44720

                            ------------------------

              NOTICE OF SPECIAL MEETING OF HOLDERS OF COMMON STOCK
                          TO BE HELD ON APRIL 22, 1999
                            ------------------------

    We have called a special meeting of stockholders of Camelot Music Holdings, Inc., a Delaware corporation, to be held on April 22, 1999, at 10:00 a.m., local time, at the offices of Cleary, Gottlieb, Steen & Hamilton, located at One Liberty Plaza, New York, New York, for the following purposes:

       1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 26, 1998, by and among Trans World Entertainment Corporation, a New York corporation, CAQ Corporation, a Delaware corporation and a wholly owned subsidiary of Trans World, and Camelot.

       2. To transact such other business as may properly be brought before the special meeting and any adjournments or postponements.

    The affirmative vote of a majority of the outstanding shares of Camelot common stock, par value $.01 per share, is necessary to adopt the merger agreement. An abstention from voting or a broker non-vote will have the same effect as a vote against adoption of the merger agreement. Holders of Camelot common stock will be entitled to appraisal rights with respect to their shares of Camelot common stock entitled to vote at the special meeting in connection with the merger.

    Adoption of the merger agreement is assured because Camelot stockholders owning 58.4% of the outstanding shares of Camelot common stock have agreed to vote "FOR" the adoption of the merger agreement. If the other conditions to the merger are satisfied, CAQ will merge into Camelot upon the terms and conditions of the merger agreement. A copy of the merger agreement is included as Annex A to the attached joint proxy statement/prospectus.

    Camelot stockholders of record on March 15, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, CAMELOT'S STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAMELOT'S STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

    Some of Camelot's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Camelot stockholders. These potential conflicts of interest are more fully described in the attached joint proxy statement/prospectus. The members of Camelot's board knew about these potential conflicts of interest, and considered them, when they adopted the merger agreement.

                                   By Order of the Board of Directors

                                         [LOGO]
                                   Jack K. Rogers
                                   PRESIDENT, CHIEF OPERATING OFFICER
                                   AND SECRETARY

March 31, 1999
North Canton, Ohio

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, WE REQUEST THAT YOU COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOU MAY VOTE SHARES REGISTERED IN A NOMINEE'S NAME IN PERSON IN A SIMILAR MANNER IF YOU HAVE A PROPER POWER OF ATTORNEY.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. TRANS WORLD MAY NOT SELL SHARES OF ITS COMMON STOCK UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SHARES OF TRANS WORLD'S COMMON STOCK AND IT IS NOT SOLICITING AN OFFER TO BUY SHARES OF TRANS WORLD'S COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          PRELIMINARY COPY-SUBJECT TO COMPLETION-DATED MARCH 29, 1999

     TRANS WORLD ENTERTAINMENT        CAMELOT MUSIC HOLDINGS, INC.
            CORPORATION

                        JOINT PROXY STATEMENT/PROSPECTUS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of Trans World Entertainment Corporation and Camelot Music Holdings, Inc. have agreed to a merger. As a result of the merger, Camelot will become a wholly owned subsidiary of Trans World. EACH SHARE OF CAMELOT COMMON STOCK WILL BE CONVERTED IN THE MERGER INTO THE RIGHT TO RECEIVE 1.9 SHARES OF TRANS WORLD COMMON STOCK. Trans World common stock is currently listed for quotation on the Nasdaq National Market under the symbol "TWMC," and Camelot common stock is currently quoted on the OTC Bulletin Board under the symbol "CMHDA." On March 26, 1999, the last reported sale price of Trans World common stock was $11.13 per share and the last reported sale price of Camelot common stock was $21.50 per share.

    We cannot complete the merger unless:

    - the stockholders of Camelot adopt the merger agreement; and

    - the stockholders of Trans World approve proposals to

       -- amend Trans World's certificate of incorporation to increase the number of authorized shares of Trans World common stock from 50,000,000 to 200,000,000,

       -- issue up to 20,685,608 shares of Trans World common stock in connection with the merger, and

       -- elect two proposed new directors to Trans World's board of directors, effective upon completion of the merger.

    Trans World will also ask its stockholders to vote upon a proposal to amend Trans World's certificate of incorporation to adopt a classified board of directors.

    Each of us will hold a special meeting of our stockholders to consider and vote upon our proposals. This document describes those meetings, our proposals and the merger. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY.

    The dates, times and places of the special meetings are as follows:

         FOR TRANS WORLD STOCKHOLDERS:                      FOR CAMELOT STOCKHOLDERS:
              38 Corporate Circle                               One Liberty Plaza
               Albany, New York                                New York, New York
                   8:00 a.m.                                       10:00 a.m.
                April 22, 1999                                   April 22, 1999

    Whether or not you plan to attend your stockholder meeting, please take the time to vote by completing and returning the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT.

    We enthusiastically support this combination of our companies and join with the other members of our boards of directors in recommending that you vote in favor of the proposal or proposals before you relating to the merger. Trans World's board of directors also recommends that Trans World stockholders vote in favor of the proposal to adopt a classified board of directors.

                         [LOGO]                                              [LOGO]
                 Robert J. Higgins                                       James E. Bonk
        Chairman of the Board, President and                       Chairman of the Board and
              Chief Executive Officer                               Chief Executive Officer
       Trans World Entertainment Corporation                      Camelot Music Holdings, Inc.

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS IN THIS JOINT PROXY STATEMENT/PROSPECTUS BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             Joint proxy statement/prospectus dated March 29, 1999 and first mailed to stockholders on or about March 31, 1999

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
SUMMARY..................................................................................................          1
RISK FACTORS.............................................................................................         11
  Competition............................................................................................         11
  Uncertainties Regarding Minimum Advertised Pricing Guidelines..........................................         11
  Seasonality............................................................................................         11
  Integration of Trans World and Camelot.................................................................         11
  Relationships with Vendors.............................................................................         12
  Hit Products...........................................................................................         12
  Growth Strategy........................................................................................         12
  New Technologies.......................................................................................         13
  Minimum Wage Increases.................................................................................         13
  Internal Revenue Service Claim.........................................................................         13
  Control by and Dependence on Key Personnel.............................................................         14
  Risks Associated with the Fixed Exchange Ratio.........................................................         14
  Possible Volatility of Stock Price.....................................................................         14
  No Dividends...........................................................................................         15
  Anti-Takeover Provisions...............................................................................         15
  Shares Available for Future Sale.......................................................................         16
  Year 2000 Compliance...................................................................................         16
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS................................................         17
COMPARATIVE PER SHARE DATA...............................................................................         18
MARKET PRICE, DIVIDEND AND STOCKHOLDER INFORMATION.......................................................         19
THE TRANS WORLD SPECIAL MEETING..........................................................................         21
  General................................................................................................         21
  Purpose of the Trans World Special Meeting.............................................................         21
  Classified Board Amendment.............................................................................         21
  Election of Directors..................................................................................         22
  Independent Accountants................................................................................         22
  Record Date; Quorum; Voting............................................................................         22
  Revocation of Proxies..................................................................................         23
  No Dissenters' Rights of Appraisal.....................................................................         23
  Expenses of Solicitation...............................................................................         23
  Recommendation of the Trans World Board................................................................         24
  Miscellaneous..........................................................................................         24
THE CAMELOT SPECIAL MEETING..............................................................................         25
  General................................................................................................         25
  Purpose of the Camelot Special Meeting.................................................................         25
  Record Date; Quorum; Voting............................................................................         25
  Revocation of Proxies..................................................................................         26
  Dissenters' Rights of Appraisal........................................................................         26
  Expenses of Solicitation...............................................................................         26
  Recommendation of the Camelot Board....................................................................         26
  Miscellaneous..........................................................................................         26
THE MERGER...............................................................................................         28
  Background of the Merger...............................................................................         28
  Recommendations of the Trans World Board;
    Reasons for the Merger and the Classified Board Amendment............................................         31

                                                                                                             PAGE
                                                                                                           ---------
  Recommendations of the Camelot Board;
    Reasons for the Merger...............................................................................         33
  Opinion of Financial Advisor to Trans World............................................................         35
  Opinion of Financial Advisor to Camelot................................................................         41
  Conflicts of Interest..................................................................................         50
  Accounting Treatment of the Merger.....................................................................         52
  Regulatory Matters.....................................................................................         52
  Other Regulatory Approvals.............................................................................         53
  Resale of Trans World Common Stock.....................................................................         53
  Appraisal Rights of Camelot Stockholders...............................................................         54
  Federal Income Tax Consequences of the Merger..........................................................         56
  Public Trading Markets; Delisting of Camelot Common Stock..............................................         58
THE MERGER AGREEMENT.....................................................................................         59
  General; Effective Time and Effects of the Merger......................................................         59
  Conversion of Camelot Shares...........................................................................         59
  Dissenting Shares......................................................................................         59
  No Fractional Trans World Shares.......................................................................         59
  Exchange of Shares.....................................................................................         59
  Treatment of Camelot Stock Options.....................................................................         60
  Employee Benefits......................................................................................         61
  Representations and Warranties.........................................................................         61
  Conduct of Business of Camelot.........................................................................         63
  Conduct of Business of Trans World.....................................................................         65
  No Solicitation by Camelot.............................................................................         67
  No Solicitation by Trans World.........................................................................         67
  Board Representation...................................................................................         68
  Conditions.............................................................................................         68
  Termination............................................................................................         69
  Fees and Expenses......................................................................................         70
  Indemnification; Insurance.............................................................................         71
  Amendment..............................................................................................         71
  Waivers; Consents......................................................................................         71
OTHER AGREEMENTS.........................................................................................         72
  The Camelot Voting Agreement...........................................................................         72
  The Higgins Voting Agreement...........................................................................         73
  The Registration Rights Agreement......................................................................         73
UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS...................................................................................         75
CAMELOT MUSIC HOLDINGS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA...................         84
SELECTED HISTORICAL FINANCIAL INFORMATION FOR TRANS WORLD................................................         89
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TRANS WORLD.....         90
SELECTED HISTORICAL FINANCIAL INFORMATION FOR CAMELOT....................................................        100
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CAMELOT.........        102
TRANS WORLD'S BUSINESS...................................................................................        116
CAMELOT'S BUSINESS.......................................................................................        122
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TRANS WORLD............................        131

                                                                                                             PAGE
                                                                                                           ---------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CAMELOT................................        132
MANAGEMENT OF THE COMBINED COMPANIES.....................................................................        134
EXECUTIVE COMPENSATION AND OTHER MATTERS.................................................................        137
TRANSACTIONS WITH RELATED PARTIES........................................................................        144
DESCRIPTION OF TRANS WORLD CAPITAL STOCK.................................................................        145
  Common Stock...........................................................................................        145
  Preferred Stock........................................................................................        145
  New York Anti-Takeover Law and Certain Charter and By-Law Provisions...................................        145
  Transfer Agent and Registrar...........................................................................        146
COMPARISON OF STOCKHOLDER RIGHTS.........................................................................        147
  Authorized Capital Stock...............................................................................        147
  Business Combinations..................................................................................        147
  State Anti-Takeover Legislation........................................................................        147
  Appraisal Rights.......................................................................................        149
  Amendments to Certificates of Incorporation............................................................        149
  Amendments to By-Laws..................................................................................        150
  Preemptive Rights......................................................................................        150
  Redemption of Capital Stock............................................................................        151
  Dividend Sources.......................................................................................        151
  Duration of Proxies....................................................................................        151
  Stockholder Action.....................................................................................        152
  Special Stockholder Meetings...........................................................................        152
  Cumulative Voting......................................................................................        152
  Number and Election of Directors.......................................................................        153
  Removal of Directors...................................................................................        153
  Vacancies..............................................................................................        154
  Indemnification of Directors and Officers..............................................................        155
  Limitation of Personal Liability of Directors..........................................................        157
  Rights Plans...........................................................................................        158
FUTURE STOCKHOLDER PROPOSALS.............................................................................        158
LEGAL MATTERS............................................................................................        158
EXPERTS..................................................................................................        158
WHERE YOU CAN FIND MORE INFORMATION......................................................................        159
INDEX TO FINANCIAL STATEMENTS............................................................................        F-1
ANNEXES
    A. Merger Agreement
    B. The Camelot Voting Agreement
    C. The Higgins Voting Agreement
    D-1. Proposed Certificate of Amendment to the Certificate of Incorporation
    D-2. Proposed Certificate of Amendment to the Certificate of Incorporation
    E.  Section 262 of the Delaware General Corporation Law
    F.  Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
    G. Opinion of Goldman, Sachs & Co.

                                    SUMMARY

    THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE MERGER AND THE PROPOSALS. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM.

THE COMPANIES

TRANS WORLD ENTERTAINMENT CORPORATION (PAGE 116)

38 Corporate Circle
Albany, New York 12203
(518) 452-1242

    Trans World is one of the largest music and video specialty retailers in the United States based on store count. At January 2, 1999, Trans World operated 501 stores in 33 states, the District of Columbia and the U.S. Virgin Islands, with the majority of its stores concentrated in the Eastern half of the United States. Trans World offers a wide selection of entertainment products, including CDs, audio cassettes and videocassettes, DVDs and related accessories. Trans World operates its stores under two real estate categories: mall and non-mall. Mall stores include "Record Town," "Saturday Matinee" and "F.Y.E. For Your Entertainment." Non-mall stores include "Coconuts," "Strawberries" and "Planet Music."

CAMELOT MUSIC HOLDINGS, INC. (PAGE 122)

8000 Freedom Avenue, N.W.
North Canton, Ohio 44720
(330) 494-2282

    Camelot is a leading mall-based retailer of prerecorded music and accessories and is one of the largest music retailers in the United States, in each case based on store count. As of January 2, 1999, Camelot operated 498 stores in 38 states nationwide and in Puerto Rico under three brand names:
"Camelot Music," "The Wall" and "Spec's." Camelot offers a broad range of prerecorded music, including CDs, cassettes, prerecorded video cassettes, DVDs and accessories such as blank audio and videocassettes and music and tape care products. Camelot seeks to position itself as the mall-based music specialist for prerecorded music, and advertises under the motto "No One Knows Your Music Better."
THE MERGER AND THE MERGER AGREEMENT

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX A. PLEASE READ THE MERGER AGREEMENT IN ITS ENTIRETY. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

GENERAL (PAGE 59)

    We propose a merger in which a subsidiary of Trans World will merge into Camelot, with Camelot being the surviving corporation. As a result of the merger, Camelot will become a wholly owned subsidiary of Trans World and will continue to operate under the name Camelot.

EFFECTIVE TIME (PAGE 59)

    The merger will occur shortly after the satisfaction of all conditions to the completion of the merger. We currently expect that the merger will occur during Trans World's first quarter of 1999.

WHAT STOCKHOLDERS WILL RECEIVE

CAMELOT STOCKHOLDERS (PAGE 59)

    Each Camelot stockholder will receive 1.9 shares of Trans World common stock for each share of Camelot common stock that he or she owns on the date the merger is completed. We refer to this number as the "exchange ratio." No fractional shares of Trans World common stock will be issued. Instead, Camelot stockholders will receive a check in payment of any fractional shares based on the market value of Trans World common stock as of the trading day before the merger is completed.

    CAMELOT STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS COMPLETED.

APPRAISAL RIGHTS FOR CAMELOT STOCKHOLDERS
  (PAGE 54)

    If the merger is completed, Camelot stockholders who do not vote for the adoption of the merger agreement and who otherwise comply with Section 262 of the Delaware General Corporation Law will be entitled to appraisal rights under Delaware law.

TRANS WORLD STOCKHOLDERS (PAGE 24)

    Trans World stockholders' shares of Trans World common stock will remain issued and outstanding. However, Trans World stockholders will own shares of a larger, more geographically diversified company.

    TRANS WORLD STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES BECAUSE TRANS WORLD STOCKHOLDERS WILL NOT EXCHANGE THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER.

APPRAISAL RIGHTS FOR TRANS WORLD STOCKHOLDERS (PAGE 23)

    Trans World stockholders have no dissenters' rights of appraisal in connection with the Trans World proposals or the merger.

CAMELOT STOCK OPTIONS (PAGE 60)

    Unexercised options to buy Camelot common stock under Camelot's stock option plans will become vested and exercisable options to buy shares of Trans World common stock. The number of shares of Trans World common stock underlying each new option, as well as the exercise price, will be adjusted to reflect the exchange ratio and other applicable terms of the merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 56)

    Camelot stockholders will not recognize taxable gain or loss for United States federal income tax purposes upon the exchange of Camelot common stock for Trans World common stock in connection with the merger, except with respect to any cash received instead of fractional shares of Trans World common stock. The holding period for shares of Trans World common stock received by Camelot stockholders in the merger will include the holding period for the Camelot common stock exchanged in the merger. This holding period determines how any gain or loss should be treated for federal income tax purposes upon future sales of Trans World common stock.
    We have conditioned the merger on our receipt of legal opinions that the federal income tax treatment will be as we have described in this joint proxy statement/prospectus.

OWNERSHIP OF TRANS WORLD AFTER THE MERGER

    The following table sets forth our estimated ownership of Trans World after the merger based on the number of Trans World shares outstanding on March 3, 1999 and the number of Camelot shares outstanding on March 15, 1999, including shares underlying outstanding options or otherwise reserved for issuance in respect of bankruptcy claims:

                              NUMBER       PERCENTAGE
                             OF TRANS       OF TRANS
                           WORLD SHARES   WORLD SHARES
                           OUTSTANDING     OUTSTANDING
                           ------------  ---------------
Trans World
  stockholders...........   36,597,144           63.9
Camelot
  stockholders...........   20,685,608           36.1
                           ------------         -----
    Total................   57,282,752          100.0
                           ------------         -----
                           ------------         -----

As of March 3, 1999, 3,842,908 shares of Trans World common stock were issuable upon the exercise of outstanding options. As of March 15, 1999, 705,000 shares of Camelot common stock were issuable upon exercise of outstanding options and 1,731 shares of Camelot common stock were reserved for issuance in respect of bankruptcy claims.

COMPARISON OF STOCKHOLDER RIGHTS (PAGE 147)

    The rights of Camelot stockholders are governed by Camelot's certificate of incorporation, its by-laws and Delaware law. The rights of Trans World stockholders are governed by Trans World's certificate of incorporation, its by-laws and New York law. After the merger, the rights of Camelot stockholders who become Trans World stockholders will be governed by Trans World's certificate of incorporation, Trans World's by-laws and New York law. Due to differences in these organizational documents and governing laws, Camelot stockholders who become Trans World stockholders will have different rights as Trans World stockholders than they currently have as Camelot stockholders.

PUBLIC TRADING MARKETS (PAGE 58)

    Trans World will apply for quotation on Nasdaq of the shares of Trans World common stock issuable in connection with the merger. Upon completion of the merger, Camelot common stock will no longer be quoted on OTC.

MARKET PRICE INFORMATION (PAGE 19)

    October 23, 1998 was the last trading day before we announced the merger agreement, and March 26, 1999 was the last trading day prior to the date of this joint proxy statement/prospectus. The table shows closing prices of Trans World shares and Camelot shares on these days and also shows the market value of the consideration that Camelot stockholders would receive for each Camelot share based on the closing price of Trans World shares on these dates given the exchange ratio.

                               CLOSING PRICE
                         --------------------------    MARKET
                                          CAMELOT    VALUE BASED
                          TRANS WORLD     COMMON     ON EXCHANGE
                         COMMON STOCK      STOCK        RATIO
                         -------------  -----------  -----------
October 23, 1998           $   20.63     $   24.50    $   39.20
March 26, 1999             $   11.13     $   21.50    $   21.15

    Because the exchange ratio is fixed, the number of shares of Trans World common stock that Camelot stockholders will receive for each share of Camelot common stock that they own on the date the merger is completed will not change even if the market prices of Trans World and Camelot shares change before the merger is completed. Accordingly, the market value of the consideration that Camelot stockholders receive may be more or less than the market values reflected in the table. You should obtain current stock price quotations for both Trans World and Camelot common stock.

THE SPECIAL MEETINGS

TRANS WORLD SPECIAL MEETING (PAGE 21)

    The Trans World special meeting will be held on April 22, 1999, at 8:00 a.m., local time, at the offices of Trans World, located at 38 Corporate Circle, Albany, New York. At the Trans World special meeting, Trans World will ask its stockholders to vote on the following proposals:

1. To amend Trans World's certificate of incorporation to increase the number of authorized shares of Trans World common stock from 50,000,000 to 200,000,000.

2. To authorize the issuance of up to 20,685,608 shares of Trans World common stock in connection with the merger.

3. To elect Michael B. Solow and George R. Zoffinger to the board of directors, effective upon completion of the merger.

4. To amend Trans World's certificate of incorporation to adopt a classified board of directors.

5. Any other matters that may be properly brought before the Trans World special meeting.

CAMELOT SPECIAL MEETING (PAGE 25)

    The Camelot special meeting will be held on April 22, 1999, at 10:00 a.m., local time, at the offices of Cleary, Gottlieb, Steen & Hamilton, located at One Liberty Plaza, New York, New York. At the Camelot special meeting, Camelot will ask its stockholders to vote on the following proposals:

1.  To adopt the merger agreement.

2. Any other matters that may be properly brought before the Camelot special meeting.

RECORD DATE; VOTE REQUIRED

TRANS WORLD STOCKHOLDERS (PAGE 22)

    Trans World stockholders may vote at the Trans World special meeting if they owned Trans World common stock at the close of business on March 3, 1999. On March 3, 1999 there were 32,754,236 shares of Trans World common stock outstanding and entitled to vote. Proposals 1 and 4 each require the approval of a majority of the outstanding shares of Trans World common stock. Proposal 2 requires the approval of a majority of the shares represented at the special meeting. Under Proposal 3, the two candidates who receive the highest number of votes will become directors, but only if the merger is completed. Trans World stockholders can cast one vote for each share of Trans World common stock that they owned on March 3, 1999.

CAMELOT STOCKHOLDERS (PAGE 25)

    Camelot stockholders may vote at the Camelot special meeting if they owned Camelot common stock at the close of business on March 15, 1999. On March 15, 1999 there were 10,180,431 shares of Camelot common stock outstanding and entitled to vote. To adopt the merger agreement, the holders of a majority of the shares of Camelot common stock outstanding on March 15, 1999 must vote in favor of this proposal. Camelot stockholders can cast one vote for each share of Camelot common stock that they owned on March 15, 1999.

RECOMMENDATIONS TO STOCKHOLDERS

TRANS WORLD STOCKHOLDERS (PAGE 31)

    The board of directors of Trans World has determined and believes that each of the proposals is advisable and fair to, and in the best interests of, Trans World stockholders. Accordingly, the board of directors of Trans World unanimously recommends that Trans World stockholders vote "FOR" each of the proposals.

CAMELOT STOCKHOLDERS (PAGE 33)

    The board of directors of Camelot has determined and believes that the merger is advisable and fair to, and in the best interests of, Camelot stockholders. Accordingly, the board of directors of Camelot unanimously recommends that Camelot stockholders vote "FOR" adoption of the merger agreement.

CONFLICTS OF INTEREST (PAGE 50)

    Some of Camelot's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Camelot stockholders:

    - James E. Bonk, Chairman and Chief Executive Officer of Camelot, is entitled to severance payments and continued benefits pursuant to his employment agreement if his employment terminates in connection with the merger.

    - Each other executive officer of Camelot is entitled to continued salary and benefits pursuant to a severance agreement if his or her employment terminates in connection with the merger.

    - Unvested Camelot stock options will become fully vested and exercisable upon completion of the merger.

    - Camelot has established an employee retention program providing for a pool of up to $3.75 million allocated among its senior executives and other employees in connection with the merger.

    - Two current Camelot directors will become directors of Trans World upon completion of the merger.

    - Following the merger, Trans World and Camelot will indemnify the former Camelot officers and directors for events occurring before the merger and Camelot will maintain directors' and officers' liability insurance for these individuals.

    The members of Camelot's board knew about these potential conflicts of interests, and considered them, when they adopted the merger agreement.

OPINIONS OF FINANCIAL ADVISORS

TRANS WORLD (PAGE 35)

    Goldman, Sachs & Co. has delivered its written opinion to the board of directors of Trans World that, as of the date of its opinion, the exchange ratio was fair from a financial point of view to Trans World. The opinion of Goldman Sachs does not constitute a recommendation as to how you should vote with respect to the transactions contemplated by the merger agreement.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS IS ATTACHED AS ANNEX
G. YOU SHOULD READ IT IN ITS ENTIRETY.

CAMELOT (PAGE 41)

    Merrill Lynch, Pierce, Fenner & Smith Incorporated has delivered its written opinion to the board of directors of Camelot that, as of the date of its opinion, the exchange ratio was fair, from a financial point of view, to holders of Camelot common stock. The opinion of Merrill Lynch does not constitute a recommendation as to how you should vote with respect to the merger agreement.

    THE FULL TEXT OF THE WRITTEN OPINION OF MERRILL LYNCH IS ATTACHED AS ANNEX
F. YOU SHOULD READ IT IN ITS ENTIRETY.

OTHER AGREEMENTS

THE CAMELOT VOTING AGREEMENT (PAGE 72)

    At the same time we entered into the merger agreement, stockholders owning 58.4% of the outstanding shares of Camelot common stock entered into a voting agreement with Trans World. Adoption of the merger agreement is assured because these stockholders agreed to vote their shares of Camelot common stock "FOR" this proposal and against any competing proposal.

    THE CAMELOT VOTING AGREEMENT IS ATTACHED AS ANNEX B. YOU SHOULD READ IT IN ITS ENTIRETY.

THE HIGGINS VOTING AGREEMENT (PAGE 73)

    At the same time we entered into the merger agreement, Robert J. Higgins, Chairman, President and Chief Executive Officer of Trans World, entered into a voting agreement with Camelot. Mr. Higgins agreed to vote his shares of Trans World common stock "FOR" proposals 1, 2 and 3 and against any competing proposal. Mr. Higgins' shares represent 35.7% of the outstanding shares of Trans World common stock.

    MR. HIGGINS' VOTING AGREEMENT IS ATTACHED AS ANNEX C. YOU SHOULD READ IT IN ITS ENTIRETY.

           TRANS WORLD SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. We derived the historical information from audited financial statements of Trans World for the years ended January 29, 1994 through January 31, 1998 and unaudited financial statements for the thirty-nine weeks ended November 1, 1997 and October 31, 1998. Each fiscal year of Trans World consisted of 52 weeks except the fiscal year ended February 3, 1996, which consisted of 53 weeks. All share and per share amounts have been adjusted for all periods to reflect a two-for-one stock split effected on December 15, 1997 and a three-for-two stock split effected on September 15, 1998. The information is only a summary and you should read it in conjunction with Trans World's historical financial statements and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Trans World" included in this joint proxy statement/prospectus.

                                                                                                                 AS OF AND
                                                                                                                    FOR
                                                                                                                    THE
                                                                                                                THIRTY-NINE
                                                                                                                WEEK PERIOD
                                                             AS OF AND FOR THE FISCAL YEAR ENDED                   ENDED
                                               ---------------------------------------------------------------  -----------
                                               JANUARY 29,  JANUARY 28,  FEBRUARY 3,  FEBRUARY 1,  JANUARY 31,  NOVEMBER 1,
                                                  1994         1995         1996         1997         1998         1997
                                               -----------  -----------  -----------  -----------  -----------  -----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
INCOME STATEMENT DATA:
Sales........................................   $ 492,553    $ 536,840    $ 517,046    $ 481,657    $ 571,314    $ 329,273
Cost of sales (1)............................     307,834      345,720      347,554      308,952      361,422      206,821
                                               -----------  -----------  -----------  -----------  -----------  -----------
Gross profit.................................     184,719      191,120      169,492      172,705      209,892      122,452
Selling, general & administrative expenses...     162,299      175,569      168,313      150,218      170,834      119,284
Restructuring charge, net (1)................      --           16,702       24,204       --           --           --
                                               -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from operations................      22,420       (1,151)     (23,025)      22,487       39,058        3,168
Interest expense.............................       6,268       10,058       15,201       12,110        5,148        4,505
Other expenses (income), net.................        (297)        (518)        (979)      (1,343)        (153)        (151)
                                               -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes............      16,449      (10,691)     (37,247)      11,720       34,063       (1,186)
Income tax expense (benefit).................       6,626       (4,435)     (13,431)       4,618       13,489         (470)
                                               -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss)............................   $   9,823    $  (6,256)   $ (23,816)   $   7,102    $  20,574    $    (716)
                                               -----------  -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------  -----------

Basic earnings (loss) per
  share......................................   $    0.34    $   (0.21)   $   (0.82)   $    0.24    $    0.70    $   (0.02)
                                               -----------  -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------  -----------
Weighted average number of shares
  outstanding................................      29,169       29,103       29,178       29,271       29,483       29,443
                                               -----------  -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------  -----------

Diluted earnings (loss) per
  share......................................   $    0.34    $   (0.21)   $   (0.82)   $    0.24    $    0.66    $   (0.02)
                                               -----------  -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------  -----------
Adjusted weighted average number of shares
  outstanding................................      29,246       29,103       29,178       29,697       31,032       29,443
                                               -----------  -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------  -----------

BALANCE SHEET DATA: (AT END OF PERIOD)
Working capital..............................   $ 101,538    $  93,431    $  78,773    $  80,368    $  88,974    $  67,330
Total assets.................................     380,264      426,939      391,888      311,610      374,019      316,829
Current portion of long-term obligations.....       3,695        6,818        3,420        9,557           99           96
Long-term obligations........................      73,098       66,441       60,364       50,490       41,409       41,435
Shareholders' equity.........................     126,074      119,477       95,661      102,919      124,522      102,739

OPERATING DATA:
Store count: (open at end of period)
  Mall.......................................         443          431          379          357          340          347
  Non-mall...................................         241          253          163          122          199          204
                                               -----------  -----------  -----------  -----------  -----------  -----------
  Total......................................         684          684          542          479          539          551
                                               -----------  -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------  -----------
Comparable store sales
  change (2).................................       (2.1%)         1.1%      (3.5%)          3.6 %       10.2 %        8.4%

Total square footage (in thousands)..........       2,414        2,544        2,140        2,008        2,442        2,415


                                               OCTOBER 31,
                                                  1998
                                               -----------

INCOME STATEMENT DATA:
Sales........................................   $ 430,658
Cost of sales (1)............................     269,532
                                               -----------
Gross profit.................................     161,126
Selling, general & administrative expenses...     143,694
Restructuring charge, net (1)................      --
                                               -----------
Income (loss) from operations................      17,432
Interest expense.............................       2,264
Other expenses (income), net.................        (541)
                                               -----------
Income (loss) before income taxes............      15,709
Income tax expense (benefit).................       6,126
                                               -----------
Net income (loss)............................   $   9,583
                                               -----------
                                               -----------
Basic earnings (loss) per
  share......................................   $    0.30
                                               -----------
                                               -----------
Weighted average number of shares
  outstanding................................      31,653
                                               -----------
                                               -----------
Diluted earnings (loss) per
  share......................................   $    0.29
                                               -----------
                                               -----------
Adjusted weighted average number of shares
  outstanding................................      33,565
                                               -----------
                                               -----------
BALANCE SHEET DATA: (AT END OF PERIOD)
Working capital..............................   $  99,641
Total assets.................................     363,795
Current portion of long-term obligations.....       2,279
Long-term obligations........................      15,938
Shareholders' equity.........................     173,657
OPERATING DATA:
Store count: (open at end of period)
  Mall.......................................         332
  Non-mall...................................         190
                                               -----------
  Total......................................         522
                                               -----------
                                               -----------
Comparable store sales
  change (2).................................         8.6 %
Total square footage (in thousands)..........       2,510

------------------------------

(1) The restructuring charge includes the write-down of assets, estimated cash payments to landlords for early termination of operating leases, and employee termination benefits. The charge also includes estimated professional fees. Inventory-related costs, including the cost of returning merchandise after the store closes, are included in cost of sales. The restructuring charge for the year ended February 3, 1996 has been restated. See note 12 to Trans World's consolidated financial statements on page F-29.

(2) A store is included in comparable store sales calculations at the beginning of its 13th full month of operation.

             CAMELOT SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
  (IN THOUSANDS, EXCEPT PER SHARE, SELECTED STORE AND SELECTED OPERATING DATA)

    We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. We derived the information from audited financial statements of Camelot and its predecessors for the fiscal periods from 1993 through 1997 and unaudited financial statements for the thirty-nine weeks ended November 29, 1997 and November 28, 1998. The information is only a summary and you should read it in conjunction with Camelot's historical financial statements and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Camelot" included in this joint proxy statement/prospectus.

    The financial information for the pre-predecessor entity relates to the operations of Camelot Music, Inc. prior to its 1993 leveraged buyout, which was effective September 30, 1993. The financial information for the predecessor entity relates to the operations of Camelot Music Holdings, Inc. prior to its emergence from bankruptcy on January 27, 1998. As of January 31, 1998, Camelot adopted fresh-start reporting in accordance with AICPA Statement of Position 90-7, which resulted in a new entity for financial reporting purposes. Financial information for the period from March 2, 1997 to January 31, 1998 reflects the operations of the predecessor prior to its emergence from bankruptcy. Financial information for the period from February 1, 1998 to February 28, 1998 reflects the operations of Camelot after its emergence from bankruptcy and the adoption of fresh-start reporting.

                                                                                           PREDECESSOR
                                             PRE-PREDECESSOR        ----------------------------------------------------------
                                        --------------------------     PERIOD                                        PERIOD
                                        FISCAL YEAR     30 DAYS      OCTOBER 1,                                     MARCH 2,
                                           ENDED         ENDED        1993 TO                                        1997 TO
                                        AUGUST 31,   SEPTEMBER 30,  FEBRUARY 26,   FISCAL     FISCAL     FISCAL    JANUARY 31,
                                           1993          1993           1994        1994       1995       1996        1998
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
INCOME STATEMENT DATA
Net sales.............................   $ 421,467     $  28,958     $  206,246   $ 459,077  $ 455,652  $ 396,502   $ 372,561
Cost of sales.........................     264,271        18,338        125,967     297,248    309,847    269,401     248,655
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Gross profit..........................     157,196        10,620         80,279     161,829    145,805    127,101     123,906
Selling, general and administrative
  expenses............................     121,786        10,145         57,974     141,943    154,645    134,519     114,491
Special items (1).....................      --            --              8,330      --        211,520      6,523      (4,443)
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Income (loss) before interest expense,
  other expenses (income), net,
  reorganization expenses (income),
  income taxes and extraordinary
  item................................      35,410           475         13,975      19,886   (220,360)   (13,941)     13,858
Interest expense......................       2,022           188         10,693      30,655     38,319     17,418         221
Other expenses (income), net..........       1,210            93          1,548       5,026      4,978      1,160         185
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Income (loss) before reorganization
  expense (income), income taxes and
  extraordinary item..................      32,178           194          1,734     (15,795)  (263,657)   (32,519)     13,452
Reorganization expense
  (income) (2)........................      --            --             --          --         --         31,845     (26,501)
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Income (loss) before income taxes and
  extraordinary item..................      32,178           194          1,734     (15,795)  (263,657)   (64,364)     39,953
Income tax expense....................      10,949            34          2,678       3,070        474     --             289
Extraordinary item, net of tax (3)....      --            --             --          --         --         --        (228,911)
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Net income (loss).....................   $  21,229     $     160     $     (944)  $ (18,865) $(264,131) $ (64,364)  $ 268,575
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Basic earnings (loss) per share.......   $   58.48     $    0.44     $    (0.94)  $  (18.87) $ (264.13) $  (64.36)  $  268.58
Diluted earnings (loss) per share.....   $   58.48     $    0.44     $    (0.94)  $  (18.87) $ (264.13) $  (64.36)  $  268.58
Weighted average number of common
  shares outstanding-basic............         363           363          1,000       1,000      1,000      1,000       1,000
Weighted average number of common
  shares outstanding-diluted..........         363           363          1,000       1,000      1,000      1,000       1,000

                                          CAMELOT      PREDECESSOR      CAMELOT
                                        ------------  -------------  -------------
                                           PERIOD        PERIOD         PERIOD
                                        FEBRUARY 1,     MARCH 2,       MARCH 1,
                                          1998 TO        1997 TO        1998 TO
                                        FEBRUARY 28,  NOVEMBER 29,   NOVEMBER 28,
                                            1998          1997           1998
                                        ------------  -------------  -------------
INCOME STATEMENT DATA
Net sales.............................   $   27,842     $ 260,249      $ 377,744
Cost of sales.........................       18,009       175,700        238,623
                                        ------------  -------------  -------------
Gross profit..........................        9,833        84,549        139,121
Selling, general and administrative
  expenses............................        9,527        92,031        124,863
Special items (1).....................       --            (4,443)         1,096
                                        ------------  -------------  -------------
Income (loss) before interest expense,
  other expenses (income), net,
  reorganization expenses (income),
  income taxes and extraordinary
  item................................          306        (3,039)        13,162
Interest expense......................           12           186          1,299
Other expenses (income), net..........         (295)           97           (145)
                                        ------------  -------------  -------------
Income (loss) before reorganization
  expense (income), income taxes and
  extraordinary item..................          589        (3,322)        12,008
Reorganization expense
  (income) (2)........................       --             3,273         --
                                        ------------  -------------  -------------
Income (loss) before income taxes and
  extraordinary item..................          589        (6,595)        12,008
Income tax expense....................          115        --              5,846
Extraordinary item, net of tax (3)....       --            --             --
                                        ------------  -------------  -------------
Net income (loss).....................   $      474     $  (6,595)     $   6,162
                                        ------------  -------------  -------------
                                        ------------  -------------  -------------
Basic earnings (loss) per share.......   $     0.05     $   (6.60)     $    0.61
Diluted earnings (loss) per share.....   $     0.05     $   (6.60)     $    0.60
Weighted average number of common
  shares outstanding-basic............       10,176         1,000         10,178
Weighted average number of common
  shares outstanding-diluted..........       10,176         1,000         10,353

             CAMELOT SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
  (IN THOUSANDS, EXCEPT PER SHARE, SELECTED STORE AND SELECTED OPERATING DATA)
                                  (CONTINUED)

                                                                                           PREDECESSOR
                                             PRE-PREDECESSOR        ----------------------------------------------------------
                                        --------------------------     PERIOD                                        PERIOD
                                        FISCAL YEAR     30 DAYS      OCTOBER 1,                                     MARCH 2,
                                           ENDED         ENDED        1993 TO                                        1997 TO
                                        AUGUST 31,   SEPTEMBER 30,  FEBRUARY 26,   FISCAL     FISCAL     FISCAL    JANUARY 31,
                                           1993          1993           1994        1994       1995       1996        1998
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
SELECTED STORE DATA
Number of stores:
  Open at beginning of period.........         324           365            366         392        401        388         315
  Open during period..................          20             1              7          21         14     --          --
  Closed during period................           5        --             --              12         27         73          10
  Acquired during period..............          26        --                 19      --         --         --          --
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
  Open at end of period...............         365           366            392         401        388        315         305
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
SELECTED OPERATING DATA
Gross square footage
  (000's).............................       1,273         1,281          1,393       1,511      1,563      1,329       1,309
Sales per square foot.................   $     331        --             --       $     304  $     292  $     298      --
Comparable store sales
  increase (decrease) (4).............      --            --             --          (2.6%)     (5.6%)     (3.5%)      --
BALANCE SHEET DATA (AT END OF PERIOD)
Working capital.......................  $   73,263   $    73,329    $    30,448   $  58,127  $(167,129) $ 125,329  $  149,018
Total assets..........................     227,720       236,052        545,484     551,370    308,670    258,648     260,319
Current portion of long-term debt.....         578         9,203          2,555      12,565    285,878     --          --
Revolving credit agreement............      --           --             --           --         --         --          --
Long-term debt, net of current
  portion.............................      21,283        21,283        328,845     354,235    110,882     --          --
Liabilities subject to compromise.....      --           --             --           --         --        484,811      --
Stockholders' equity (deficit)........     130,418       130,579         75,643      56,778   (203,940)  (268,304)    194,368

                                          CAMELOT      PREDECESSOR      CAMELOT
                                        ------------  -------------  -------------
                                           PERIOD        PERIOD         PERIOD
                                        FEBRUARY 1,     MARCH 2,       MARCH 1,
                                          1998 TO        1997 TO        1998 TO
                                        FEBRUARY 28,  NOVEMBER 29,   NOVEMBER 28,
                                            1998          1997           1998
                                        ------------  -------------  -------------
SELECTED STORE DATA
Number of stores:
  Open at beginning of period.........          305           315            455
  Open during period..................       --            --                  9
  Closed during period................       --                 8              7
  Acquired during period..............          150        --                 41
                                        ------------  -------------  -------------
  Open at end of period...............          455           307            498
                                        ------------  -------------  -------------
                                        ------------  -------------  -------------
SELECTED OPERATING DATA
Gross square footage
  (000's).............................        1,924         1,309          2,229
Sales per square foot.................       --         $     199      $     169
Comparable store sales
  increase (decrease) (4).............       --                5.8%           2.0%
BALANCE SHEET DATA (AT END OF PERIOD)
Working capital.......................  $   112,003   $   131,068    $   117,156
Total assets..........................      340,421       278,886        422,530
Current portion of long-term debt.....      --            --               5,000
Revolving credit agreement............      --            --              23,800
Long-term debt, net of current
  portion.............................      --            --              20,000
Liabilities subject to compromise.....      --            485,296        --
Stockholders' equity (deficit)........      194,949      (274,898  )     205,059

------------------------
(1) Includes certain items, including the reversal of program reward redemption reserves aggregating $4.4 million (income) in fiscal 1997 when Camelot discontinued its manual "punch card" version of its customer loyalty program and replaced it with a more limited automated program, the write-down of the fair value of long-lived assets in fiscal 1996 resulting in a charge of $6.5 million, the $202.9 million write-down of long-lived assets in fiscal 1995, principally related to goodwill resulting from the 1993 leveraged buyout, restructuring charges of $5.2 million and $3.4 million related to the expiration of a put agreement. For the thirty-nine week period from March 1, 1998 to November 28, 1998, Camelot incurred a $1.1 million expense relating to Camelot's proposed public offering and legal fees related to open reorganization claims.

(2) During the eleven month period ended January 31, 1998, reorganization income related principally to adjustments to prepetition claims that were discharged or received no amount of recovery, offset by net adjustments to fair value, and professional fees and other expenses related to the bankruptcy proceedings. During fiscal 1996, reorganization expense primarily reflected a provision for store closings (including related lease rejection damage claims) and the write-off of financing costs associated with prepetition indebtedness as well as professional fees.

(3) As a result of Camelot's reorganization under the Bankruptcy Code, in the eleven month period ended January 31, 1998 Camelot recorded a one-time gain of $228.9 million associated with the extinguishment of prepetition claims of approximately $428 million.

(4) The percentage change in comparable store sales is calculated as the net change in sales for each comparable store for the equivalent period in the prior year. Comparable stores are stores that have been operating for more than 12 months since first opening. During the 13th month of operations, new stores are considered comparable stores. Stores which have been relocated are treated as comparable stores. Closed stores are not categorized as comparable stores.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    We expect that the merger of Trans World and Camelot will be accounted for as a "pooling of interests," which means that for accounting and financial reporting purposes we will treat our companies as if they had always been combined. For a more detailed description of pooling of interests accounting, see "The Merger--Accounting Treatment of the Merger."

    We have presented below unaudited pro forma condensed combined financial data for fiscal years 1995 through 1997 and the thirty-nine weeks ended November 1, 1997 and October 31, 1998. Each fiscal year consisted of 52 weeks except the fiscal year ended February 3, 1996, which consisted of 53 weeks. All share and per share amounts have been adjusted for all periods to reflect Trans World's two-for-one stock split effected on December 15, 1997 and three-for-two stock split effected on September 15, 1998. The unaudited pro forma condensed combined financial data reflects the pooling of interests method of accounting and is intended to give you a better picture of what our businesses might have looked like had they always been combined.

    We prepared the unaudited pro forma condensed combined financial data by adding or combining the historical amounts of each company. We then reclassified certain of the combined amounts to achieve a consistent presentation.

    WE HAVE NOT INCLUDED FINANCIAL DATA FOR CAMELOT FOR PERIODS PRIOR TO ITS ADOPTION OF FRESH-START REPORTING ON JANUARY 31, 1998 IN THE PRO FORMA INFORMATION BECAUSE AN ENTITY ADOPTING FRESH-START REPORTING IS ANALAGOUS TO A NEWLY INCORPORATED ENTERPRISE FOR FINANCIAL REPORTING PURPOSES. ACCORDINGLY, FOR PRO FORMA PURPOSES, CAMELOT DID NOT EXIST PRIOR TO JANUARY 31, 1998.

    The companies may have performed differently if they were combined. You should not rely on the pro forma information as indicating the historical results that we would have had or the future results that we will experience after the merger.

                     SUMMARY UNAUDITED PRO FORMA CONDENSED
                      COMBINED FINANCIAL DATA (CONTINUED)

                                                                                           AS OF AND FOR
                                                                                          THE THIRTY-NINE
                                                AS OF AND FOR THE FISCAL YEAR ENDED      WEEK PERIOD ENDED
                                               -------------------------------------  ------------------------
                                               FEBRUARY 3,  FEBRUARY 1,  JANUARY 31,  NOVEMBER 1,  OCTOBER 31,
                                                  1996         1997         1998         1997         1998
                                               -----------  -----------  -----------  -----------  -----------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)

INCOME STATEMENT DATA:
Sales........................................   $ 517,046    $ 481,657    $ 599,156    $ 329,273    $ 808,402
Cost of sales (1)............................     347,554      308,952      379,431      206,821      508,155
                                               -----------  -----------  -----------  -----------  -----------
Gross profit.................................     169,492      172,705      219,725      122,452      300,247
Selling, general & administrative expenses...     168,313      150,218      180,361      119,284      269,653
Restructuring charge, net (1)................      24,204       --           --           --           --
                                               -----------  -----------  -----------  -----------  -----------
Income (loss) from operations................     (23,025)      22,487       39,364        3,168       30,594
Interest expense.............................      15,201       12,110        5,167        4,505        3,759
Other expenses (income), net.................        (979)      (1,343)        (455)        (151)        (882)
                                               -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes............     (37,247)      11,720       34,652       (1,186)      27,717
Income tax expense (benefit).................     (13,431)       4,618       13,604         (470)      11,972
                                               -----------  -----------  -----------  -----------  -----------
Net income (loss)............................   $ (23,816)   $   7,102    $  21,048    $    (716)   $  15,745
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------

Basic earnings (loss) per
  share......................................   $   (0.82)   $    0.24    $    0.68    $   (0.02)   $    0.31
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------
Weighted average number of shares
  outstanding................................      29,178       29,271       30,966(2)     29,443      50,991
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------

Diluted earnings (loss) per
  share......................................   $   (0.82)   $    0.24    $    0.65    $   (0.02)   $    0.30
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------
Adjusted weighted average number of shares
  outstanding................................      29,178       29,697       32,515(2)     29,443      53,236
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------

OPERATING DATA:
Store count: (open at end of period).........         542          479          994          551        1,020
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------

Total square footage (in thousands)..........       2,140        2,008        4,366        2,415        4,739

BALANCE SHEET DATA: (AT END OF PERIOD)
Working capital..............................                                                         208,249
Total assets.................................                                                         788,857
Note payable.................................                                                          23,800
Current portion of long-term debt
  obligations, net of current portion........                                                           7,279
Long-term debt obligations, net of current
  portion....................................                                                          35,938
Shareholders' equity.........................                                                         370,168

------------------------------

(1) The restructuring charge includes the write-down of assets, estimated cash payments to landlords for early termination of operating leases, and employee termination benefits. The charge also includes estimated professional fees. Inventory-related costs, including the cost of returning merchandise after the store closes, are included in cost of sales. The restructuring charge for the year ended February 3, 1996 has been restated. See note 12 to Trans World's consolidated financial statements on page F-29.

(2) For the fiscal year ended January 31, 1998, weighted average number of shares outstanding and adjusted weighted average number of shares outstanding are calculated giving weighted to Camelot based upon the 28 days such shares were outstanding.

                                  RISK FACTORS

    IN ADDITION TO GENERAL INVESTMENT RISKS AND THE OTHER FACTORS WE DISCUSS, YOU SHOULD CONSIDER THE FOLLOWING RISKS IN DECIDING WHETHER TO APPROVE OUR PROPOSALS. SEE "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS."

COMPETITION--WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH DEEP DISCOUNTING COMPETITORS.

    As a result of deep discounting by competitors, many music specialty retailers, including Trans World and Camelot, have experienced financial difficulties resulting in reduced sales and profitability and corporate restructurings. Since 1994, Trans World has pursued a restructuring plan which included closing and relocating underperforming stores, improving operating efficiencies and reducing its level of debt. Between 1994 and 1996, Trans World's stock price and perceived market outlook dropped significantly. Although deep discount pricing by retailers of entertainment products abated in 1997, if that practice returns, it may prevent the combined company from achieving satisfactory gross margins while remaining competitive.

UNCERTAINTIES REGARDING MINIMUM ADVERTISED PRICING GUIDELINES--OUR RESULTS OF OPERATION AND FINANCIAL CONDITION WOULD BE ADVERSELY AFFECTED BY A RELAXATION OR ELIMINATION OF MINIMUM ADVERTISED PRICING GUIDELINES.

    Music vendors set minimum advertised pricing guidelines and seek to maintain minimum retail prices for prerecorded music products. During 1996, music vendors strengthened these guidelines, and music retailers consequently refrained from deep discounting. In response to consumer complaints, the FTC is currently investigating these guidelines to determine whether they violate provisions of federal antitrust laws. A decision by the FTC to institute proceedings or take other action which results in the relaxation or elimination of the guidelines could lead to the return of deep-discount pricing practices. If these pricing practices return, we may not be able to remain competitive without a material adverse effect on our financial condition and results of operations.

SEASONALITY--LOW FOURTH QUARTER SALES WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

    If for any reason our net sales were below seasonal norms during the fourth quarter, our operating results, particularly operating and net income, would be adversely affected. The holiday season makes the fourth quarter our peak selling period. Both companies realize a significant amount of their sales and substantially all of their net income during this period. Due to the increased sales activity during these months, we purchase substantial amounts of inventory and hire many temporary employees. Quarterly results are affected by:

    - the timing and strength of new releases,

    - holidays,

    - new store openings, and

    - sales performance of existing stores.

    Prevailing economic conditions may also adversely affect the combined company's sales and earnings, particularly during the fourth quarter of the year.

INTEGRATION OF TRANS WORLD AND CAMELOT--TRANS WORLD MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE AND PROFITABLY MANAGE CAMELOT WITHOUT SIGNIFICANT FINANCIAL OR OPERATIONAL DIFFICULTIES.

    Trans World may not be able to successfully integrate and profitably manage Camelot without substantial costs, delays or other financial or operational difficulties. There are many things that could go wrong and adversely affect the financial condition of the combined company. Some of these things include:

    - diversion of management's attention,

    - the failure to retain key personnel of Camelot,

    - increased expenses for accounting and computer systems and the conversion of our systems into one system, and

    - risks associated with unanticipated events or liabilities.

We cannot predict the full range of integration-related problems which may occur.

RELATIONSHIPS WITH VENDORS--SINCE THERE ARE ONLY SIX MAJOR VENDORS, A CHANGE IN ONE OR MORE VENDORS' POLICIES OR OUR RELATIONSHIP WITH THEM COULD ADVERSELY AFFECT OUR OPERATIONS.

    During fiscal 1997, approximately 77% of Camelot's purchases and 68% of Trans World's purchases, net of returns, were made from the so-called "big six" vendors:

    - BMG Distribution,

    - Sony Music Entertainment, Inc.,

    - Universal Music and Video Distribution, Inc.,

    - Warner/Electra/Atlantic Corporation,

    - Polygram Group Distribution, Inc., and

    - EMI Music Distribution.

    As is standard in the industry, neither of us maintains long-term contracts with suppliers. We make purchases through purchase orders. If the combined company fails to maintain customary trade terms or enjoy positive vendor relations, it would have a material adverse effect on our results of operations and financial condition. See "Trans World's Business--Suppliers and Purchasing."

    A number of the big six vendors have recently stopped accepting returns of open products from all of their retail customers. This trend has had an adverse impact on Camelot's financial condition and results of operations. This trend may continue and our vendors may make other modifications to their policies which have an adverse effect on the combined company.

HIT PRODUCTS--A LACK OF NEW HIT PRODUCTS SLOWS CUSTOMER TRAFFIC IN OUR STORES AND CONSEQUENTLY ADVERSELY AFFECTS OUR SALES.

    Entertainment product sales depend to some extent upon the availability of hit products. If there are no hit products, entertainment companies may be unprofitable even though the general economy is doing well. We cannot determine the timing of these cycles or the future availability of hit products. Hit products are important because they generate customer traffic in our stores. During recent years, industry growth and sales of music and video products slowed due to the lack of new releases of hit products. The combined company will not control the content of the products it sells and will be dependent upon the major music and movie producers to continue to produce hit products. To the extent that new hits are not available, or not available at prices attractive to consumers, our sales may be adversely affected.

GROWTH STRATEGY--THE FAILURE TO GROW OUR BUSINESS MAY LIMIT OUR EARNINGS GROWTH AND NEGATIVELY IMPACT SHAREHOLDER VALUE.

    Trans World believes that failure to grow its business may limit its earnings growth which could negatively impact shareholder value. Our historical growth is in large part attributable to the opening of new stores and the acquisition of existing stores which increase sales and earnings. We will only open new stores if we find desirable locations and if we are able to negotiate suitable lease terms. We will acquire existing stores only if we can find desirable stores at acceptable prices. The success of any expansion depends on several factors, including:

    - business conditions,

    - the ability to expand internal systems to accommodate our growth and manage our increased distribution demands,

    - the ability to attract and retain qualified managers and sales associates, and

    - the availability of sufficient capital.

There are special risks involved if we try to acquire existing stores, including:

    - diversion of management's attention,

    - the ability to successfully integrate any acquired business,

    - the incurrence of legal liabilities, and

    - unanticipated events or circumstances.

NEW TECHNOLOGIES--IF WE DO NOT PREDICT WHICH OF ANY NEW PRODUCT OR DISTRIBUTION TECHNOLOGIES WILL BE ACCEPTED BY CONSUMERS OUR SALES MAY SUFFER.

    The emergence of new technologies may attract consumers from one technology to another and reduce sales and profit margins of existing technologies. If we are unable to predict or participate in new product or distribution technologies that consumers accept widely, our sales may suffer.

    We may sell less of our products and product returns may increase if we are unable to effectively manage a product technology transition. For example, the shift from cassettes to CDs reduced the demand for cassettes. We cannot assure you that we will successfully interpret the desires of consumers or predict which of any new product technologies will be accepted by consumers.

    New technologies are also increasing the ways products can be offered to the public. A wide selection of music and video services can now be offered to consumers by:

    - the Internet,

    - cable companies,

    - direct broadcast satellite companies,

    - telephone companies, and

    - other telecommunications companies.

We expect this trend to continue.

MINIMUM WAGE INCREASES--ANY FUTURE INCREASE IN THE MINIMUM WAGE MAY MATERIALLY ADVERSELY IMPACT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    We employ a number of sales associates and other personnel, including temporary employees hired during the holiday season, who are paid on an hourly basis. Many of these hourly employees are paid at or near the minimum wage. Increases in the minimum wage result in an increase in the wages of those hourly employees. It also results in an increase in the wages of more highly compensated hourly employees. Increases in the minimum wage have had a significant effect on our compensation expense during prior periods. Any future increases may have a material adverse effect on our results of operations and financial condition.

INTERNAL REVENUE SERVICE CLAIM--IF AN UNRESOLVED TAX CLAIM AGAINST CAMELOT RESULTS IN SIGNIFICANT ADDITIONAL TAX PAYMENTS, OUR RESULTS OF OPERATIONS WOULD BE ADVERSELY AFFECTED.

    The IRS asserted a priority tax claim of approximately $7.9 million against Camelot in Camelot's bankruptcy proceedings. Under Camelot's plan of reorganization, if the IRS prevails in its priority tax claim, the claim would have to be paid over six years, with quarterly amortization of interest and principal, at an interest rate of 9.0%. Camelot has acknowledged and paid a priority tax obligation to the IRS of approximately $0.8 million. Camelot disputes the validity of the balance of the IRS claim. If a judgment is rendered against Camelot for significantly more than the $0.8 million that Camelot has paid already, the combined company's results of operations would be materially adversely affected in the fiscal period in which the judgment is rendered.

CONTROL BY AND DEPENDENCE ON KEY PERSONNEL--ROBERT J. HIGGINS HAS A STRONG INFLUENCE ON THE OUTCOME OF ANY VOTE OF OUR SHAREHOLDERS AND IF WE LOSE HIS SERVICES WE MAY NOT BE ABLE TO REPLACE HIS SKILLS AND EXPERIENCE.

    Robert J. Higgins serves as the President, Chief Executive Officer and Chairman of the Board of Trans World, and owned approximately 35.7% of the outstanding common stock of Trans World, excluding options, as of March 3, 1999. After completion of the merger, Mr. Higgins will own approximately 22.5%, excluding options, of the outstanding common stock of the combined company and will continue to influence control over the combined company. His high level of stock ownership means that he will influence the outcome of any vote that requires a majority of the combined company's outstanding shares. These types of votes include:

    - amending Trans World's certificate of incorporation,

    - electing directors, and

    - approving proposed business combinations requiring a shareholder vote.

    We will depend on Mr. Higgins' remaining active in our operations and our strategic planning. If we lose his services, we may not be able to replace his skills and experience, and this could have a material adverse effect on the combined company.

RISKS ASSOCIATED WITH THE FIXED EXCHANGE RATIO--DUE TO THE FIXED EXCHANGE RATIO, THE VALUE OF THE MERGER CONSIDERATION MAY DECREASE.

    If there is a reduction in the market price of Trans World's stock, the Trans World shares issued to Camelot stockholders may be worth less than they anticipated. At the time of the merger, each share of Camelot's common stock will be converted into the right to receive 1.9 shares of Trans World's common stock. This exchange ratio is fixed.

    There may be many reasons for a reduction in the market price of Trans World's stock, including:

    - changes in the business, operations or prospects of Camelot or Trans
      World,

    - the timing of the merger,

    - regulatory considerations,

    - industry developments, and

    - general market and economic conditions.

POSSIBLE VOLATILITY OF STOCK PRICE--THE PRICE OF TRANS WORLD'S COMMON STOCK MAY DECREASE RAPIDLY AND PREVENT STOCKHOLDERS FROM SELLING THEIR STOCK AT A PROFIT.

    The market price of Trans World's common stock may be subject to significant fluctuations. These fluctuations may occur in response to:

    - operating results,

    - comparable store sales announcements,

    - announcements by competitors or music products suppliers, and

    - announcements of new technologies.

    In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of Trans World's common stock and may prevent Trans World stockholders from realizing any profit on the sale of their stock.

NO DIVIDENDS--TRANS WORLD STOCKHOLDERS MAY NOT RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

    If Trans World does not pay dividends on its common stock, Trans World stockholders will not be able to receive a return on their shares unless they sell them. Trans World has never declared or paid cash dividends on its common stock. Any future determination as to the payment of dividends would depend upon capital requirements and limitations imposed by the revolving credit facility and the discretion of the board of directors.

ANTI-TAKEOVER PROVISIONS--NEW YORK LAW ANTI-TAKEOVER PROVISIONS AND THE CLASSIFIED BOARD AMENDMENT, IF ADOPTED, MAY DISCOURAGE UNSOLICITED TAKEOVERS AND MAY ENTRENCH MANAGEMENT.

    Anti-takeover provisions and the classified board amendment, if approved, may discourage open market purchases or a non-negotiated tender or exchange offer for the stock of a corporation such as Trans World. This may be adverse to the interests of a shareholder who might receive a premium in a transaction of this type.

    NEW YORK BUSINESS CORPORATION LAW. Section 912 of the New York Business Corporation Law prohibits a New York corporation such as Trans World from engaging in a "business combination" with an "interested shareholder" for a period of five years from the date that the interested shareholder acquired its stock unless the acquisition or the business combination was approved by the corporation's board of directors prior to the interested shareholder's becoming an interested shareholder. After this five-year period, the business combination must be approved by a majority of shareholders other than the interested shareholder or the price paid to all shareholders must meet certain conditions relating to the type and minimum amount of consideration to be paid to shareholders other than the interested shareholder. Because Robert J. Higgins owned his shares of Trans World common stock prior to the enactment of Section 912, Section 912 would not apply to a business combination with Mr. Higgins or his affiliates.

    For purposes of Section 912, a "business combination" includes:

    - a merger or consolidation,

    - a sale, lease, pledge or other disposition of assets,

    - a stock issuance or transfer,

    - a liquidation or dissolution,

    - a reclassification of securities,

    - a recapitalization, or

    - any transaction in which an interested shareholder benefits disproportionately in relation to any other shareholder.

An "interested shareholder" is defined as any person or entity that currently owns, directly or indirectly, or in the case of affiliates and associates of the corporation, that owned at any time during the past five years, 20% or more of the outstanding voting stock of the corporation.

    CLASSIFIED BOARD AMENDMENT. If adopted, the proposal to adopt a classified board of directors could have the effect of entrenching incumbent management and discouraging hostile changes of control that might be beneficial to Trans World and its stockholders.

SHARES AVAILABLE FOR FUTURE SALE--THE SALE OF A SUBSTANTIAL AMOUNT OF TRANS WORLD'S COMMON STOCK COULD ADVERSELY AFFECT THE MARKET PRICE OF TRANS WORLD'S COMMON STOCK.

    The sale of a substantial amount of Trans World's common stock after the merger could adversely affect its market price. It could also impair the combined company's ability to raise more money through the sale of more stock.

    There will be approximately 57,282,752 shares of Trans World's common stock outstanding after the merger, including Trans World shares issuable upon the exercise of outstanding options. All of the shares of Trans World's common stock that Camelot's stockholders receive in connection with the merger will be freely transferable, except for those shares received by "affiliates" of Camelot within the meaning of Rule 145 of the Securities Act.

    Trans World has granted registration rights covering Trans World shares to be received by four affiliates of Camelot in connection with the merger. A potential public sale of shares entitled to the benefits of registration rights could adversely affect the price of Trans World's common stock.

YEAR 2000 COMPLIANCE--OUR SALES MAY SUFFER IF WE DO NOT PROPERLY COMPLETE OUR YEAR 2000 MODIFICATIONS, OR THE OTHER ENTITIES WITH WHOM WE CONDUCT BUSINESS DO NOT COMPLETE THEIR MODIFICATIONS.

    The Year 2000 issue refers to the inability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a two-digit year. As the Year 2000 approaches, such systems may not be able to accurately process certain data-based information. We have assessed our systems and equipment with respect to Year 2000 compliance and have each developed a project plan. Many of the Year 2000 issues have already been addressed. The remaining Year 2000 issues will be addressed either with scheduled system upgrades or through the combined company's internal systems development staff. The incremental costs will be charged to expense as incurred and are not expected to have a material impact on our financial position, results of operations or cash flows. We could lose sales if either we do not properly complete our Year 2000 modifications, or the vendors, banks or other entities with whom we conduct business do not complete their modifications. Camelot may be unable to complete the final stages of implementation of its year 2000 compliance program if the merger does not occur.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus contains forward-looking statements about our financial condition, results of operations and businesses. You can find many of these statements by looking for words like "believes," "expects," "anticipates," or similar expressions in this joint proxy statement/ prospectus.

    These forward-looking statements are based on numerous assumptions and may not be true in the future because of risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:

    - Competitive pressures in the prerecorded music retailing industry may increase significantly.

    - Our operating results depend heavily on fourth quarter sales.

    - The prerecorded music retailing industry's dependence on hit releases can create cyclical trends that do not necessarily reflect general trends in the economy.

    - Costs or difficulties related to the integration of our businesses may be greater than expected.

    - Regulatory changes, including the investigation of minimum advertised pricing guidelines by the FTC, may adversely affect the business in which we are engaged.

    - The proliferation of new entertainment technologies has intensified the competition among various entertainment alternatives for consumer entertainment spending.

    - Changes in technology, including the possible expansion of the availability of music on the Internet, as well as the sale of CDs through the Internet, may reduce demand for the products we sell or change the way our products are purchased.

    - The absence of long term contracts with suppliers and potential supplier consolidation may adversely affect the business of the combined entities.

    Because of risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You should not place too much reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus.

    You should consider the cautionary statements contained in this section when evaluating any forward-looking statements that we may make. Neither Trans World nor Camelot has any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                           COMPARATIVE PER SHARE DATA

    The following table shows information regarding earnings, dividends and book value per share for each of Trans World common stock and Camelot common stock on a historical basis and a historical pro forma equivalent basis for Camelot stockholders after applying the exchange ratio of 1.9 shares of Trans World common stock for each share of Camelot common stock. All Trans World common stock information has been adjusted to reflect a two-for-one stock split effected on December 15, 1997 and a three-for-two stock split effected on September 15, 1998. You should read the table together with the historical consolidated financial statements of Camelot and Trans World included in this joint proxy statement/prospectus.

                                                 AT OR FOR THE
                                                  END OF THE
                                                 THIRD FISCAL                 AT OR FOR
                                                  QUARTER IN    -------------------------------------
                                                  FISCAL 1998   FISCAL 1995  FISCAL 1996  FISCAL 1997
                                                 -------------  -----------  -----------  -----------

TRANS WORLD HISTORICAL (UNAUDITED)

  Earnings per share--basic....................    $    0.30     $   (0.82)   $    0.24    $    0.70

  Earnings per share--diluted..................         0.29         (0.82)        0.24         0.66

  Cash dividends declared per share............           --            --           --           --

  Book value per share.........................         5.31                                    4.20

CAMELOT HISTORICAL (UNAUDITED) (A)

  Earnings per share--basic....................    $    0.61            --           --         0.05

  Earnings per share--diluted..................         0.60            --           --         0.05

  Cash dividends declared per share............           --            --           --           --

  Book value per share.........................        20.14                                   19.16

HISTORICAL TRANS WORLD
  PRO FORMA EQUIVALENT FOR
  CAMELOT STOCKHOLDERS (UNAUDITED) (A)

  Earnings per share--basic....................    $    0.31     $   (0.82)   $    0.24    $    0.68

  Earnings per share--diluted..................         0.30         (0.82)        0.24         0.65

  Cash dividends declared per share............           --            --           --           --
  Book value per share.........................         7.11                                    6.52

------------------------

(a) Financial data for Camelot for periods prior to the adoption of fresh-start reporting on January 31, 1998 is not included in the historical or pro forma information because an entity adopting fresh-start reporting is analogous to a newly incorporated enterprise for financial reporting purposes. Accordingly, for these purposes, Camelot did not exist prior to January 31, 1998. Camelot's earnings per share for fiscal 1997 represents results for the one-month period ended February 28, 1998.

               MARKET PRICE, DIVIDEND AND STOCKHOLDER INFORMATION

    Trans World common stock is quoted on Nasdaq under the symbol "TWMC." Camelot common stock is quoted on OTC under the symbol "CMHDA." The table below shows, for the calendar quarters indicated, the high and low closing sales prices per share of Trans World common stock as reported on Nasdaq and Camelot common stock as reported OTC. The table also shows the dividends per share declared on Trans World common stock and Camelot common stock. All Trans World common stock information has been adjusted to reflect a two-for-one stock split effected on December 15, 1997 and a three-for-two stock split effected on September 15, 1998. Camelot's common stock commenced trading on OTC on February 23, 1998.

                                                      TRANS WORLD                           CAMELOT
                                                     COMMON STOCK                        COMMON STOCK
                                           ---------------------------------  -----------------------------------
                                             HIGH        LOW      DIVIDENDS     HIGH        LOW       DIVIDENDS
                                           ---------  ---------  -----------  ---------  ---------  -------------

1995:

  First Quarter..........................  $    2.67  $    1.50      --          --         --           --

  Second Quarter.........................       1.75       1.17      --          --         --           --

  Third Quarter..........................       1.75       1.08      --          --         --           --

  Fourth Quarter.........................       1.33       0.58      --          --         --           --

1996:

  First Quarter..........................  $    1.17  $    0.63      --          --         --           --

  Second Quarter.........................       2.27       1.02      --          --         --           --

  Third Quarter..........................       2.42       1.60      --          --         --           --

  Fourth Quarter.........................       2.92       2.04      --          --         --           --

1997:

  First Quarter..........................  $    4.13  $    2.08      --          --         --           --

  Second Quarter.........................       6.00       3.50      --          --         --           --

  Third Quarter..........................       9.17       5.58      --          --         --           --

  Fourth Quarter.........................      13.00       8.95      --          --         --           --

1998:

  First Quarter..........................  $   19.50  $   13.58      --       $   41.00  $   33.00       --

  Second Quarter.........................      28.75      17.50      --           42.50      35.00       --

  Third Quarter..........................      29.58      11.33      --           43.50      25.75       --

  Fourth Quarter.........................      24.38      15.25      --           44.00      24.50       --

1999:

  First Quarter (through March 26,
    1999)................................  $   18.19  $   10.75      --       $   31.00  $   18.75       --

DIVIDEND INFORMATION

    Following the merger, the holders of Trans World common stock will be entitled to receive such dividends as may be declared by the board of directors of Trans World. However, if Trans World issues preferred stock, holders of common stock will not receive any dividends until all dividends are paid in full to holders of preferred stock. Currently, there are no outstanding shares of Trans World preferred stock. See "Description of Trans World Capital Stock--Preferred Stock."

RECENT CLOSING PRICES

    The following table shows the closing sales prices per share of Trans World common stock on Nasdaq and Camelot common stock on OTC on October 23, 1998, the last trading day before announcement of the execution of the merger agreement, and on March 26, 1999, the last trading day before the date of this joint proxy statement/prospectus.

                                                                                     TRANS WORLD       CAMELOT
                                                                                     COMMON STOCK    COMMON STOCK
                                                                                    --------------  --------------

October 23, 1998..................................................................   $      20.63    $      24.50

March 26, 1999....................................................................   $      11.13    $      21.50

    BECAUSE THE MARKET PRICE OF TRANS WORLD COMMON STOCK FLUCTUATES, THE MARKET VALUE OF THE SHARES OF TRANS WORLD COMMON STOCK THAT CAMELOT STOCKHOLDERS WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE FOLLOWING THE MERGER. CAMELOT STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR TRANS WORLD COMMON STOCK AND CAMELOT COMMON STOCK. WE CANNOT ASSURE YOU AS TO THE FUTURE PRICES OR MARKETS FOR TRANS WORLD COMMON STOCK OR CAMELOT COMMON STOCK.

NUMBER OF STOCKHOLDERS

    As of March 3, 1999 there were approximately 4,800 stockholders of record who held shares of Trans World common stock, as shown on the records of Trans World's transfer agent.

    As of March 15, 1999, there were 688 stockholders of record who held shares of Camelot common stock, as shown on the records of Camelot's transfer agent.

                        THE TRANS WORLD SPECIAL MEETING

GENERAL

    Trans World is furnishing this joint proxy statement/prospectus to its stockholders as part of its solicitation of proxies for use at a special meeting of Trans World stockholders to be held at the offices of Trans World, located at 38 Corporate Circle, Albany, New York, at 8:00 a.m. on April 22, 1999. This joint proxy statement/prospectus is first being mailed to the Trans World stockholders on or about March 31, 1999. Each copy of this joint proxy statement/prospectus mailed to Trans World stockholders is accompanied by a notice of the Trans World special meeting and a form of proxy for use at the Trans World special meeting.

PURPOSE OF THE TRANS WORLD SPECIAL MEETING

    Trans World stockholders will be asked to consider and vote upon:

    1. A proposal to amend Trans World's certificate of incorporation to increase the number of authorized shares of Trans World common stock, par value $.01 per share, from 50,000,000 to 200,000,000.

    2. A proposal to authorize the issuance of up to 20,685,608 shares of Trans World common stock in connection with the merger.

    3. A proposal to elect Michael B. Solow and George R. Zoffinger to Trans World's board of directors, effective upon completion of the merger.

    4. A proposal to amend Trans World's certificate of incorporation to adopt a classified board of directors.

Trans World stockholders will also be asked to vote upon such other business as may properly come before the Trans World special meeting.

    Proposals 1, 2 and 3 relate to the Agreement and Plan of Merger, dated as of October 26, 1998, by and among Trans World, CAQ Corporation, a Delaware corporation and a wholly owned subsidiary of Trans World, and Camelot Music Holdings, Inc., a Delaware corporation, under which CAQ will merge into Camelot upon the terms and conditions of the merger agreement. We refer to proposals 1, 2 and 3 as the Trans World merger matters. A copy of the merger agreement is included as Annex A. The merger is conditioned upon the approval of the Trans World merger matters. The merger is not conditioned upon the approval of the classified board amendment. If the classified board amendment is approved, it will be adopted whether or not the Trans World merger matters are approved and the merger is consummated.

CLASSIFIED BOARD AMENDMENT

    If the Trans World stockholders adopt the classified board amendment, the Trans World certificate of incorporation will classify the Trans World board into three classes. The members of each class of directors will serve for staggered three-year terms. Trans World's current directors will be classified as follows: the class 1 directors will be George W. Dougan, Martin E. Hanaka, Isaac Kaufman and George R. Zoffinger, the class 2 directors will be Dean S. Adler, Charlotte G. Fischer and Michael B. Solow and the class 3 directors will be Robert J. Higgins, Matthew H. Mataraso and Joseph G. Morone. The terms of classes 1, 2 and 3 will expire upon the election and qualification of directors at the annual meeting of Trans World stockholders held in 1999, 2000 and 2001, respectively. Commencing with the 1999 annual meeting of Trans World stockholders, the class of directors whose term is expiring will be elected for a full term of three years.

ELECTION OF DIRECTORS

    Trans World has agreed to increase the size of its board to add two directors selected by the current board of directors of Camelot. Accordingly, prior to the Trans World special meeting, the Trans World board will fix the number of directors at ten, resulting in two vacancies. Mr. Solow and Mr. Zoffinger are the Camelot board's nominees. If the classified board amendment is adopted and Mr. Solow and Mr. Zoffinger are elected as directors of Trans World, Mr. Solow will be a class 2 director and Mr. Zoffinger will be a class 1 director. The following table sets forth the names and ages as of January 15, 1999 of the Camelot board's nominees.

NAME OF NOMINEE                                       AGE
------------------------------------------------      ---
Michael B. Solow                                          40
George R. Zoffinger                                       50

    MICHAEL B. SOLOW has served as a director of Camelot since March 1998. Mr. Solow is currently a partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm where he has practiced since 1985. Mr. Solow is also a member of the board of directors for Chrisken Residential Trust, Inc. and Edwards Arts Products, and has previously served on other corporate boards.

    GEORGE R. ZOFFINGER has served as a director of Camelot since January 1998. He has been President and Chief Executive Officer of Constellation Capital Corp. since March 1998. Mr. Zoffinger served as President, Chief Executive Officer and director of Value Property Trust from 1995 until that company was purchased by Wellsford Real Properties, Inc. in March 1998. Mr. Zoffinger served as Chairman of the Board of CoreStates New Jersey National Bank from 1994 through its merger into CoreStates Bank, N.A. in 1996. From 1991 through 1994, he served as President and Chief Executive Officer of Constellation Bancorp and its principal subsidiary, Constellation Bank, N.A. Mr. Zoffinger is also a member of the board of directors of NJ Resources, Inc.

INDEPENDENT ACCOUNTANTS

    The Trans World board has selected KPMG LLP as independent auditors for Trans World for the fiscal year ending January 30, 1999. KPMG has acted as auditors for Trans World since 1994, when KPMG purchased the Albany practice of Ernst & Young LLP, Trans World's auditors since 1985. Representatives of KPMG will be present at the Trans World special meeting and available to answer stockholder questions.

RECORD DATE; QUORUM; VOTING

    Trans World has fixed the close of business on March 3, 1999 as the record date for the Trans World special meeting. Only holders of Trans World shares of record at the close of business on the Trans World record date are entitled to notice of and to vote at the Trans World special meeting.

    At the Trans World special meeting, the inspectors of election appointed by the Trans World board will determine the presence of a quorum and will tabulate the results of voting. Holders of a majority of the outstanding Trans World shares entitled to vote at the special meeting must be present, either in person or by proxy, at the Trans World special meeting and any adjournments or postponements to constitute a quorum. Abstentions and broker non-votes will be counted as present or represented for the purposes of determining a quorum for the Trans World special meeting and any adjournments or postponements.

    As of the Trans World record date, there were 32,754,236 Trans World shares outstanding, held by approximately 4,800 holders of record, constituting all of the Trans World shares entitled to vote at the

Trans World special meeting. Each Trans World share entitles its holder to one vote. Proposals 1 and 4 each requires the approval of a majority of the outstanding shares of Trans World common stock. Accordingly, a total of 16,377,119 Trans World shares are required to be voted in favor of proposals 1 and 4 to approve such proposals. Proposal 2 requires the approval of a majority of the shares represented at the special meeting. Under Proposal 3, the two candidates who receive the highest number of votes will become directors, but only if the merger is completed.

    Abstentions and broker non-votes will have the same effect as a vote against proposals 1, 2 and 4, and will have no effect on the vote required for the approval of proposal 3. ACCORDINGLY, THE TRANS WORLD BOARD URGES THE TRANS WORLD STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.

    Robert J. Higgins has agreed with Camelot to vote his Trans World shares in favor of the Trans World merger matters. See "Other Agreements--The Higgins Voting Agreement." Mr. Higgins also intends to vote in favor of the classified board amendment. In addition, Trans World believes that each of the directors and executive officers of Trans World intends to vote in favor of the Trans World merger matters and the classified board amendment. As of the record date, Mr. Higgins and the other directors and executive officers collectively owned 12,015,817 Trans World shares. Accordingly, assuming Mr. Higgins and the other directors and officers vote as intended, approval of proposals 1 and 4 requires the affirmative vote of an additional 4,361,302 Trans World shares, and approval of proposal 2 requires the affirmative vote of a maximum of 4,361,302 additional Trans World shares.

REVOCATION OF PROXIES

    Any person who signs and mails the enclosed proxy may revoke it at any time before it is voted by:

    - giving written notice of revocation to Trans World,

    - mailing a later-dated proxy that is received by Trans World prior to the Trans World special meeting, or

    - voting in person at the Trans World special meeting.

All written notices of revocation and other communications with respect to revocation of Trans World proxies should be addressed to:

             Trans World Entertainment Corporation
             38 Corporate Circle
             Albany, New York 12203
             Attention: Corporate Secretary

    All Trans World shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified in those proxies. If no specification is made, a proxy will be voted "FOR" approval of the Trans World merger matters and the classified board amendment.

NO DISSENTERS' RIGHTS OF APPRAISAL

    Trans World stockholders have no dissenters' rights of appraisal in connection with the merger.

EXPENSES OF SOLICITATION

    Trans World will pay the expenses of the solicitation of proxies with respect to the Trans World special meeting. In addition to solicitation by mail, Trans World will make arrangements with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Trans World will, upon request, reimburse them for reasonable expenses of so doing. Trans World's officers, directors and employees may also solicit proxies from some Trans World stockholders by telephone, facsimile or in person after the initial solicitation.

RECOMMENDATION OF THE TRANS WORLD BOARD

    THE TRANS WORLD BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND APPROVED THE TRANS WORLD MERGER MATTERS AND THE CLASSIFIED BOARD AMENDMENT AND HAS DETERMINED THAT THE TRANS WORLD MERGER MATTERS AND THE CLASSIFIED BOARD AMENDMENT ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE TRANS WORLD STOCKHOLDERS. ACCORDINGLY, THE TRANS WORLD BOARD UNANIMOUSLY RECOMMENDS THAT TRANS WORLD STOCKHOLDERS VOTE "FOR" APPROVAL OF THE TRANS WORLD MERGER MATTERS AND "FOR" APPROVAL OF THE CLASSIFIED BOARD AMENDMENT.

MISCELLANEOUS

    Trans World does not expect that any other matters will be presented for action at the Trans World special meeting. If any other matters are properly brought before the Trans World special meeting, including a motion to adjourn or postpone the Trans World special meeting to another time and/or place, the persons named on the accompanying form of proxy will vote the shares represented by the proxy upon those matters in their discretion. However, if Trans World proposes to adjourn or postpone the Trans World special meeting for the purpose of soliciting additional votes in favor of the Trans World merger matters or the classified board amendment, no proxy that is voted against or abstains from the Trans World merger matters or the classified board amendment will be voted in favor of the adjournment or postponement. Any other proxy will be deemed to have voted "FOR" the adjournment or postponement proposal. Following the postponement or adjournment of the Trans World special meeting, all proxies will be voted in the same manner as such proxies would have been voted when the Trans World special meeting was originally convened, except for proxies effectively revoked or withdrawn prior to the time proxies are voted at the reconvened special meeting.

    TRANS WORLD STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXIES. TRANS WORLD COMMON STOCK WILL REMAIN OUTSTANDING AFTER THE MERGER AND TRANS WORLD STOCKHOLDERS WILL NOT EXCHANGE THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER.

                          THE CAMELOT SPECIAL MEETING

GENERAL

    Camelot is furnishing this joint proxy statement/prospectus to its stockholders as part of its solicitation of proxies for use at a special meeting of Camelot stockholders to be held at the offices of Cleary, Gottlieb, Steen & Hamilton, located at One Liberty Plaza, New York, New York, at 10:00 a.m. on April 22, 1999. This joint proxy statement/prospectus is first being mailed to the Camelot stockholders on or about March 31, 1999. Each copy of this joint proxy statement/prospectus mailed to Camelot stockholders is accompanied by the notice of the Camelot special meeting and a form of proxy for use at the Camelot special meeting.

PURPOSE OF THE CAMELOT SPECIAL MEETING

    Camelot stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement. Camelot stockholders will also be asked to vote upon such other business as may properly come before the Camelot special meeting and any adjournments or postponements.

RECORD DATE; QUORUM; VOTING

    Camelot has fixed the close of business on March 15, 1999 as the record date for the Camelot special meeting. Only holders of shares of Camelot common stock of record at the close of business on the Camelot record date are entitled to notice of and to vote at the Camelot special meeting and any adjournments or postponements.

    At the Camelot special meeting, the inspectors of election appointed by the Camelot board will determine the presence of a quorum and will tabulate the results of voting. Holders of a majority of the outstanding Camelot shares entitled to vote at the special meeting must be present, either in person or by proxy, at the Camelot special meeting and any adjournments or postponements to constitute a quorum. Abstentions and broker non-votes will be counted as present or represented for the purposes of determining a quorum for the Camelot special meeting and any adjournments or postponements.

    As of the Camelot record date, there were 10,180,431 Camelot shares outstanding, held by 688 holders of record, constituting all of the Camelot shares entitled to vote at the Camelot special meeting. Each Camelot share entitles its holder to one vote. Adoption of the merger agreement requires the affirmative vote by the holders of at least a majority of the Camelot shares outstanding and entitled to vote as of the Camelot record date. Accordingly, a total of 5,090,216 Camelot shares are required to be voted in favor of the merger agreement in order for the merger agreement to be adopted by the Camelot stockholders.

    Abstentions and broker non-votes will have the same effect as a vote against the merger agreement and the merger. ACCORDINGLY, THE CAMELOT BOARD URGES THE CAMELOT STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.

    Van Kampen-Merritt Prime Rate Income Trust, Fernwood Associates, L.P. and certain of its affiliates, Merrill Lynch and Oaktree Capital Management, LLC have each agreed with Trans World to vote its Camelot shares in favor of the merger agreement. These stockholders collectively own 58.4% of the outstanding shares of Camelot common stock. Accordingly, Camelot stockholder adoption of the merger agreement is assured without regard to the vote of other Camelot stockholders. See "Other Agreements--The Camelot Voting Agreement."

REVOCATION OF PROXIES

    Any person who signs and returns the enclosed proxy may revoke it at any time before it is voted by:

    - giving written notice of revocation to Camelot,

    - mailing a later-dated proxy that is received by Camelot prior to the Camelot special meeting, or

    - voting in person at the Camelot special meeting.

All written notices of revocation and other communications with respect to revocation of Camelot proxies should be addressed to:

             Camelot Music Holdings, Inc.
             8000 Freedom Avenue, N.W.
             North Canton, Ohio 44720
             Attention: Corporate Secretary

    All Camelot shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified in those proxies. If no specification is made, the proxies will be voted "FOR" adoption of the merger agreement.

DISSENTERS' RIGHTS OF APPRAISAL

    If the merger is completed, Camelot stockholders who do not vote for the adoption of the merger agreement and who otherwise comply with the procedures of
Section 262 of the Delaware General Corporation Law will be entitled to appraisal rights under Delaware law. See "The Merger--Appraisal Rights of Camelot Stockholders."

EXPENSES OF SOLICITATION

    Camelot will pay the expenses of the solicitation of proxies with respect to the Camelot special meeting. In addition to solicitation by mail, Camelot will make arrangements with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Camelot will, upon request, reimburse them for reasonable expenses of so doing. Camelot has also made arrangements with Beacon Hill Partners, Inc. to assist in soliciting proxies from banks, brokers, bank nominees and institutional holders and has agreed to pay approximately $5,000 plus expenses for these services. Camelot's officers, directors and employees may also solicit proxies from some Camelot stockholders by telephone, facsimile or in person after the initial solicitation.

RECOMMENDATION OF THE CAMELOT BOARD

    THE CAMELOT BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE CAMELOT STOCKHOLDERS. ACCORDINGLY, THE CAMELOT BOARD UNANIMOUSLY RECOMMENDS THAT CAMELOT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

MISCELLANEOUS

    Camelot does not expect that any other matters will be presented for action at the Camelot special meeting. If any other matters are properly brought before the Camelot special meeting, including a motion to adjourn or postpone the Camelot special meeting to another time and/or place, the persons named on the accompanying form of proxy will vote the shares represented by the proxy upon the matters in their discretion. However, if Camelot proposes to adjourn or postpone the Camelot special meeting for the purpose of soliciting additional votes in favor of the merger agreement, no proxy that is voted against or abstains from the merger agreement will be voted in favor of the adjournment or postponement. Any other proxy will be deemed to have voted "FOR" the adjournment or postponement proposal. Following a postponement or adjournment of the Camelot special meeting, all proxies will be voted in the same manner as they would have been voted when the Camelot special meeting was originally convened, except for proxies effectively revoked or withdrawn prior to the time proxies are voted at the reconvened Camelot special meeting.

    CAMELOT STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXIES. CAMELOT COMMON STOCK CERTIFICATES WILL BE EXCHANGED FOR CERTIFICATES REPRESENTING TRANS WORLD SHARES FOLLOWING CONSUMMATION OF THE MERGER IN ACCORDANCE WITH INSTRUCTIONS THAT WILL BE SENT TO ALL CAMELOT STOCKHOLDERS OF RECORD BY CHASEMELLON SHAREHOLDER SERVICES L.L.C., AS EXCHANGE AGENT.

                                   THE MERGER

BACKGROUND TO THE MERGER

    In 1993, an investor group led by a private investment firm and members of Camelot's current management acquired Camelot in a highly leveraged transaction. As a result of this acquisition, Camelot had significant debt service obligations. These debt service obligations and deteriorating profitability in the music retail industry in the early to mid-1990s impaired Camelot's operating and financial condition and led Camelot to file a voluntary bankruptcy petition in August 1996. Beginning in March 1997, representatives of Camelot's creditors committee contacted several industry participants regarding the possible sale of the Camelot business. Trans World participated in this process. On May 5, 1997, Trans World submitted a proposal to acquire the outstanding claims of Camelot's creditors. The creditors committee declined to pursue the Trans World proposal. On October 22, 1997, Trans World submitted a proposal to acquire Camelot to the creditors committee. The creditors committee rejected Trans World's proposal.

    The United States Bankruptcy Court for the District of Delaware confirmed Camelot's joint plan of reorganization on December 12, 1997. The plan of reorganization became effective on January 27, 1998. Under the plan of reorganization, Camelot's creditors exchanged substantially all pre-petition claims against Camelot for shares of Camelot common stock. All pre-petition ownership interests in Camelot were canceled.

    On June 15, 1998, Camelot filed a registration statement with the Commission for a proposed initial public offering of Camelot common stock. One of the objectives of this offering was to provide increased liquidity for Camelot stockholders. During August 1998, United States securities markets experienced a significant correction. The correction adversely affected the market prices of music retailers' stocks and the market for new issues of securities. The Camelot board, in consideration of this reduced prospect for a successful initial public offering and its continued desire to increase liquidity for Camelot stockholders, decided to indefinitely postpone Camelot's proposed public offering in favor of pursuing a strategic combination.

    At a meeting held on August 17, 1998, the Camelot board determined to initiate a dialogue with Trans World concerning a possible strategic transaction with Camelot. In considering whether to contact Trans World, the Camelot board considered the limited number of potentially viable strategic partners. Based on publicly available information and its knowledge of the industry, the Camelot board concluded that, except for Trans World, none of the potential strategic partners offered the synergies and had the financial or operational strength necessary for a successful business combination. The Camelot board determined that Trans World could offer the Camelot stockholders the superior current value, potential for long-term growth and enhanced liquidity that the Camelot board required as a condition to any business combination. Accordingly, the Camelot board determined to contact only Trans World regarding a potential strategic partnership and delegated the authority to initiate this dialogue to the executive committee of the Camelot board. The executive committee of the Camelot board is comprised of Michael B. Solow, George R. Zoffinger, James E. Bonk and Jack K. Rogers.

    At the August 17 meeting, the Camelot board also discussed retaining Merrill Lynch and Policano & Manzo LLC to serve as Camelot's co-financial advisors. Merrill Lynch had served as the lead manager of Camelot's proposed public offering and Policano & Manzo had provided financial and operational advice to Camelot during and subsequent to the bankruptcy proceedings. The Camelot board delegated to the executive committee the authority to manage the engagement of these firms.

    In mid-August 1998, Robert J. Higgins, Trans World's Chairman, President and Chief Executive Officer, made a presentation to the Trans World board concerning the possibility of a merger with Camelot. Mr. Higgins observed that deteriorating public equity market conditions would likely cause an indefinite postponement of Camelot's plans for an initial public offering and that a stock for stock merger would be attractive to Camelot stockholders seeking liquidity. Based on publicly available information and his knowledge of the industry, Mr. Higgins informed the board that a merger with Camelot might further Trans World's growth strategy with minimal overlapping stores. The Trans World board decided to retain Goldman Sachs to serve as its financial advisor to assist in approaching Camelot about the possibility of a merger. The Trans World board delegated to Mr. Higgins the authority to manage the engagement of Goldman Sachs.

    On August 19, 1998, prior to Trans World approaching Camelot, the Camelot executive committee instructed Policano & Manzo to contact Mr. Higgins concerning a strategic transaction with Camelot. A representative of Policano & Manzo contacted Mr. Higgins and arranged for a meeting on Tuesday, August 25, 1998 in New York City.

    On August 25, 1998, Messrs. Bonk and Solow, together with Merrill Lynch and Policano & Manzo, met with Mr. Higgins and John J. Sullivan, Trans World's Chief Financial Officer, and Goldman Sachs to discuss Trans World's interest in Camelot and the basis on which Camelot was willing to proceed with discussions. Camelot's representatives requested Mr. Higgins to determine whether Trans World had an interest in a business combination and, if so, to submit an indication of interest based on publicly available information concerning Camelot.

    On August 31, 1998, Trans World submitted a written offer to exchange 1.5 Trans World shares for each Camelot share, pro forma for Trans World's three-for-two stock split declared on August 11, 1998. The Camelot board considered Trans World's preliminary proposal at a meeting held on September 1, 1998 and determined, in consultation with its financial advisors, to reject the preliminary proposal because the consideration was insufficient. Later that day, Merrill Lynch informed Goldman Sachs of the Camelot board's decision.

    On September 11, 1998, Goldman Sachs indicated that Trans World might be able to revise its offer if Trans World was provided with additional information concerning Camelot's historical and projected operations and financial results. Based on this indication, Camelot agreed to a limited due diligence meeting. Trans World and Camelot later entered into reciprocal confidentiality agreements dated September 22, 1998 and September 25, 1998 containing customary terms relating to the exchange of confidential information in connection with the possible business combination.

    On September 28, 1998, Messrs. Bonk and Rogers, Lee Ann Thorn, Camelot's Chief Financial Officer, Merrill Lynch and Policano & Manzo, Messrs. Higgins and Sullivan and Goldman Sachs met to review the historical and projected financial results of the two companies, as well as their relative financial contributions to a combined enterprise. At a meeting of Merrill Lynch, Policano & Manzo and Goldman Sachs on October 1, 1998, Goldman Sachs presented Trans World's revised proposal for a strategic combination and an offer of 1.7 Trans World shares for each Camelot share.

    The Camelot board considered Trans World's October 1 proposal at a meeting held on October 6, 1998. The Camelot board authorized its financial advisors to make a counter offer of 2.25 Trans World shares for each Camelot share.

    On October 12, 1998, Messrs. Higgins and Sullivan and Goldman Sachs met with Messrs. Solow, Zoffinger, Bonk and Rogers and Merrill Lynch and Policano & Manzo to present Trans World's strategic plan for a business combination with Camelot.

    On October 14, 1998, Goldman Sachs met with Merrill Lynch and discussed a counter offer of 1.85 Trans World shares for each Camelot share.

    On October 19, 1998, Messrs. Solow and Higgins conducted further negotiations at Trans World's corporate headquarters in Albany, New York, concerning the exchange ratio for a possible transaction. After negotiations, Messrs. Solow and Higgins tentatively arrived at 1.9 shares of Trans World common stock per share of Camelot common stock as the basis for a strategic combination. The Camelot board met on October 20, 1998 and, after consulting with its financial advisors, determined that an exchange ratio of 1.9 formed the basis for further negotiations and authorized representatives of Camelot to negotiate definitive terms and resolve outstanding issues.

    Over the next week, Merrill Lynch, Policano & Manzo, Cleary, Gottlieb, Steen & Hamilton and Calfee, Halter & Griswold LLP for Camelot and Goldman Sachs and Cahill Gordon & Reindel for Trans World negotiated the terms of definitive acquisition documents, exchanged drafts and conducted further reciprocal due diligence. The principal negotiated terms were registration rights, employee benefits, the number of Trans World directors to be selected by the Camelot board, the employee retention program and the break up fees. On October 22, 1998, Mr. Rogers and Ms. Thorn of Camelot and Messrs. Higgins and Sullivan of Trans World, as well as their financial advisors, met in New York City to conduct further business and financial due diligence. On October 22 and 23, 1998, Camelot's legal advisors in Cleveland, Ohio, Calfee Halter, conducted due diligence on Trans World at the corporate headquarters of Trans World in Albany, New York, and Trans World's legal advisors, Cahill Gordon, conducted due diligence on Camelot at the offices of Calfee Halter.

    The Trans World board met on October 22, 1998 and reviewed the developments that had taken place in negotiations with Camelot and consulted with its legal and financial advisors. In addition, Cahill Gordon reviewed the terms of the proposed merger agreement and the principal issues being negotiated.

    The Camelot board met on October 23, 1998 to review the developments that had taken place in negotiations with Trans World and consult with its legal and financial advisors. Merrill Lynch and Policano & Manzo discussed the financial terms of the proposed transaction and presented analyses thereof. Merrill Lynch also indicated that, subject to the negotiation of definitive agreements, it was prepared to render its opinion that the proposed exchange ratio of 1.9 was fair from a financial point of view to the Camelot stockholders. In addition, Calfee Halter and Cleary Gottlieb reviewed the terms of the proposed merger agreement and the status of, and principal issues being negotiated in respect of, other principal documents. The Camelot board also preliminarily approved an employee retention program providing for a retention pool of up to $3.75 million for Camelot executives, managers and other employees, which is described below under "--Conflicts of Interests--Employee Retention Program," subject to discussions with Trans World.

    Negotiations on the merger agreement and related transaction documents continued during the period from October 23 through October 25, 1998.

    The Trans World board met again on October 25, 1998 and reviewed the status of negotiations with its financial and legal advisors. At this meeting, Goldman Sachs expressed its opinion that, as of the date of the meeting and subject to the successful negotiation of the merger agreement and certain other factors, the exchange ratio of 1.9 shares of Trans World common stock per share of Camelot common stock was fair from a financial point of view to Trans World. See "--Opinion of Financial Advisor to Trans World" and the full text of the written opinion of Goldman Sachs attached as Annex G. In addition, Cahill Gordon reviewed the resolution of open matters previously discussed at the October 22, 1998 meeting and other remaining legal matters. After due consideration of these matters, the Trans World board unanimously determined that the Trans World merger matters are advisable and fair to, and in the best interests of, the Trans World stockholders and approved the merger.

    The Camelot board met again on October 25, 1998 and reviewed the status of negotiations with its financial and legal advisors. At this meeting, Merrill Lynch expressed its opinion that, as of the date of the meeting and based upon and subject to the matters reviewed with the Camelot board, the exchange ratio of 1.9 shares of Trans World common stock per share of Camelot common stock was fair from a financial point of view to the Camelot stockholders. In addition, Calfee Halter and Cleary Gottlieb reviewed the resolution of open matters previously discussed at the October 23, 1998 meeting and other remaining legal matters. After due consideration of these matters, the Camelot board unanimously determined that the merger agreement is advisable and fair to, and in the best interests of, the Camelot stockholders and adopted the merger agreement.

    Camelot and Trans World executed the merger agreement and the other related definitive documents on October 26, 1998. In addition, certain Camelot and Trans World stockholders, directors and executive officers simultaneously executed related transaction documents described in greater detail below. See "--Resale of Trans World Common Stock" and "Other Agreements." Following the execution of the merger agreement on October 26, 1998, Camelot and Trans World issued a joint press release announcing the execution of the merger agreement.

RECOMMENDATIONS OF THE TRANS WORLD BOARD; REASONS FOR THE MERGER AND THE
  CLASSIFIED BOARD AMENDMENT

    TRANS WORLD MERGER MATTERS. At a meeting of the Trans World board held on October 25, 1998, the Trans World board determined that the merger agreement is advisable and fair to, and in the best interests of, the Trans World stockholders. Accordingly, the Trans World board unanimously adopted the merger agreement and unanimously recommends that the Trans World stockholders approve the Trans World merger matters.

    In reaching its decision to adopt the merger agreement and to recommend approval of the Trans World merger matters by the Trans World stockholders, the Trans World board consulted with Trans World's management and Trans World's financial and legal advisors, and considered the following material factors:

    - the financial presentation and oral opinion of Goldman Sachs given at the Trans World board meeting on October 25, 1998, confirmed in writing on October 26, 1998 that, based upon the factors set forth in its written opinion, as of the date of its written opinion attached as Annex G, the exchange ratio is fair, from a financial point of view, to Trans World;

    - the combined companies would have increased buying power with vendors;

    - the strategic fit between Camelot and Trans World, including the opportunity for synergies and cost savings, as well as the challenges associated with successfully integrating the business, cultures and managements of two major corporations;

    - the merger will create the largest mall-based music retailer based on store count;

    - Trans World and Camelot have minimal store overlap, resulting in a combination which is almost entirely additive to both companies;

    - the potential for appreciation in the value of Trans World common stock as a result of the merger;

    - the expectation based on Institutional Brokers Estimate System estimates that the transaction would be accretive to earnings per share of Trans World common stock for the fiscal year ending January 29, 2000;

    - the larger market capitalization of the combined companies would benefit Trans World stockholders by increasing liquidity;

    - the provisions of the merger agreement:

       - prohibiting Camelot and Trans World from furnishing information to and participating in negotiations with a third party with respect to an alternative acquisition transaction unless necessary in the exercise of the fiduciary obligations of the relevant board under applicable law, and

       - requiring Camelot or Trans World, as the case may be, to pay a termination fee and reimburse the other party's expenses under certain circumstances;

    - the stated willingness of Camelot stockholders owning, in the aggregate, 58.4% of the outstanding shares of Camelot common stock and of a Trans World stockholder owning approximately 35.7% of the outstanding shares of Trans World common stock to enter into voting agreements obligating them to vote their respective shares in favor of the merger;

    - the conditions to each party's obligations to consummate the merger, including:

       - there be no material adverse change in the business, operations, assets, financial condition or prospects of the other party,

       - required stockholder and regulatory approvals be obtained, and

       - Trans World's independent certified public accountants deliver a letter to each party stating that no conditions exist which would preclude Trans World from being a party to a merger accounted for as a pooling of interests; and

    - the expected treatment of the merger as a pooling of interests for financial reporting and accounting purposes, thereby not recording goodwill and the related amortization under the purchase method of accounting.

    The Trans World board also determined that the classified board amendment is advisable to, and in the best interests of, the Trans World stockholders. Accordingly, the Trans World board unanimously recommends that the Trans World stockholders approve the classified board amendment. In reaching its determination with respect to the classified board amendment and its decision to recommend approval of the classified board amendment by the Trans World stockholders, the Trans World board consulted with Trans World's management and legal advisors, and considered the following material factors:

    - a classified board of directors would promote continuity of board membership and stability of Trans World's management and policies and would help Trans World retain the services of experienced directors for more than one year; and

    - a classified board of directors would discourage hostile changes of control and encourage persons seeking to acquire control of Trans World to initiate such an acquisition through arms length negotiations with the Trans World board and Trans World management.

The Trans World board also considered that a classified board of directors could have the effect of entrenching incumbent management and discouraging hostile changes of control which might be beneficial to Trans World and the Trans World shareholders. In the view of the Trans World board, however, the benefits of continuity and stability of the board of directors and management and of protecting their ability to negotiate the terms of any hostile change of control outweigh the potential disadvantages of discouraging such changes of control.

    The foregoing discussion of the information and factors considered by the Trans World board is not meant to be exhaustive but is believed to include all material factors considered by the Trans World board. The Trans World board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Trans World merger matters and the classified board amendment are fair to, and in the best interest of, the Trans World stockholders and in declaring such proposals to be advisable. Rather, the Trans World board made its determination based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by different factors.

    THE TRANS WORLD BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT. THE TRANS WORLD BOARD HAS DETERMINED AND BELIEVES THAT THE TRANS WORLD MERGER MATTERS AND THE CLASSIFIED BOARD AMENDMENT ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE TRANS WORLD STOCKHOLDERS. THE TRANS WORLD

BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE TRANS WORLD MERGER MATTERS AND THE CLASSIFIED BOARD AMENDMENT.

RECOMMENDATIONS OF THE CAMELOT BOARD; REASONS FOR THE MERGER

    At a meeting of the Camelot board held on October 25, 1998, the Camelot board determined that the merger agreement is advisable and fair to, and in the best interest of, the Camelot stockholders. Accordingly, the Camelot board unanimously adopted the merger agreement and unanimously recommends that the Camelot stockholders adopt the merger agreement.

    In reaching its decision to approve the merger agreement and to recommend adoption of the merger agreement by the Camelot stockholders, the Camelot board consulted with Camelot's management and Camelot's financial and legal advisors, and considered the following material factors:

    - the business, operations, financial condition and earnings of Camelot on a historical and a prospective basis:

    - the financial presentation of Merrill Lynch at the Camelot board meeting on October 23, 1998 and the oral opinion of Merrill Lynch given at the Camelot board meeting on October 25, 1998, confirmed in writing on the same date that, as of the date of the written opinion attached as Annex F, the exchange ratio is fair, from a financial point of view, to the Camelot stockholders;

    - the Camelot board's knowledge and review, based on presentations by Merrill Lynch, of

       - the business, operations, financial condition and earnings of Trans World on a historical and a prospective basis and of the combined company on a pro forma basis,

       - the historical stock price performance of Trans World common stock and

       - the resulting relative interests of current holders of Camelot common stock and Trans World common stock in the equity of the combined company;

    - that the value of the exchange ratio, based on the closing price of Trans World common stock on October 22, 1998, represented an implied premium over recent market prices of Camelot;

    - that the value, as of the effective time of the merger, of the shares of Trans World common stock to be received in the merger for each share of Camelot common stock will vary as a result of any changes in the price per share of Trans World common stock and that any such changes in value as a result of any increase or decrease in the price per share of Trans World common stock will not be limited by any "collar" arrangement;

    - the strategic fit between Camelot and Trans World, including the opportunity for synergies and cost savings, as well as the challenges associated with successfully integrating the businesses, cultures and managements of two major corporations;

    - the merger will create the largest mall-based music retailer based on store count;

    - that Camelot and Trans World have minimal store overlap, resulting in a combination which is almost entirely additive to both companies;

    - that the combined companies would have increased buying power with vendors;

    - that there is substantially more liquidity for Trans World common stock, which trades on Nasdaq, than for Camelot common stock, which trades on OTC, and that liquidity should increase due to the larger market capitalization of the combined companies;

    - that Camelot's efforts earlier in 1998 to effect an initial public offering of its common stock had not been successful and current market conditions are not favorable for effecting such a public offering;

    - the potential for appreciation in the value of Trans World common stock as a result of the merger and the ability of Camelot stockholders to benefit from ownership in a higher growth business and to participate in the enhanced prospects of the combined company as holders of Trans World common stock;

    - the expectation that the transaction would be accretive to earnings per share of Trans World common stock for the fiscal year ending January 29, 2000;

    - the provisions of the merger agreement:

       - prohibiting Camelot and Trans World from furnishing information to and participating in negotiations with a third party with respect to an alternative acquisition transaction unless necessary in the exercise of the fiduciary obligations of the relevant board under applicable law,

       - requiring Camelot or Trans World, as the case may be, to pay a termination fee and reimburse the other party's expenses under certain circumstances, and

       - protecting severance and other benefits afforded to Camelot employees;

    - the other provisions of the merger agreement;

    - the stated willingness of certain Camelot stockholders owning, in the aggregate, 58.4% of the outstanding shares of Camelot common stock and of a Trans World stockholder owning approximately 35.7% of the outstanding shares of Trans World common stock to enter into voting agreements obligating them to vote their respective shares in favor of the merger;

    - the conditions to each party's obligation to consummate the merger, including:

       - there be no material adverse change in the business, operations, assets, financial condition or prospects of the other party,

       - required stockholder and regulatory approvals be obtained, and

       - Trans World's independent certified public accountants deliver a letter to each party stating that no conditions exist which would preclude Trans World from being a party to a merger accounted for as a pooling of interests;

    - the fact that two current directors of Camelot will become Trans World directors upon consummation of the merger; and

    - the expected treatment of the merger as a pooling of interests for financial reporting and accounting purposes, thereby not recording goodwill and the related amortization under the purchase method of accounting.

    The foregoing discussion of the information and factors considered by the Camelot board is not meant to be exhaustive but is believed to include all material factors considered by the Camelot board. The Camelot board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the merger agreement is fair to, and in the best interests of, the Camelot stockholders and in declaring the merger agreement to be advisable. Rather, the Camelot board made its determination based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by different factors. In considering the recommendation of the Camelot board with respect to the merger, Camelot stockholders should be aware that the interests of certain directors and executive officers with respect to the merger are or may be different from or in addition to the interests of the Camelot stockholders generally. The Camelot board was aware of these interests, and took these interests into account. See "The Merger--Conflicts of Interest."

    THE CAMELOT BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT. THE CAMELOT BOARD HAS DETERMINED AND BELIEVES THAT THE MERGER AGREEMENT IS ADVISABLE AND FAIR TO, AND IN THE BEST INTEREST OF, THE CAMELOT STOCKHOLDERS. THE CAMELOT BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO TRANS WORLD

    On October 25, 1998, Goldman Sachs delivered its oral opinion to the board of directors of Trans World that as of the date of its opinion, the exchange ratio is fair from a financial point of view to Trans World. Goldman Sachs confirmed its oral opinion by delivery of its written opinion dated as of October 26, 1998.

    The full text of the written opinion of Goldman Sachs dated October 26, 1998, which identifies assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex G. Stockholders of Trans World are urged to, and should, read the opinion in its entirety.

    In connection with its opinion, Goldman Sachs reviewed, among other things:

    - the merger agreement;

    - the Higgins voting agreement;

    - the Camelot voting agreement;

    - the registration rights agreement;

    - Amendment No. 1 to Camelot's registration statement on Form S-1 dated August 11, 1998;

    - the annual reports to stockholders and annual reports on Form 10-K of Trans World for the five years ended January 31, 1998;

    - interim reports to stockholders of Trans World and Camelot and quarterly reports on Form 10-Q of Trans World;

    - other communications from Trans World and Camelot to their respective stockholders; and

    - internal financial analyses and forecasts for Trans World and Camelot prepared by their respective managements.

    Goldman Sachs also held discussions with members of the senior management of Trans World and Camelot regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs:

    - reviewed the reported price and trading activity for the Trans World common stock and the Camelot common stock,

    - compared certain financial and stock market information for Trans World and Camelot with similar information for certain other companies the securities of which are publicly traded,

    - reviewed the financial terms of certain recent business combinations in the music retail industry specifically and in other industries generally, and

    - performed other studies and analyses it considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of Trans World, that the internal financial forecasts prepared by the management of Trans World have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Trans World, and that such forecasts will be realized in the amounts and time periods contemplated by such forecasts. Goldman Sachs also assumed, with the consent of Trans World, that the merger will be accounted for as a pooling of interests under generally accepted accounting principles. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Trans World or Camelot or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the board of directors of Trans World in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any shareholder of Trans World should vote with respect to any proposal.

    The following is a summary of the principal financial analyses used by Goldman Sachs in connection with providing its oral opinion to Trans World's board of directors on October 25, 1998. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing its written opinion attached as Annex G.

    THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

    HISTORICAL STOCK TRADING ANALYSIS. Goldman Sachs reviewed the historical trading prices and volumes for the Trans World common stock and the Camelot common stock. Goldman Sachs informed the board of directors of Trans World that the Camelot common stock trades on OTC and has limited volume, which may impact its trading value. In addition, Goldman Sachs analyzed the consideration to be received by shareholders of Camelot in relation to the market price of the Trans World common stock. This analysis indicated that the exchange ratio represented a premium of 59.9% based on the market price of Trans World common stock on Nasdaq at the close of business on October 22, 1998 of $20.63 per share and the market price of Camelot common stock at the close of business on OTC on October 22, 1998 of $24.50.

    HISTORICAL EXCHANGE RATIO. Goldman Sachs compared the exchange ratio to the ratio implied by dividing the closing price of Camelot common stock by the closing price of Trans World common stock for the eight months ending October 22, 1998. The average ratio was 1.73x compared to the exchange ratio of 1.90x.

    SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared selected financial information relating to Trans World to corresponding financial information, ratios and public market multiples for two publicly traded corporations in the music retailing industry:

    - Musicland Stores Corporation, and

    - National Record Mart, Inc.

    Goldman Sachs also reviewed and compared nine publicly traded corporations in other retailing industries:

    - Autozone, Inc.,

    - Barnes & Noble, Inc.,

    - Best Buy Co., Inc.,

    - Borders Group, Inc.,

    - Circuit City Stores, Inc.,

    - Costco Companies, Inc.,

    - Lowe's Companies, Inc.,

    - The TJX Companies, Inc., and

    - Williams-Sonoma, Inc.

The selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Trans World and Camelot.

    Goldman Sachs also calculated and compared various financial multiples and ratios. The multiples of Trans World were calculated using the Trans World closing price on October 22, 1998 and the multiples of Camelot were calculated using the Camelot closing price on October 22, 1998. The multiples and ratios for Trans World and Camelot were based on information provided by their respective managements. The multiples for each of the selected music retailers and the selected other retailers were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for Trans World and Camelot:

    - levered market capitalization, which is the market value of common equity PLUS the book value of debt LESS the book amount of cash, as a multiple of latest twelve months sales,

    - levered market capitalization as a multiple of latest twelve month earnings before interest, taxes, depreciation and amortization, or EBITDA, and

    - levered market capitalization as a multiple of latest twelve month earnings before interest and taxes, or EBIT.

The results of these analyses are summarized as follows:

             LEVERED MARKET                               SELECTED OTHER RETAILERS
             CAPITALIZATION               SELECTED MUSIC  -------------------------
           AS A MULTIPLE OF:                RETAILERS        RANGE        MEDIAN      TRANS WORLD     CAMELOT
----------------------------------------  --------------  ------------  -----------  -------------  -----------
LTM Sales                                      0.4x        0.5x-1.5x       0.9x          1.0x          0.5x
LTM EBITDA                                  6.9x-7.2x      9.7x-15.4x      13.2x         9.8x          5.2x
LTM EBIT                                   10.6x-13.6x    11.6x-24.7x      17.6x         13.4x         6.6x

    Goldman Sachs also compared the selected companies' estimated calendar year 1998 and 1999 price/earnings ratios, which were provided by Institutional Brokers Estimate System, to the results for Trans World, Camelot and the S&P 500 index. The results of these analyses are summarized as follows:

                                  SELECTED OTHER RETAILERS
PRICE/EARNINGS   SELECTED MUSIC   -------------------------
     RATIO          RETAILERS        RANGE        MEDIAN       S&P 500     TRANS WORLD     CAMELOT
---------------  ---------------  ------------  -----------  -----------  -------------  -----------
                                                                                19.5x*
        1998            14.8x       17.6-30.9x       25.9x        23.6x         17.1x**        8.9x
                                                                                15.9x*
        1999            13.2x      15.6x-24.2x       19.8x        22.4x         12.5x**        8.3x

*   Based on Institutional Brokers Estimate System estimates.

**  Using earnings estimates based on Trans World management projections.

    Goldman Sachs also considered latest twelve month EBITDA margins, latest twelve month EBIT margins, five-year earnings per share growth rate provided by Institutional Bankers Estimate System, and the ratio of 1998 price/earnings to growth rate for each of Trans World, Camelot and the selected companies.

    The results of these analyses are summarized as follows:

                                           SELECTED      SELECTED OTHER RETAILERS
                                            MUSIC       ---------------------------
                                          RETAILERS         RANGE         MEDIAN       TRANS WORLD     CAMELOT
                                        --------------  --------------  -----------  ---------------  ---------
LTM EBITDA............................    5.3%-6.3%       3.3%-15.1%           8.7%          10.3%      8.8%
LTM EBIT..............................    2.8%-4.1%       2.1%-12.1%           6.2%           7.5%      6.9%
Five Year EPS Growth Rate.............       18%           15%-25%            20.0%          22.5%      N/A*
1998 P/E to Growth Rate...............       0.8x         0.8x-1.8x            1.1x           0.9x      N/A*

* Institutional Brokers Estimate System does not report a five-year earnings per share growth rate for Camelot.

    CONTRIBUTION ANALYSIS. Goldman Sachs reviewed selected historical and estimated future operating and financial information, including, among other things, sales, gross profit, operating profit, and net income, for Trans World, Camelot and the pro forma combined entity resulting from the merger based on Trans World and Camelot managements' financial forecasts. Based on assumptions regarding the exercise of outstanding Camelot stock options and the use of options proceeds, the analysis indicated that the shareholders of Trans World would receive 63.4% of the outstanding common equity of the combined companies after the merger. Goldman Sachs also analyzed the relative income statement contribution of Trans World and Camelot to the combined companies on a pro forma basis before taking into account any of the possible benefits that may be realized following the merger based on estimated years 1998 and 1999, based on financial data and on the assumptions provided to Goldman Sachs by Trans World and Camelot managements. Goldman Sachs also performed its analyses based on Camelot management projections and net income and EBITDA for Trans World based on Institutional Brokers Estimate System and Goldman Sachs research, respectively, and excluding any of the possible benefits that may be realized following the merger.

    The results of these analyses are summarized as follows:

                                                              CAMELOT CONTRIBUTION              CAMELOT CONTRIBUTION
                                                             TO COMBINED NET INCOME              TO COMBINED EBITDA
                                                        --------------------------------  --------------------------------
                                                                           IMPLIED                           IMPLIED
                                                        PERCENTAGE     EXCHANGE RATIO*    PERCENTAGE     EXCHANGE RATIO*
                                                        -----------  -------------------  -----------  -------------------
1998**................................................       40.2%             2.3x            40.1%             2.0x
1998***...............................................       43.4%             2.6x            43.8%             2.3x
1999**................................................       34.8%             1.8x            36.5%             1.7x
1999***...............................................       40.4%             2.3x            42.4%             2.2x

*   Based on Camelot Shares to Trans World Shares, after adjusting for leverage.

** Based on financial data and on assumptions provided to Goldman Sachs by Trans World and Camelot managements, respectively, and excluding any of the possible benefits that may be realized following the merger.

*** Based on Camelot management projections and net income and EBITDA for Trans
    World based on Institutional Brokers Estimate System and Goldman Sachs research, respectively, and excluding any of the possible benefits that may be realized following the merger.

    SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed certain information relating to four selected transactions in the music retailing industry since 1997:

    - Wherehouse Entertainment, Inc.'s acquisition of Blockbuster Music, a subsidiary of National Amusements, Inc.,

    - Camelot's acquisition of Spec's Music, Inc.,

    - Camelot's acquisition of certain assets of The Wall Music, Inc., and

    - Trans World's acquisition of 90 out of a total of 118 stores of Strawberries, Inc.

Goldman Sachs concluded and advised the board of directors of Trans World that a comparison of the merger to those selected transactions was not instructive, due to the distressed and underperforming nature of the target companies in these selected transactions.

    DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis on Trans World using management projections. Goldman Sachs calculated a net present value of free cash flows for the years 1998 through 2003 using discount rates ranging from 10.0% to 12.0%. Goldman Sachs calculated implied per share values of the Trans World common stock, implied exchange ratios and implied perpetuity growth rates of free cash flow based on multiples ranging from 5.0x to 8.0x 2003 EBITDA. These terminal values were then discounted to present value using discount rates from 10.0% to 12.0%. Goldman Sachs also performed a discounted cash flow analysis on Camelot using management projections (a) excluding any cost synergies expected to result from the merger and (b) including such synergies. The discounted cash flow analysis for Camelot was performed using the same range of discount rates.

    The implied exchange ratio, including any cost synergies, ranged from 1.3x to 1.4x. The results of the other analyses are summarized as follow:

                                                                                                       IMPLIED
                                                                                      IMPLIED PER     PERPETUITY
                                                                                      SHARE VALUE    GROWTH RATE
                                                                                    ---------------  ------------
Trans World*......................................................................  $  28.91-$44.64     0.0%-5.4%
Camelot (Including synergies)**...................................................  $  38.04-$55.06     1.9%-6.0%
Camelot (Excluding synergies)**...................................................  $  33.62-$48.96     2.4%-6.4%

------------------------

* Using managment projections and terminal values in the year 2003 based on multiples ranging from 5.0x EBITDA to 8.0x EBITDA and discounting these terminal values to present value using discount rates ranging from 10.0% to 12.0%

** Using managment projections and terminal values in the year 2003 based on multiples ranging from 5.0x EBITDA to 7.0x EBITDA and discounting these terminal values to present value using discount rates ranging from 10.0% to 12.0%

    PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using management estimates for Trans World and Camelot and Institutional Brokers Estimate System estimates for Trans World and management estimates for Camelot. For each for the years 1998 and 1999, Goldman Sachs compared the EPS of Trans World common stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on the closing price for Trans World on October 22, 1998 and excluding any of the possible benefits that may be realized following the merger. Based on such analyses, and without giving effect to any potential synergies, the proposed transaction would be accretive to shareholders of Trans World on an earnings per share basis in each of 1998 and 1999, using Institutional Brokers Estimate System estimates for Trans World and management estimates for Camelot. Using more aggressive internal forecasts of Trans World's management and management estimates for Camelot, the proposed transaction would be accretive to shareholders of Trans World on an earnings per share basis in 1998 and dilutive in 1999. The results of such analyses are summarized as follow:

                                                                                    STREET CASE   MANAGEMENT CASE
                                                                                    -----------  -----------------
1998 Estimates....................................................................       12.1%            6.1%
1999 Estimates....................................................................        6.3%           (2.7%)

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Trans World or Camelot or the contemplated transaction.

    The analyses were prepared solely for purposes of providing an opinion to the Trans World board of directors as to the fairness of the exchange ratio from a financial point of view to Trans World. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Accordingly, future results may be materially different from those forecast.

    As described above, Goldman Sachs' opinion to the board of directors of Trans World was one of many factors taken into consideration by the Trans World board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs. You should read in its entirety the written opinion of Goldman Sachs attached as Annex G.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Trans World, having provided certain investment banking services to Trans World from time to time, including having acted as managing underwriter of a public offering of Trans World common stock in April 1998 and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Trans World selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

    Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities including derivative securities of Trans World and/or Camelot for its own account and for the account of customers.

    Pursuant to a letter agreement dated August 31, 1998, Trans World engaged Goldman Sachs to act as its financial advisor in connection with the possible acquisition of all or a portion of the stock or assets of Camelot. Pursuant to the terms of this letter, Trans World agreed to pay Goldman Sachs a transaction fee based on the outcome of the merger as follows:

    - if Trans World purchases 50% or more of the common stock or assets, based on the book value of such assets, of Camelot in one or a series of transactions, Goldman Sachs will receive a transaction fee of $3,000,000;

    - if Trans World purchases less than 50% of the outstanding common stock or assets, based on the book value of such assets, of Camelot, Goldman Sachs will receive a mutually acceptable transaction fee;

    - if Trans World enters into an agreement to acquire Camelot providing for a payment at any time to Trans World of a break up fee in the event the contemplated transactions with Camelot are terminated or otherwise not consummated, Goldman Sachs will receive a transaction fee equal to the lesser of 33% of the amount of any break up fee actually paid to Trans World, and $3,000,000.

    Trans World agreed to pay any fees owed Goldman Sachs in cash either upon consummation of the merger or when payment of the break up fee is made to Trans World. Moreover, Trans World offered Goldman Sachs the right to act as:

    - lead manager or agent in the case of any offering or placement of securities, or lead arranger, underwriter and syndication agent in the case of a syndicated bank loan related to the financing of any transaction in connection with the possible acquisition of all or a portion of the stock or assets of Camelot;

    - sole financial advisor in the case of any disposition of assets of Camelot following the consummation of any such transaction or transactions; and/or

    - principal or counterparty in the case of any interest rate swap or other hedging transaction related to the financing of any transaction contemplated by the merger.

Trans World has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF FINANCIAL ADVISOR TO CAMELOT

    In August 1998, Camelot engaged Merrill Lynch to act as its financial advisor in connection with the merger. At a meeting of the Camelot board held on October 25, 1998, the Camelot board considered the merger and approved the merger agreement and the merger. At the meeting, Merrill Lynch rendered its opinion that, as of such date and based upon and subject to the matters reviewed with the Camelot board, the exchange ratio was fair from a financial point of view to the holders of Camelot's common stock.

    The full text of the written opinion of Merrill Lynch is attached as Annex
F. This description of the Merrill Lynch opinion is only a summary of the complete Merrill Lynch opinion attached as Annex F. Camelot's stockholders are urged to read the Merrill Lynch opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch in rendering its opinion.

    THE MERRILL LYNCH OPINION IS DIRECTED TO THE CAMELOT BOARD AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF CAMELOT'S COMMON STOCK. IT DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY CAMELOT TO ENGAGE IN THE MERGER. IT ALSO DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CAMELOT STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER AT ANY MEETING OF CAMELOT STOCKHOLDERS HELD FOR THE PURPOSE OF CONSIDERING THE MERGER.

    In arriving at the Merrill Lynch opinion, Merrill Lynch:

    - reviewed certain publicly available business and financial information relating to Camelot and Trans World that Merrill Lynch deemed to be relevant;

    - reviewed information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Camelot and Trans World, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger, furnished to Merrill Lynch by Camelot and Trans World, respectively;

    - conducted discussions with members of senior management and representatives of Camelot and Trans World concerning the matters described in the first and second bullet points above, as well as their respective businesses and prospects before and after giving effect to the merger and the expected synergies;

    - reviewed the market prices and valuation multiples for Trans World common stock and compared them with those of publicly-traded companies that Merrill Lynch deemed to be relevant;

    - reviewed the results of operations of Camelot and Trans World and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant;

    - compared the proposed financial terms of the merger with the financial terms of other transactions that Merrill Lynch deemed to be relevant;

    - participated in certain discussions and negotiations among representatives of Camelot and Trans World and their financial and legal advisors;

    -  reviewed the potential pro forma impact of the merger;

    -  reviewed a draft dated October 25, 1998 of the merger agreement; and

    - reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

    In preparing the Merrill Lynch opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it or publicly available. The Merrill Lynch opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated on, and the information made available to Merrill Lynch, as of October 25, 1998. Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Camelot or Trans World nor was it furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Camelot or Trans World.

    With respect to the financial forecasts information and the expected synergies furnished to or discussed with Merrill Lynch by Camelot or Trans World, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the management of Camelot's or Trans World's management as to the expected future financial performance of Camelot or Trans World, as the case may be, and the expected synergies.

    In addition, Merrill Lynch assumed that the merger will be accounted for as a pooling of interests under generally accepted accounting principles. Merrill Lynch also assumed that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft of the agreement reviewed by Merrill Lynch. In addition, Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

    In connection with the preparation of its opinion, Merrill Lynch was not authorized by Camelot or the Camelot board to solicit, nor did it solicit, third party indications of interest for the acquisition of all or any part of Camelot.

    In connection with rendering its opinion, Merrill Lynch performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to a partial analysis or summary description. Accordingly, although Merrill Lynch summarizes separate analyses below, Merrill Lynch believes that its analyses must be considered as a whole. Selecting portions of the analyses, without considering all of the analyses, or attempting to ascribe relative weights to some or all of the analyses, could create an incomplete view of the evaluation process underlying Merrill Lynch's opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

    In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these matters are beyond the control of Camelot or Trans World. Actual values or actual future results may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. Merrill Lynch did not assign any specific weight to any of the analyses described below. Merrill Lynch also did not draw any specific conclusions from or with regard to any one method of analysis. No public company utilized as a comparison in the analysis of selected comparable companies and the analysis of selected recent music retail and specialty retail merger transactions summarized below is identical to Camelot or Trans World. In addition, no transaction is identical to the merger. Accordingly, an analysis of publicly-traded comparable companies and comparable business combinations is not mathematical. Rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values of Camelot, Trans World and the companies to which they were compared.

    The analyses are not appraisals nor do they reflect the prices at which Camelot might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Merrill Lynch's opinion was just one of many factors taken into consideration by the Camelot board.

    Merrill Lynch did not address in its written analyses the trading prices of Camelot's common stock. Merrill Lynch did not address this issue in its written analyses because of its belief that the limited liquidity in the market for Camelot's common stock meant that trading values of Camelot's common stock did not accurately reflect the true value of Camelot.

    The following is a summary of the analyses presented by Merrill Lynch to the Camelot board when Merrill Lynch gave its opinion.

    SUMMARY OF PROPOSAL.  Merrill Lynch reviewed:

    - the terms of the merger, including the exchange ratio,

    - the implied total equity value of Camelot, and

    - the implied total enterprise value of Camelot.

    The implied total equity value of Camelot was obtained by multiplying (1) the merger exchange ratio of 1.90, (2) the closing price per share of Trans World's common stock of $20.625 on October 22, 1998 and (3) 10.5 million shares, which was the total number of outstanding shares of Camelot's common stock on a fully diluted basis as of October 22, 1998. The implied total enterprise value of Camelot was obtained by calculating the implied total equity value of Camelot and adding Camelot's net debt.

Based on the closing price of Trans World's common stock on October 22, 1998, of $20.625, Merrill Lynch calculated:

    - an implied price per share of Camelot's common stock of $39.19, which it obtained by multiplying the merger exchange ratio by the closing price of Trans World's common stock on October 22, 1998,

    - an implied total equity value of $411.3 million, and

    - an implied total enterprise value of $436.3 million.

Merrill Lynch also calculated the following:

    - the implied total enterprise value of Camelot as a multiple of

       - Latest twelve months sales,

       - Latest twelve months EBITDA,

       - Latest twelve months EBIT,

       - 1998 estimated sales,

       - 1998 estimated EBITDA,

       - 1998 estimated EBIT,

       - 1999 estimated sales,

       - 1999 estimated EBITDA, and

       - 1999 estimated EBIT; and

    - the implied total equity value of Camelot as a multiple of

       - Latest twelve months net income,

       - 1998 estimated net income, and

       - 1999 estimated net income.

    This analysis showed:

                                                                         IMPLIED TOTAL ENTERPRISE
                                                                          VALUE AS A MULTIPLE OF:
                                                                     ---------------------------------
                                                                       SALES      EBITDA       EBIT
                                                                     ---------  -----------  ---------
Latest twelve months...............................................      0.70x        7.9x       10.1x
1998 estimated.....................................................      0.68x        7.3x        9.2x
1999 estimated.....................................................      0.63x        6.5x        8.7x

                                                                          IMPLIED TOTAL EQUITY
                                                                         VALUE AS A MULTIPLE OF:
                                                                         -----------------------
Latest twelve months net income........................................             15.6x
1998 estimated net income..............................................             14.8x
1999 estimated net income..............................................             13.8x

In each case, estimates were based on the projections of Camelot's management. In each case, the financial data for the latest twelve months refers to Camelot's financial data for the twelve months ended July 1998 and for 1998 takes into account Camelot's acquisition of The Wall and Spec's Music.

    PUBLIC MARKET COMPARABLES. Merrill Lynch compared selected operating and stock market results of Trans World and selected operating results of Camelot to the publicly available corresponding data of certain other retailers that Merrill Lynch deemed to be relevant. Such retailers were comprised of the following companies:

MUSIC RETAILERS:

    -      Musicland

    -      Trans World

SPECIALTY RETAILERS:

    -      The Gap

    -      Just for Feet

    -      Abercrombie & Fitch

    -      Finish Line

    -      AnnTaylor

    -      Venator Group

    -      Limited

    -      Petco Animal Supplies

    -      Talbots

    -      Guitar Centers of America

    -      Intimate Brands

    -      Garden Ridge

    -      Footstar

    -      Hibbett Sporting Goods

    With respect to each of these companies, Merrill Lynch calculated the following:

    - the ratio of market capitalization of the company as of October 22, 1998, which it defined as the market value of the company plus the liquidation value of the company's preferred equity, including redeemable preferred stock, plus debt and minority interests and less cash to:

       1.  Latest twelve months EBITDA,

       2.  Latest twelve months EBIT, and

       3.  Latest twelve months sales;

    - the ratio of stock price of the company as of October 22, 1998 to:

       1. 1998 and 1999 earnings per share based on the most recent First Call reports for the music retailers, and

       2. 1999 and 2000 earnings per share based on the most recent First Call reports for the specialty retailers;

    - the ratio of 1998 and 1999 estimated price/earnings multiples to five years estimated earnings per share growth of the company for the music retailers; and

    - the ratio of 1999 and 2000 estimated price/earnings multiples to five years estimated earnings per share growth of the company for the specialty retailers.

    For the music retailers, Trans World and Camelot, the analysis showed:

                                                                   STOCK PRICE AS OF
                                                                    OCTOBER 22, 1998
                            MARKET CAPITALIZATION                  AS A MULTIPLE OF:          ESTIMATED PRICE/EARNINGS
                           AS OF OCTOBER 22, 1998             ----------------------------          MULTIPLE TO
                              AS A MULTIPLE OF:                   1998           1999           FIVE YEARS ESTIMATED
                 -------------------------------------------    ESTIMATED      ESTIMATED     EARNINGS PER SHARE GROWTH
                 LATEST TWELVE  LATEST TWELVE  LATEST TWELVE  EARNINGS PER   EARNINGS PER   ----------------------------
                 MONTHS EBITDA   MONTHS EBIT   MONTHS SALES       SHARE          SHARE          1998           1999
                 -------------  -------------  -------------  -------------  -------------  -------------  -------------
Mean...........         8.9x          12.6x          0.76x          17.3x          14.7x          0.94x          0.80x
Minimum........         6.8x          10.6x          0.43x          14.8x          13.2x          0.87x          0.78x
Maximum........        10.9x          14.5x          1.09x          19.6x          16.2x          0.98x          0.81x
Trans World....        10.9x          14.5x          1.09x          19.6x          16.2x          0.98x          0.81x
Camelot........         7.9x          10.1x          0.70x          14.8x          13.8x          1.48x          1.38x

The analysis for Camelot is based on an assumed price per share of Camelot's common stock of $39.19, which is the merger exchange ratio multiplied by the closing price per share of Trans World's common stock on October 22, 1998.

    For the specialty retailers, the analysis showed:

                                                                   STOCK PRICE AS OF
                                                                    OCTOBER 22, 1998
                            MARKET CAPITALIZATION                  AS A MULTIPLE OF:          ESTIMATED PRICE/EARNINGS
                           AS OF OCTOBER 22, 1998             ----------------------------          MULTIPLE TO
                              AS A MULTIPLE OF:                   1999           2000           FIVE YEARS ESTIMATED
                 -------------------------------------------    ESTIMATED      ESTIMATED     EARNINGS PER SHARE GROWTH
                 LATEST TWELVE  LATEST TWELVE  LATEST TWELVE  EARNINGS PER   EARNINGS PER   ----------------------------
                 MONTHS EBITDA   MONTHS EBIT   MONTHS SALES       SHARE          SHARE          1999           2000
                 -------------  -------------  -------------  -------------  -------------  -------------  -------------
Mean...........         9.2x          12.8x          1.12x          14.3x          11.7x          0.72x          0.59x
Median.........         9.2x          13.7x          0.86x          13.7x          11.1x          0.64x          0.52x
Minimum........         3.8x           4.6x          0.31x           7.9x           6.4x          0.33x          0.27x
Maximum........        16.7x          21.4x          3.21x          26.1x          22.2x          1.40x          1.19x

    Based on Merrill Lynch's judgment, Merrill Lynch applied various multiple ranges to the corresponding financial data and estimates of future financial performance of Camelot to derive a valuation range for Camelot's common stock. These results are as follows:

                                                                VALUATION RANGE PER SHARE OF
                                                                 CAMELOT'S COMMON STOCK ON A
                                                                            FULLY
                   MULTIPLE RANGE APPLIED                               DILUTED BASIS
-------------------------------------------------------------  -------------------------------
10.0x to 12.0x 1999 estimated earnings per share.............        $   28.25 to $34.00
0.70x to 0.80x 1999 estimated price/earnings multiple to five
  years estimated earnings per share growth..................        $   19.75 to $22.75

    Based on Merrill Lynch's judgment, Merrill Lynch applied various multiple ranges to the corresponding financial data and estimates of future financial performance of Trans World to derive a valuation range for Trans World's common stock. These results are as follows:

                                                VALUATION RANGE PER
                                               SHARE OF TRANS WORLD'S   VALUATION RANGE PER
                                                 COMMON STOCK ON A     SHARE OF TRANS WORLD'S
                                                       FULLY             COMMON STOCK ON A
                                                DILUTED BASIS USING            FULLY
                                                        WALL            DILUTED BASIS USING
           MULTIPLE RANGE APPLIED                 STREET ESTIMATES      MANAGEMENT ESTIMATES
---------------------------------------------  ----------------------  ----------------------
13.0x to 16.0x 1999 estimated earnings per
  share......................................   $    16.50 to $20.25    $    21.00 to $25.75
0.70x to 0.80x 1999 estimated price/ earnings
  multiple to five years estimated earnings
  per share growth...........................   $    17.75 to $20.25    $    31.50 to $36.00

    SELECTED COMPARABLE TRANSACTIONS. Merrill Lynch also reviewed publicly available information on transactions in the music retail industry, all of which were announced between August 1997 and August 1998. Merrill Lynch reviewed the following transactions in the music retail industry:

    - the acquisition of Strawberries by Trans World,

    - the acquisition of The Wall by Camelot,

    - the acquisition of HMV Music by Advent/HMV Media,

    - the acquisition of Spec's Music by Camelot, and

    - the acquisition of Blockbuster Music by Wherehouse Entertainment.

    An analysis of the ratio of the transaction value, defined as offer value plus the liquidation value of preferred equity including redeemable preferred stock plus debt less cash and exercisable option proceeds, of the transactions in the music retail industry to latest twelve months EBITDA, EBIT and sales yielded the following:

    - Mean ratio of transaction value to latest twelve months EBITDA.................       5.5x
    - Mean ratio of transaction value to latest twelve months EBIT...................       5.9x
    - Mean ratio of transaction value to latest twelve months sales..................      0.51x

    Merrill Lynch also reviewed publicly available information on several transactions in the specialty retail industry, all of which were announced between March 1996 and February 1998. Merrill Lynch reviewed the following transactions in the specialty retail industry:

    - the acquisition of Kay-Bee Toy & Hobby Shops by Consolidated Stores Corp.,

    - the acquisition of CSK Auto by Investcorp,

    - the acquisition of Hechinger Co. by Leonard Green Partners,

    - the acquisition of Tuesday Morning Corp. by Madison Dearborn Partners,

    - the acquisition of Crate and Barrel by Otto Versand, and

    - the acquisition of Eye Care Centers of America by Thomas H. Lee.

    An analysis of the ratio of the transaction value of the transactions in the specialty retail industry to latest twelve months EBITDA, EBIT and sales yielded the following:

    - Mean ratio of transaction value to latest twelve months EBITDA.................       9.1x

    - Mean ratio of transaction value to latest twelve months EBIT...................      12.9x

    - Mean ratio of transaction value to latest twelve months sales..................      0.82x

    Merrill Lynch also reviewed the ratio of the transaction value of the merger. That analysis yielded the following:

    - Ratio of transaction value to latest twelve months EBITDA......................       7.9x
    - Ratio of transaction value to latest twelve months EBIT........................      10.1x
    - Ratio of transaction value to latest twelve months sales.......................      0.70x

    Based on Merrill Lynch's judgment, Merrill Lynch applied a multiple range of 6.0x to 8.0x latest twelve months EBITDA to the corresponding financial data for Camelot resulting in a valuation range of $29.00 to $39.50 per share of Camelot's common stock on a fully diluted basis.

    DISCOUNTED CASH FLOW ANALYSIS OF CAMELOT. Merrill Lynch performed a discounted cash flow analysis of Camelot on a stand-alone basis, based upon estimates of projected financial performance prepared by the management of Camelot. Using these projections, Merrill Lynch calculated a range of aggregate equity values for Camelot based upon the discounted present value of the sum of:

    - the projected stream of unlevered free cash flows of Camelot from 1999 through 2003; and

    - the projected terminal value of Camelot in 2003 calculated using a range of multiples of Camelot's projected EBITDA in such year.

Merrill Lynch then subtracted from that sum the estimated net debt outstanding as of August 1998. Merrill Lynch then calculated the implied equity value per share of Camelot common stock:

                                    TERMINAL MULTIPLES OF          RANGE OF IMPLIED EQUITY
                                       PROJECTED EBITDA              VALUE PER SHARE ON A
    DISCOUNT RATES APPLIED                 APPLIED                   FULLY DILUTED BASIS
------------------------------  ------------------------------  ------------------------------
        10.0% to 12.0%                   5.0x to 7.0x                  $32.00 to $46.75

    DISCOUNTED CASH FLOW ANALYSIS OF TRANS WORLD. Merrill Lynch performed a discounted cash flow analysis of Trans World on a stand-alone basis, based upon estimates of projected financial performance prepared by the management of Trans World and by Wall Street research analysts. Using these projections, Merrill Lynch calculated a range of aggregate equity values for Trans World based upon the discounted present value of the sum of:

    - the projected stream of unlevered free cash flows of Trans World from 1999 through 2003; and

    - the projected terminal value of Trans World in 2003 calculated using a range of multiples of Trans World projected EBITDA in such year.

Merrill Lynch then subtracted from that sum the estimated net debt outstanding as of July 1998. Merrill Lynch then calculated the implied equity value per share of Trans World's common stock:

                                                   RANGE OF IMPLIED        RANGE OF IMPLIED
                                                EQUITY VALUE PER SHARE  EQUITY VALUE PER SHARE
                        TERMINAL MULTIPLES OF     ON A FULLY DILUTED      ON A FULLY DILUTED
                           PROJECTED EBITDA        BASIS USING WALL     BASIS USING MANAGEMENT
DISCOUNT RATES APPLIED         APPLIED             STREET ESTIMATES           ESTIMATES
----------------------  ----------------------  ----------------------  ----------------------
    10.0% to 12.0%           5.0x to 7.0x          $22.75 to $31.75        $29.25 to $41.00

    RELATIVE DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch used the discounted cash flow methodology to calculate the implied exchange ratio derived from the relative ranges of value for Camelot and Trans World. Merrill Lynch based this analysis on estimates of projected financial performance prepared by (1) the managements of Camelot and Trans World and (2) the management of Camelot for Camelot's projections and Wall Street research analysts for Trans World's projections. Merrill Lynch derived a range of implied exchange ratios by dividing each per share value within the discounted cash flow analysis range for Camelot's common stock by the corresponding discounted cash flow analysis per share value for Trans World's common stock. This analysis yielded the following ranges of exchange ratios:

                                                                    RANGE OF EXCHANGE RATIOS
                                                                  ----------------------------
Using projections of the respective managements of Camelot and
  Trans World...................................................         1.09x to 1.15x
Using projections of management for Camelot's projections and projections of Wall Street research analysts for Trans World's
  projection....................................................         1.40x to 1.47x

    PRO FORMA CONTRIBUTION ANALYSIS. Merrill Lynch analyzed and compared the respective contribution of:

    - 1998 estimated sales, EBITDA and net income,

    - 1999 estimated sales, EBITDA and net income, and

    - 2000 estimated sales, EBITDA and net income

of Camelot and Trans World to the combined company following consummation of the merger. In conducting its analysis, Merrill Lynch relied upon the data described in the previous paragraph without taking into account any potential synergies resulting from the merger.

    Using projections of the respective managements of Camelot and Trans World, Merrill Lynch calculated that Camelot would contribute the following percentages of sales, EBITDA and net income to the combined company:

                                                                 SALES      EBITDA     NET INCOME
                                                               ---------  -----------  -----------
1998 estimated...............................................      46.9%       39.8%        39.8%
1999 estimated...............................................      44.4%       36.4%        34.2%
2000 estimated...............................................      42.1%       34.6%        31.8%

    Using projections of management for Camelot's projections and Wall Street research analysts for Trans World's projections Merrill Lynch calculated that Camelot would contribute the following percentages of sales, EBITDA and net income to the combined company:

                                                                 SALES      EBITDA     NET INCOME
                                                               ---------  -----------  -----------
1998 estimated...............................................      47.6%       43.0%        43.6%
1999 estimated...............................................      45.0%       41.0%        40.3%
2000 estimated...............................................      42.7%       39.7%        37.4%

    Merrill Lynch calculated the implied exchange ratio by comparing the theoretical value of Camelot's common stock and Trans World's common stock using the pro forma contribution analysis. The resulted in an implied exchange ratio of 1.54x to 2.76x using the projections of the respective managements of Camelot and Trans World and 1.98x to 2.84x using the projections of management for Camelot's projections and Wall Street research analysts for Trans World's projections.

    Merrill Lynch is a nationally recognized investment banking firm which regularly engages in the valuation of businesses and securities, in connection with mergers and acquisitions. In addition, Merrill Lynch has, in the past, provided financial advisory services to Camelot and has received customary fees for the rendering of these services. In the ordinary course of its securities business, Merrill Lynch and its affiliates may trade debt and/or equity securities of Camelot or Trans World. These trades may be for its own account and the account of its customers. Accordingly, Merrill Lynch may from time to time hold a long or short position in these securities. Merrill Lynch currently owns approximately 1.4 million shares of Camelot common stock. It obtained these shares as a result of the conversion of Camelot's debt securities to equity in Camelot's reorganization and emergence from bankruptcy.

    Camelot and Merrill Lynch entered into engagement letter dated September 28, 1998. This letter covers the services to be provided by Merrill Lynch in connection with the merger. The engagement letter provides that Camelot will pay to Merrill Lynch upon completion of the merger an amount equal to the following:

    - 0.45% of the aggregate purchase price paid if such purchase price paid is less than $400 million;

    - 0.51% of the aggregate purchase price paid if such purchase price paid is greater than or equal to $400 million but less than $450 million; or

    - 0.60% of the aggregate purchase price paid if such purchase price paid is greater than or equal to $450 million.

    For purposes of the Merrill Lynch engagement letter, the term "purchase price" means an amount equal to the sum of:

    - the aggregate fair market value of any securities issued;

    - any other non-cash consideration delivered;

    - any cash consideration paid to Camelot or its security holders in connection with the merger; and

    - the amount of all indebtedness of Camelot or any subsidiary of Camelot which is assumed or acquired by Trans World or retired or defeased in connection with the merger.

The fair market value of any securities issued and any other non-cash consideration delivered or retained in connection with the merger will be the value determined by Camelot and Merrill Lynch upon the closing of the merger. In addition, Camelot agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including, without limitation, the reasonable fees and disbursements of its legal counsel. Camelot also agreed to indemnify Merrill Lynch against certain liabilities related to or arising out of the merger, including liabilities arising under the federal securities laws.

CONFLICTS OF INTEREST

    Members of Camelot's management have material interests in the merger in addition to their interests as Camelot stockholders, as described below.

    JAMES E. BONK EMPLOYMENT AGREEMENT. Mr. Bonk's employment agreement with Camelot expires on December 31, 2000. The agreement entitles Mr. Bonk to receive a base salary of $400,000 per year and to participate in Camelot's option and bonus plans. This agreement also provides Mr. Bonk with severance payments and continued benefits in the event that Camelot terminates his employment without cause or Mr. Bonk resigns from employment due to constructive discharge, including a change in control of Camelot. Following such a termination, Mr. Bonk would be entitled to monthly base salary payments and benefits continuation over the greater of two years and the balance of the employment term of the agreement. Mr. Bonk also agrees in his employment agreement not to compete with Camelot for a period of time following his termination.

    The merger constitutes a change in control for purposes of Mr. Bonk's employment agreement. If Mr. Bonk elects to terminate his employment in connection with the merger, he will be entitled to receive aggregate cash salary continuation payments of up to $800,000, together with continuation of benefits for the period provided in his employment agreement.

    SEVERANCE AGREEMENTS. Camelot has a written severance agreement with each of its executive officers other than Mr. Bonk. These agreements provide severance benefits in the event that the executive is terminated without cause at any time prior to the executive's normal retirement date or resigns from his or her employment and such resignation is preceded by, or reasonably contemporaneous with, a change in control of Camelot.

    The severance benefits provided under the agreements with the executive officers, other than Mr. Rogers, are for 12 months. The agreement with Mr. Rogers provides for severance benefits of 18 months. These benefits include payment of monthly salary and the continuance of group medical, dental and long-term disability insurance.

    The merger would constitute a transaction entitling the executives to resign their employment and receive the benefits described above under the severance agreements. If Camelot's executive officers elect to resign their employment, they will be entitled to receive up to the following aggregate amounts of salary continuation payments: Mr. Rogers, $412,500; Ms. Thorn, $175,000; Larry K. Mundorf, Vice President of Marketing, $200,000; Lewis S. Garrett, Vice President of Buying and Merchandising, $175,000; and Charles R. Rinehimer III, Vice President of Stores, $175,000; together, in each case, with continuation of benefits as provided in the severance agreements.

    If an executive officer, other than Mr. Bonk, elects to participate in the employee retention program described below, he or she will be required to delay his or her receipt of the salary and benefit continuation payments until the earlier of the termination of his or her employment or the time he or she is entitled to receive payment under the employee retention program. The executive will also be obligated to agree not to compete with Camelot during the period in which he or she is receiving salary and benefit continuation payments.

    EMPLOYEE RETENTION PROGRAM. In connection with the merger, Camelot has established an employee retention program. This program provides for a retention pool of up to $3.75 million. Of this amount, $1.9 million has been allocated among nine senior executives of Camelot, while approximately $1.25 million has been allocated among approximately 175 employees of Camelot. Messrs. Bonk and Rogers, in consultation with Mr. Higgins, have determined the allocation to each participant in the program. Immediately following the merger, Trans World's board will establish a special committee comprised of Mr. Higgins and Messrs. Solow and Zoffinger, who are proposed to become Trans World directors subsequent to the merger. This special committee will have the exclusive power and authority to make all decisions with respect to the administration of the program.

    Camelot will enter into contracts with each participant in the executive pool, other than Mr. Bonk, setting forth the participant's retention arrangements. Payment of funds to a participant in the executive pool, other than Mr. Bonk, will be conditioned upon the executive's continued employment through the effective time and thereafter through the period set forth in the executive's contract unless earlier terminated without cause or constructively terminated. For purposes of the employee retention program, the term "constructive termination" will include:

    - being required to relocate,

    - Camelot's failure to pay compensation or benefits due and owing,

    - Camelot's failure to honor any severance or other agreement, or

    - any material reduction in aggregate compensation or benefits.

Upon expiration of this period or earlier if the participant's employment is terminated without cause or constructively terminated, the entire amount of an executive's allocated share of the executive pool will be paid to the executive in a lump sum. For executives, other than Mr. Bonk, with written severance agreements or employment agreements with Camelot, which includes all of the executive officers of Camelot, participation in the executive pool also will be conditioned upon their agreement

    - to delay their right to receive payments under such severance agreements until the earlier of the termination of their employment or the time when they are entitled to receive payment under the program, and

    - to a reasonable and customary non-competition agreement.

    Mr. Bonk's retention arrangements will be different than those of the other participants in the executive pool. Under an unwritten arrangement with Camelot, Mr. Bonk will be entitled to receive a lump-sum payment of $100,000 at the effective time if he continues employment with Camelot through that time. This payment is not conditioned upon Mr. Bonk's continued employment after the effective time or any other condition. In exchange for the $100,000 payment, Mr. Bonk has agreed to be available after the effective time to provide consultation and advice to Mr. Higgins upon Mr. Higgins' reasonable request.

    Any amounts payable under the employee retention program will be in addition to amounts pay-able under the terms of any employment or severance agreement to which any participant is a party. Each of Camelot's executive officers is eligible to participate in the executive pool. The following list indicates the amount payable under the program to each of Camelot's executive officers, other than Mr. Bonk, and the period of time following the effective time each executive officer must continue employment, unless earlier terminated without cause or constructively terminated, to receive this amount: Mr. Rogers, $500,000 and 9 months; Ms. Thorn, $300,000 and 9 months, Mr. Mundorf, $300,000 and 9 months; Mr. Garrett, $100,000 and 4 months; and Mr. Rinehimer, $100,000 and 4 months.

    STOCK OPTION PLANS. The merger agreement provides that at the effective time each outstanding and unexercised option to purchase shares of Camelot common stock will become an equivalent right with respect to Trans World common stock. At the effective time, the unvested stock options granted under the Camelot stock option plans, including awards held by executive officers of Camelot, will become fully vested and exercisable. The number of stock options to acquire shares of Camelot common stock that are expected to be fully vested and exercisable as a result of the merger held by each executive officer of Camelot is as follows: Mr. Bonk, 110,000 shares; Mr. Rogers, 80,000 shares; Ms. Thorn, 40,000 shares; Mr. Mundorf, 30,000 shares; Mr. Garrett, 40,000 shares; and Mr. Rinehimer, 40,000 shares.

    EMPLOYEE BENEFITS. Under the merger agreement, Trans World has agreed to cause Camelot and its subsidiaries to offer compensation and benefits to their employees that are substantially equivalent in the aggregate to those offered to such employees prior to the effective time. As a result of these arrangements, the executive officers of Camelot will continue to receive compensation and benefits that are substantially equivalent in the aggregate to those currently received by them.

    INDEMNIFICATION AND INSURANCE. The merger agreement provides that, following the merger, Trans World will, and will cause Camelot to, maintain and perform Camelot's existing indemnification and expense advancement provisions and arrangements, including, without limitation, Camelot's indemnity agreements with directors and executive officers, with respect to present and former directors and officers of Camelot for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the effective time. The merger agreement also provides that for six years following the effective time Camelot will maintain its current policies of directors' and officers' liability insurance or comparable policies with respect to claims arising from facts or events that occurred prior to or at the effective time.

    DIRECTORSHIPS ON THE TRANS WORLD BOARD. Trans World will increase the size of the Trans World board at the effective time to add Messrs. Solow and Zoffinger as Trans World directors. Messrs. Solow and Zoffinger were selected by the Camelot board. As directors of Trans World, it is anticipated that Messrs. Solow and Zoffinger will receive compensation consistent with that received by other Trans World directors. See "Executive Compensation and Other Matters."

    The Camelot board was aware of these interests and considered them, among other matters, in approving the merger agreement, the merger and the transactions contemplated by the merger agreement.

ACCOUNTING TREATMENT OF THE MERGER

    Camelot and Trans World intend for the merger to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Trans World and Camelot will be carried forward to Trans World at their recorded amounts, and the operating results of Trans World will include operating results of Trans World and Camelot for the entire fiscal year in which the merger occurs and the reported operating results of the separate companies for prior periods will be combined and restated as the operating results of Trans World. It is a condition to consummation of the merger that Trans World and Camelot receive a letter from Trans World's independent certified public accountants, KPMG, regarding their concurrence with the conclusions of management of Trans World that the transactions contemplated by the merger agreement, if consummated, will qualify for pooling of interests accounting treatment.

    Pooling of interests accounting treatment requires the sharing of rights and risks among the affiliates of each of the parties to a business combination. Accordingly, sales of stock by affiliates cannot occur in the period commencing 30 days prior to the consummation of the merger and ending on the date on which Trans World publicly announces financial results covering at least 30 days of combined operations. Each of Trans World and Camelot has obtained written agreements from its respective affiliates containing restrictions on sales of stock during this period.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act, the merger may not be consummated until the following steps have been taken:

    - premerger notification and report forms have been submitted and certain information has been furnished to the FTC and the Antritrust Division of the Department of Justice; and

    - the required waiting period has expired or been terminated.

    Trans World and Camelot each filed premerger notification and report forms with the FTC and the Antitrust Division on November 18, 1998. On November 30, 1998 Trans World and Camelot were advised that the antitrust agencies had granted early termination with respect to the waiting period.

    At any time before or after the consummation of the merger and notwithstanding the expiration or termination of the HSR Act waiting period, any federal or state antitrust authorities could take action under federal and state antitrust laws as they deem necessary or desirable in the public interest. Such action could seek to enjoin the consummation of the merger or seek divestiture of all or part of the assets of Trans World or Camelot. Private parties or state attorneys general may also seek to take legal action under the antitrust laws, if circumstances permit.

    If any federal or state antitrust authority were to challenge the merger, the consummation of the merger could be postponed beyond April 30, 1999, in which event, either Trans World or Camelot may terminate the merger agreement pursuant to its terms.

OTHER REGULATORY APPROVALS

    The merger agreement is subject to the satisfaction or waiver of certain standard terms and conditions, including obtainment of consents and approvals of securities or "blue sky" commissions or other governmental agencies that may reasonably be deemed necessary for the consummation of the merger. While there can be no assurance that any such consents or approvals, where needed, will be obtained on a timely basis or will be obtained without certain conditions, we believe that each of the necessary consents or approvals ultimately will be obtained.

RESALE OF TRANS WORLD COMMON STOCK

    All Trans World shares received by Camelot stockholders in connection with the merger will be freely transferable, except that Trans World shares received by persons who are deemed to be "affiliates" of Camelot within the meaning of Rule 145 under the Securities Act at the time of the Camelot special meeting may be resold by "affiliates" only in transactions permitted by:

    - the resale provisions of Rule 145 under the Securities Act; or

    - as otherwise permitted under the Securities Act.

Persons who may be deemed to be "affiliates" of Camelot or Trans World generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

    Camelot has delivered to Trans World a list of names of those persons whom it believes to be "affiliates" of Camelot within the meaning of Rule 145 under the Securities Act, together with a letter from each person on the list in the form attached to the merger agreement. Each person who delivered an affiliate letter agreed not to sell, assign or transfer any Trans World shares received in the merger except in compliance with applicable provisions of the Securities Act.

    Camelot has also delivered to Trans World lock-up agreements from its affiliates. Each person who signed a Camelot lock-up agreement agreed not to:

    - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase; or

    - otherwise reduce his or her risk relative to any shares of

       - Camelot common stock from December 15, 1998 through and including the effective time, and

       - Trans World common stock received in connection with the merger, from and including the effective time until the day after Trans World publicly reports revenues and earnings covering at least 30 days of combined operations of Trans World and Camelot following the effective time.

    Trans World has delivered to Camelot a lock-up agreement of its affiliates. Each person who signed a Trans World lock-up agreement agreed not to:

    - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase; or

    - otherwise reduce his or her risk relative to any shares of Trans World common stock for a period from December 15, 1998 until the day after Trans World publicly reports revenues and earnings covering at least 30 days of combined operations of Trans World and Camelot following the effective time.

    The Camelot lock-up agreements with the Camelot stockholders who are parties to the Camelot stockholders' voting agreement terminate if Trans World fails to publicly report revenues and earnings satisfying the foregoing requirements. Trans World has agreed with the Camelot stockholders who are parties to the Camelot stockholders voting agreement, solely for their benefit and not for the benefit of any other Camelot stockholder, to publicly report revenues and earnings satisfying the foregoing requirements. Trans World expects to make this report publicly available on or before June 13, 1999.

    Any person who may be deemed to be an "affiliate" of Camelot or Trans World under the Securities Act cannot use this joint proxy statement/prospectus in connection with resales of Trans World common stock received in the merger.

APPRAISAL RIGHTS OF CAMELOT STOCKHOLDERS

    If the merger is completed, Camelot stockholders who do not vote for the adoption of the merger agreement and who otherwise comply with the provisions of
Section 262 of the Delaware General Corporation Law summarized below will be entitled to an appraisal by the Delaware Court of Chancery of the "fair value" of their Camelot shares. To perfect their appraisal rights, Camelot stockholders must strictly comply with the procedures in Section 262. Failure to strictly comply with these procedures will result in the loss of appraisal rights. Holders of options to acquire Camelot shares will not be entitled to appraisal rights with respect their options.

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL ASPECTS OF SECTION 262. THE FULL TEXT OF SECTION 262 IS REPRINTED AS ANNEX E TO THIS JOINT/PROXY STATEMENT PROSPECTUS. YOU SHOULD READ ANNEX E IN ITS ENTIRETY.

    To perfect appraisal rights under Section 262 with respect to his or her Camelot shares, a Camelot stockholder:

       1.  must not vote for the adoption of the merger agreement; and

       2. must deliver to Camelot a written demand for appraisal of his Camelot shares before the vote on the proposal to adopt the merger agreement.

    In order not to vote in favor of the adoption of the merger agreement, a Camelot stockholder must either:

       1. not return a proxy card and not vote in person in favor of the adoption of the merger agreement;

       2.  return a proxy card with the "Against" or "Abstain" box checked;

       3.  vote in person against the adoption of the merger agreement; or

       4. register in person an abstention from the proposal to adopt the merger agreement.

    A written demand for appraisal must reasonably inform Camelot of the identity of the Camelot stockholder and his or her intent to demand appraisal of his or her Camelot shares. This written demand for appraisal must be separate from any proxy or vote in person against or abstaining from the adoption of the merger agreement. A proxy or vote in person against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

    A Camelot stockholder wishing to assert appraisal rights must be the record holder of his or her Camelot shares on the date the written demand for appraisal is made. Only a holder of record of Camelot shares is entitled to assert appraisal rights for the Camelot shares registered in that holder's name. Moreover, to preserve his or her appraisal rights, a Camelot stockholder must continue to hold his or her shares through the effective time. Accordingly, a Camelot stockholder who is the record holder of Camelot shares on the date the written demand for appraisal is made, but who subsequently transfers shares prior to the effective time, will lose any right to appraisal in respect of those shares.

    ALL WRITTEN DEMANDS FOR APPRAISAL MUST BE MAILED OR DELIVERED TO:

           CAMELOT MUSIC HOLDINGS, INC.
           8000 FREEDOM AVENUE, N.W.
           NORTH CANTON, OHIO 44720
           ATTENTION: CORPORATE SECRETARY

OR SHOULD BE DELIVERED TO THE SECRETARY AT THE CAMELOT SPECIAL MEETING PRIOR TO THE VOTE ON THE MERGER AGREEMENT.

    Within ten days after the effective time, Camelot will notify each Camelot stockholder who properly delivered to Camelot a written demand for appraisal and has not voted for the adoption of the merger agreement of the effective time.

    Within 120 days after the effective time, any Camelot stockholder who has complied with the provisions will be entitled, within ten days after written request, to receive from Camelot a statement of the aggregate number of Camelot shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received, and the number of holders of those shares.

    Within 120 days after the effective time, Camelot or any Camelot stockholder who has complied with the above requirements may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of Camelot shares. If no such petition is filed, appraisal rights will be lost for all Camelot stockholders who had previously demanded appraisal of their shares. Camelot is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the Camelot shares.

    Any Camelot stockholder who properly demands appraisal of his or her Camelot shares but fails to perfect, or effectively withdraws or loses, his or her right to appraisal, will then have the right to receive Trans World shares for his or her shares in accordance with the terms of the merger.

    If a petition for an appraisal is timely filed and a copy served upon Camelot, Camelot will then be obligated within 20 days to file with the Delaware Register in Chancery a list containing the names and addresses of the Camelot stockholders who have demanded appraisal of their Camelot shares and with whom agreements as to the value of their shares have not been reached. After notice to the Camelot stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery may conduct a hearing on such petition to determine those Camelot stockholders entitled to appraisal rights. The Delaware Court of Chancery may require the Camelot stockholders who demanded appraisal rights of their Camelot shares to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding. If any Camelot stockholder fails to comply, the Delaware Court of Chancery may dismiss the proceedings as to that Camelot stockholder.

    After determining which Camelot stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Camelot common stock, any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Camelot stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive under the terms of the merger if they did not seek appraisal of their Camelot shares, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

    In determining "fair value" of shares, the Delaware Court of Chancery shall take into account all relevant factors. In WEINBERGER v. UOP, INC., the Delaware Supreme Court stated that these factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In WEINBERGER, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

    The costs of an appraisal action may be determined by the Delaware Court of Chancery and charged to the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any Camelot stockholder in connection with an appraisal be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

    At any time within 60 days after the effective time, any Camelot stockholder will have the right to withdraw his or her demand for appraisal and to accept Trans World shares for Camelot shares in accordance with the terms of the merger. After this period, a Camelot stockholder may withdraw his or her demand for appraisal only with the written consent of Camelot. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any Camelot stockholder without the approval of the Delaware Court of Chancery, which may be conditioned on terms the Delaware Court of Chancery deems just.

    Any Camelot stockholder who has demanded and perfected an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends, except dividends payable to Camelot stockholders prior to the effective time.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    In connection with the mailing of this joint proxy statement/prospectus and as a condition to consummation of the merger, Cleary Gottlieb, counsel for Camelot, and Cahill Gordon, counsel for Trans World and CAQ, have each delivered an opinion to Camelot and Trans World, respectively, which each of them expects to reaffirm at the closing, to the effect that, for federal income tax purposes:

    - the merger will be treated as a "reorganization" within the meaning of
      Section 368(a) of the Internal Revenue Code, and

    - no gain or loss will be recognized by Camelot, CAQ, Trans World or Camelot stockholders as a result of the merger other than with respect to any cash received in lieu of fractional Trans World shares.

In rendering such opinions, each of Cleary Gottlieb and Cahill Gordon has received and will receive and has relied and will rely upon representations contained in certificates from Camelot and Trans World.

    The opinions of Cleary Gottlieb and Cahill Gordon are based upon current provisions of the Internal Revenue Code, currently applicable Treasury regulations, and judicial and administrative decisions and rulings. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes to or interpretations of the tax laws could alter or modify the conclusions set forth in these opinions, and, therefore, any such changes or interpretations could affect the tax consequences discussed in this joint proxy statement/prospectus.

    The opinions of Cleary Gottlieb and Cahill Gordon do not purport to address all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and are not intended for stockholders subject to special treatment under the federal income tax law, including:

    - insurance companies;

    - tax-exempt organizations;

    - financial institutions;

    - broker-dealers;

    - securities traders who have elected mark-to-market treatment;

    - foreign persons;

    - stockholders who hold their stock as part of a hedge, appreciated financial position or straddle or conversion transaction;

    - stockholders who do not hold their stock as capital assets; and

    - stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation.

In addition, the opinions do not consider the effect of any applicable state, local or foreign tax laws.

    TAX CONSEQUENCES OF THE MERGER. Because the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, no gain or loss will be recognized for federal income tax purposes by Camelot, CAQ or Trans World as a result of the merger. In addition, a Camelot stockholder will not recognize gain or loss on receipt of Trans World shares in connection with the merger other than with respect to any cash received in lieu of fractional Trans World shares. A Camelot stockholder who receives cash in lieu of fractional Trans World shares will be treated as having received the fractional shares in the merger and then as having exchanged the fractional shares for the cash. Accordingly, the stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's tax basis allocable to such fractional share. Any resulting gain or loss will be capital gain or loss. If the stockholder has held Camelot shares as a capital asset for more than one year at the effective time of the merger, it will be long-term capital gain or loss. A Camelot stockholder will have a tax basis in the Trans World shares received in the merger equal to the tax basis of the stockholder's Camelot shares less the tax basis allocable to any fractional share. The holding period for Trans World shares received in the merger will include the holding period of the stockholder's Camelot shares.

    REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. Each Camelot stockholder receiving Trans World shares as a result of the merger will be required to retain certain records and file with its federal income tax return a statement setting forth certain facts relating to the merger.

    Backup withholding at the rate of 31% may apply with respect to certain payments unless the recipient:

    - is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or

    - provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

A Camelot stockholder who does not provide Trans World with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder's federal income tax liability provided that certain required information is furnished to the IRS.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISOR IN ORDER TO REVIEW YOUR SPECIFIC TAX SITUATION AND TO MORE FULLY UNDERSTAND THE TAX CONSEQUENCES OF OUR MERGER AS THEY APPLY TO YOU.

PUBLIC TRADING MARKETS; DELISTING OF CAMELOT COMMON STOCK

    Trans World common stock is currently quoted on Nasdaq under the symbol "TWMC." Trans World will apply for quotation on Nasdaq of the shares of Trans World common stock issuable in connection with the merger. The approval for quotation on Nasdaq of such shares of Trans World common stock, subject to official notice of issuance, is a condition to the consummation of the merger. Camelot common stock is currently quoted on OTC under the symbol "CMHDA." Upon consummation of the merger, Camelot common stock will no longer be quoted on OTC.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A. YOU SHOULD READ IT IN ITS ENTIRETY.

GENERAL; EFFECTIVE TIME AND EFFECTS OF THE MERGER

    The merger agreement provides that CAQ will merge into Camelot, with Camelot continuing as the surviving corporation and as a wholly owned subsidiary of Trans World. The merger is conditioned on:

    - the adoption of the merger agreement by the Camelot stockholders,

    - the approval of the Trans World merger matters by the Trans World stockholders, and

    - the satisfaction or waiver of the other conditions to the merger.

    Following satisfaction of the conditions to the merger, the merger will become effective at the time of filing of a certificate of merger, in accordance with Delaware law.

CONVERSION OF CAMELOT SHARES

    SUMMARY: CAMELOT STOCKHOLDERS WILL RECEIVE 1.9 TRANS WORLD SHARES FOR EACH CAMELOT SHARE.

    The merger agreement provides that, as of the effective time each Camelot share, except for dissenting shares, see "--Dissenting Shares," will be cancelled and converted into the right to receive 1.9 Trans World shares.

DISSENTING SHARES

    SUMMARY: CAMELOT STOCKHOLDERS MAY HAVE APPRAISAL RIGHTS.

    Camelot stockholders who do not vote their shares in favor of adoption of the merger agreement and who demand appraisal of their shares in accordance with
Section 262 of the Delaware General Corporation Law will not have their shares converted into Trans World shares as described under "-- Conversion of Camelot Shares." If a holder of dissenting shares fails to perfect or effectively withdraws or loses such right to appraisal, then as of the effective time or the occurrence of such event, whichever occurs last, such holder's dissenting shares will be converted into the rights described under "--Conversion of Camelot Shares."

NO FRACTIONAL TRANS WORLD SHARES

    SUMMARY: CAMELOT STOCKHOLDERS WILL RECEIVE CASH IN LIEU OF FRACTIONAL TRANS WORLD SHARES.

    No fractional Trans World shares will be issued in the merger. Each holder of Camelot shares who otherwise would be entitled to receive a fractional Trans World share will be paid an amount in cash equal to such fraction multiplied by the market value. "Market value" means, with respect to Trans World shares, the mean between the high and low sale prices of the Trans World shares as reported by Nasdaq on the trading day immediately prior to the effective time. The fractional share interests of each Camelot stockholder will be aggregated, and no Camelot stockholder will receive cash in an amount equal to or greater than the market value of one full Trans World share.

EXCHANGE OF SHARES

    SUMMARY: TRANS WORLD WILL SEND INSTRUCTIONS REGARDING EXCHANGE OF SHARES TO CAMELOT STOCKHOLDERS.

    At or prior to the effective time, Trans World will deposit with ChaseMellon Shareholder Services L.L.C., as exchange agent, certificates representing the number of Trans World shares and an estimated amount of cash payable in respect of fractional shares, as may be issuable or payable, as the case may be, in exchange for outstanding Camelot shares. We refer to any cash and certificates representing Trans World shares deposited with the exchange agent as the "Exchange Fund."

    Promptly after the effective time, Trans World will mail to each record holder of Camelot shares a letter of transmittal and instructions for use in effecting the surrender of the Camelot shares for exchange.

    Upon surrender to the exchange agent of Camelot shares for cancellation, together with a properly executed and completed letter of transmittal, the holder of the Camelot shares will be entitled to receive the number of Trans World shares determined by the exchange ratio and cash instead of any fractional Trans World share.

    Trans World will not pay any dividends or other distributions declared after the effective time to the holder of any unsurrendered Camelot shares. Upon surrender of any such Camelot shares, Trans World will pay to the holder, the amount of any dividends or other distributions with a record date after the effective time.

    At the effective time, Camelot will close its stock transfer books and no longer transfer Camelot shares. After the effective time, holders of Camelot shares will cease to have any rights with respect to Camelot shares, except for the right to convert their shares and as otherwise provided under "--Dissenting Shares" or by law.

    Any portion of the Exchange Fund that remains unclaimed by the Camelot stockholders for six months after the effective time will be paid or delivered to Trans World. Any Camelot stockholders who have not previously surrendered their Camelot shares as described above must look only to Trans World for payment of Trans World shares, cash instead of any fractional shares and unpaid dividends and distributions on the Trans World shares deliverable in respect of each Camelot share such stockholder holds, in each case, without any interest.

TREATMENT OF CAMELOT STOCK OPTIONS

    SUMMARY: CAMELOT STOCK OPTIONS WILL BECOME TRANS WORLD STOCK OPTIONS.

    As of the effective time, by virtue of the merger and without any action on the part of the holders, all rights with respect to Camelot common stock equivalents disclosed to Trans World and outstanding immediately prior to the effective time, whether or not then exercisable, will become rights with respect to Trans World common stock (each a "Trans World Exchange Option"). Trans World will assume all of Camelot's obligations and liabilities under such Camelot common stock equivalents in accordance with the terms of any stock option plan under which they were issued and any stock option agreement by which they are evidenced, except that:

    - each Camelot common stock equivalent will be exercisable for the greatest number of whole Trans World shares equal to the product of the number of shares of Camelot common stock underlying such Camelot common stock equivalent immediately prior to the effective time multiplied by the exchange ratio, and

    - the exercise price per Trans World share will be an amount equal to the exercise price per share of Camelot common stock specified under such Camelot common stock equivalent in effect immediately prior to the effective time divided by the exchange ratio (rounded up to the nearest whole cent).

    Trans World will deliver to each holder of a Trans World Exchange Option a notice stating

    - the number of Trans World shares underlying the Trans World Exchange
      Option,

    - the exercise price per Trans World share, and

    - an acknowledgment that all such Trans World Exchange Options are fully vested and exercisable and, except as provided above, will continue to be governed by the terms and conditions of the

      Camelot stock option plans under which the corresponding Camelot common stock equivalents were originally granted and any applicable stock option agreement evidencing such original grants.

All Camelot common stock equivalents granted under Camelot stock option plans that are outstanding immediately prior to the effective time become automatically fully vested and exercisable as of the effective time.

    As of March 15, 1999, 705,000 Camelot shares were issuable upon the exercise of outstanding Camelot common stock equivalents. Such Camelot common stock equivalents, given the exchange ratio of 1.9 Trans World shares per Camelot share, will be converted at the effective time into Trans World Exchange Options to purchase an aggregate of 1,339,500 Trans World shares. Trans World will also reserve 3,289 shares of Trans World common stock for issuance in respect of the 1,731 shares of Camelot common stock reserved for issuance in respect of bankruptcy claims.

    Trans World has agreed to file a registration statement with the Commission before the effective time to register the Trans World shares issuable upon exercise of the Trans World Exchange Options and to cause such registration statement to remain effective until the exercise or expiration of all such options.

EMPLOYEE BENEFITS

    After the effective time, the surviving corporation will honor, pay and perform all of Camelot's or any of its subsidiaries' liabilities and obligations under or in respect of

    - each employment, retention, severance, termination or similar agreement with any director, officer or other employee of Camelot or any of its subsidiaries, and

    - each deferred compensation or other equity based plan or arrangement covering any director, officer or other employee of Camelot or any of its subsidiaries, in each case, in accordance with the terms in effect as of the date of the merger agreement.

    Trans World will cause the surviving corporation to offer compensation and benefits to Camelot's employees that are substantially equivalent when taken as a whole to the compensation and benefits that Camelot's employees enjoyed before the effective time. However, nothing obligates the surviving corporation to renew any employment agreements after their expiration or termination or prohibits the surviving corporation from terminating at any time any employee employed at will. Trans World will cause the surviving corporation to maintain for one year following the effective time Camelot's severance policies in effect immediately prior to the effective time.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains the following material representations and warranties of Camelot:

    - the due organization, valid existence and good standing of Camelot and its subsidiaries and the absence of any violation of any of their respective certificates of incorporation, other applicable charter document or by-laws;

    - the authorization, execution, delivery and enforceability of the merger agreement and the transactions contemplated thereby;

    - the absence of any required permit, authorization, consent or approval of any public body, except as provided in the merger agreement;

    - the absence of any conflict between the execution and performance of the merger agreement and Camelot's organizational documents, applicable law and material contracts;

    - the receipt of an opinion of Merrill Lynch as to the fairness of the exchange ratio, from a financial point of view, to the Camelot stockholders;

    - the approval and adoption of the merger agreement by the Camelot board and the recommendation by the Camelot board to the Camelot stockholders of the approval and adoption of the merger agreement and the merger;

    - the granting of approvals and the taking of steps to exempt the merger from the provisions of state antitakeover statutes;

    - the absence of any brokerage, finder's or similar fee in connection with the merger, except for fees to be paid to Merrill Lynch and Policano & Manzo;

    - the accuracy and completeness of information contained in this joint proxy statement/prospectus, except for information provided by Trans World;

    - Camelot's capital structure;

    - the accuracy and completeness of Camelot's forms, reports, registration statements and documents prepared for its securityholders generally since January 27, 1998 or filed by Camelot with the Commission since January 27, 1998 and the financial statements contained therein;

    - the absence of undisclosed liabilities;

    - the absence of material changes or events;

    - ownership of the outstanding capital stock of Camelot's subsidiaries;

    - the absence of material pending or threatened litigation against Camelot;

    - the existence of Camelot's insurance coverage;

    - the enforceability of material contracts and the absence of material breaches, violations or defaults thereunder;

    - Camelot's labor relations and employment agreements;

    - compliance with laws, ordinances, regulations, rules and orders;

    - the right to use intellectual property;

    - representations as to material tax matters and the payment of taxes;

    - the absence of changes to, and the qualification, operation and liability under, material employee benefit plans;

    - representations as to material environmental matters;

    - the absence of actions that would prevent the merger from constituting a transaction qualifying under Section 368(a) of the Internal Revenue Code; and

    - Camelot's belief that the merger will qualify as a pooling of interests for accounting purposes.

    The merger agreement contains the following material representations and warranties of Trans World and CAQ:

    - the due organization, valid existence and good standing of Trans World and CAQ and the ownership of CAQ's outstanding capital stock;

    - the authorization, execution, delivery and enforceability of the merger agreement and the transactions contemplated thereby;

    - the absence of any required permit, authorization, consent or approval of any public body, except as provided in the merger agreement;

    - the absence of any conflict between the execution and performance of the merger agreement and Trans World and CAQ's organizational documents, applicable law and certain contracts;

    - the receipt of an opinion of Goldman Sachs as to the fairness of the exchange ratio, from a financial point of view, to the Trans World stockholders;

    - the approval and adoption of the merger agreement by the Trans World board and the recommendation by the Trans World board to the Trans World stockholders of the Trans World merger matters;

    - the absence of any brokerage, finder's or similar fee in connection with the merger, except for fees to be paid to Goldman Sachs;

    - the accuracy and completeness of information contained in this joint proxy statement/prospectus and the registration statement of which this prospectus is a part;

    - the accuracy and completeness of Trans World's forms, reports, registration statements and documents filed by Trans World with the Commission since January 31, 1998 and the financial statements contained therein;

    - the absence of undisclosed liabilities;

    - the absence of certain changes or events;

    - Trans World's capital structure;

    - the absence of material pending or threatened litigation against Trans World or its subsidiaries;

    - the absence of actions that would prevent the merger from constituting a transaction qualifying under Section 368(a) of the Internal Revenue Code;

    - representations as to material tax matters and the payment of taxes;

    - Trans World's belief that the merger will qualify as a pooling of interests for accounting purposes; and

    - the granting of approvals and the taking of steps to exempt the merger and related transactions from the provisions of state anti-takeover statutes.

CONDUCT OF BUSINESS OF CAMELOT

    SUMMARY: CAMELOT HAS AGREED TO RESTRICTIONS THAT LIMIT ITS ABILITY TO CONDUCT BUSINESS OUTSIDE THE ORDINARY COURSE.

    Before the effective time, the operations of Camelot and its subsidiaries will be conducted in the ordinary and usual course of business and consistent with past practices. Camelot and its subsidiaries will use all commercially reasonable efforts to:

    - preserve intact their business organizations;

    - keep available the services of their officers and employees; and

    - preserve their current business relationships,

and will not voluntarily take any action that would result in a breach of a representation or warranty that would adversely affect their ability to consummate the merger or the other transactions contemplated thereby. Except as otherwise provided in or contemplated by the merger agreement, prior to the effective time, neither Camelot nor any of its subsidiaries will, without the prior written consent of Trans World:

    - amend its charter documents or by-laws;

    - authorize, issue, sell or deliver any shares of any class of capital stock of Camelot or any of its subsidiaries other than pursuant to Camelot common stock equivalents disclosed to Trans World;

    - split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in respect of its capital stock except dividends to Camelot or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any subsidiary of Camelot;

    - except in the ordinary course of business and consistent with past practice

       - create or incur indebtedness for borrowed money,

       - assume, guarantee, endorse or otherwise as an accommodation become liable or responsible for the obligations of any other individual, firm or corporation or make any loans, advances or capital contributions to or investments in any other individual, firm or corporation, other than between or among Camelot and any of its subsidiaries that are wholly owned, or

       - enter into any commitment or transaction material to Camelot and its subsidiaries taken as a whole;

    - increase in any manner the compensation of any of Camelot's or Camelot's subsidiaries' directors or officers or employees, except in the case of employees in the ordinary course of business and consistent with past practice;

    - pay or agree to pay any material employee benefit, or enter into any agreement with any of its past or present employees providing for the payment of any material employee benefit, except as required under arrangements existing as of October 26, 1998 and disclosed to Trans World;

    - except as required under arrangements existing as of October 26, 1998 and disclosed to Trans World, grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any person;

    - except in the ordinary course of business and consistent with past practice, enter into any understanding with any of its past or present officers or other employees, except in the case of employees other than officers in the ordinary course of business and consistent with past practice;

    - except in the ordinary course of business and consistent with past practice or as required under arrangements existing as of October 26, 1998 and disclosed to Trans World, or as may be required to comply with applicable law, become obligated under or amend any employee benefit plan or similar plan or arrangement that was not in existence on or prior to October 26, 1998 and disclosed to Trans World;

    - enter into any employment, consulting, severance or termination agreement with any director or officer of Camelot or Camelot's subsidiaries;

    - transfer or agree to transfer any right with respect to any material properties, real, personal or mixed, except

       - in the ordinary course of business and consistent with past practice,

       - in connection with the closing of certain stores disclosed to Trans World,

       - in connection with Camelot's credit agreement, and

       - as otherwise expressly contemplated by the merger agreement;

    - except in the ordinary course of business or as otherwise expressly contemplated by the merger agreement, grant or acquire any material licenses to use any intellectual property rights;

    - except as otherwise expressly contemplated by the merger agreement, enter into any other agreements, except agreements for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

    - except as provided under "--No Solicitation by Camelot," authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to

       - any plan of liquidation or dissolution,

       - any acquisition of a material amount of assets, other than in the ordinary course of business, or securities,

       - any disposition of a material amount of assets or securities,

       - any material change in its capitalization,

       - any entry into a material contract,

       - any amendment or modification of any material contract, or

       - any release or relinquishment of any material contract rights except in each case in the ordinary course of business and consistent with past practice or except as expressly contemplated by the merger agreement;

    - except as previously approved by the Camelot board prior to the date of the merger agreement and as identified to Trans World prior to the date of the merger agreement, authorize or commit to make capital expenditures in excess of $100,000;

    - permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except where such insurance as altered, modified or replaced is materially equivalent, and except in the ordinary course of business and consistent with past practice and following written notice to Trans World;

    - maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

    - enter into any hedging, option, derivative or other similar transaction;

    - institute any change in its accounting methods, principles or practices except insofar as may have been required by a change in United States generally accepted accounting principles;

    - pay, discharge or satisfy any material claims, liabilities or obligations, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed other than the collection in the ordinary course of business;

    - take, cause or permit to be taken any action, whether before or after the effective time, that could reasonably be expected to prevent the merger from constituting a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code or qualifying as a pooling of interests for accounting purposes; or

    - agree to do any of the foregoing.

CONDUCT OF BUSINESS OF TRANS WORLD

    SUMMARY: TRANS WORLD HAS AGREED TO RESTRICTIONS THAT LIMIT ITS ABILITY TO CONDUCT BUSINESS OUTSIDE THE ORDINARY COURSE.

    Before the effective time, the operations of Trans World and its subsidiaries will be conducted in the ordinary and usual course of business and consistent with past practices. Trans World and its subsidiaries will use all commercially reasonable efforts to

    - preserve intact their business organizations;

    - keep available the services of their officers and employees;

    - preserve their current business relationships,

and will not voluntarily take any action that would result in a breach of a representation or warranty that would adversely affect their ability to consummate the merger or the other transactions contemplated thereby. Except as otherwise expressly provided in or contemplated by the merger agreement, prior to the effective time, neither Trans World nor its subsidiaries will, without the prior written consent of Camelot:

    - with respect to Trans World, amend its certificate of incorporation;

    - authorize, issue, sell or deliver any shares of any class of capital stock of Trans World or any of its subsidiaries other than

       - in accordance with the limitations of Trans World's stock option plans and Trans World's restricted stock plan, and

       - in connection with any acquisition with respect to which Trans World is not required by the rules of Nasdaq to obtain stockholder approval;

    - split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in respect of its capital stock except dividends to Trans World or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its subsidiaries;

    - except as provided in "--No Solicitation by Trans World," authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to:

       - any plan of liquidation or dissolution,

       - any acquisition of a material amount of assets other than in the ordinary course of business or securities,

       - any disposition of a material amount of assets or securities,

       - any material change in its capitalization,

       - any entry into a material contract,

       - any amendment or modification of any material contract, or

       - any release or relinquishment of any material contract rights,

    except in each case in the ordinary course of business and consistent with past practice or as expressly contemplated by the merger agreement;

    - maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

    - enter into any hedging, option, derivative or other similar transaction;

    - institute any change in its accounting methods, principles or practices except insofar as may have been required by a change in U.S. generally accepted accounting principles;

    - take, cause or permit to be taken any action, whether before or after the effective time, that could reasonably be expected to prevent the merger from constituting a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code or qualifying as a pooling of interests for accounting purposes; or

    - agree to do any of the foregoing.

NO SOLICITATION BY CAMELOT

    SUMMARY: CAMELOT HAS AGREED NOT TO ENCOURAGE OR EXPLORE ANY COMPETING TRANSACTION.

    Camelot has agreed that, prior to the effective time, it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to:

    - solicit, initiate, facilitate or encourage any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Camelot or any of its subsidiaries or any acquisition of any kind of a material portion of the assets or capital stock of Camelot and its subsidiaries taken as a whole (an "Acquisition Transaction");

    - negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction; or

    - enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

However, Camelot may, prior to the date of the Camelot special meeting, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the outstanding shares of Camelot common stock or all or substantially all of the assets of Camelot and its subsidiaries from a third party:

    - furnish or disclose non-public information to such third party, and

    - negotiate, explore or otherwise communicate with such third party.

Camelot may do this only if, after being advised by its outside counsel with respect to its fiduciary obligations and Merrill Lynch with respect to the financial terms of any proposed Acquisition Transaction, the Camelot board determines reasonably and in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law.

NO SOLICITATION BY TRANS WORLD

    SUMMARY: TRANS WORLD HAS AGREED NOT TO ENCOURAGE OR EXPLORE ANY COMPETING TRANSACTION.

    Trans World has agreed that, prior to the effective time, it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to:

    - solicit, initiate, facilitate or encourage any inquiries or the making of any proposal with respect to any Acquisition Transaction involving Trans World and its subsidiaries;

    - negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction; or

    - enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

However, Trans World may, prior to the date of the Trans World special meeting, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the outstanding shares of Trans World common stock or all or substantially all of the assets of Trans World and its subsidiaries from a third party:

    - furnish or disclose non-public information to such third party; and

    - negotiate, explore or otherwise communicate with such third party.

Trans World may do this only if, after being advised by its outside counsel with respect to its fiduciary obligations and Goldman Sachs with respect to the financial terms of any proposed Acquisition Transaction, the Trans World board determines reasonably and in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law.

BOARD REPRESENTATION

    Trans World will increase its board size to add two additional directors, who have been selected by the Camelot board prior to the effective time, at least one of whom will not have a term that is scheduled for re-election at the next annual meeting of stockholders of Trans World.

CONDITIONS

    SUMMARY: THE OBLIGATIONS OF TRANS WORLD, CAQ AND CAMELOT ARE CONTINGENT UPON THE SATISFACTION OR WAIVER OF CONDITIONS.

    In addition to the requisite approvals of the merger agreement by the Camelot stockholders and of the Trans World merger matters by the Trans World stockholders, the respective obligations of Trans World, CAQ and Camelot to consummate the merger are conditioned on:

    - the registration statement of which this prospectus is a part must have become effective under the Securities Act;

    - all necessary state securities and blue sky authorizations must have been received;

    - the Trans World shares issuable in the merger must have been approved for quotation on Nasdaq;

    - no order of a court or governmental entity may prohibit the consummation of the merger, and any waiting period applicable to the consummation of the merger under the HSR Act must have expired or been terminated;

    - all authorizations and approvals that may be required in any foreign jurisdiction for the purposes of applicable anti-trust or similar legislation in connection with the consummation of the merger must have been received;

    - the receipt by Trans World of an opinion of Cahill Gordon and the receipt by Camelot of an opinion of Cleary Gottlieb, each dated as of the effective date, each to the effect that

       - the merger will be treated as a reorganization within the meaning of
         Section 368(a) of the Internal Revenue Code, and

       - except for cash received for fractional Trans World shares, no gain or loss will be recognized by a Camelot stockholder as a result of the merger with respect to the Camelot shares converted into Trans World shares; and

    - Camelot and Trans World must have received a letter from Trans World's independent certified public accountants stating that they concur with the conclusion of Trans World's management that no conditions exist with respect to Trans World that would preclude Trans World from being a party to a merger accounted for as a pooling of interests.

    The obligations of Camelot to effect the merger are also conditioned on:

    - the representations and warranties of Trans World and CAQ must be true and correct in all respects, except

       - for those untruths or inaccuracies that would not either impair Trans World's or CAQ's ability to consummate the merger or have a material adverse effect on Trans World, and

       - for changes permitted or contemplated by the merger agreement;

    - Trans World and CAQ must have performed and complied in all material respects with their obligations under the merger agreement except for those failures to so perform or comply that would not either impair Trans World's or CAQ's ability to consummate the merger or have a material adverse effect on Trans World;

    - Camelot must have received certificates of certain officers of Trans World and CAQ evidencing compliance with certain conditions set forth in the merger agreement;

    - there must not have occurred or become known since October 26, 1998 any material adverse change in Trans World and its subsidiaries taken as a whole; and

    - all necessary consents and approvals of, and notifications and disclosures to, and filings and registration with, any governmental authority or any other third party required on the part of Trans World and CAQ for the consummation of the merger must have been obtained or accomplished.

    The obligations of Trans World and CAQ to effect the merger are further conditioned on:

    - the representations and warranties of Camelot must be true and correct in all respects, except

       - for those untruths or inaccuracies that would not either impair Camelot's ability to consummate the merger or have a material adverse effect on Camelot, and

       - for changes permitted or contemplated by the merger agreement;

    - Camelot must have performed and complied in all material respects with its obligations under the merger agreement except for those failures to so perform or comply that would not either impair Camelot's ability to consummate the merger or have a material adverse effect on Camelot;

    - Trans World and CAQ must have received certificates of certain officers of Camelot evidencing compliance with certain conditions set forth in the merger agreement;

    - there must not have occurred or become known since October 26, 1998 any material adverse change in Camelot and its subsidiaries taken as a whole; and

    - all the consents, approvals, notifications, disclosures, filings and registrations required by the merger agreement must have been obtained.

TERMINATION

    SUMMARY: THE MERGER AGREEMENT MAY ALLOW TRANS WORLD OR CAMELOT TO TERMINATE THE AGREEMENT.

    The merger agreement may be terminated:

    - by mutual consent of the Trans World board and the Camelot board;

    - by either Trans World or Camelot if, without fault of such terminating party, the merger has not been consummated on or before April 30, 1999, which may be extended by mutual consent of Trans World and Camelot;

    - by either Trans World or Camelot if any court or other governmental body has prohibited the merger; and

    - by either Trans World or Camelot if either the Camelot stockholders have not adopted the merger agreement or the Trans World stockholders have not approved the Trans World merger matters.

    The merger agreement may be terminated by Trans World if:

    - Camelot has failed to comply in any respect with any of its agreements contained in the merger agreement except for those failures to so perform or comply that would not either impair Camelot's ability to consummate the merger or have a material adverse effect on Camelot;

    - there exists an uncured breach of any representation or warranty of Camelot contained in the merger agreement such that the related closing condition would not be satisfied;

    - the Camelot board

       - fails to recommend the adoption of the merger agreement to the Camelot stockholders,

       - withdraws or amends or modifies in a manner adverse to Trans World its recommendation or approval in respect of the merger, or

       - makes any recommendation with respect to an Acquisition Transaction other than a recommendation to reject such Acquisition Transaction;

    - Camelot or its representatives disclose non-public information or communicate in any way with a third party regarding an Acquisition Transaction; or

    - the number of dissenting shares exceeds the lesser of

       - 10% of the total number of shares of Camelot common stock outstanding immediately prior to the effective time, and

       - the number of dissenting shares as Trans World is advised by its independent certified public accountants will prevent the merger from being treated as a pooling of interests for accounting purposes.

    The merger agreement may be terminated by Camelot if:

    - Trans World or CAQ fails to comply in any respect with any of their agreements contained in the merger agreement except for those failures to so perform or comply that would not either impair Trans World's ability to consummate the merger or have a material adverse effect on Trans World;

    - there exists an uncured breach of any representation or warranty of Trans World or CAQ contained in the merger agreement such that the related closing condition would not be satisfied; or

    - the Trans World board

       - fails to recommend the approval of the Trans World merger matters to the Trans World stockholders,

       - withdraws or amends or modifies in a manner adverse to Camelot its recommendation or approval in respect of the Trans World merger matters, or

       - makes any recommendation with respect to an Acquisition Transaction other than a recommendation to reject such Acquisition Transaction.

FEES AND EXPENSES

    Each of Trans World and CAQ, on the one hand, and Camelot, on the other hand, will bear its respective expenses incurred in connection with the merger agreement and the merger.

    If the merger agreement is terminated, no party will have any liability or further obligation to any other party, except as described below and except for any liability or further obligation arising from or in connection with any willful breach of its obligations under the merger agreement.

    If the merger agreement is terminated by Camelot pursuant to the third bullet point of the third paragraph under "--Termination" or because the Trans World stockholders have not approved the

Trans World merger matters, Trans World must within two business days of such termination pay Camelot:

    - up to $3 million to reimburse Camelot for its documented fees and expenses incurred in connection with the merger agreement; and

    - a cash fee of $18 million.

    If the merger agreement is terminated by Trans World pursuant to the third or fourth bullet point of the second paragraph under "--Termination" or because the Camelot stockholders have not adopted the merger agreement, Camelot must within two business days of such termination pay Trans World:

    - up to $3 million to reimburse Trans World for its documented fees and expenses incurred in connection with the merger agreement; and

    - a cash fee of $18 million.

INDEMNIFICATION; INSURANCE

    Trans World has agreed to maintain and perform to the greatest extent permitted under Camelot's existing indemnification and expense advancement provisions and arrangements with respect to present and former directors and officers of Camelot for all losses arising out of actions or omissions or alleged actions or omissions occurring at or prior to the effective time, to the extent permitted or required under applicable law, and the certificate of incorporation and by-laws of Camelot in effect as of October 26, 1998.

    For a period of six years after the effective time, Trans World has agreed to cause Camelot to maintain in effect its current policies of directors' and officers' liability insurance with respect to claims arising from facts or events that occurred at or before the effective time. However, Camelot will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of October 26, 1998 by Camelot for such insurance.

AMENDMENT

    The merger agreement may be amended, modified or supplemented only by written agreement of Trans World, CAQ and Camelot at any time prior to the effective time with respect to any of its terms. However, after the merger agreement is adopted by the Camelot stockholders, no such amendment or modification may change the amount or form of the consideration to be paid.

WAIVERS; CONSENTS

    Any party to the merger agreement may waive a failure by another party to comply with any of its obligations under the merger agreement only by a written instrument signed by the party granting such waiver. However, such waiver, or any failure to insist upon strict compliance with such obligation, will not operate as a waiver of any subsequent or other failure. Whenever the merger agreement requires or permits consent by or on behalf of any party, such consent must be given in writing.

                                OTHER AGREEMENTS

    THE FOLLOWING IS A SUMMARY OF THE:

    - VOTING AGREEMENT, DATED AS OF OCTOBER 26, 1998, AMONG TRANS WORLD, VAN KAMPEN-MERRITT PRIME RATE INCOME TRUST, FERNWOOD ASSOCIATES, L.P., FERNWOOD RESTRUCTURING, LTD., FERNWOOD FOUNDATION FUND, FERNWOOD TOTAL RETURN HOLDINGS, LTD., MERRILL LYNCH AND OAKTREE CAPITAL MANAGEMENT, LLC (COLLECTIVELY, THE "CAMELOT PRINCIPAL STOCKHOLDERS");

    - VOTING AGREEMENT, DATED AS OF OCTOBER 26, 1998, AMONG CAMELOT AND ROBERT
      J. HIGGINS; AND

    - REGISTRATION RIGHTS AGREEMENT, DATED OCTOBER 26, 1998, BY AND AMONG TRANS WORLD AND THE CAMELOT PRINCIPAL STOCKHOLDERS.

COPIES OF THE CAMELOT VOTING AGREEMENT AND THE HIGGINS VOTING AGREEMENT ARE ATTACHED HERETO AS ANNEX B AND C. THE REGISTRATION RIGHTS AGREEMENT HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART. YOU SHOULD READ EACH OF THE CAMELOT VOTING AGREEMENT, THE HIGGINS VOTING AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT IN ITS ENTIRETY.

THE CAMELOT VOTING AGREEMENT

    SUMMARY: THE CAMELOT PRINCIPAL STOCKHOLDERS HAVE AGREED TO VOTE THEIR SHARES REPRESENTING 58.4% OF THE OUTSTANDING CAMELOT SHARES "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND AGAINST ANY COMPETING TRANSACTION.

    As a condition to the willingness of Trans World to enter into the merger agreement, the Camelot Principal Stockholders entered into the Camelot voting agreement.

    VOTING OF SHARES; PROXY. Each of the Camelot Principal Stockholders has agreed to vote its Camelot shares at the Camelot special meeting:

    - in favor of the merger agreement; and

    - against any competing Acquisition Transaction and any action or agreement contrary to the obligations under the Camelot voting agreement or the merger agreement.

The obligations of the Camelot Principal Stockholders under the Camelot voting agreement will terminate at the earliest of:

    - the termination of the merger agreement in accordance with its terms;

    - the effective time;

    - the termination of the Camelot voting agreement by the mutual written agreement of those parties or by Trans World; or

    - April 30, 1999, unless extended.

    Each Camelot Principal Stockholder has irrevocably appointed Trans World as its attorney and proxy with full power of substitution, to vote its Camelot shares at the Camelot special meeting.

    COVENANTS OF THE CAMELOT PRINCIPAL STOCKHOLDERS. Each Camelot Principal Stockholder has agreed that such Camelot Principal Stockholder will not:

    - dispose of or encumber the Camelot shares held by it unless the transferee executes a comparable voting agreement;

    - solicit or encourage other proposals or negotiate or communicate in any way with any third party with respect to any competing Acquisition Transaction; and

    - enter into any agreement requiring it to abandon, terminate or fail to perform as contemplated by the Camelot voting agreement.

    The Camelot voting agreement covers 58.4% of the Camelot shares outstanding as of March 15, 1999.

THE HIGGINS VOTING AGREEMENT

    SUMMARY: ROBERT J. HIGGINS HAS AGREED TO VOTE HIS SHARES REPRESENTING 35.7% OF THE OUTSTANDING TRANS WORLD SHARES "FOR" THE TRANS WORLD MERGER MATTERS AND AGAINST ANY COMPETING TRANSACTION.

    As a condition to the willingness of Camelot to enter into the merger agreement, Robert J. Higgins entered into a voting agreement.

    VOTING OF SHARES. Mr. Higgins has agreed to vote his Trans World shares at the Trans World special meeting:

    - in favor of the Trans World merger matters; and

    - against any competing Acquisition Transaction and any action contrary to the obligations under the Higgins voting agreement or the merger agreement.

Mr. Higgins' obligations under the Higgins voting agreement will terminate at the earliest of:

    - the termination of the merger agreement in accordance with its terms;

    - the effective time;

    - the termination of the Higgins voting agreement by the mutual written agreement of the parties or by Camelot; or

    - April 30, 1999, unless extended.

    COVENANTS OF MR. HIGGINS.  Mr. Higgins has agreed that he:

    - will not dispose of or encumber his Trans World shares unless the transferee executes a comparable voting agreement;

    - will not solicit or encourage other proposals or negotiate or communicate in any way with any third party with respect to any competing Acquisition Transaction; and

    - will not enter into any agreement requiring him to abandon, terminate or fail to perform as contemplated by the Higgins voting agreement.

    The Higgins voting agreement covers 35.7% of the Trans World shares outstanding as of March 3, 1999. Mr. Higgins received no compensation for entering into the Higgins voting agreement.

THE REGISTRATION RIGHTS AGREEMENT

    SUMMARY: TRANS WORLD HAS GIVEN THE CAMELOT PRINCIPAL STOCKHOLDERS THE RIGHT TO DEMAND REGISTRATION OF THEIR TRANS WORLD SHARES UNDER THE SECURITIES ACT AND THE RIGHT TO INCLUDE THEIR SHARES IN OTHER TRANS WORLD REGISTRATION STATEMENTS.

    From the effective time until the earlier of:

    - the first anniversary of the effective time; and

    - the date when the holders of shares that may be registered under the registration rights agreement no longer own any registrable shares, the registration rights agreement gives the holders of at least 40% of the registrable shares the right to demand that Trans World register pursuant to the Securities Act all or any portion of registrable shares held by them. However, the aggregate number of registrable shares requested to be registered pursuant to any demand must be at least the number of shares that would yield $40 million in aggregate gross proceeds in any public offering. The Camelot Principal Stockholders and certain of their transferees, as a group, will be entitled to two demand registrations.

    During the registration period, if Trans World seeks to register, in a proposed firm commitment underwritten offering solely for cash for its own account or for the account of any holder of securities of the same type as the registrable shares, each holder of registrable shares also will have the right to request that Trans World include any or all of their registrable shares in the proposed offering. The registration rights agreement limits the ability of each holder of registrable shares to effect a public sale or distribution of registrable shares during certain periods if the managing underwriter of an underwritten offering determines that a public sale or distribution of such shares would have a material adverse impact on an offering of Trans World shares or similar securities for which Trans World has filed a registration statement.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements are presented assuming the merger will be accounted for as a pooling of interests. Accordingly, the accompanying unaudited pro forma condensed combined financial statements give retroactive effect to the merger and include the combined operations of Trans World for all periods presented and for Camelot for periods subsequent to its adoption of fresh-start reporting on January 31, 1998. For a description of pooling of interests accounting with respect to the merger, see "The Merger--Accounting Treatment of the Merger."

    The unaudited pro forma condensed combined income statements reflect the combination of the historical operating results of Trans World for the years ended January 31, 1998, February 1, 1997 and February 3, 1996, and for the thirty-nine week periods ended October 31, 1998 and November 1, 1997 with the historical results of Camelot for the one-month period ended February 28, 1998, and for the thirty-nine week period ended November 28, 1998. FINANCIAL DATA FOR CAMELOT FOR PERIODS PRIOR TO THE ADOPTION OF FRESH-START REPORTING ON JANUARY 31, 1998 IS NOT INCLUDED IN THE PRO FORMA INFORMATION BECAUSE AN ENTITY ADOPTING FRESH-START REPORTING IS ANALOGOUS TO A NEWLY INCORPORATED ENTERPRISE FOR FINANCIAL REPORTING PURPOSES. ACCORDINGLY, FOR PRO FORMA PURPOSES, CAMELOT DID NOT EXIST PRIOR TO JANUARY 31, 1998. The unaudited pro forma condensed combined balance sheet reflects the combination of the historical balance sheet of Trans World at October 31, 1998 with the historical balance sheet of Camelot at November 28, 1998.

    For all applicable periods in the unaudited pro forma condensed combined income statements, shares used in the computation of basic and diluted earnings per share assume an exchange ratio of 1.9 Trans World shares for each Camelot share. Outstanding shares for Camelot for periods prior to January 31, 1998 were not used in the computation for periods prior to February 1, 1998.

    The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or the financial position of the combined companies that actually would have occurred had the merger been consummated on the dates indicated or that may be obtained in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the related historical financial statements of Trans World and Camelot included in this joint proxy statement/prospectus.

     TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                OCTOBER 31, 1998

                                                        TRANS WORLD
                                                      ---------------       CAMELOT
                                                        OCTOBER 31,    -----------------   PRO FORMA
                                                           1998        NOVEMBER 28, 1998  ADJUSTMENTS    TOTAL
                                                      ---------------  -----------------  -----------  ----------
                                                                            (IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................    $    33,164       $     9,496      $  --       $   42,660
  Merchandise inventory.............................        228,514           270,831         --          499,345
  Deferred tax asset................................        --                  7,205         --            7,205
  Prepaid income taxes..............................        --                --               2,648(1)      2,648
  Prepaid expenses and other........................          5,181             9,700           (116)(2)     14,765
                                                      ---------------        --------     -----------  ----------
    Total current assets............................        266,859           297,232          2,532      566,623
                                                      ---------------        --------     -----------  ----------
VIDEO CASSETTE RENTAL INVENTORY, net................          3,672           --              --            3,672
DEFERRED TAX ASSET..................................          3,787            20,969         --           24,756
PROPERTY, PLANT AND EQUIPMENT, net..................         86,549            58,317         --          144,866
INTANGIBLES, net....................................        --                 12,021         --           12,021
GOODWILL............................................            768            33,393         --           34,161
OTHER ASSETS........................................          2,160               598         --            2,758
                                                      ---------------        --------     -----------  ----------
  TOTAL ASSETS......................................    $   363,795       $   422,530      $   2,532   $  788,857
                                                      ---------------        --------     -----------  ----------
                                                      ---------------        --------     -----------  ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................    $   144,471       $   119,886      $  --       $  264,357
  Notes payable.....................................        --                 23,800         --           23,800
  Income taxes payable..............................            911             1,872         (5,431)(2)     --
                                                                                               2,648(1)
  Accrued expenses and other........................         10,914            29,572         13,809(2)     54,295
  Store closing reserve.............................          6,581           --              --            6,581
  Current deferred taxes............................          2,062           --              --            2,062
  Current portion of long-term debt and capital
    leases..........................................          2,279             5,000         --            7,279
                                                      ---------------        --------     -----------  ----------
    Total current liabilities.......................        167,218           180,130         11,026      358,374
                                                      ---------------        --------     -----------  ----------
LONG-TERM DEBT, less current portion................        --                 20,000         --           20,000
CAPITAL LEASE OBLIGATIONS, less current portion.....         15,938           --              --           15,938
OTHER LIABILITIES...................................          6,982            17,395         --           24,377
                                                      ---------------        --------     -----------  ----------
  TOTAL LIABILITIES.................................        190,138           217,525         11,026      418,689
                                                      ---------------        --------     -----------  ----------
SHAREHOLDERS' EQUITY:
  Preferred stock...................................        --                --              --           --
  Common stock......................................            328               102             92(3)        522
  Additional paid-in capital........................         64,773           199,894            (92)(3)    264,575
  Unearned compensation-restricted stock............           (142)          --              --             (142)
  Unearned compensation-stock option plans..........        --                 (1,627)        --           (1,627)
  Treasury stock at cost............................           (390)          --              --             (390)
  Retained earnings.................................        109,088             6,636         (8,494)(2)    107,230
                                                      ---------------        --------     -----------  ----------
    TOTAL SHAREHOLDERS' EQUITY......................        173,657           205,005         (8,494)     370,168
                                                      ---------------        --------     -----------  ----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......    $   363,795       $   422,530      $   2,532   $  788,857
                                                      ---------------        --------     -----------  ----------
                                                      ---------------        --------     -----------  ----------

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

     TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
             FOR THE THIRTY-NINE WEEK PERIOD ENDED OCTOBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         FOR THE THIRTY-NINE
                                                          WEEK PERIOD ENDED
                                                    ------------------------------
                                                     TRANS WORLD       CAMELOT
                                                     OCTOBER 31,     NOVEMBER 28,    PRO FORMA
                                                         1998            1998       ADJUSTMENTS    TOTAL
                                                    --------------  --------------  -----------  ----------
Sales.............................................   $    430,658     $  377,744     $  --       $  808,402
Cost of sales.....................................        269,532        238,623        --          508,155
                                                    --------------  --------------  -----------  ----------
Gross profit......................................        161,126        139,121        --          300,247
Selling, general and administrative expenses......        143,694        124,863         1,096(4)    269,653
Special items.....................................        --               1,096        (1,096)(4)     --
                                                    --------------  --------------  -----------  ----------
Income from operations............................         17,432         13,162        --           30,594
Interest expense..................................          2,264          1,299           196(5)      3,759
Other expenses (income), net......................           (541)          (145)         (196)(5)       (882)
                                                    --------------  --------------  -----------  ----------
Income before income taxes........................         15,709         12,008        --           27,717
Income tax expense................................          6,126          5,846        --           11,972
                                                    --------------  --------------  -----------  ----------
Net income........................................   $      9,583     $    6,162     $  --       $   15,745
                                                    --------------  --------------  -----------  ----------
                                                    --------------  --------------  -----------  ----------
Basic earnings per share(6).......................   $       0.30     $     0.61                 $     0.31
                                                    --------------  --------------               ----------
                                                    --------------  --------------               ----------
Weighted average number of shares outstanding.....         31,653         10,178                     50,991
                                                    --------------  --------------               ----------
                                                    --------------  --------------               ----------
Diluted earnings per share(6).....................   $       0.29     $     0.60                 $     0.30
                                                    --------------  --------------               ----------
                                                    --------------  --------------               ----------
Adjusted weighted average number of shares
  outstanding.....................................         33,565         10,353                     53,236
                                                    --------------  --------------               ----------
                                                    --------------  --------------               ----------

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

     TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
             FOR THE THIRTY-NINE WEEK PERIOD ENDED NOVEMBER 1, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    FOR THE THIRTY-NINE
                                                     WEEK PERIOD ENDED
                                            -----------------------------------
                                              TRANS WORLD          CAMELOT        PRO FORMA
                                            NOVEMBER 1, 1997  NOVEMBER 29, 1997  ADJUSTMENTS    TOTAL
                                            ----------------  -----------------  -----------  ----------
Sales.....................................     $  329,273        $   --           $  --       $  329,273
Cost of sales.............................        206,821            --              --          206,821
                                                 --------           --------     -----------  ----------
Gross profit..............................        122,452            --              --          122,452
Selling, general and administrative
  expenses................................        119,284            --              --          119,284
                                                 --------           --------     -----------  ----------
Income from operations....................          3,168            --              --            3,168
Interest expense..........................          4,505            --              --            4,505
Other expenses (income), net..............           (151)           --              --             (151)
                                                 --------           --------     -----------  ----------
Income (loss) before income taxes.........         (1,186)           --              --           (1,186)
Income tax expense (benefit)..............           (470)           --              --             (470)
                                                 --------           --------     -----------  ----------
Net income (loss).........................     $     (716)       $   --           $  --       $     (716)
                                                 --------           --------     -----------  ----------
                                                 --------           --------     -----------  ----------
Basic earnings (loss) per share(6)........     $    (0.02)       $   --                       $    (0.02)
                                                 --------           --------                  ----------
                                                 --------           --------                  ----------
Weighted average number of shares
  outstanding.............................         29,443            --                           29,443
                                                 --------           --------                  ----------
                                                 --------           --------                  ----------
Diluted earnings (loss) per share(6)......     $    (0.02)       $   --                       $    (0.02)
                                                 --------           --------                  ----------
                                                 --------           --------                  ----------
Adjusted weighted average number of shares
  outstanding.............................         29,443            --                           29,443
                                                 --------           --------                  ----------
                                                 --------           --------                  ----------

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

     TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  TRANS WORLD
                                                FOR THE FISCAL       CAMELOT
                                                  YEAR ENDED     FEBRUARY 1, 1998
                                                  JANUARY 31,    TO FEBRUARY 28,    PRO FORMA
                                                     1998              1998        ADJUSTMENTS    TOTAL
                                                ---------------  ----------------  -----------  ----------
Sales.........................................    $   571,314       $   27,842      $  --       $  599,156
Cost of sales.................................        361,422           18,009         --          379,431
                                                ---------------       --------     -----------  ----------
Gross profit..................................        209,892            9,833         --          219,725
Selling, general and administrative
  expenses....................................        170,834            9,527         --          180,361
                                                ---------------       --------     -----------  ----------
Income from operations........................         39,058              306         --           39,364
Interest expense..............................          5,148               12              7(5)      5,167
Other expenses (income), net..................           (153)            (295)            (7)(5)       (455)
                                                ---------------       --------     -----------  ----------
Income before income taxes....................         34,063              589         --           34,652
Income tax expense............................         13,489              115         --           13,604
                                                ---------------       --------     -----------  ----------
Net income....................................    $    20,574       $      474      $  --       $   21,048
                                                ---------------       --------     -----------  ----------
                                                ---------------       --------     -----------  ----------
Basic earnings per share(6)...................    $      0.70       $     0.05                  $     0.68
                                                ---------------       --------                  ----------
                                                ---------------       --------                  ----------
Weighted average number of shares
  outstanding(7)..............................         29,483           10,176                      30,966
                                                ---------------       --------                  ----------
                                                ---------------       --------                  ----------
Diluted earnings per share(6).................    $      0.66       $     0.05                  $     0.65
                                                ---------------       --------                  ----------
                                                ---------------       --------                  ----------
Adjusted weighted average number of shares
  outstanding(7)..............................         31,032           10,176                      32,515
                                                ---------------       --------                  ----------
                                                ---------------       --------                  ----------

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

     TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        FOR THE FISCAL YEAR ENDED
                                                      ------------------------------
                                                        TRANS WORLD
                                                        FEBRUARY 1,       CAMELOT      PRO FORMA
                                                           1997        MARCH 1, 1997  ADJUSTMENTS    TOTAL
                                                      ---------------  -------------  -----------  ----------
Sales...............................................    $   481,657     $   --         $  --       $  481,657
Cost of sales.......................................        308,952         --            --          308,952
                                                      ---------------  -------------  -----------  ----------
Gross profit........................................        172,705         --            --          172,705
Selling, general and administrative expenses........        150,218         --            --          150,218
                                                      ---------------  -------------  -----------  ----------
Income from operations..............................         22,487         --            --           22,487
Interest expense....................................         12,110         --            --           12,110
Other expenses (income), net........................         (1,343)        --            --           (1,343)
                                                      ---------------  -------------  -----------  ----------
Income before income taxes..........................         11,720         --            --           11,720
Income tax expense..................................          4,618         --            --            4,618
                                                      ---------------  -------------  -----------  ----------
Net income..........................................    $     7,102     $   --         $  --       $    7,102
                                                      ---------------  -------------  -----------  ----------
                                                      ---------------  -------------  -----------  ----------
Basic earnings per share(6).........................    $      0.24     $   --                     $     0.24
                                                      ---------------  -------------               ----------
                                                      ---------------  -------------               ----------
Weighted average number of shares outstanding.......         29,271         --                         29,271
                                                      ---------------  -------------               ----------
                                                      ---------------  -------------               ----------
Diluted earnings per share(6).......................    $      0.24     $   --                     $     0.24
                                                      ---------------  -------------               ----------
                                                      ---------------  -------------               ----------
Adjusted weighted average number of shares
  outstanding.......................................         29,697         --                         29,697
                                                      ---------------  -------------               ----------
                                                      ---------------  -------------               ----------

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

     TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE FISCAL YEAR ENDED FEBRUARY 3, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     FOR THE FISCAL YEAR ENDED
                                                   ------------------------------
                                                     TRANS WORLD
                                                     FEBRUARY 3,       CAMELOT      PRO FORMA
                                                        1996        MARCH 2, 1996  ADJUSTMENTS     TOTAL
                                                   ---------------  -------------  -----------  -----------
Sales............................................    $   517,046     $   --         $  --       $   517,046
Cost of sales....................................        347,554         --            --           347,554
                                                   ---------------  -------------  -----------  -----------
Gross profit.....................................        169,492         --            --           169,492
Selling, general and administrative expenses.....        168,313         --            --           168,313
Restructuring charge.............................         24,204         --            --            24,204
                                                   ---------------  -------------  -----------  -----------
Income (loss) from operations....................        (23,025)        --            --           (23,025)
Interest expense.................................         15,201         --            --            15,201
Other expenses (income), net.....................           (979)        --            --              (979)
                                                   ---------------  -------------  -----------  -----------
Income (loss) before income taxes................        (37,247)        --            --           (37,247)
Income tax expense (benefit).....................        (13,431)        --            --           (13,431)
                                                   ---------------  -------------  -----------  -----------
Net income (loss)................................    $   (23,816)    $   --         $  --       $   (23,816)
                                                   ---------------  -------------  -----------  -----------
                                                   ---------------  -------------  -----------  -----------
Basic earnings (loss) per share(6)...............    $     (0.82)    $   --                     $     (0.82)
                                                   ---------------  -------------               -----------
                                                   ---------------  -------------               -----------
Weighted average number of shares outstanding....         29,178         --                          29,178
                                                   ---------------  -------------               -----------
                                                   ---------------  -------------               -----------
Diluted earnings (loss) per share(6).............    $     (0.82)    $   --                     $     (0.82)
                                                   ---------------  -------------               -----------
                                                   ---------------  -------------               -----------
Adjusted weighted average number of shares
  outstanding....................................         29,178         --                          29,178
                                                   ---------------  -------------               -----------
                                                   ---------------  -------------               -----------

 See accompanying notes to the unaudited pro forma condensed combined financial statements.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

NOTE A--BASIS OF PRESENTATION

    For accounting purposes, the merger will be treated as a pooling of interests. Accordingly, the accompanying unaudited pro forma condensed combined financial statements give retroactive effect to the merger and include the operations of Trans World for all periods presented and Camelot for the periods from Febuary 1, 1998 to February 28, 1998 and from March 1, 1998 to November 28, 1998.

    On January 27, 1998, Camelot's plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code became effective. In accordance with Statement of Position 90-7 issued by the American Institute of Certified Public Accountants, Camelot adopted "fresh-start reporting" whereby the reorganization value of Camelot's predecessor company, CM Holdings, Inc., was allocated to Camelot's assets on the basis of the purchase method of accounting.

NOTE B--PRO FORMA ADJUSTMENTS

    The pro forma adjustments to the historical financial information are as follows:

PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (1) To reclassify negative balance of income taxes payable of $2,648 to prepaid income taxes.

    (2) To reflect the estimated costs for the transaction of $13,925, including financial advisory fees and expenses ($6,600), professional fees and expenses ($2,700), printing, mailing and other costs ($1,075), and compensation expense incurred as a result of the acceleration of vesting of severance benefits ($3,550), by decreasing prepaid expenses by $116 and increasing accrued expenses by $13,809, reducing retained earnings by $8,494 and recording the tax effect at the estimated effective tax rate (39.0%) of $5,431. In connection with the merger, Camelot has established an employee retention program for nine executive officers and approximately 175 of its other employees. Payment of funds to participants is conditioned upon continued employment through the period set forth for each participant in the program. The estimated cost associated with the employee retention program ($3,750) is not included in this reclassification. It will be accrued over the retention period from the closing date until termination.

    (3) To reclassify $0.01 per share from additional paid-in capital to common stock for the issuance of 1.9 shares of Trans World common stock (19,344 shares) for each share of Camelot common stock outstanding at October 31, 1998 (10,181 shares), resulting in a net pro forma adjustment of $92 (the difference of 19,344 shares minus 10,181 shares multiplied by $0.01 par value) from additional paid-in capital to common stock. Outstanding options to acquire Camelot common stock have not been considered in the computation of this reclassification because they will be exchanged for options to acquire Trans World common stock.

PRO FORMA INCOME STATEMENT ADJUSTMENTS

    (4) To reclassify special items to selling general and administrative expenses for comparative purposes: thirty-nine weeks ended October 31, 1998, $1,096 that is comprised of $926 for the costs of filing a registration statement which was subsequently withdrawn and $170 for legal fees related to open reorganization claims.

    (5) To reclassify amortization of financing fees from other expenses to interest expense for comparative purposes: thirty-nine weeks ended October 31, 1998, $196; and fiscal 1997, $7.

PRO FORMA COMBINED SHARE AND PER SHARE DATA

    (6) The pro forma combined net income per share data is presented in accordance with SFAS No. 128 and assumes that the shares of Camelot common stock issued or issuable under Camelot's plan of reorganization were issued on January 31, 1998.

    (7) For the fiscal year ended January 31, 1998, weighted average number of shares outstanding and adjusted weighted average number of shares outstanding are calculated giving weight to Camelot based upon the 28 days such shares were outstanding.

NOTE C--ACQUISITIONS

    Effective February 28, 1998, Camelot acquired substantially all of the assets and assumed selected liabilities of The Wall pursuant to an asset purchase agreement dated December 10, 1997 which closed on March 2, 1998. The acquired assets consisted of inventory, retail store fixtures and improvements and cash in stores, and did not include cash at corporate headquarters. The assumed liabilities and commitments consisted of retail store lease obligations, customer related liabilities such as gift certificates outstanding, customer credits outstanding and lifetime guarantee, and liabilities related to store employees such as the vacation accrual. Liabilities not acquired included accounts payable and accrued expenses. The total purchase price was $89.2 million, net of store cash acquired, including a cash payment of $72.2 million, assumption of liabilities aggregating $14.7 million and acquisition costs of $2.3 million. The Wall is a mall-based music store chain operating 150 stores in the Mid-Atlantic region of the United States. Camelot acquired all of those stores, of which 11 stores were closed as part of Camelot's acquisition strategy. For the nine months ended February 28, 1998 and the fiscal year ended June 1, 1997, The Wall had net sales of $141,314 and $161,236, respectively, and net income (loss) of $6,205 and $(23,673), respectively. The net loss for the fiscal year ended June 1, 1997 included a write-down of long-lived assets of $27,323.

    Effective July 29, 1998, Camelot acquired all of the outstanding common stock of Spec's under the terms of an agreement and plan of merger dated June 3, 1998. The total purchase price was $43.0 million, net of cash acquired, including a cash payment of $18.6 million, repayment of Spec's indebtedness of $9.2 million, assumption of liabilities aggregating $14.3 million and acquisition costs of $0.9 million. Spec's is a Miami, Florida-based retailer of prerecorded music operating 41 stores in south Florida and Puerto Rico. As of July 29, 1998, Spec's operated 16 mall-based stores and 25 stores in shopping centers and freestanding locations. For the nine months ended April 30, 1998 and the fiscal year ended July 31, 1997, Spec's had total revenues of $50,614 and $68,536, respectively, and net losses of $(265) and $(9,135), respectively. The net loss for the fiscal year ended July 31, 1997 included a write-down of long-lived assets of $1,500.

    Both acquisitions were accounted for using the purchase method of accounting. As such, results of operations for both The Wall and Spec's are only included in the unaudited pro forma condensed combined income statement since the effective date of each acquisition.

NOTE D--TRANSACTION COSTS AND EXPENSES

    All transaction costs and expenses incurred to date have been deferred and are not included in the historical income statements presented. These costs, which are expected to total $13,925, will be expensed upon consummation of the merger.

                          CAMELOT MUSIC HOLDINGS, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

    The accompanying unaudited pro forma condensed consolidated statement of operations for Fiscal 1997 reflects the historical statement of operations of Camelot adjusted to reflect the effects of fresh-start reporting, The Wall acquisition, and the Spec's acquisition as if each had occurred as of the beginning of the period presented.

    Camelot's plan of reorganization was confirmed by the Bankruptcy Court on December 12, 1997 and became effective on January 27, 1998. Under the plan of reorganization, administrative and priority claims of $5.6 million were fully paid in cash. In addition, substantially all of the claims against Camelot existing as of the petition date were exchanged for shares of Camelot common stock. Approximately $381.5 million of unsecured claims were exchanged for 7,965,051 shares of Camelot common stock valued at an amount equal to one share for each $47.95 of claim, and approximately $41.5 million of secured claims were exchanged for 2,211,111 shares of Camelot common stock valued at an amount equal to one share for each $18.75 of claim. All pre-petition ownership interests in Camelot were cancelled.

    Camelot adopted the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Pursuant to the guidance provided by this statement, Camelot adopted fresh-start reporting for its Consolidated Financial Statements effective as of January 31, 1998, the last day of Camelot's fiscal month end. Under fresh-start reporting, the reorganization value of Camelot has been allocated to Camelot's assets on the basis of the purchase method of accounting. All of the reorganization value was attributable to specific tangible assets of Camelot and no amount has been recorded as intangible assets or as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets."

    Under the Plan of Reorganization the fresh-start reporting entity value was determined to be $194,368. This value includes an estimated terminal value of Camelot and results in a per share common stock value of $18.75 and was determined by the Company with the assistance of its special financial advisor during the Chapter 11 reorganization. The significant factors used in the determination of this value were a four year analysis of the Company's forecasted cash flows discounted at 14.0% to a present value, an assumed tax rate of 40%, and certain additional financial analyses and forecasts prepared by management focusing on the capital structure of the new entity.

    Effective February 28, 1998, Camelot acquired substantially all of the assets and assumed selected liabilities of The Wall from WH Smith Group Holdings USA. The acquired assets consisted of inventory, retail store fixtures and improvements and cash in stores. The only asset not purchased was cash at corporate headquarters. The assumed liabilities and commitments consisted of retail store lease obligations, customer related liabilities such as gift certificates outstanding, customer credits outstanding and lifetime guarantee, and liabilities related to store employees such as the vacation accrual. Liabilities not acquired include accounts payable and accrued expenses. The total purchase price was $87.4 million, net of store cash acquired, including a cash payment of $72.2 million, assumption of liabilities aggregating $12.9 million and acquisition costs of $2.3 million.

    On July 29, 1998, Camelot completed its acquisition of all of the issued and outstanding shares of Spec's common stock. The total purchase price in connection with the Spec's acquisition, net of cash acquired, was $43.0 million, including a cash payment of $18.6 million, repayment of bank debt of $9.2 million, assumption of liabilities aggregating $14.3 million and acquisition costs of $0.9 million.

    The unaudited pro forma condensed consolidated financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related notes of Camelot and the financial statements and related notes of The Wall and Spec's, all of which are included elsewhere in this joint proxy statement/prospectus. Camelot believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The unaudited pro forma condensed consolidated financial data is provided for informational purposes only and should not be construed to be indicative of Camelot's results of operations had The Wall and Spec's acquisitions been consummated and fresh-start reporting adopted on the dates assumed and are not intended to constitute projections with regard to Camelot's results of operations for any future period.

                          CAMELOT MUSIC HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  FISCAL 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        HISTORICAL                   HISTORICAL                 HISTORICAL
                                       -------------                ------------               ------------
                                        PREDECESSOR                   CAMELOT                    THE WALL
                                          (PERIOD                     (PERIOD                    (PERIOD
                                       MARCH 2, 1997                FEBRUARY 1,                  MARCH 3,
                                        TO JANUARY     PRO FORMA      1998 TO      PRO FORMA     1997 TO      PRO FORMA
                                            31,       ADJUSTMENTS   FEBRUARY 28,  FRESH START  FEBRUARY 28,  ADJUSTMENTS
                                           1998)      (FRESH-START)    1998)       COMBINED       1998)      (THE WALL)
                                       -------------  ------------  ------------  -----------  ------------  -----------
Net sales............................    $ 372,561     $   (4,195)(1)  $   27,842  $ 396,208    $  172,212    $ (14,300)(9)
Cost of sales........................      248,655         (2,740)(1)      18,009    262,774       104,175       (9,000)(9)
                                                           (1,150)(2)
                                       -------------  ------------  ------------  -----------  ------------  -----------
  Gross profit.......................      123,906           (305)        9,833      133,434        68,037       (5,300)
Selling general and administrative
 expenses............................      114,491         (1,500)(1)       9,527    108,865        61,230       (5,700)(9)
                                                              544(3)                                               (370)(10)
                                                          (14,197)(4)                                            (2,681)(11)
Special items........................       (4,443)        --            --           (4,443)        4,164       --
                                       -------------  ------------  ------------  -----------  ------------  -----------
Income before interest expense, other
 expenses (income) net,
 reorganization income expense and
 income taxes........................       13,858         14,848           306       29,012         2,643        3,451
Interest expense (income)............          221            (88)(5)          12        145        --              410(12)
Other expenses (income), net.........          185           (218)(6)        (295)       (328)      --           --
                                       -------------  ------------  ------------  -----------  ------------  -----------
Income before reorganization expenses
 (income) and income taxes...........       13,452         15,154           589       29,195         2,643        3,041
Reorganization expenses
 (income)(18)........................      (26,501)        26,501(7)      --          --            --           --
                                       -------------  ------------  ------------  -----------  ------------  -----------
Income (loss) before income taxes....       39,953        (11,347)          589       29,195         2,643        3,041
Income tax expense (benefit).........          289         10,982(8)         115      11,386         2,206        11(13)
                                       -------------  ------------  ------------  -----------  ------------  -----------
Net income (loss)....................    $  39,664     $  (22,329)   $      474    $  17,809    $      437    $   3,030
                                       -------------  ------------  ------------  -----------  ------------  -----------
                                       -------------  ------------  ------------  -----------  ------------  -----------
Earnings per shares(19)..............
Weighted average shares outstanding..

                                                     HISTORICAL
                                                    ------------
                                                       SPEC'S
                                                      (PERIOD
                                                    FEBRUARY 1,
                                        PRO FORMA     1997 TO      PRO FORMA
                                        COMBINED    JANUARY 31,   ADJUSTMENTS   PRO FORMA
                                       (THE WALL)      1998)       (SPEC'S)     COMBINED
                                       -----------  ------------  -----------  -----------
Net sales............................   $ 554,120    $   66,213       --        $ 620,333
Cost of sales........................     357,949        44,492       --          402,441

                                       -----------  ------------  -----------  -----------
  Gross profit.......................     196,171        21,721       --          217,892
Selling general and administrative
 expenses............................     161,344        25,858         (769) 14)    186,586
                                                                         153 (15

Special items........................        (279)        2,093       --            1,814
                                       -----------  ------------  -----------  -----------
Income before interest expense, other
 expenses (income) net,
 reorganization income expense and
 income taxes........................      35,106        (6,230)         616       29,492
Interest expense (income)............         555           954          773  16      2,282
Other expenses (income), net.........        (328)          (68)      --             (396)
                                       -----------  ------------  -----------  -----------
Income before reorganization expenses
 (income) and income taxes...........      34,879        (7,116)        (157)      27,606
Reorganization expenses
 (income)(18)........................      --            --           --           --
                                       -----------  ------------  -----------  -----------
Income (loss) before income taxes....      34,879        (7,116)        (157)      27,606
Income tax expense (benefit).........      13,603           545       (3,381) 17)     10,767
                                       -----------  ------------  -----------  -----------
Net income (loss)....................   $  21,276    $   (7,661)   $   3,224    $  16,839
                                       -----------  ------------  -----------  -----------
                                       -----------  ------------  -----------  -----------
Earnings per shares(19)..............                                           $    1.65
Weighted average shares outstanding..                                              10,176

 See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

                          CAMELOT MUSIC HOLDINGS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS

FRESH-START REPORTING PRO FORMA ADJUSTMENTS NOTES

(1) To eliminate operating results of ten stores closed in conjunction with Camelot's reorganization as follows: sales ($4,195), cost of sales ($2,740), and selling, general and administrative expenses of ($1,500), including depreciation and amortization ($377).

(2) During the reorganization period certain trade vendors denied Camelot the right to take prompt payment discounts. The amounts and period of denial varied by vendor. In connection with Camelot's emergence from bankruptcy, each of its six major vendors signed an agreement to provide Camelot with a credit on future purchases equal to the value of any customary discounts (including prompt payment discounts) that they had denied to Camelot during reorganization. The reduction in cost of sales of ($1,150) reinstates cash discounts to normal and customary trade payment terms, which was calculated based on actual payments made to specific vendors during the period of denial.

(3) To increase S,G&A expenses $544 by: recording the amortization of fair value adjustments totalling $2,156 to be expensed over the remaining lease terms, ranging from less than one to up to ten years, for favorable and unfavorable lease values of $578, recording the effects on rent expense of restarting lease lives as of the effective date of emergence to be recognized over the remaining minimum lease terms of $1,011 and recording the effects of capitalizing internal use software costs (SOP 98-1) of ($1,045).

(4) To reduce depreciation and amortization expense ($14,197) by eliminating predecessor company goodwill amortization of ($1,840), recording amortization on capitalized internal software costs of $1,045 over ten years (SOP 98-1), eliminating predecessor company depreciation expense of ($18,644) and recording depreciation expense of $6,182 based on a weighted average historical life of six years. The depreciation expense adjustment relating to fixed asset additions occurring during fiscal 1997 reflected the use of the half-year convention.

(5) To eliminate historical commitment fee expense of ($221) and record new commitment fee expense of $133 based on the terms of Camelot's new revolving credit agreement. Camelot's new revolving credit agreement provides for loans up to $50 million during the peak period (October through December) and up to $35 million during the non-peak period. The term of the revolving credit agreement is four years. Commitment fees are paid annually and the amount is calculated as 0.375% of 100% of the applicable peak or non-peak period available commitment.

(6) To reduce other expenses ($218) by eliminating historical deferred financing fee amortization of ($424) and recording new amortization of $206 on $695 of fees paid in connection with the new revolving credit agreement. The amortization adjustment is for 11 months and is calculated on a straight-line basis over the four-year facility term and includes an annual agent's fee of $50. The straight-line method approximates the interest method because the revolving credit agreement often has no outstanding borrowings.

(7) To eliminate reorganization income of $26,501 which will not be incurred subsequent to the effective date of the plan of reorganization.

(8) To reverse the income tax effect of fresh-start reporting adjustments and record the income tax effect of pro forma adjustments for items that are deductible for income tax purposes, using Camelot's incremental tax rate that would be applicable to the pro forma adjustments. The amount

                          CAMELOT MUSIC HOLDINGS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                      STATEMENT OF OPERATIONS (CONTINUED)

    of the adjustment was calculated as that amount necessary to make income tax expense in the "Pro Forma Fresh Start Combined" column equal to 39% of "Income (loss) before income taxes."

THE WALL ACQUISITION PRO FORMA ADJUSTMENTS NOTES

(9) To reflect adjustment for operating results of 18 stores closed by The Wall prior to the acquisition by Camelot for sales ($3,600), cost of sales ($2,300), and SG&A expenses ($1,900) and to adjust operating results for 11 stores acquired which were identified for closure prior to the closing of the acquisition by Camelot as follows: sales ($10,700), cost of sales ($6,700) and selling, general and administrative expenses ($3,800).

(10) To reduce SG&A expenses ($370) by recording the amortization of fair value adjustments totalling ($3,288) to be expensed over the remaining lease terms, ranging from less than one to up to ten years, for favorable and unfavorable lease values amortization of ($1,120) and recording the effects on rent expense of restarting lease lives as of the effective date of the purchase to be recognized over the remaining minimum lease terms of $750.

(11) To reduce depreciation and amortization expense ($2,681), by eliminating historical depreciation and amortization of ($6,725), recording new goodwill amortization of $1,255 (based on straight-line amortization of total goodwill of $25,090 over a 20-year period), recording trade name amortization of $380 (based on straight-line amortization of $760 over a two-year period) and recording new depreciation expense of $2,409 for revalued property, plant and equipment of $14,451 on a straight-line basis based on Camelot's weighted average historical life of six years.

(12) To reflect incremental interest expense of $410 as a result of incremental borrowings under the new revolving credit agreement needed to finance The Wall acquisition using the interest rate in effect in February 1998 of 8.5%. Interest expense already includes $232 related to the acquisition of The Wall. Incremental borrowings were determined based upon actual cash flows of Camelot, and the amount of borrowing under the revolving credit agreement occuring subsequent to closing of The Wall acquisition that would not have been necessary had the acquisition not taken place. Average incremental borrowings were determined to be $9,965 and to have been outstanding for 273 days. Interest rates can vary. The effect of a 1/8% change in the interest rate would be approximately $9.

(13) To eliminate historical income taxes of $2,206 and record the income tax effect of pro forma adjustments using Camelot's incremental tax rate that would be applicable to the pro forma adjustments. The amount of the adjustment was calculated as that amount necessary to make income tax expense in the "Pro Forma Combined (The Wall)" column equal to 39% of "Income (loss) before income taxes."

SPEC'S ACQUISITION PRO FORMA ADJUSTMENTS NOTES

(14) To reduce SG&A expenses ($769) by recording the amortization of fair value adjustments of ($1,086) to be expensed over the remaining lease terms, ranging from less than one to up to 12 years, for favorable and unfavorable lease values amortization of ($330), and recording the effects of restarting lease lives as of the effective date of the purchase to be recognized over the remaining minimum lease terms for average rent expense of ($439).

(15) To increase depreciation and amortization expense $153 by eliminating historical depreciation and amortization of ($1,816), recording new goodwill amortization of $472 (based on straight-line

                          CAMELOT MUSIC HOLDINGS, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                      STATEMENT OF OPERATIONS (CONTINUED)

    amortization of total goodwill of $9,442 over a 20-year period), recording trade name amortization of $133 (based on straight-line amortization of $265 over a two-year period), recording amortization of a one-year non compete contract of $100 and recording new depreciation expense of $1,264 for revalued property, plant and equipment of $11,990 on a straight-line basis based on an estimated useful life of ten years for buildings of $4,704 and on Camelot's weighted average historical life of six years for all other items.

(16) To record additional interest expense of $773 eliminating historical interest expense of $954 on debt which was required to be repaid at the acquisition date and recording interest on $25,000 of incremental term notes used to finance the acquisition that was outstanding for six months and $22,000 that was outstanding for six months. Interest expense of $1,727 was calculated using the interest rate in effect in July 1998 of 7.35%. Interest rates can vary. The effect of a 1/8% change in the interest rate would be approximately $24.

(17) To eliminate historical income taxes of $545 and record the income tax effect of pro forma adjustments using Camelot's incremental tax rate that would be applicable to the pro forma adjustments. The amount of the adjustment was calculated as that amount necessary to make income tax expense in the "Pro Forma Combined" column equal to 39% of "Income (loss) before income taxes."

REORGANIZATION EXPENSES

(18) Net reorganization income incurred as a result of the Chapter 11 filings and subsequent reorganization have been segregated from ordinary operations. See Note 5 to Camelot's Consolidated Financial Statements.

PRO FORMA COMBINED PER SHARE DATA

(19) The pro forma combined net income per share data is presented in accordance with SFAS No. 128 and assumes: Camelot emerged from bankruptcy and adopted fresh-start reporting on March 2, 1997, The Wall acquisition occurred on March 2, 1997 and Camelot's 1998 Stock Option Plan and Outside Directors Stock Option Plan were established on March 2, 1997. Awards of options under these plans are not dilutive on a pro forma basis and, therefore, basic and diluted data are the same. With respect to historical combined net income per share, see Note 3 to Camelot's Consolidated Financial Statements.

           SELECTED HISTORICAL FINANCIAL INFORMATION FOR TRANS WORLD

    The following table sets forth selected consolidated financial data and other operating information of Trans World. The selected income statement and balance sheet data for the three fiscal years ended January 31, 1998 and the two thirty-nine week periods ended November 1, 1997 and October 31, 1998 set forth below are derived from the audited consolidated financial statements and unaudited interim condensed consolidated financial statements of Trans World. Each fiscal year of Trans World consisted of 52 weeks except the fiscal year ended February 3, 1996 which consisted of 53 weeks. All share and per share amounts have been adjusted for all periods to reflect a two-for-one stock split and a three-for-two stock split effected on December 15, 1997 and September 15, 1998, respectively. The selected consolidated financial data should be read in conjunction with the Trans World audited and unaudited consolidated financial statements and other financial information included herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Trans World."

                                                                                                        AS OF AND FOR
                                                                                                       THE THIRTY-NINE
                                                             AS OF AND FOR THE FISCAL YEAR ENDED      WEEK PERIOD ENDED
                                                            -------------------------------------  ------------------------
                                                            FEBRUARY 3,  FEBRUARY 1,  JANUARY 31,  NOVEMBER 1,  OCTOBER 31,
                                                               1996         1997         1998         1997         1998
                                                            -----------  -----------  -----------  -----------  -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
INCOME STATEMENT DATA:
Sales.....................................................   $ 517,046    $ 481,657    $ 571,314    $ 329,273    $ 430,658
Cost of sales (1).........................................     347,554      308,952      361,422      206,821      269,532
                                                            -----------  -----------  -----------  -----------  -----------
Gross profit..............................................     169,492      172,705      209,892      122,452      161,126
Selling, general & administrative.........................     168,313      150,218      170,834      119,284      143,694
Restructuring charge, net (1).............................      24,204       --           --           --           --
                                                            -----------  -----------  -----------  -----------  -----------
Income (loss) from operations.............................     (23,025)      22,487       39,058        3,168       17,432
Interest expense..........................................      15,201       12,110        5,148        4,505        2,264
Other expenses (income), net..............................        (979)      (1,343)        (153)        (151)        (541)
                                                            -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes.........................     (37,247)      11,720       34,063       (1,186)      15,709
Income tax expense (benefit)..............................     (13,431)       4,618       13,489         (470)       6,126
                                                            -----------  -----------  -----------  -----------  -----------
Net income (loss).........................................   $ (23,816)   $   7,102    $  20,574    $    (716)   $   9,583
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------

Basic earnings (loss) per
  share...................................................   $   (0.82)   $    0.24    $    0.70    $   (0.02)   $    0.30
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------
Weighted average number of shares outstanding.............      29,178       29,271       29,483       29,443       31,653
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------

Diluted earnings (loss) per
  share...................................................   $   (0.82)   $    0.24    $    0.66    $   (0.02)   $    0.29
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------
Adjusted weighted average number of shares
  outstanding.............................................      29,178       29,697       31,032       29,443       33,565
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------

BALANCE SHEET DATA: (AT END OF PERIOD)
Working capital...........................................      78,773       81,247       89,853       67,330       99,641
Total assets..............................................     391,888      311,610      373,140      316,829      363,795
Current portion of long-term obligations..................       3,420        9,557           99           96        2,279
Long-term obligations.....................................      60,364       50,490       41,409       41,435       15,938
Shareholders' equity......................................      95,661      102,919      124,522      102,739      173,657

OPERATING DATA:
Store count: (open at end of period)
  Mall....................................................         379          357          340          347          332
  Non-mall................................................         163          122          199          204          190
                                                            -----------  -----------  -----------  -----------  -----------
  Total...................................................         542          479          539          551          522
                                                            -----------  -----------  -----------  -----------  -----------
                                                            -----------  -----------  -----------  -----------  -----------
Comparable store sales
  change (2)..............................................       (3.5%)         3.6%        10.2%         8.4%         8.6%

Total square footage (in thousands).......................       2,140        2,008        2,442        2,415        2,510

------------------------------
(1) The restructuring charge includes the write-down of assets, estimated cash payments to landlords for early termination of operating leases, and employee termination benefits. The charge also includes estimated professional fees. Inventory related costs, including the cost of returning merchandise after the store closes, are included in cost of sales. The restructuring charge for the year ended February 3, 1996 has been restated. See note 12 to Trans World's consolidated financial statements on page F-29.

(2) A store is included in comparable store sales calculations at the beginning of its 13th full month of operation.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                           OPERATIONS OF TRANS WORLD

    In the early 1990's, music retailers aggressively expanded their store base, which led to an overcapacity of music and video product selling space in the United States. Furthermore, entry into this category by mass-merchants and consumer electronics stores, which enacted loss-leader pricing strategies to increase store traffic, adversely impacted sales and gross margins of music specialty retailers.

    In the fourth quarter of 1994, management concluded that these events were adversely affecting Trans World's operations. Management's ability to identify these trends at an early stage enabled Trans World to undertake a restructuring program, which included closing and relocating underperforming stores, opening profitable new stores, improving operating efficiencies and reducing debt levels. In order to reduce its portfolio of stores to a strong core of profitable locations in desirable markets, Trans World closed a total of 401 stores through October 31, 1998, 356 of which related to the restructuring. An additional 34 stores, 14 of which are related to the restructuring program, are forecasted to be closed in 1998. In conjunction with the restructuring Trans World increased sales and net income by 18.6% and 189.7%, respectively, in 1997 over 1996. As a result, Trans World is now in a stronger financial condition and is well-positioned to continue to execute its business strategy.

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, certain income and expense items as a percentage of sales:

                                                                                                       THIRTY-NINE
                                                               FISCAL YEAR ENDED                       WEEKS ENDED
                                                  -------------------------------------------  ----------------------------
                                                   FEBRUARY 3,    FEBRUARY 1,    JANUARY 31,    NOVEMBER 1,    OCTOBER 31,
                                                      1996           1997           1998           1997           1998
                                                  -------------  -------------  -------------  -------------  -------------
Sales...........................................        100.0%         100.0%         100.0%         100.0%         100.0%
                                                        -----          -----          -----          -----          -----
Gross profit....................................         32.8           35.9           36.7           37.2           37.4
Selling, general and administrative expenses....         32.6           31.2           29.9           36.2           33.4
Restructuring charge............................          4.7         --             --             --             --
                                                        -----          -----          -----          -----          -----
Income (loss) from operations...................         (4.5)           4.7            6.8            1.0            4.0
Interest expense................................          2.9            2.5            0.9            1.4            0.5
Other expenses (income), net....................         (0.1)          (0.3)          (0.0)          (0.0)          (0.1)
                                                        -----          -----          -----          -----          -----
Income (loss) before income taxes...............         (7.2)           2.5            6.0           (0.4)           3.6
Income tax expense (benefit)....................         (2.6)           1.0            2.4           (0.1)           1.4
                                                        -----          -----          -----          -----          -----
Net income (loss)...............................         (4.6)%           1.5%           3.6%         (0.2  )%          2.2%
                                                         -----          -----          -----         -----           -----
                                                         -----          -----          -----         -----           -----
Comparable Sales Change.........................          (3.5 )%          3.6%         10.2%          8.4%            8.6%
                                                         -----          -----          -----         -----           -----
                                                         -----          -----          -----         -----           -----

THIRTY-NINE WEEKS ENDED NOVEMBER 28, 1998 COMPARED TO THIRTY-NINE WEEKS ENDED
  NOVEMBER 29, 1997

    SALES. Trans World's total sales increased 30.8% to $430.7 million for the thirty-nine weeks ended October 31, 1998 compared to $329.3 million for the same period last year. The increase in sales is due to an overall improvement in the music and video specialty retail industry, a comparable store sales increase of 9% and the acquisition of 90 Strawberries stores in October 1997. Management attributes the increase in comparable store sales primarily to its focus on customer service, superior retail locations, inventory management and merchandise presentation.

    Comparable sales in the music category increased approximately 8.3% while comparable sales in the video category increased 12.3%.

    GROSS PROFIT. Gross profit as a percentage of sales improved to 37.4% from 37.2% in the thirty-nine weeks ended October 31, 1998 as compared to the same period in 1997. Management attributes the increase to an improved competitive environment and the leveraging of expenses in Trans World's distribution center.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses, as a percentage of sales, decreased to 33.4% in the first thirty-nine weeks of 1998 from 36.2% in the first thirty-nine weeks of 1997. The improvement was primarily due to the leveraging of store occupancy, depreciation and amortization, and operating costs against sales. Trans World continues to leverage expenses against sales.

    INTEREST EXPENSE. Net interest expense was reduced to $2.3 million in the thirty-nine week period ended October 31, 1998 from $4.5 million for the thirty-nine week period ending November 1, 1997. The decrease is due to a reduction of long-term debt, offset by an increase in capital leases.

    NET INCOME. Trans World increased its net income to $9.6 million in the thirty-nine weeks ended October 31, 1998 from a net loss of $0.7 million during the same period last year. The improved bottom line performance can be attributed to the comparable store sales increase, improved gross margin rates, leverage of SG&A expenses and lower interest expense.

FISCAL YEAR ENDED JANUARY 31, 1998 ("1997") COMPARED TO FISCAL YEAR ENDED
  FEBRUARY 1, 1997 ("1996")

    SALES. Trans World's sales increased $89.7 million, or 18.6%, from 1996. The increase was primarily attributable to a comparable store sales increase of 10.2%, a sales increase of 8.4% resulting from the acquisition of 90 Strawberries stores in October 1997, and the opening of 48 stores which was partially offset by the closing of 78 stores. Management attributes the comparable store sales increase primarily to its strategic decision to eliminate unprofitable stores and focus on customer service, superior retail locations, inventory management and merchandise presentation. Sales by product configuration are shown in the following table:

                                                                                          FISCAL YEAR ENDED
                                                                             -------------------------------------------
                                                                              FEBRUARY 3,    FEBRUARY 1,    JANUARY 31,
                                                                                 1996           1997           1998
                                                                             -------------  -------------  -------------
CDs........................................................................         49.2%          50.1%          55.5%
Prerecorded audio cassettes................................................         25.5           22.2           18.9
Prerecorded video..........................................................         16.7           18.6           16.3
Other......................................................................          8.6            9.1            9.3
                                                                                   -----          -----          -----
    Total..................................................................        100.0%         100.0%         100.0%
                                                                                   -----          -----          -----
                                                                                   -----          -----          -----

    For 1997, comparable store sales increased 11.0% for mall stores and 9.6% for non-mall stores. By product configuration, comparable store sales increased 11.4% in music and 2.6% in video.

    GROSS PROFIT. Gross profit, as a percentage of sales, increased to 36.7% in 1997 from 35.9% in 1996 as a result of reduced merchandise shrinkage and increased purchase discounts combined with a strong performance from higher margin catalog sales.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A, as a percentage of sales, decreased to 29.9% in 1997 from 31.2% in 1996. The 1.1% decrease can be attributed to the leverage of SG&A expenses on the 10.2% comparable store sales increase, as well as the overall sales increase.

    INTEREST EXPENSE. Interest expense decreased 57.5% to $5.1 million in 1997 from $12.1 in 1996. The decrease is due to lower average outstanding borrowings and lower interest rates due to the refinancing completed during the year.

    INCOME TAX EXPENSE.  The effective income tax rate was 39.6% in 1997. See
Note 4 of Notes to Consolidated Financial Statements for a reconciliation of the statutory tax rate to Trans World's effective tax rate.

    NET INCOME. In 1997, Trans World's net income increased to $20.6 million compared to a net income of $7.1 million in 1996. The improved bottom line performance can be attributed to the profitability of the additional stores and the ongoing success of Trans World's restructuring plan. Additionally, Trans World benefited from a comparable store sales increase, higher gross margin rate and improved leverage of SG&A expenses.

FISCAL YEAR ENDED FEBRUARY 1, 1997 ("1996") COMPARED TO FISCAL YEAR ENDED
  FEBRUARY 3, 1996 ("1995")

    SALES. Trans World's sales decreased $35.4 million, or 6.8%, from 1995 while the number of stores in operation decreased by 12%. The decrease was primarily attributable to a net decrease of approximately 151,000 square feet, which resulted from the closing of 85 stores offset slightly by the opening of 22 stores. In 1995 there were 53 weeks in the fiscal year, with the extra week contributing $6.9 million in sales. Comparable store sales for 1996 increased by 3.6%. Management attributes the comparable store sales increase to its strategic decision to eliminate unprofitable stores and focus on customer service, superior retail locations, inventory management and merchandise presentation.

    Trans World's comparable store formats showed positive growth in 1996 compared to 1995. Comparable store sales increased 2.8% for mall stores and 7.4% for non-mall stores. By product configuration, comparable store sales increased 1.9% in music and 12.4% in video, as video benefitted from continued growth of the video sell-through market.

    GROSS PROFIT. Gross profit, as a percentage of sales, increased to 35.9% in 1996 from 32.8% in 1995 as a result of a $6.8 million non-recurring charge in 1995 for inventory-related costs as part of closing stores under Trans World's restructuring plan. Also contributing to the increase was increased purchase discounts combined with a strong performance from higher margin catalog sales.

    EXPENSES. SG&A, as a percentage of sales, decreased to 31.2% in 1996 from 32.6% in 1995. The 1.4% decrease can be attributed to the closing of underperforming stores, a 3.6% increase in comparable store sales and the receipt of $2.5 million upon termination of a business agreement in the second quarter 1996. Trans World had an agreement with a third party to provide data for the purpose of assessing the marketability of sales information of prerecorded music, prerecorded video and other home entertainment related products. In return for providing this data, Trans World was compensated to recover the expenses it incurred. In exchange for terminating the agreement, Trans World received $2.5 million in additional compensation. Trans World recorded the fee in the same manner that the annual fee had been recorded. Also contributing to the decrease was $1.6 million non-recurring fees paid to lenders in 1995 for the waiver of debt covenant violations. Interest expense decreased 20% to $12.1 million in 1996 from $15.2 million in 1995. The decrease was due to lower average outstanding borrowings offset in part by increased weighted average interest rates. The effective income tax rate was 39.4% in 1996.

    NET INCOME. In 1996, Trans World's net income increased to $7.1 million compared to a net loss of $23.8 million in 1995. The improved bottom line performance can be attributed to the success of Trans World's restructuring plan. Additionally, Trans World benefited from a comparable store sales increase, higher gross margin rate and lower SG&A.

LIQUIDITY AND CAPITAL RESOURCES

    Cash generated from operations are Trans World's primary sources of liquidity. During the thirty-nine weeks ended October 31, 1998, cash used by operations was $47.4 million compared to $27.0 million for the thirty-nine weeks ended November 1, 1997.

    At October 31, 1998, Trans World had cash balances of approximately $33.2 million compared to November 1, 1997 when Trans World had cash balances of $4.6 million. In both years, Trans World had no short term borrowings other than capital lease obligations.

    On July 9, 1997, Trans World entered into a $100 million secured revolving credit facility with Congress Financial Corporation. The revolving credit facility combined Trans World's long-term debt with its revolving credit line to create a $100 million credit facility with a three year term at interest rates averaging below the prime rate. The revolving credit facility, combined with lower borrowing needs, was responsible for Trans World's reduction in interest expense from $4.5 million for the thirty-nine weeks ended November 1, 1997 to $2.3 million for the thirty-nine weeks ended October 31, 1998.

    The revolving credit facility contains certain restrictive provisions, including provisions governing cash dividends and acquisitions, is secured by merchandise inventory and has a minimum net worth covenant. On October 31, 1998, Trans World had unused lines of credit aggregating $100 million.

    Trans World's working capital at October 31, 1998 was $99.6 million and its ratio of current assets to current liabilities was 1.6 to 1. During the first thirty-nine weeks of 1998, Trans World's net cash used by operations was $47.4 million, compared to $27.0 million used in the same period in 1997. The most significant uses of cash during the period were $18.5 million in the normal reduction of accounts payable.

    CAPITAL EXPENDITURES. Most of Trans World's capital expenditures are for new store expansion and relocation of existing stores. Trans World typically finances its capital expenditures through internally generated cash and borrowings under the revolving credit facility. In addition, Trans World typically receives financing from landlords in the form of construction allowances or rent concessions for a portion of the capital expenditure. Total capital expenditures were approximately $15.5 million in 1997 with significantly all of this amount being related to new stores and store remodels. Included in this figure was approximately $2 million related to the development and pilot of a new point-of-sale ("POS") system.

    In fiscal 1998, Trans World plans to spend approximately $40 million, net of construction allowances, in capital expenditures. Included in such $40 million is $10.5 million for a new POS system rolled out to all stores during the summer of 1998.

    During the thirty-nine weeks ended October 31, 1998, Trans World had capital expenditures of $30.9 million. For the thirty-nine weeks ended October 31, 1998, Trans World has opened or relocated 42 stores and closed 59 stores while total retail selling space has increased slightly.

PROVISION FOR BUSINESS RESTRUCTURING

    During the fourth quarter of 1994, Trans World undertook a comprehensive examination of store profitability. Management concluded that select retail entertainment markets had begun to reflect an overcapacity of retail outlets, and large discount-priced electronics stores and other superstores were having an adverse impact on certain of Trans World's retail stores. As a result Trans World recorded a pre-tax restructuring charge of $21 million in 1994 to reflect the anticipated costs associated with a program to close 143 stores and to restructure its debt agreements. The restructuring charge included the write-down of fixed assets, estimated cash payments to landlords for the early termination of operating leases, inventory-related costs (including the cost for returning all remaining merchandise after the store was closed), and employee termination benefits. The charge also included estimated professional fees related to the development of the store closing plan and the negotiations with landlords related to the termination of leases. Inventory-related costs were included in cost of sales.

    An analysis of the January 28, 1995 balance in the 1994 restructuring reserve and 1995 charges against the reserve is as follows:

                                                                                BALANCE
                                                                                 AS OF        CHARGES
                                                                              JANUARY 28,     AGAINST     REMAINING
                                                                                 1995         RESERVE      BALANCE
                                                                            ---------------  ---------  -------------
Lease obligations.........................................................     $   4,250     $   3,436    $     814
Inventory-related costs...................................................         4,249         3,581          668
Termination benefits......................................................           200           200           --
Professional fees.........................................................         3,986         3,328          658
Other costs...............................................................           827           154          673
                                                                                 -------     ---------  -------------
  Total cash outflows.....................................................     $  13,512     $  10,699    $   2,813
                                                                                 -------     ---------  -------------
                                                                                 -------     ---------  -------------

    Trans World completed the 1994 restructuring in 1995, resulting in the closure of 179 stores (versus an original plan of 143 stores). The remaining balance in the 1994 restructuring reserve of $2.8 million was credited to operations in the 4th quarter of 1995.

    Trans World recorded a second restructuring charge of $33.8 million in 1995 to reflect the anticipated costs associated with a program to close an additional 163 stores. The components of this second charge were similar to those recorded in 1994, and also included a provision for exiting the rental video store format, the write-off of goodwill related to a previous acquisition and a provision for closing Trans World's fixture manufacturing operation.

    An analysis of the amounts comprising the 1995 restructuring charge and the charges against the related reserve through October 31, 1998 are outlined below:

                                         CHARGES    BALANCE AS     CHARGES    BALANCE AS    CHARGES   BALANCE AS     CHARGES
                              1995       AGAINST    OF FEBRUARY    AGAINST    OF FEBRUARY   AGAINST   OF JANUARY     AGAINST
                             RESERVE     RESERVE      3, 1996      RESERVE      1, 1997     RESERVE    31, 1998      RESERVE
                            ---------  -----------  -----------  -----------  -----------  ---------  -----------  -----------
                                                                      (IN THOUSANDS)
Leasehold improvements....  $   6,660   $   6,660           --           --           --          --          --           --
Furniture and fixtures....      3,228       3,228           --           --           --          --          --           --
Video rental assets             4,174          --        4,174        1,078        3,096          25       3,071          381
Goodwill..................        339         339           --           --           --          --          --           --
  Non cash write-offs          14,401      10,227        4,174        1,078        3,096          25       3,071          381
Lease obligations               7,540          --        7,540        2,627        4,913         905       4,008        1,236
Inventory-related costs...      6,800          --        6,800        3,421        3,379       2,769         610          454
Termination benefits              976          69          907           88          819          16         803           --
Professional Fees.........      2,500          --        2,500        1,632          868         711         157           18
Other costs...............      1,600         806          794          122          672         629          43           22
                            ---------  -----------  -----------  -----------  -----------  ---------  -----------  -----------
    Cash outflows.........     19,416         875       18,541        7,890       10,651       5,030       5,621        1,730
                            ---------  -----------  -----------  -----------  -----------  ---------  -----------  -----------
    Total.................  $  33,817   $  11,102    $  22,715    $   8,968    $  13,747   $   5,055   $   8,692    $   2,111
                            ---------  -----------  -----------  -----------  -----------  ---------  -----------  -----------
                            ---------  -----------  -----------  -----------  -----------  ---------  -----------  -----------

                            BALANCE AS
                            OF OCTOBER
                             31, 1998
                            -----------

Leasehold improvements....          --
Furniture and fixtures....          --
Video rental assets              2,690
Goodwill..................          --
  Non cash write-offs            2,690
Lease obligations                2,772
Inventory-related costs...         156
Termination benefits               803
Professional Fees.........         139
Other costs...............          21
                            -----------
    Cash outflows.........       3,891
                            -----------
    Total.................   $   6,581
                            -----------
                            -----------

    In determining the components of the reserves, management analyzed all aspects of the restructuring plan and the costs that would be incurred. The write-off of leasehold improvements and furniture and fixtures represented the estimated net book value of these items at the forecasted closing date. In determining the provision for lease obligations, Trans World considered the amount of time remaining on each store's lease and estimated the amount necessary for either buying out the lease or continued rent payments subsequent to store closure. Inventory-related costs include the cost to pack and ship the inventory on hand after the closing of the store as well as the penalty paid to the vendor for additional product returns resulting from the restructurings. Termination benefits represented the severance payments expected to be made to terminated employees. Professional fees represented amounts expected to be paid to advisors related to the development of the store closing plan ($3.5 million in total for both plans), and the negotiations with landlords related to the termination of leases ($2.3 million in total). Payments to lenders for the waiver of covenant violations totalling $1.6 million are included in selling, general and administrative expenses in the 1995 consolidated statement of income.

    The cash outflows for both restructurings were financed from operating cash flows and the liquidation of merchandise inventory from the stores closed. The timing of store closures depended on the Trans World's ability to negotiate reasonable lease termination agreements.

    The restructuring reserve balances are included in the accompanying balance sheets under the caption "store closing reserve."

    Trans World closed 14 stores and 51 stores that were related to the restructuring reserve during the thirty-nine week periods ended October 31, 1998 and November 1, 1997, respectively. Sales related to stores that were closed were $3.8 million and $17.4 million during the thirty-nine week periods ended October 31, 1998 and November 1, 1997, respectively. Store operating losses related to stores that were closed were $278,000 and $209,000 during the thirty-nine week periods ended October 31, 1998 and November 1, 1997, respectively.

    Trans World closed 78, 85 and 151 stores in fiscal 1997, 1996 and 1995, respectively. Sales related to stores that were closed were $39 million, $20 million and $40 million in fiscal 1997, 1996 and 1995, respectively. Store operating losses (income) related to stores that were closed were $(1.5) million, $1.0 million and $4.1 million in fiscal 1997, 1996 and 1995.

    The provision for termination benefits was based on the expectation that 338 employees would be terminated in connection with the restructuring programs. Through October 31, 1998, 75 employees had been terminated and Trans World expects to terminate an additional 14 employees in the fourth quarter of fiscal 1998. Trans World has not terminated as many employees as originally planned because higher than normal levels of attrition occurring after the announcement of the restructurings resulted in a reduced need for involuntary terminations.

    Subsequent to the adoption of the restructuring programs, improving economic conditions in certain markets, improvement in individual store performance and the inability to negotiate reasonable lease termination agreements have led Trans World to keep open certain stores that were originally expected to be closed. During the three-year period ended January 31, 1998, a total of 36 stores were removed from the list of stores expected to be closed. An additional 21 stores were removed from the list during the thirty-nine week period ended October 31, 1998. Conversely, deteriorating economic conditions and store performance in certain markets have led Trans World to close certain stores that were not originally expected to be closed. During the three-year period ended January 31, 1998, a total of 85 stores were added to the list of stores to be closed. In addition, the timing of store closures has also been affected by the ability or inability to negotiate reasonable lease termination agreements. The net effect of changes made to the timing of store closures and the stores to be closed under the 1995 restructuring program has not been material. Through October 31, 1998, Trans World has closed 356 stores in connection with the restructuring programs, compared to the originally planned closures of 306 stores. During the quarter ending January 30, 1999, Trans World plans to close an additional 14 stores as it completes the restructuring programs. Any remaining balance in the restructuring reserve at January 30, 1999 will be credited to operations.

    Trans World started realizing improved earnings and cash flow benefits in 1995 as a result of the restructuring program and expects continued improvement as the remaining store closings are completed throughout the remainder of 1998. Trans World estimates the fiscal 1998 pretax profit improvement realized from the restructuring program to be in excess of $25 million without incurring any increased expenses. This is in excess of Trans World's original estimates, of $12 million, made when the restructuring was undertaken.

IMPACT OF INFLATION

    Although Trans World cannot accurately determine the precise effect of inflation on its operations, management does not believe inflation has had a material effect on the results of operations in the last three fiscal years. When the cost of merchandise items has increased, Trans World has generally been able to pass the increase on to its customers.

SEASONALITY

    Trans World's business is highly seasonal, with the highest sales and earnings occurring in the fourth fiscal quarter. The following table shows certain unaudited quarterly financial information for Trans World.

                                                                      THIRTY-NINE WEEKS ENDED OCTOBER 31, 1998
                                                                   ----------------------------------------------
                                                                   FEB.-APRIL   MAY-JULY   AUG.-OCT.     TOTAL
                                                                   ----------  ----------  ----------  ----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Sales............................................................  $  145,062  $  142,198  $  143,398  $  430,658
Gross profit.....................................................      52,457      53,464      55,205     161,126
Net income (loss)................................................       2,612       2,658       4,313       9,583
Basic earnings (loss) per share..................................        0.09        0.08        0.13        0.30
Diluted earnings (loss) per share................................        0.08        0.08        0.13        0.29

                                                                  FISCAL YEAR ENDED JANUARY 31, 1998
                                                      -----------------------------------------------------------
                                                      FEB.-APRIL   MAY-JULY   AUG.-OCT.   NOV.-JAN.   FISCAL YEAR
                                                      ----------  ----------  ----------  ----------  -----------

                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Sales...............................................  $  109,512  $  105,024  $  114,737  $  242,041   $ 571,314
Gross profit........................................      39,264      39,527      43,662      87,439     209,892
Net income (loss)...................................        (862)       (834)        979      21,291      20,574
Basic earnings (loss) per share.....................       (0.03)      (0.03)       0.03        0.72        0.70
Diluted earnings (loss) per share...................       (0.03)      (0.03)       0.03        0.67        0.66

                                                                    FISCAL YEAR ENDED FEBRUARY 1, 1997
                                                        ----------------------------------------------------------
                                                        FEB.-APRIL   MAY-JULY   AUG.-OCT.  NOV.-JAN.   FISCAL YEAR
                                                        ----------  ----------  ---------  ----------  -----------

                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Sales.................................................  $  106,622  $   96,717  $  97,583  $  180,735   $ 481,657
Gross profit..........................................      37,169      34,616     36,217      64,703     172,705
Net income (loss).....................................      (2,739)     (2,392)    (2,477)     14,710       7,102
Basic earnings (loss) per share.......................       (0.09)      (0.08)     (0.09)       0.50        0.24
Diluted earnings (loss) per share.....................       (0.09)      (0.08)     (0.09)       0.49        0.24

YEAR 2000 COMPLIANCE

    Trans World has completed an assessment of the business risks related to the Year 2000 issue. The results of the assessment indicate that:

    - awareness of Year 2000 issues is well known throughout Trans World;

    - the assessment of Year 2000 sensitive items is complete;

    - a list of items and business relationships sensitive to the Year 2000 issue has been compiled;

    - renovation of the core information technology ("IT") systems has been completed;

    - third-party compliance tracking has begun; and

    - verification of embedded chip ("non-IT") system readiness for Year 2000 compliance is ready to begin.

    Trans World's Year 2000 issue remediation process includes the following phases: Awareness, Assessment, Renovation, Validation, and Implementation. As indicated above, the Awareness and Assessment phases are complete. The Awareness phase included establishing an internal Year 2000 committee, interviewing key Trans World personnel at all levels, including those at the stores, distribution center and home office, and vendor compliance tracking. Activities in the Assessment phase included contacting merchandise vendors regarding their Year 2000 remediation activities, discussions with Trans World's software vendors and service providers, identification of all source code and all imbedded chip logic that could contain date logic, analyzing source codes for Trans World systems identifying each individual occurrence of date logic, and simulating the Year 2000 environment by rolling forward the date in test files of its principal IT systems. Renovation and Validation and Implementation efforts are underway. For the Renovation phase, all core IT system programming modifications have been completed by Trans World's internal systems development staff. The system programming modifications include upgrading the distribution, inventory management and accounting systems and converting the POS registers to a Year 2000 compliant system. Replacements for the other (non-core) IT systems are being implemented on schedule. The non core IT Systems being replaced include a product return system, a system for tracking the opening of new stores and managing lease payments. For the Validation and Implementation phases, formal systems testing for both IT and non-IT systems is expected to be completed by the end of the second quarter of fiscal 1999. In order to complete the Validation and Implementation phases, Trans World will process daily, weekly and monthly transactions on the main corporate IT systems platform, IBM AS/400. The compliance testing will be completed in a dedicated environment within the AS/400 to assure acceptance of all transactions in the year 2000.

    Trans World is exposed to both internal and external Year 2000 risks. Internal risks exist due to Trans World's dependence on its IT and non-IT systems. Trans World is dependent on its IT and non-IT systems for many of its everyday operations including inventory management, product distribution, cash management, accounting and financial reporting. Trans World utilizes a variety of vendors for its system needs. Trans World has initiated discussions with its vendors and monitored their Year 2000 compliance programs and the compliance of their products or services with required standards. Although the majority of these vendors represent that their products are Year 2000 compliant, Trans World will perform testing to validate the vendor representations no later than the second quarter of fiscal 1999. In the normal course of business, Trans World replaced its POS register system with a Year 2000 compliant system during fiscal 1998. Additionally, Trans World plans to replace its product return center's processing system no later than the end of the second quarter of fiscal 1999. The replacement system will be Year 2000 compliant. Preliminary contingency plans for failure of internal systems include implementing manual procedures such as the use of manual merchandise picking and shipping to replace automated distribution center equipment.

    External risks are represented by the fact that Trans World utilizes approximately 2,500 different suppliers in the normal course of its business. Six major merchandise vendors account for more than 60% of all purchases. Additionally, 50 other merchandise vendors account for nearly 15% of purchases. Trans World is also dependent on financial institutions for consolidation of cash collections, and for cash payments. Although Trans World uses its own trucks for shipment of product to approximately 36% of its stores, Trans World does rely on a number of trucking companies for the remainder of its product distribution. Evaluation of Trans World's vendors' Year 2000 readiness began in the fourth quarter of fiscal 1998, and is expected to be completed by the end of the first quarter of fiscal 1999. Upon completion of the assessment of vendor readiness, contingency plans will be developed for all third-parties where Year 2000 compliance appears to be at risk.

    Trans World presently believes that its most likely worst-case Year 2000 scenarios would relate to the possible failure in one or more geographic regions of third party systems over which Trans World has no control and for which Trans World has no ready substitute, such as, but not limited to, power and telecommunications services. Trans World has in place a disaster recovery plan that addresses recovery from various kinds of disasters, including recovery from significant interruptions to data flows and distribution capabilities at Trans World's data systems center and distribution center. The Trans World disaster recovery plan provides specific routines for actions, personnel assignments and back-up arrangements to ensure effective response to a disaster affecting key business functions including merchandise replenishment, cash management and distribution center operations. Common routines and back up arrangements include off-site storage of information, manual processing of critical applications and the establishment of a chain of communication for key personnel. Trans World is using that plan to further develop specific Year 2000 contingency plans identified by our third-party assessment phase which will emphasize locating alternate sources of supply, methods of distribution and ways of processing information.

    Trans World's direct costs for its Year 2000 remediation efforts total $757,000 to date. Anticipated future costs include an additional $1 million to address Year 2000 issues identified as a result of remediation testing and a new product return center processing system. Future costs will be funded by cash flows generated from operations.

    Trans World's estimates of the costs of achieving Year 2000 compliance and the date by which Year 2000 compliance will be achieved are based on management's best estimates, which were derived using numerous assumptions about future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved, and actual results could differ materially from these estimates. Specific facts that might cause such material differences include the availability and cost of personnel trained in Year 2000 remediation work, the ability to locate and correct all relevant computer codes, the success achieved by Trans World's customers and suppliers in reaching Year 2000-readiness, the timely availability of necessary replacement items and similar uncertainties.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    During fiscal year 1997, Trans World adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share," which requires that Trans World disclose both basic earnings per share and diluted earnings per share. Trans World adopted this statement retroactively for 1996 and 1995, as required.

    Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income," issued in June 1997 and effective for fiscal years ending after December 15, 1997, establishes standards for reporting and display of the total net income and the components of all other non-owner changes in equity, or comprehensive income (loss) in the statement of operations, in a separate statement of comprehensive income (loss) or within the statement of changes of stockholder's equity. Trans World has no items of other comprehensive income.

    Financial Accounting Standards Board Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," issued in June 1997 and effective for fiscal years beginning after December 15, 1997, will change the way companies report selected segment information in annual financial statements and also requires those companies to report selected segment information in interim financial statements. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and the new rules will not change its financial presentation.

    Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998 and effective for all fiscal quarters of fiscal years beginning after June 15, 1999, with earlier application permitted, requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and concluded that there will be no impact on its results of operations or its financial position.

    The Accounting Standards Executive Committee Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," issued in March 1998 and effective for fiscal years beginning after December 15, 1998 with earlier application permitted, provides guidance on accounting for the costs of computer software developed or obtained for internal use. Trans World will adopt this statement for the fiscal year beginning February 1, 1999. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and concluded that there will be no impact on its results of operations or its financial position.

    The Accounting Standards Executive Committee Statement of Position 98-5, "Accounting for the Costs of Start-up Activities," issued in April 1998 and effective for fiscal years beginning after December 15, 1998 with earlier application permitted, provides guidance on the financial reporting of start-up costs and organization costs. Trans World will adopt this statement for the fiscal year beginning February 1, 1999. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and concluded that there will be no impact on its results of operations or its financial position.

DIVIDEND POLICY

    Trans World has never declared or paid cash dividends on its common stock. The revolving credit facility sets certain restrictions on the payment of cash dividends. See Note 1 to Trans World's Consolidated Financial Statements. Any future determination as to the payment of dividends would depend upon capital requirements and limitations imposed by the revolving credit facility and such other factors as the Trans World board may consider.

             SELECTED HISTORICAL FINANCIAL INFORMATION FOR CAMELOT

  (IN THOUSANDS, EXCEPT PER SHARE, SELECTED STORE AND SELECTED OPERATING DATA)

    The selected consolidated financial data as of and for the fiscal year ended August 31, 1993 and the 30 days ended September 30, 1993 have been derived from the audited and internal financial statements of Camelot's pre-predecessor entity prior to the 1993 leveraged buyout. The selected consolidated financial data as of and for the period from October 1, 1993 to February 26, 1994 and the fiscal years ended February 25, 1995, March 2, 1996 and March 1, 1997, and the period March 2, 1997 to January 31, 1998 have been derived from the audited financial statements of Camelot's predecessor entity prior to the emergence from bankruptcy on January 27, 1998. The selected consolidated financial data of Camelot as of and for the period February 1, 1998 to February 28, 1998 has been derived from the audited financial statement of Camelot. The selected consolidated financial data of Camelot for the period March 2, 1997 to November 29, 1997 and March 1, 1998 to November 28, 1998 and as of November 29, 1997 and November 28, 1998 has been derived from the unaudited financial statements of Camelot. The selected financial data set forth below should be read in conjuction with the audited and unaudited historical financial statements of Camelot and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Camelot" that appear elsewhere in this joint proxy statement/prospectus. As a result of the implementation of fresh-start reporting, the consolidated financial data for Camelot is not comparable to that of the predecessor or the pre-predecessor. As a result of implementing purchase accounting for the 1993 leveraged buyout, the consolidated financial data of the pre-predecessor is not comparable to that of the predecessor.

                                                                                           PREDECESSOR
                                             PRE-PREDECESSOR        ----------------------------------------------------------
                                        --------------------------     PERIOD                                        PERIOD
                                        FISCAL YEAR     30 DAYS      OCTOBER 1,                                     MARCH 2,
                                           ENDED         ENDED        1993 TO                                        1997 TO
                                        AUGUST 31,   SEPTEMBER 30,  FEBRUARY 26,   FISCAL     FISCAL     FISCAL    JANUARY 31,
                                           1993          1993           1994        1994       1995       1996        1998
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
INCOME STATEMENT DATA
Net sales.............................   $ 421,467     $  28,958     $  206,246   $ 459,077  $ 455,652  $ 396,502   $ 372,561
Cost of sales.........................     264,271        18,338        125,967     297,248    309,847    269,401     248,655
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Gross profit..........................     157,196        10,620         80,279     161,829    145,805    127,101     123,906
Selling, general and administrative
  expenses............................     121,786        10,145         57,974     141,943    154,645    134,519     114,491
Special items (1).....................      --            --              8,330      --        211,520      6,523      (4,443)
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Income (loss) before interest expense,
  other expense (income), net,
  reorganization expense (income),
  income taxes and extraordinary
  item................................      35,410           475         13,975      19,886   (220,360)   (13,941)     13,858
Interest expense......................       2,022           188         10,693      30,655     38,319     17,418         221
Other expenses (income), net..........       1,210            93          1,548       5,026      4,978      1,160         185
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Income (loss) before reorganization
  expense (income), income taxes and
  extraordinary item..................      32,178           194          1,734     (15,795)  (263,657)   (32,519)     13,452
Reorganization expense (income)(2)....      --            --             --          --         --         31,845     (26,501)
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Income (loss) before income taxes and
  extraordinary item..................      32,178           194          1,734     (15,795)  (263,657)   (64,364)     39,953
Income tax expense....................      10,949            34          2,678       3,070        474     --             289
Extraordinary item, net of tax(3).....      --            --             --          --         --         --        (228,911)
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Net income (loss).....................   $  21,229     $     160     $     (944)  $ (18,865) $(264,131) $ (64,364)  $ 268,575
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
Basic earnings (loss) per share.......   $   58.48     $    0.44     $    (0.94)  $  (18.87) $ (264.13) $  (64.36)     268.58
Diluted earnings (loss) per share.....   $   58.48     $    0.44     $    (0.94)  $  (18.87) $ (264.13) $  (64.36)     268.58
Weighted average number of common
  shares outstanding-basic............         363           363          1,000       1,000      1,000      1,000       1,000
Weighted average number of common
  shares outstanding-diluted..........         363           363          1,000       1,000      1,000      1,000       1,000

                                          CAMELOT      PREDECESSOR     CAMELOT
                                        ------------  -------------  ------------
                                           PERIOD        PERIOD         PERIOD
                                        FEBRUARY 1,     MARCH 2,       MARCH 1,
                                          1998 TO        1997 TO       1998 TO
                                        FEBRUARY 28,  NOVEMBER 29,   NOVEMBER 28,
                                            1998          1997           1998
                                        ------------  -------------  ------------
INCOME STATEMENT DATA
Net sales.............................   $   27,842     $ 260,249     $  377,744
Cost of sales.........................       18,009       175,700        238,623
                                        ------------  -------------  ------------
Gross profit..........................        9,833        84,549        139,121
Selling, general and administrative
  expenses............................        9,527        92,031        124,863
Special items (1).....................       --            (4,443)         1,096
                                        ------------  -------------  ------------
Income (loss) before interest expense,
  other expense (income), net,
  reorganization expense (income),
  income taxes and extraordinary
  item................................          306        (3,039)        13,162
Interest expense......................           12           186          1,299
Other expenses (income), net..........         (295)           97           (145)
                                        ------------  -------------  ------------
Income (loss) before reorganization
  expense (income), income taxes and
  extraordinary item..................          589        (3,322)        12,008
Reorganization expense (income)(2)....       --             3,273         --
                                        ------------  -------------  ------------
Income (loss) before income taxes and
  extraordinary item..................          589        (6,595)        12,008
Income tax expense....................          115        --              5,846
Extraordinary item, net of tax(3).....       --            --             --
                                        ------------  -------------  ------------
Net income (loss).....................   $      474     $  (6,595)    $    6,162
                                        ------------  -------------  ------------
                                        ------------  -------------  ------------
Basic earnings (loss) per share.......   $     0.05     $   (6.60)    $     0.61
Diluted earnings (loss) per share.....   $     0.05     $   (6.60)    $     0.60
Weighted average number of common
  shares outstanding-basic............       10,176         1,000         10,178
Weighted average number of common
  shares outstanding-diluted..........       10,176         1,000         10,353

             SELECTED HISTORICAL FINANCIAL INFORMATION FOR CAMELOT

  (IN THOUSANDS, EXCEPT PER SHARE, SELECTED STORE AND SELECTED OPERATING DATA)

                                                                                           PREDECESSOR
                                             PRE-PREDECESSOR        ----------------------------------------------------------
                                        --------------------------     PERIOD                                        PERIOD
                                        FISCAL YEAR     30 DAYS      OCTOBER 1,                                     MARCH 2,
                                           ENDED         ENDED        1993 TO                                        1997 TO
                                        AUGUST 31,   SEPTEMBER 30,  FEBRUARY 26,   FISCAL     FISCAL     FISCAL    JANUARY 31,
                                           1993          1993           1994        1994       1995       1996        1998
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
SELECTED STORE DATA
Number of stores:
  Open at beginning of period.........         324           365            366         392        401        388         315
  Open during period..................          20             1              7          21         14     --          --
  Closed during period................           5        --             --              12         27         73          10
  Acquired during period..............          26        --                 19      --         --         --          --
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
  Open at end of period...............         365           366            392         401        388        315         305
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
                                        -----------  -------------  ------------  ---------  ---------  ---------  -----------
SELECTED OPERATING DATA
Gross square footage
  (000's).............................       1,273         1,281          1,393       1,511      1,563      1,329       1,309
Sales per square foot.................   $     331        --             --       $     304  $     292  $     298      --
Comparable store sales
  increase (decrease) (4).............      --            --             --          (2.6%)     (5.6%)     (3.5%)      --
BALANCE SHEET DATA (AT END OF PERIOD)
Working capital.......................  $   73,263   $    73,329    $    30,448   $  58,127  $(167,129) $ 125,329  $  149,018
Total assets..........................     227,720       236,052        545,484     551,370    308,670    258,648     260,319
Current portion of long-term debt.....         578         9,203          2,555      12,565    285,878     --          --
Revolving credit agreement............      --           --             --           --         --         --          --
Long-term debt, net of current
  portion.............................      21,283        21,283        328,845     354,235    110,882     --          --
Liabilities subject to compromise.....      --           --             --           --         --        484,811      --
Stockholders' equity (deficit)........     130,418       130,579         75,643      56,778   (203,940)  (268,304)    194,368

                                          CAMELOT      PREDECESSOR     CAMELOT
                                        ------------  -------------  ------------
                                           PERIOD        PERIOD         PERIOD
                                        FEBRUARY 1,     MARCH 2,       MARCH 1,
                                          1998 TO        1997 TO       1998 TO
                                        FEBRUARY 28,  NOVEMBER 29,   NOVEMBER 28,
                                            1998          1997           1998
                                        ------------  -------------  ------------
SELECTED STORE DATA
Number of stores:
  Open at beginning of period.........          305           315            455
  Open during period..................       --            --                  9
  Closed during period................       --                 8              7
  Acquired during period..............          150        --                 41
                                        ------------  -------------  ------------
  Open at end of period...............          455           307            498
                                        ------------  -------------  ------------
                                        ------------  -------------  ------------
SELECTED OPERATING DATA
Gross square footage
  (000's).............................        1,924         1,309          2,229
Sales per square foot.................       --         $     199     $      169
Comparable store sales
  increase (decrease) (4).............       --                5.8%          2.0%
BALANCE SHEET DATA (AT END OF PERIOD)
Working capital.......................  $   112,003   $   131,068    $   117,156
Total assets..........................      340,421       278,886        423,530
Current portion of long-term debt.....      --            --               5,000
Revolving credit agreement............      --            --              23,800
Long-term debt, net of current
  portion.............................      --            --              20,000
Liabilities subject to compromise.....      --            485,296        --
Stockholders' equity (deficit)........      194,949      (274,898  )     205,032

------------------------
(1) Includes certain items, including the reversal of program reward redemption reserves aggregating $4.4 million (income) in fiscal 1997 when Camelot discontinued its manual "punch card" version of its customer loyalty program and replaced it with a more limited automated program, the write-down of the fair value of long-lived assets in fiscal 1996 resulting in a charge of $6.5 million, the $202.9 million write-down of long-lived assets in fiscal 1995, principally related to goodwill resulting from the 1993 leveraged buyout, restructuring charges of $5.2 million and $3.4 million related to the expiration of a put agreement. For the thirty-nine week period from March 1, 1998 to November 28, 1998, Camelot incurred a $1.1 million expense relating to Camelot's proposed public offering and legal fees related to open reorganization claims.

(2) During the eleven month period ended January 31, 1998, reorganization income related principally to adjustments to prepetition claims that were discharged or received no amount of recovery, offset by net adjustments to fair value, and professional fees and other expenses related to the bankruptcy proceedings. During fiscal 1996, reorganization expense primarily reflected a provision for store closings (including related lease rejection damage claims) and the write-off of financing costs associated with prepetition indebtedness as well as professional fees.

(3) As a result of Camelot's reorganization under the Bankruptcy Code, in the eleven month period ended January 31, 1998 Camelot recorded a one-time gain of $228.9 million associated with the extinguishment of prepetition claims of approximately $428 million.

(4) The percentage change in comparable store sales is calculated as the net change in sales for each comparable store for the equivalent period in the prior year. Comparable stores are stores that have been operating for more than 12 months since first opening. During the 13th month of operations, new stores are considered comparable stores. Stores which have been relocated are treated as comparable stores. Closed stores are not categorized as comparable stores.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF CAMELOT

GENERAL

    Camelot was founded in 1956 as a third-party supplier of music to general merchandise retailers such as regional drug, grocery, variety and discount stores. In 1965, Camelot opened its first retail outlet as a leased department in a Canton, Ohio area discount store. Over the next several years, Camelot began to operate mall-based prerecorded music stores and leased music departments in discount stores. Camelot has been privately held since its founding.

    On November 12, 1993, Investcorp S.A., an international investment banking firm, arranged for certain of its affiliates, other non-U.S. investors and Camelot senior management to purchase the stock of Camelot Music, Inc. for approximately $420.0 million in a leveraged buyout. This purchase price was funded with $80.0 million in cash, approximately $240.0 million of borrowings by Camelot's predecessor from institutional lenders provided under the terms of a credit agreement, $50.0 million of subordinated debentures and $50.0 million of Camelot Music, Inc.'s preferred stock.

    During the 1980s the music retail industry experienced rapid growth primarily fueled by three factors: the introduction of new products such as the CD; a relatively large number of popular new releases which increased customer traffic and sales; and the rapid expansion of mall-based music retailers. These factors led, in the early 1990s, to the competitive intrusion of non-traditional music retailers, such as consumer electronics stores and discount stores, and to increasing price competition. By mid-1994 these competitive factors, combined with the contraction of the replacement CD market and a comparative lack of successful new releases, led to deteriorating profitability in the music retail industry.

    The significant debt service burden resulting from the 1993 leveraged buyout along with the industry's deteriorating profitability described above impaired Camelot's operating and financial condition. In August 1996 Camelot filed a voluntary bankruptcy petition to reorganize under the protection of the bankruptcy court. The plan of reorganization, which accomplished a comprehensive financial restructuring, was confirmed by the bankruptcy court and became effective on January 27, 1998.

    Beginning in mid-1997, conditions in the music retail industry began to improve as a result of:

    - the significant reduction in competitive square footage resulting from the reduction in the total number of traditional music retail stores from approximately 5,000 in 1995 to approximately 4,200 in 1997, including a net reduction of 600 retail stores by the top five traditional music retailers, based on store count;

    - an improvement in retail pricing as music vendors, beginning in 1996, strengthened minimum advertised pricing guidelines, which Camelot believes decreased the intensity levels of price-based competition for prerecorded music; and

    - a resurgence in popular new releases.

    Camelot has recently completed two acquisitions. See "Camelot's Business--Recent Acquisitions." Effective February 28, 1998 Camelot acquired certain assets and assumed certain liabilities and operating lease commitments of The Wall pursuant to an asset purchase agreement. Prior to its acquisition by Camelot, The Wall was a mall-based music store chain that operated 150 stores in the Mid-Atlantic region of the United States. The total purchase price paid by Camelot for the business of The Wall was $87.4 million, net of cash acquired, including a cash purchase price of $72.2 million, net of cash acquired, assumption of liabilities aggregating $12.9 million, and acquisition costs of $2.3 million. Camelot paid approximately $1.8 million of the purchase price and $1.0 million of acquisition costs for The Wall in Fiscal 1997 and paid the balance in Fiscal 1998. On July 29, 1998, Camelot completed its acquisition of all of the issued and outstanding shares of Spec's common stock. Spec's operates 41 stores in south Florida and Puerto Rico, including 16 mall stores and 25 stores in shopping centers and free standing locations. The total purchase price payable in connection with the Spec's acquisition was approximately $43.0 million, including a cash purchase price of approximately $18.6 million, net of cash acquired, repayment of bank debt of approximately $9.2 million, assumption of liabilities aggregating $14.3 million, and acquisition costs of approximately $0.9 million.

    Camelot's fiscal year ends on the Saturday closest to February 28. Each fiscal year and period is designated by the calendar year in which the fiscal year commences. Camelot's emergence from bankruptcy required Camelot, in accordance with SOP 90-7, to adopt "fresh-start reporting" as of January 31, 1998. See Note 2 to Camelot's Consolidated Financial Statements. Due to a revaluation of assets and liabilities and the adoption of a new basis of accounting resulting from fresh-start reporting, the results of operations for periods subsequent to January 31, 1998 are not comparable to the results of operations for prior periods.

    Camelots' discussion and analysis of its financial condition and results of operations includes:

    - Camelot's results of operations for the thirty-nine weeks ended November 28, 1998 compared with the results of operations for the thirty-nine weeks ended November 29, 1997;

    - Camelot's results of operations for the 48 week period March 2, 1997 to January 31, 1998 ("Short Fiscal 1997") compared with the results of operations for the 52-week period ended March 1, 1997 ("Fiscal 1996");

    - a discussion of Camelot's results of operations for the period February 1, 1998 to February 28, 1998 ("February 1998"); and

    - Camelot's results of operations for Fiscal 1996 compared with the results of operations for the 53-week period ended March 2, 1996 ("Fiscal 1995").

    The following discussion and analysis should be read in conjunction with the Selected Historical Financial and Operating Data and the Consolidated Financial Statements of Camelot and accompanying notes included elsewhere in this joint proxy statement/prospectus.

RESULTS OF OPERATIONS

    The following table shows certain statement of operations line items as a percentage of net sales during the two most recent complete fiscal years, Short Fiscal 1997, February 1998 and for the first thirty-nine weeks of Fiscal 1998 and Fiscal 1997.

                                                          PERCENTAGE OF NET SALES
                                      ---------------------------------------------------------------
                                                                                         THIRTY-NINE    THIRTY-NINE
                                                              SHORT                         WEEKS          WEEKS
                                       FISCAL     FISCAL     FISCAL                        FISCAL         FISCAL
                                        1995       1996       1997      FEBRUARY 1998       1997           1998
                                      ---------  ---------  ---------  ---------------  -------------  -------------
Net sales...........................      100.0%     100.0%     100.0%        100.0%          100.0%         100.0%
Cost of sales.......................       68.0       67.9       66.8          64.7            67.5           63.2
                                      ---------  ---------  ---------         -----           -----          -----
Gross profit........................       32.0       32.1       33.2          35.3            32.5           36.8
Selling, general and administrative
  expenses..........................       33.9       34.0       30.7          34.2            35.4           33.0
Special items(1)....................       46.4        1.6       (1.2)       --                (1.7)           0.3
                                      ---------  ---------  ---------         -----           -----          -----
Income (loss) before interest
  expense, other expenses (income),
  net, reorganization expenses
  (income), taxes and extraordinary
  item..............................      (48.3)      (3.5)       3.7           1.1            (1.2)           3.5
Interest expense....................        8.4        4.4        0.1           0.0             0.1            0.3
Other expense (income), net.........        1.1        0.3        0.0          (1.0)            0.0            0.0
                                      ---------  ---------  ---------         -----           -----          -----
Income (loss) before reorganization
  expense (income), taxes and
  extraordinary item................      (57.8)      (8.2)       3.6           2.1            (1.3)           3.2
Reorganization expense (income).....     --            8.0       (7.1)       --                 1.2         --
                                      ---------  ---------  ---------         -----           -----          -----
Income (loss) before income taxes
  and extraordinary item............      (57.8)     (16.2)      10.7           2.1            (2.5)           3.2
Income tax expense (benefit)........        0.1     --            0.1           0.4          --                1.6
Extraordinary item, net of tax......     --         --          (61.5)       --              --             --
                                      ---------  ---------  ---------         -----           -----          -----
Net income (loss)...................      (57.9)%     (16.2)%      72.1%           1.7%         (2.5 )%          1.6%
                                      ---------  ---------  ---------          -----           -----          -----
                                      ---------  ---------  ---------          -----           -----          -----

------------------------

(1) Includes certain items, including the reversal of program reward redemption reserves aggregating $4.4 million (income) in Short Fiscal 1997 when Camelot discontinued its manual "punch card" version of its customer loyalty program and replaced it with a more limited automated customer loyalty program, the write-down of the fair value of long-lived assets in Fiscal 1996 resulting in a charge of $6.5 million and an impaired asset write-down of $202.9 million for Fiscal 1995, including $201.1 million associated with the write-down of goodwill, principally related to the 1993 leveraged buyout. Amounts recorded as special items for the thirty-nine weeks ended November 28, 1998 reflect expenses associated with Camelot's proposed public offering and legal fees related to open reorganization claims. Camelot has applied for permission to withdraw the registration statement associated with the proposed public offering.

THIRTY-NINE WEEKS ENDED NOVEMBER 28, 1998 COMPARED TO THIRTY-NINE WEEKS ENDED NOVEMBER 29, 1997.

    NET SALES. Net sales increased 45.1% to $377.7 million for the thirty-nine weeks ended November 28, 1998 compared to $260.2 million for the same period of Short Fiscal 1997. Camelot acquired 150 stores on February 28, 1998 as a result of the acquisition of The Wall and 41 additional stores on July 29, 1998 as a result of the acquisition of Spec's. The increase in sales was primarily a result of The Wall acquisition, which added $105.6 million to net sales, and the Spec's acquisition, which added $17.5 million to net sales. Comparable stores sales decreased 0.5%. Comparable store sales for the period for The Wall increased by approximately 9.5% and for Spec's decreased by approximately 5.4% compared to the same period of the prior year, when Camelot did not own The Wall or Spec's. During that period, Camelot opened nine new stores and closed seven stores. As of November 28, 1998 Camelot operated 498 stores compared to the 307 stores it operated as of November 29, 1997.

    GROSS PROFIT. Gross profit increased 64.6% to $139.1 million for the thirty-nine weeks ended November 28, 1998 compared to $84.5 million for the same period of the prior year. Gross profit as a percentage of net sales improved to 36.8% from 32.5% for the thirty-nine weeks ended November 28, 1998 as compared to the same period of 1997. The increase in gross profit was a result of lower promotional retail pricing, an increased mix of higher margin catalog sales, the resumption of normal trade terms, including the availability of prompt payment discounts and the acquisition of The Wall and Spec's stores. The Wall acquisition and the Spec's acquisition accounted for $38.3 million and $6.9 million, respectively, of the 1998 increase in gross profit.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A increased 35.8% to $124.9 million in the thirty-nine weeks ended November 28, 1998 compared to $92.0 million for the same period in Short Fiscal 1997. SG&A as a percentage of net sales decreased to 33.0% from 35.4% in the thirty-nine weeks ended November 28, 1998 as compared to the same period of 1997. The improvement in SG&A expenses as a percentage of net sales was principally due to the reduction in depreciation and amortization as a result of fresh-start accounting and of purchase accounting adjustments that significantly decreased the depreciable basis of property, plant and equipment. Compensation expense of $3.3 million was recognized during the thirty-nine weeks ended November 28, 1998 on options issued at January 27, 1998 at grant prices below the average fair value at date of grant.

    SPECIAL ITEMS. In the thirty-nine weeks ended November 28, 1998, Camelot incurred $1.1 million of expenses related to two special items: the filing of a registration statement with the Commission relating to the proposed public offering; and legal fees related to open reorganization claims. Camelot has applied for permission to withdraw the registration statement. Special items in the thirty-nine weeks ended November 29, 1997 were $4.4 million related to the reversal of the remaining reserve for the discontinued "punch card" version of Camelot's customer loyalty program once all customer redemptions ceased.

    INCOME (LOSS) BEFORE INTEREST EXPENSE, OTHER EXPENSES (INCOME), NET, REORGANIZATION EXPENSES, AND INCOME TAXES. As a result of the foregoing items, income (loss) before interest expense, other expenses (income), net, reorganization expenses, and income taxes, as a percentage of net sales, increased to 3.5% or $13.2 million in the thirty-nine weeks ended November 28, 1998 as compared to a loss of $3.0 million or 1.2% as a percentage of net sales in the same period of Short Fiscal 1997.

    OTHER EXPENSES (INCOME), NET. Camelot's other expenses (income), net, increased to $1.2 million of expenses in the thirty-nine weeks ended November 28, 1998 from $0.3 million of expenses in the same period of Short Fiscal 1997. Other expenses (income), net includes Camelot's interest income, interest expense and financing charges. Interest income in the third quarter of 1997 was netted against reorganization expenses as required during the bankruptcy proceedings.

    REORGANIZATION EXPENSES. Camelot recorded no reorganization expenses in the thirty-nine weeks ended November 28, 1998 compared to reorganization expenses of $3.3 million in the same period of Short Fiscal 1997. During 1997, the reorganization expenses primarily reflected professional fees and other expenses related to the bankruptcy proceedings. No expense has been incurred in Fiscal 1998 due to Camelot's emergence from the bankruptcy proceedings on January 31, 1998.

    INCOME TAXES. Camelot's provision for income taxes for the thirty-nine weeks ended November 28, 1998 was $5.8 million compared to no income tax recorded during the third quarter of Short Fiscal 1997. Camelot believes that it is more likely than not that it will be able to use the deferred tax assets at February 28, 1998. Under the provisions of the Internal Revenue Code, no net operating losses remain to offset Camelot's future operating income. In addition, the write-off of unprofitable stores as part of the bankruptcy plan of reorganization; the forgiveness of debt and the related reduction in future interest expense; and the write-off of reorganization expense as part of emergence from bankruptcy will all contribute to future taxable income. Therefore, no valuation allowance has been established to offset these deferred tax assets.

    NET INCOME. As a result of the foregoing items, Camelot recognized net income of $6.2 million during the thirty-nine weeks ended November 28, 1998 as compared to a loss of ($6.6) million in the same period of Fiscal 1997.

SHORT FISCAL 1997 COMPARED TO FISCAL 1996

    The following discussion compares Short Fiscal 1997, an eleven month period, with Fiscal 1996, a twelve month period. Since Camelot adopted a new accounting method resulting from fresh-start reporting as of January 31, 1998, the results of operations other than net sales and gross profit for Fiscal 1997 are not comparable to Fiscal 1996. The remaining statement of operations line items are comparable to Fiscal 1996 for only the first eleven months of Fiscal 1997 represented by Short Fiscal 1997. As noted below, certain increases and decreases in the results of operations for Short Fiscal 1997 may be due to the one month difference in periods. The results of operations for February 1998 are discussed separately under the heading "--February 1998."

    NET SALES. Net sales for Short Fiscal 1997 were $372.6 million and net sales for February 1998 were $27.8 million. Net sales increased 1.0% to $400.4 million for all of Fiscal 1997 compared to $396.5 million in Fiscal 1996. Comparable store sales increased 6.8%, primarily as a result of retail price increases on selected catalog titles resulting from the institution of minimum advertised pricing and decreased competition in the marketplace and secondarily due to a comparably stronger new release schedule. Camelot operated 455 stores at the end of Fiscal 1997 compared to 315 stores at the end of Fiscal 1996.

    GROSS PROFIT. Gross profit for Short Fiscal 1997 was $123.9 million and gross profit for February 1998 was $9.8 million. Gross profit increased 5.2% to $133.7 million for all of Fiscal 1997 compared to $127.1 million in Fiscal 1996. Gross profit as a percentage of net sales improved to 33.4% for all of Fiscal 1997 from 32.1% in Fiscal 1996. For purposes of determining Camelot's gross profit, costs of sales is comprised of product costs, distribution overhead and depreciation costs, freight, inventory shrink and prompt payment discounts. The increase in gross profit was the result of decreased competition and an increasing mix of higher margin catalog sales and the resumption of normal trade terms including the availability of prompt payment discounts, offset in part by lower margins earned on non-music products such as laser video and software products that Camelot was in the process of discontinuing. Camelot recorded a charge of $2.0 million for all of Fiscal 1997 for the discontinuance of these products lines. Gross margins were also impacted negatively as a result of a recent industry-wide trend in which vendors have implemented policies prohibiting the return of open products for credit. Camelot expects the trend to continue in Fiscal 1998. Camelot has modified its inventory distribution systems in response to this trend. Opened products returned by customers are segregated from other returns and sent to liquidators for resale. Camelot has also begun a program of repackaging certain opened product and selling it as used product at selected stores. In addition, Camelot has modified its return policies to more closely monitor customer returns in an effort to reduce returns of opened product. The costs associated with this effort have not been material.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses decreased 14.9% to $114.5 million in Short Fiscal 1997 from $134.5 million in Fiscal 1996. SG&A expenses, as a percentage of net sales, decreased to 30.7% in Short Fiscal 1997 compared to 34.0% in Fiscal 1996. SG&A expenses include payroll, occupancy and net advertising costs, utilities, general and administrative costs and depreciation and amortization. The improvement in SG&A expenses as a percentage of net sales was principally due to four factors: temporary rent concessions negotiated during the reorganization which have reduced store occupancy costs as a percentage of net sales, increases in cooperative advertising support from vendors, cost savings associated with restructuring and automating Camelot's customer loyalty program, and the reduction of depreciation and amortization, which was primarily attributed to store closings during Fiscal 1996 and Short Fiscal 1997. Each temporary rent concession was negotiated individually. Consistent with Camelot's policy for recording reductions in rental expense, each temporary rent concession is recorded over the life of the lease on a straight-line basis. Upon the adoption of fresh-start reporting, Camelot recognized the effect of these concessions on a straight-line basis over the remaining term of the lease.

    SPECIAL ITEMS. In Short Fiscal 1997 Camelot discontinued the manual "punch card" version of its customer loyalty program and replaced it with an automated program targeted to its most frequent and highest spending customers. The reduction in the program resulted in the reversal of the remaining program reward redemption reserves aggregating $4.4 million (income) once customer redemptions ceased. In Fiscal 1996 Camelot wrote down the fair value of long-lived assets resulting in a charge of $6.5 million.

    INCOME (LOSS) BEFORE INTEREST EXPENSE, OTHER EXPENSES (INCOME), NET, REORGANIZATION EXPENSES (INCOME), INCOME TAXES AND EXTRAORDINARY ITEM. As a result of the foregoing, income (loss) before interest expense, other expenses (income), net, reorganization expenses (income), income taxes and extraordinary item as a percentage of net sales increased to 3.7% or $13.9 million in Short Fiscal 1997 as compared to a loss of $13.9 million or a loss of 3.5% as a percentage of net sales in Fiscal 1996.

    INTEREST EXPENSE. Camelot's interest expense declined to $0.2 million in Short Fiscal 1997 from $17.4 million in Fiscal 1996. The decline in interest expense was primarily attributable to the cessation of accruals on prepetition indebtedness upon the filing of Camelot's bankruptcy petition.

    OTHER EXPENSES (INCOME), NET. Camelot's other expenses (income), net decreased to $0.2 million in Short Fiscal 1997 compared to $1.2 million in Fiscal 1996. Other expenses (income), net includes Camelot's financing charges. Financing costs decreased to $0.4 million in Short Fiscal 1997 from $1.9 million in Fiscal 1996.

    REORGANIZATION EXPENSES (INCOME). Camelot realized reorganization income of $26.5 million in Short Fiscal 1997 compared to reorganization expense of $31.8 million in Fiscal 1996. During Short Fiscal 1997, the reorganization income related principally to adjustments to prepetition claims that were discharged or received no amount of recovery, offset by net adjustments to fair values, and professional fees and other expenses related to the bankruptcy proceedings. During Fiscal 1996, the reorganization expense primarily reflected a provision for store closings, including related lease rejection damage claims, and the write-off of financing costs associated with prepetition indebtedness, as well as professional fees.

    INCOME TAXES. Camelot's provision for income taxes during Short Fiscal 1997 was $0.3 million compared to no income tax recorded during Fiscal 1996. Differences between the effective tax rate and the statutory tax rate are due primarily to the recording of valuation allowances against deferred tax assets. Camelot anticipates an effective tax rate of approximately 40% with respect to Fiscal 1998 pre-tax income.

    EXTRAORDINARY ITEM. As a result of Camelot's reorganization, in Short Fiscal 1997 Camelot recorded a one-time gain of $228.9 million associated with the extinguishment of its prepetition claims of approximately $428 million.

    NET INCOME. As a result of the foregoing, Camelot recognized net income of $268.6 million during Short Fiscal 1997, as compared to a net loss of $64.4 million in Fiscal 1996. Excluding special items, reorganization expenses (income) and extraordinary item, Camelot recognized net income in Short Fiscal 1997 of $8.7 million, as compared to a net loss of $26.0 million in Fiscal 1996.

FEBRUARY 1998

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses were $9.5 million in February 1998, which included depreciation and amortization of $0.5 million.

    INCOME (LOSS) BEFORE INTEREST EXPENSE, OTHER EXPENSES (INCOME), NET, REORGANIZATION EXPENSES (INCOME), INCOME TAXES AND EXTRAORDINARY ITEM. Income
(loss) before interest expense, other expenses (income), net, reorganization expenses (income), income taxes and extraordinary item was $0.3 million in February 1998.

    INTEREST EXPENSE. Camelot's interest expense was less than $0.1 million in February 1998.

    OTHER EXPENSES (INCOME), NET. Camelot's other expenses (income), net was ($0.3) million in February 1998.

    INCOME TAXES. Camelot's provision for income taxes in February 1998 was $0.1 million.

    NET INCOME. As a result of the foregoing items, Camelot recognized net income of $0.5 million in February 1998.

FISCAL 1996 COMPARED TO FISCAL 1995

    NET SALES. Net sales decreased 13.0% to $396.5 million in Fiscal 1996 from $455.7 million in Fiscal 1995. Comparable store sales declined 3.2% in Fiscal 1996 due to the comparative lack of strong product releases, a decline in CD replacement sales and increased price-based competition led by price decreases by non-traditional music retailers, such as consumer electronics retailers. The decrease in total sales was primarily due to the closing of 73 stores in Fiscal 1996, a decrease in comparable store sales and the impact of one fewer week of sales in Fiscal 1996. Camelot opened no new stores in Fiscal 1996.

    GROSS PROFIT. Gross profit decreased 12.8% to $127.1 million in Fiscal 1996 compared to $145.8 million in Fiscal 1995. Gross profit as a percentage of net sales remained relatively constant at 32.1% in Fiscal 1996 and 32.0% in Fiscal 1995. The decrease in gross profit was primarily due to the effects of increased price-based competition and the comparative lack of strong new releases.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses decreased 13.0% to $134.5 million in Fiscal 1996 from $154.6 million in Fiscal 1995. SG&A expenses, as a percentage of net sales, remained constant at 34.0% in Fiscal 1996 and 33.9% in Fiscal 1995. The decrease in SG&A expenses was principally due to the reduction in the number of stores operated by Camelot from 388 to 315 and a related reduction in corporate and store operating costs.

    SPECIAL ITEMS. Special items in Fiscal 1996 consist of an impaired asset write-down of $6.5 million. This write-down, as required by Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", was based upon a review by management of the carrying values of long-lived assets, primarily goodwill and property, plant and equipment. The business climate in Fiscal 1996 was a continuation from the prior year and was characterized by declining sales volumes resulting from lower customer traffic in malls, an increase in non-mall, high volume, low-priced superstores and the lack of strong music product releases. While Camelot's mall-based music stores reacted with increased promotional pricing, Camelot's higher cost structure relative to these non-mall superstores, which was principally related to occupancy costs, limited Camelot's ability to compete effectively.

    Special items of $211.5 million in Fiscal 1995 consist primarily of a $202.9 million impairment write-down, $201.1 million of which was for goodwill related to the 1993 leveraged buyout. The cause of this write-down was the deterioration in business conditions described in the previous paragraph. The remaining $1.8 million relates to strategic decisions made by Camelot to close 27 stores throughout Fiscal 1995. These closings occurred shortly after the initial decision to close the stores was made. Upon closing, leasehold improvements that were immobile or worthless if removed from stores were deemed to be impaired. Charges were taken for the net book value of these assets in accordance with Statement No. 121. In addition, special items in Fiscal 1995 include restructuring charges of $5.2 million and the expiration of a put agreement of $3.4 million, which had been issued in November 1993 as part of the 1993 leveraged buyout. The $5.2 million restructuring charge is primarily composed of $1.6 million for costs incurred to dispose of excess inventory and $2.3 million for costs associated with lease breakages.

    INCOME (LOSS) BEFORE INTEREST EXPENSE, OTHER EXPENSES (INCOME), NET, REORGANIZATION EXPENSES (INCOME), INCOME TAXES AND EXTRAORDINARY ITEM. As a result of the foregoing factors, income (loss) before interest expense, other expenses (income), net, reorganization expenses (income), income taxes and extraordinary item decreased to $13.9 million in Fiscal 1996 from $220.4 million in Fiscal 1995.

    INTEREST EXPENSE. Camelot's interest expense declined to $17.4 million in Fiscal 1996 from $38.3 million in Fiscal 1995. In connection with the bankruptcy proceedings, Camelot did not record interest on its prepetition debt subsequent to the filing of its voluntary bankruptcy petition. During the bankruptcy proceedings, Camelot entered into an agreement with various lenders to obtain debtor-in-possession financing (the "DIP Agreement"). Borrowings under the DIP Agreement were significantly lower than the prepetition debt obligations. Therefore, Camelot's financing costs in Fiscal 1996 were significantly lower than in Fiscal 1995.

    OTHER EXPENSES (INCOME), NET. Other expenses (income), net decreased to $1.2 million in Fiscal 1996 from $5.0 million in Fiscal 1995. Other expenses included the net costs of corporate owned life insurance programs of $1.3 million in Fiscal 1996 and $1.5 million in Fiscal 1995. The Fiscal 1996 expenses also reflect the receipt of $1.9 million upon the termination of a business development agreement.

    REORGANIZATION EXPENSES (INCOME). Reorganization expenses (income) was $31.8 million in Fiscal 1996 as a result of the bankruptcy proceedings, including professional fees of $4.9 million, the write-off of financing fees from the 1993 leveraged buyout of $16.0 million, a provision for store closing costs of $4.9 million and related lease rejection claims of $6.0 million.

    INCOME TAXES. There was no provision for income taxes during Fiscal 1996. In Fiscal 1995, Camelot's provision for income taxes was $0.5 million.

    NET INCOME. As a result of the foregoing factors, Camelot recognized a net loss of $64.3 million in Fiscal 1996 and a net loss of $264.1 million in Fiscal 1995. Excluding special items and reorganization expense, Camelot recognized a net loss of $26.0 million in Fiscal 1996, as compared to a net loss of $52.6 million in Fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

    Camelot's cash needs fluctuate during the course of the fiscal year. During its first three quarters, Camelot's cash flow from operations typically is consumed by payments to suppliers and store maintenance, renovation expenditures and opening new stores, including relocations. During the third quarter, Camelot has historically relied on borrowings under its credit facilities to provide it with liquidity to purchase inventory for sale during the holiday season.

    Pursuant to the plan of reorganization, a wholly owned subsidiary of Camelot, Camelot Music, Inc., entered into a revolving credit agreement dated January 27, 1998 with a number of financial institutions. This working capital facility provided Camelot with advances of up to $50.0 million during peak periods of October to December and $35.0 million during the non-peak periods of January to September, bore interest at floating rates and matured on January 27, 2002. The aggregate availability under the working capital facility was limited to a borrowing base equal to 35.0% of inventory during peak periods and 30.0% of inventory during non-peak periods.

    On June 12, 1998, Camelot signed the first amendment and waiver to the working capital facility. The amended credit facility increases the borrowing base to 60.0% of inventory during all periods, modifies existing limitations on capital expenditures, waives certain covenants in order to permit the Spec's acquisition and provided a $25.0 million term loan to finance the Spec's acquisition. The term loan under the amended credit facility will be amortized in semi-annual installments over a three year period beginning January 31, 1999. The amortization payments will be $3.0 million, $2.0 million, $6.0 million, $4.0 million, $6.0 million and $4.0 million.

    The obligations of Camelot's subsidiaries under the amended credit facility are guaranteed by Camelot and all of its other subsidiaries and are collateralized by substantially all of Camelot's and its subsidiaries' assets. Camelot and its subsidiaries are currently subject to certain customary negative covenants under the amended credit facility which, under certain circumstances, limit their ability to incur additional indebtedness, pay dividends, make capital expenditures and engage in certain extraordinary corporate transactions. The amended credit facility also requires Camelot to maintain minimum consolidated levels of EBITDA. Camelot is currently in compliance with all of these covenants. As of November 28, 1998, Camelot had $25.0 million outstanding under the term loan portion of the amended credit facility and $23.8 million under its revolving line of credit.

    On July 29, 1998, Camelot acquired Spec's for a cash purchase price of $3.30 per share. Net cash of $28.7 million was required to fund the payment of the purchase price and the repayment of Spec's outstanding indebtedness and acquisition costs. Camelot funded the Spec's acquisition with the $25.0 million term loan provided under the amended credit facility and accumulated cash balances. Management believes the principal effects of the Spec's acquisition on its financial position will be the debt service and amortization requirements associated with the term loan. Camelot recorded $9.4 million in goodwill as a result of the Spec's acquisition, which will be amortized over a 20-year period.

    Camelot's cash flow from operating activities increased to $53.8 million in Short Fiscal 1997 compared to cash flow from operating activities of $16.3 million in Fiscal 1996. The increase in cash generated from operating activities primarily reflects Camelot's net income of $268.6 million in Short Fiscal 1997 as compared to a net loss of $64.4 million in Fiscal 1996, together with increases in trade payables resulting from improved credit terms, increases in accrued expenses and amounts payable in connection with The Wall acquisition. Camelot's operating activities used cash of $8.3 million during the thirty-nine weeks ended November 28, 1998 compared to cash generated by operating activities of $9.8 million during the prior comparable period.

    Net cash used in investing activities increased to $7.9 million in Short Fiscal 1997, as compared to $4.0 million in Fiscal 1996, primarily as a result of Camelot's higher level of capital expenditures during Short Fiscal 1997. Net cash used in investing activities increased to $113.4 million for the thirty-nine weeks ended November 28, 1998 compared to net cash used in investing activities of $5.3 million for the prior comparable period, as a result of $100.4 million, net of cash acquired, invested in connection with Camelot's acquisitions of The Wall and Spec's. Camelot made capital expenditures of $8.0 million during Short Fiscal 1997 as compared with capital expenditures of $4.3 million in Fiscal 1996. Capital expenditures during Short Fiscal 1997 were comprised of $2.1 million in enhancements to information systems, including enhancements associated with the anticipated integration of The Wall's operations and $5.9 million in store remodeling, maintenance and expansions. Fiscal 1996 capital expenditures were primarily attributable to store remodeling, maintenance and expansions. Camelot made capital expenditures of $13.0 million for the thirty-nine weeks ended November 28, 1998 compared to capital expenditures of $5.3 million for the prior comparable period. Capital expenditures for both periods were primarily attributable to store remodeling, maintenance, expansions, and enhanced information systems.

    Net cash used in financing activities increased to $0.8 million in Short Fiscal 1997, as compared to $0.6 million in Fiscal 1996. Net cash used in financing activities in Fiscal 1997 primarily related to the payment of financing fees, while net cash used in financing activities in Fiscal 1996 related to repayment of borrowings under Camelot's then-existing credit agreement and the payment of financing fees, offset in part by the proceeds of such borrowings and other long term debt. Financing activities provided cash of $48.7 million, including the $25.0 million term loan provided under the amended credit facility, during the thirty-nine weeks ended November 28, 1998. The remainder was primarily net activity related to normal seasonal working capital requirements.

    Camelot currently anticipates that capital expenditures aggregating approximately $12.5 million were incurred in Fiscal 1998, of which $9.8 million relates to new, relocated and remodeled stores, $1.9 million relates to an upgraded store POS system, and the balance of which relates to general corporate purposes. Camelot anticipates making the normal amount of capital expenditures during Fiscal 1999, substantially all of which is anticipated to relate to new, relocated and remodeled stores. Camelot expects that the total investment for each new store will be approximately $0.6 million, including inventory, leasehold improvements, signage, and furniture, fixtures and equipment and excluding pre-opening expenses. Pre-opening expenses, which consist primarily of non-recurring costs such as employee recruiting and training, supplies and various miscellaneous expenditures, are expected to average approximately $15,000 per store and will be expensed as incurred. The cost of opening a new store can vary based on the size of the particular store, construction costs in various markets and other factors. Camelot generally is able to determine whether a new store will be profitable after the store has been open for a period of 12 months. New stores typically become profitable after 12 months of operation, although the actual period of operations prior to achieving profitability depends on when the store in question opens. Stores opened during periods close to the holiday selling season may become profitable over a shorter period.

    The IRS asserted in the bankruptcy proceedings a priority tax claim against Camelot of approximately $7.9 million. Under the bankruptcy plan of reorganization, any allowed priority tax claim of the IRS would be paid over six years, with quarterly amortization of interest and principal, at an interest rate of 9.0%. Camelot has acknowledged and paid a priority tax obligation to the IRS of approximately $0.8 million. Camelot disputes the validity of the balance of the IRS claim. In the event that a judgment is rendered against Camelot for significantly more than the $0.8 million that Camelot has paid already, Camelot's results of operations would be materially adversely affected. Such a judgment, unless paid or bonded for appeal, would be an event of default under Camelot's amended credit facility.

    As of November 28, 1998, Camelot had cash and working capital of approximately $9.5 million and $115.3 million, respectively, compared to cash of $82.5 million and working capital of $110.1 million at February 28, 1998. Approximately $71.7 million in cash was used subsequent to year-end to pay the purchase price for The Wall acquisition. Approximately $28.7 million was required to fund the payment of the purchase price and repayment of outstanding indebtedness and acquisition costs for the Spec's acquisition. Camelot funded the Spec's acquisition with a $25.0 million term loan provided under the amended credit facility and accumulated cash balances.

    Camelot's primary ongoing cash requirements will be to finance working capital, primarily inventory purchases, and to make capital expenditures for store relocations, new store openings and continuing information systems maintenance. Management believes that cash flows from its operations and available working capital, supplemented by the borrowings under the amended credit facility, will enable Camelot to meet its working capital expenditure needs in Fiscal 1999.

SELECTED QUARTERLY RESULTS OF OPERATIONS

    The following table sets forth certain unaudited quarterly statement of operations data for the period from March 3, 1996 to November 28, 1998. This data has been derived from unaudited Consolidated Financial Statements that, in the opinion of Camelot, include all adjustments necessary for fair presentation of such information when read in conjunction with Camelot's audited Consolidated Financial Statements. Camelot's business is seasonal in nature. In Fiscal 1997, approximately 35% of its revenues, and all of its income (loss) before interest expense, other expenses (income) net, reorganization expenses (income) net, income taxes and extraordinary item and its net income before extraordinary item was generated in Camelot's fiscal fourth quarter. Quarterly results are affected by, among other things, new product offerings, store openings and closings, and sales performance of existing stores.

                                                                      FISCAL 1996
                                                                   ($ IN THOUSANDS)
                                        -----------------------------------------------------------------------
                                           FIRST
                                          QUARTER     SECOND QUARTER  THIRD QUARTER  FOURTH QUARTER    TOTAL
                                        ------------  --------------  -------------  --------------  ----------
Net sales.............................   $   90,704     $   90,132      $  83,600      $  132,066    $  396,502
Gross profit..........................       29,732         28,855         26,527          41,987       127,101
Operating income (loss) (1)...........       (6,398)        (6,642)        (7,352)          6,451       (13,941)

                                                                     FISCAL 1997
                                                                   ($ IN THOUSANDS)
                                      --------------------------------------------------------------------------
                                         FIRST
                                        QUARTER     SECOND QUARTER  THIRD QUARTER  FOURTH QUARTER(2)    TOTAL
                                      ------------  --------------  -------------  -----------------  ----------
Net sales...........................   $   82,815     $   89,257      $  88,178       $   140,153     $  400,403
Gross profit........................       27,498         29,997         27,056            49,188        133,739
Operating income (loss) (1).........       (2,866)          (352)           183              N.A.         14,164

                                                                                     FISCAL 1998
                                                                                  ($ IN THOUSANDS)
                                                                     -------------------------------------------
                                                                        FIRST
                                                                       QUARTER     SECOND QUARTER  THIRD QUARTER
                                                                     ------------  --------------  -------------
Net sales..........................................................   $  113,456     $  128,189     $   136,099
Gross profit.......................................................       40,951         44,592          53,578
Operating income...................................................        1,210          2,066           9,886

------------------------

(1) For purposes of this presentation, operating income (loss) means Camelot's income (loss) before interest expense, other expenses (income) net, reorganization expenses (income) net, income taxes and extraordinary item for each of the periods presented.

(2) Net sales and gross profit for the fourth quarter of Fiscal 1997 are presented on a combined basis reflecting a summation of two months of operations prior to Camelot's emergence from the bankruptcy proceeding and its operations in February 1998. See "--General."

INFLATION

    Camelot believes that the inflationary environment in Camelot's markets in the past several years has not had a material impact on Camelot's revenues or results of operations. Borrowings under the amended credit facility, however, will be at variable rates of interest and increases in such interest rates, if not mitigated by other Camelot actions, could adversely impact Camelot's results of operations.

YEAR 2000 READINESS DISCLOSURE

    Beginning in early 1996 Camelot began upgrading all of its systems and old hardware to address the Year 2000 issue and to upgrade functionality to aid in executing our daily business. An internal Year 2000 Action Committee was formed with representatives from each business area. The Committee met regularly to review Camelot's progress toward becoming Year 2000 compliant.

    The five major phases of Camelot's Year 2000 Project are Awareness, Assessment, Renovation, Testing and Implementation. The Awareness phase was completed in 1996 and the Assessment phase was completed in the second quarter of 1998. In the Awareness phase Camelot identified all source code and all imbedded chip logic that could contain date logic. In the Assessment phase of the Project, Camelot retained the services of Data Dimensions, a consulting company specializing in Year 2000 assessments and remediation. Over the course of several months, Data Dimensions analyzed the source codes for Camelot's systems identifying each individual occurrence of date logic in the source code. Also as part of the Assessment Phase, Camelot met with and sent letters to representatives of the respective companies of the imbedded chip logic identified in the Awareness Phase to verify Year 2000 readiness of each imbedded chip device. The results of the assessment indicate that:

    - Camelot is aware of the Year 2000 issue,

    - an assessment is complete of IT and non-IT related systems as they relate to the Year 2000 issue,

    - a list of every occurrence of possible date logic has been identified for testing,

    - all external business relationships have been documented,

    - remediation of all major critical systems has been completed, and

    - contact has been made with manufacturers of distribution center non-IT related systems and no issues have been identified.

The Renovation, Testing and Implementation phases occurred on an individual basis as each new system was installed and/or system upgrades were completed. For example, Camelot installed a product replenishment system, upgraded its payroll system and replaced a merchandising system with a new system that handles purchasing, sales processing and inventory. The suppliers of these systems have stated that the systems are Year 2000 compliant. Due to the merger, Camelot is not currently testing the remaining possible occurrences of date logic.

    As part of the Year 2000 Project phases, Camelot conducted an extensive vendor review program, mailing surveys to all vendors with whom Camelot conducts business. The results of these surveys indicate that none of Camelot's major vendors identify significant Year 2000 exposures. Electronic data interfaces with vendors and banks are being improved by the installation of the Year 2000 compliant version of Camelot's EDI software.

    Since many systems will not be utilized after the merger and Camelot's staff is performing interface work with Trans World, Camelot has halted the project to perform a full Year 2000 status test.

    Camelot will have a difficult time completing the final stages of implementation of the Year 2000 compliance program if the merger does not occur. While the point of sale system conversion is complete and installed in approximately 50 stores, 440 stores remain to be upgraded.

    Camelot presently believes that its most likely worst-case Year 2000 scenario relates to the possible failure in one or more geographic regions of third party systems over which Camelot has no control and for which Camelot has no ready substitute, such as, but not limited to, power and telecommunications services. Camelot has in place a disaster recovery plan that addresses recovery from various kinds of disasters, including recovery from significant interruptions to data flows and distribution capabilities at Camelot's data systems center and distribution center. Camelot is using that plan to further develop specific Year 2000 contingency plans which will emphasize locating alternate sources of supply, methods of distribution and ways of processing information.

    Under its disaster recovery plan, Camelot is equipped to replace a store's systems within 24 hours in the event that store's systems are severely damaged. In the event Camelot's data center is damaged, Camelot is prepared to replenish products in individual stores by manually writing and faxing purchase orders to vendors. Merchandise will then be sent directly to Camelot's stores, by-passing the distribution center temporarily and ensuring that the flow of merchandise to stores will not be severely inhibited. Once merchandise flow is reestablished, Camelot will focus on reestablishing a normal operating environment. Camelot is also prepared to replace a portion or all of our data center in no more than a few weeks; all the hardware is readily available in the open market and all applications and data are routinely backed up.

    To date Camelot has spent approximately $0.3 million on Year 2000 remediation efforts. Future costs are anticipated to amount to an additional $1.5 million. Funding for the future costs related to Year 2000 remediation efforts will be provided from cash flows from operations.

    The estimated costs of achieving Year 2000 compliance and the date by which Year 2000 compliance will be achieved are based on Camelot's management's best estimates, which management derived using numerous assumptions about future events including the continued availability of certain resources, third party modification plans and other factors. Management cannot assure that these estimates will be achieved, and actual results could differ materially from these estimates. Specific facts that might cause material differences in the estimates include the availability and cost of personnel trained in Year 2000 remediation work, the ability to locate and correct all relevant computer codes, the success achieved by Camelot's customers and suppliers in reaching Year 2000-readiness, the timely availability of necessary replacement items and similar uncertainties.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    Financial Accounting Standards Board Statement No. 128, "Earnings per Share," issued in February 1997 and effective for fiscal years ending after December 15, 1997, establishes and simplifies standards for computing and presenting EPS. Camelot has complied with this statement.

    Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income," issued in June 1997 and effective for fiscal years ending after December 15, 1997, establishes standards for reporting and display of the total net income and the components of all other non-owner changes in equity, or comprehensive income (loss) in the statement of operations, in a separate statement of comprehensive income (loss) or within the statement of changes of stockholder's equity. Camelot has had no significant items of other comprehensive income.

    Financial Accounting Standards Board Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," issued in June 1997 and effective for fiscal years beginning after

December 15, 1997, will change the way companies report selected segment information in annual financial statements and also requires those companies to report selected segment information in interim financial statements. Camelot has evaluated the impact of the application of the new rules on Camelot's Consolidated Financial Statements and the new rules will not change its financial presentation.

    Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June, 1998 and effective for all fiscal quarters of fiscal years beginning after June 15, 1999, with earlier application permitted, requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Camelot has evaluated the impact of the application of the new rules on Camelot's Consolidated Financial Statements and the new rules have no impact on its financial condition or results of operations.

    The Accounting Standards Executive Committee Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," issued in March 1998 and effective for fiscal years beginning after December 15, 1998 with earlier application permitted, provides guidance on accounting for the costs of computer software developed or obtained for internal use. Camelot has adopted this statement as of the date of emergence from bankruptcy as required by fresh-start reporting. See Note 4 to Camelot's Consolidated Financial Statements.

    The Accounting Standards Executive Committee Statement of Position 98-5, "Accounting for the Costs of Start-up Activities," issued in April 1998 and effective for fiscal years beginning after December 15, 1998 with earlier application permitted, provides guidance on the financial reporting of start-up costs and organization costs. Camelot has adopted this statement as of the date of emergence from bankruptcy as required by fresh-start reporting. See Note 4 to Camelot's Consolidated Financial Statements.

                             TRANS WORLD'S BUSINESS

GENERAL

    Trans World is one of the largest music and video specialty retailers in the United States. Trans World offers a wide selection of entertainment products, including CDs, audio cassettes and videocassettes, DVDs and related accessories. At October 31, 1998, Trans World operated 522 stores in 34 states, the District of Columbia and the U.S. Virgin Islands, with the majority of its stores concentrated in the Eastern half of the United States. Trans World operates its stores under two real estate categories: mall and non-mall. Mall stores include "Record Town," "Saturday Matinee" and "F.Y.E. For Your Entertainment." Non-mall stores include "Coconuts," "Strawberries" and "Planet Music."

    In the early 1990s, music retailers aggressively expanded their store base, which led to an overcapacity of music and video product selling space in the United States. Furthermore, entry into this category by mass-merchants and consumer electronics stores, which enacted loss-leader pricing strategies to increase store traffic, adversely impacted sales and gross margins of music specialty retailers.

    In the fourth quarter of 1994, management concluded that these events were adversely affecting Trans World's operations. Management's ability to identify these trends at an early stage enabled Trans World to reposition itself, including

    - closing and relocating underperforming stores,

    - opening profitable new stores,

    - improving operating efficiencies and

    - reducing debt levels.

In order to reduce its portfolio of stores to a strong core of profitable locations in desirable markets, Trans World closed a total of 401 stores through October 31, 1998. An additional 34 stores, 14 of which are related to Trans World's restructuring program, are forecasted to be closed in 1998. In conjunction with repositioning itself, Trans World increased sales and net income 18.6% and 189.7%, respectively, in 1997 over 1996. As a result, Trans World is now in a stronger financial condition and is well-positioned to continue to execute its business strategy.

BUSINESS STRATEGY

    Trans World's strategy is to increase sales and net income through a combination of new store openings, relocation of existing stores, merchandising and marketing initiatives and strategic acquisitions.

    MALL STORES. Trans World's mall stores are designed to offer consumers a fun and exciting shopping experience. In the mall stores, Trans World puts an emphasis on strong in-store presentation, broad product selection and competitive pricing to attract the casual impulse buyer. Trans World's strategy for mall stores is to operate profitable stores in high traffic locations while controlling occupancy costs. Trans World intends to concentrate on combination music/video stores which offer the customer a more extensive product selection as well as an entertaining shopping environment. Larger Record Town/Saturday Matinee combination stores and the F.Y.E. multimedia superstores are Trans World's primary vehicles for growth in mall stores. Trans World believes that the economies of scale and greater merchandising opportunities provided by large multimedia stores will permit Trans World to achieve greater sales and profits than it could in smaller store formats.

    NON-MALL STORES. Trans World's non-mall stores target the serious music shopper and offer a broad and deep product selection. Trans World believes there is still significant growth potential in certain markets where it already has substantial market share. Such markets include New England, the Mid-Atlantic states, the Midwest, specifically Ohio and Illinois, and the New York metropolitan area.

By clustering non-mall stores in those markets, Trans World is able to take advantage of economies of scale in advertising, distribution and other overhead expenses.

    REAL ESTATE. Trans World believes that it has favorable relationships with the real estate developer community at both the local and national levels, and that it is known for delivering exciting retail stores that add value to any retail environment. Trans World will continue to capitalize on its financial strengths and on its dominant market position within its target markets to negotiate favorable lease terms in prime store locations.

    MERCHANDISING AND MARKETING INITIATIVES. Trans World's primary goal in merchandising and marketing is to provide its customers a fun and exciting shopping experience. Trans World continuously develops merchandising and marketing programs to attract both the casual impulse shopper as well as the serious music shopper. Examples of these initiatives include in-store artist appearances, exclusive product offerings and a music selection tailored to the local market.

    ACQUISITIONS. Trans World believes that its experienced management team and financial strength have positioned it to be a leader in any consolidation of the music specialty retail industry. Trans World's acquisition strategy focuses on acquiring those music specialty retailers that allow Trans World to leverage its strengths and that can be acquired on terms consistent with its financial objectives. In October 1997, Trans World acquired 90 out of a total of 118 stores owned by Strawberries, Inc., a privately held non-mall music specialty retailer operating primarily in New England.

STORE CONCEPTS

    Trans World's strategy is to offer customers a broad selection of music and video titles at competitive prices in convenient, attractive stores. Trans World has developed a number of distinct store concepts to take advantage of real estate opportunities and to satisfy varying consumer demands.

MALL STORES

    Trans World's mall stores include five concepts, all of which have been designed to offer consumers a fun and exciting shopping experience. In the mall stores, Trans World puts an emphasis on a strong in-store presentation, broad product selection and competitive pricing to attract the casual impulse buyer.

    FULL-LINE MUSIC STORES. Trans World's full-line mall stores are located in large, regional shopping malls and are generally named Record Town. There were 167 such stores at October 31, 1998. This store concept utilizes an average space of approximately 3,500 square feet with certain stores ranging in excess of 7,000 square feet depending on the availability of preferred space and the expected volume of the store.

    SATURDAY MATINEE STORES. These stores are dedicated to the sale of prerecorded video products. These stores are located in large, regional shopping malls and average 2,200 square feet in size. There were 40 such stores in operation at October 31, 1998. Trans World's strategy is to combine this store with a Record Town in its combination store concept whenever possible.

    COMBINATION STORES. At October 31, 1998, Trans World operated 87 combination Record Town/ Saturday Matinee stores. The combination store concept occupies an average of 7,800 square feet. These stores share common storefronts and offer the consumer an exciting combination of music and video products in one store location. Trans World believes that the combination of the two concepts creates a marketing synergy by attracting different target customers.

    FOR YOUR ENTERTAINMENT STORES. At October 31, 1998, Trans World operated six F.Y.E. stores. These stores combine a broad assortment of music and video products with a game arcade and an extensive selection of games, portable electronics, accessories and boutique items. This format makes the traditional superstore experience available to shopping mall consumers. F.Y.E. is designed to be a semi-anchor or destination retailer in major regional malls. The prototype F.Y.E. store is 25,000 square feet.

    SPECIALTY MUSIC STORES. The specialty music concept is also located in large, regional shopping malls, but contrasts with full-line music stores in that they carry a less diverse product selection. These stores, 25 of which were in operation at October 31, 1998, are generally operated under the name Tape World. The specialty mall stores operate in approximately 1,300 square feet. Trans World's strategy is to reposition and expand these stores into Record Town stores or combination stores as opportunities become available.

NON-MALL STORES

    Trans World's non-mall concepts accounted for 190 stores in operation at October 31, 1998, which primarily operate under the names Coconuts and Strawberries. These stores are designed for freestanding, strip center and downtown locations in areas of high population density. The majority of the non-mall stores range in size from 3,000 to 8,000 square feet. Non-mall stores carry an extensive product assortment and have an emphasis on competitive pricing. Trans World's non-mall stores include 12 video rental stores. These stores operate under the tradename "Movies Plus" and average approximately 5,400 square feet.

    On October 27, 1997, Trans World acquired Planet Music, a 31,000 square foot, freestanding superstore in Virginia Beach, Virginia. The store operates in a strip center and offers an extensive catalog of predominantly music. The store also has a video department and sells other non-music related products, similar to what would be carried in a large Coconuts store. The acquisition also included the rights to the Planet Music name and trademark, which offers Trans World potential expansion opportunities.

INDUSTRY AND COMPETITIVE ENVIRONMENT

    According to industry sources, the U.S. retail market for music and video products was approximately $20 billion in 1997. Prerecorded music amounted to $12.2 billion of that total, and this segment of the market has grown at an annual rate of 9.5% over the past 10 years. Fueled in part by this growth, in the early 1990's music retailers began aggressive expansion programs which grew total square footage at a rate that outpaced consumer demand, resulting in an overcapacity of selling space in the U.S. Furthermore, new music retailing entrants, including mass merchants such as Wal-Mart, K-Mart, and Target, and consumer electronics stores such as Best Buy and Circuit City, promoted aggressive loss-leader pricing strategies in an effort to increase store traffic. The additional retailing square footage and the loss-leader pricing strategy forced music specialty retailers to reduce prices, resulting in decreased sales and gross margins of music specialty retailers. As a result, many music specialty retailers experienced financial difficulties which led to corporate restructurings and bankruptcies. During 1996, many of the major music vendors began to enforce programs such as the minimum advertised pricing program to eliminate loss-leader pricing strategies. These programs penalize sellers that fail to comply with vendor pricing programs by limiting advertising support. The enforcement of the minimum advertised pricing program has been successful in stabilizing prices in the industry. Non-traditional music retailers have since reduced their music and video selections and maintained less aggressive pricing policies.

PRODUCTS

    Trans World's stores offer a full assortment of CDs, prerecorded audio cassettes, prerecorded video and related accessories. Sales by category as a percentage of total sales over the past three fiscal years and the twenty-six weeks ended October 31, 1998 were as follows:

                                                                                                                FOR THE
                                                                                                              THIRTY-NINE
                                                                         FOR THE FISCAL YEAR ENDED            WEEKS ENDED
                                                                -------------------------------------------  -------------
                                                                 FEBRUARY 3,    FEBRUARY 1,    JANUARY 31,    OCTOBER 31,
                                                                    1996           1997           1998           1998
                                                                -------------  -------------  -------------  -------------
CDs...........................................................         49.2%          50.1%          55.5%          58.2%
Prerecorded audio cassettes...................................         20.3           16.9           14.2           13.7
Singles.......................................................          4.3            4.8            4.3            4.4
Prerecorded video.............................................         16.7           18.6           16.3           14.4
Other.........................................................          9.5            9.6            9.7            9.3
                                                                      -----          -----          -----          -----
TOTAL.........................................................        100.0%         100.0%         100.0%         100.0%
                                                                      -----          -----          -----          -----
                                                                      -----          -----          -----          -----

    PRERECORDED MUSIC. Trans World's music stores offer a full assortment of CDs and prerecorded audio cassettes purchased primarily from six major manufacturers. Music categories include rock, pop, rap, soundtracks, alternative, Latin, urban, heavy metal, country, dance, vocals, jazz, and classical. Merchandise inventory is generally classified for inventory management purposes in three groups: "hits", which are the best selling new releases, "fast moving" titles, which generally constitute the top 1,000 titles with the highest rate of sale in any given month, and "catalog" items that customers purchase to build their collections.

    VIDEO PRODUCTS. Trans World offers prerecorded videocassettes for sale in a majority of its stores. DVD, a new technology, was introduced to the retail consumer in 1997. DVD offers a quality that exceeds both the current VHS and CD formats and also offers the consumer more storage than the current CD. Trans World believes that the DVD player will gradually replace the sales of laser disc players and VCRs as the DVD technology becomes more affordable and accessible. Trans World is anticipating the increased availability of DVD players and plans to capitalize on this new technology by making software increasingly available as this technology becomes more widely accepted by the consumer. DVD sales were less than 1% of Trans World's retail sales in 1997.

    OTHER PRODUCTS. Trans World stocks and promotes brand name blank audio cassette and videocassette tapes as well as accessory products for CDs, audio cassettes and videocassettes. These accessories include maintenance and cleaning products, portable electronics, storage cases, headphones and video games.

ADVERTISING

    Trans World makes extensive use of in-store advertising circulars and signs and also pursues a mass-media marketing program for its stores through advertisements in newspapers, radio, and television. Most of the vendors from whom Trans World purchases merchandise offer their customers advertising allowances to promote their products.

SUPPLIERS AND PURCHASING

    Trans World purchases inventory for its stores from approximately 450 suppliers. Approximately 68% of purchases in 1997 were made from the six largest suppliers: BMG Distribution, Sony Music Entertainment, Inc., Universal Music and Video Distribution, Inc., Warner/Electra/Atlantic Corporation, Polygram Group Distribution, Inc., and EMI Music Distribution. As is typical in this industry, Trans World has no material long-term purchase contracts and deals with its suppliers principally on an order-by-order basis. In the past, Trans World has not experienced difficulty in obtaining satisfactory sources of supply, and management believes that it will retain access to adequate sources of supply. Trans World also expects to continue to pass on to customers any price increases imposed by the suppliers of prerecorded music and videocassettes.

    Trans World produces store fixtures for all of its new stores and remodeled stores in its manufacturing facility located in Johnstown, New York. Trans World believes that the costs of production are lower than the costs of purchasing from an outside manufacturer.

TRADE CUSTOMS AND PRACTICES

    Under current trade practices, retailers of prerecorded CDs and audio cassettes are entitled to return products they have purchased from major vendors for other titles carried by these vendors; however, the returns are subject to merchandise return penalties. This industry practice permits Trans World to carry a wider selection of music titles and at the same time reduce the risk of obsolete inventory. Most manufacturers and distributors of prerecorded videocassettes offer return privileges comparable to those with prerecorded music, but with no merchandise return penalties. Video rental products are not eligible for return to the manufacturers. The merchandise return policies have not changed significantly during the past five years, but any future changes in these policies could impair the value of Trans World's inventory. Trans World generally has adapted its purchasing policies to changes in the policies of its suppliers.

DISTRIBUTION AND MERCHANDISE OPERATIONS

    Trans World's distribution facility uses automated and computerized systems designed to manage product receipt, storage and shipment. Store inventories of regular product are replenished in response to detailed product sale information that is transmitted to the central computer system from each outlet after the close of the business day. Shipments from the facility to each of Trans World's stores are made at least once a week and currently provide Trans World's stores with approximately 78% of their product requirements. The balance of the stores' requirements are satisfied through direct shipments from manufacturers or other distribution sources.

    Trans World-owned trucks service approximately 36% of Trans World's stores; the balance is serviced by several common carriers chosen on the basis of geographic and rate considerations. No contractual arrangements exist between Trans World and any common carriers. Trans World's sales volume and centralized product distribution facility enable it to take advantage of transportation economies.

    Trans World believes that the existing distribution center, together with Camelot's distribution center are adequate to meet the combined company's planned business needs, and additional improvements will be completed primarily for operational efficiency.

RETAIL INFORMATION SYSTEMS

    All stores sales data and product purchasing information is collected centrally utilizing the IBM AS/400 midrange configuration. Trans World's information systems manage a database of over 150,000 active SKUs in prerecorded music, video and accessory products. The system processes inventory, accounting, payroll, telecommunications and other operating information for all of Trans World's operations. Trans World has piloted a new POS system that was rolled out chain-wide during the summer of 1998. This new system is expected to improve customer service while increasing the accuracy of perpetual inventories at the store level.

SEASONALITY

    Trans World's business is highly seasonal. The fourth quarter constitutes Trans World's peak selling period. In 1997, the fourth quarter accounted for approximately 42% of annual sales and substantially all of net income. In anticipation of increased sales activity during these months, Trans World purchases substantial amounts of inventory and hires a significant number of temporary employees to bolster its permanent store staff. If for any reason Trans World's net sales were below seasonal norms during the fourth quarter, including as a result of merchandise delivery delays due to receiving or distribution problems, Trans World's operating results, particularly operating and net income, could be adversely affected. The fourth quarter percentage of annual sales in 1997 was higher than normal due to the Strawberries acquisition in October 1997. Quarterly results are affected by the timing and strength of new releases, the timing of holidays, new store openings and sales performance of existing stores. There can be no assurance that economic conditions will not adversely affect Trans World's sales and earnings, particularly during the fourth quarter of the year.

EMPLOYEES

    As of October 31, 1998, Trans World employed approximately 6,000 people, of whom 800 were employed on a full-time salaried basis, 2,400 were employed on a full-time hourly basis, and the remainder were employed on a part-time hourly basis. Trans World hires temporary sales associates during peak seasons to assure continued levels of customer service. Store managers report to district managers, each of whom, in turn, reports to a regional manager. In addition to their salaries, store managers, district managers and regional managers have the potential to receive incentive compensation based on profitability. None of Trans World's employees are covered by collective bargaining agreements, and management believes that Trans World enjoys favorable relations with its employees.

                               CAMELOT'S BUSINESS

GENERAL

    Camelot is a leading mall-based retailer of prerecorded music and accessories and is one of the largest music retailers in the United States, in each case based on store count. As of January 2, 1999, Camelot operated 498 stores in 38 states nationwide and in Puerto Rico under three brand names:
Camelot Music, founded in 1956, operating 311 stores with a significant store base concentration in the Midwest and Southeast regions of the United States; The Wall, operating 146 stores primarily in the Mid-Atlantic and Northeast regions of the United States; and Spec's, operating 41 stores in South Florida and Puerto Rico. Camelot acquired certain assets and assumed certain liabilities and operating lease commitments of The Wall effective February 28, 1998 and it acquired Spec's on July 29, 1998. Camelot believes that each chain benefits from name recognition and a loyal customer base in their primary markets of operation.

    Camelot offers a broad range of prerecorded music, including CDs, cassettes, prerecorded video cassettes, DVDs and accessories such as blank audio and video cassettes and music and tape care products. Camelot seeks to position itself as the mall-based music specialist for prerecorded music, and advertises under the motto "No One Knows Your Music Better." Camelot's stores average 4,450 square feet in size and typically offer over 20,000 SKUs, including both high-volume hits and Camelot's catalog. Camelot believes its product offering enables it to attract a diverse customer base thereby reducing its dependence on any one genre of music. In Fiscal 1997, Camelot's average sales per square foot was approximately $293, including The Wall, which Camelot believes is among the highest for mall-based retailers of prerecorded music. Camelot believes its broad product offering, supported by a high level of customer service from its knowledgeable sales force, combined with its competitive pricing strategy and attractive locations within regional malls, positions Camelot to benefit from the favorable trends occurring in the prerecorded music industry.

    Camelot believes that the total market for prerecorded music and music videos in the United States amounted to $12.2 billion in 1997. Camelot believes that revenues in the music and music video market in the United States have doubled over the last ten years and have grown at a compounded annual rate of 8.2% during such period. Industry growth rates do not reflect Camelot's historical growth and are not necessarily indicative of its growth during future periods. Camelot's revenues have grown at a 7.8% compounded annual rate over the last ten years, although its revenues grew over the past five years at a compounded annual rate of 2.3%. During the 1980s the music retail industry experienced rapid growth fueled by:

    - the introduction of new products such as the CD;

    - a relatively large number of popular new releases which increased customer traffic and sales; and

    - the rapid expansion of mall-based music retailers.

These factors led, in the early 1990s, to the competitive intrusion of non-traditional music retailers such as consumer electronics stores and discount stores and to increasing price competition. By mid-1994, these competitive factors, combined with the contraction of the replacement CD market and a comparative lack of successful new releases led to deteriorating profitability in the music retail industry. Beginning in mid-1997, conditions in the music retail industry began to improve as a result of:

    - the significant reduction in competitive square footage resulting from the reduction in the total number of traditional music retail stores from approximately 5,000 in 1995 to approximately 4,200 in 1997, including a net reduction of 600 retail stores by the top five traditional music retailers, based on store count;

    - an improvement in retail pricing as music vendors, beginning in 1996, strengthened minimum advertised pricing guidelines, which Camelot believes decreased the intensity levels of price-based competition for prerecorded music; and

    - a resurgence in popular new releases.

REORGANIZATION

    Camelot has historically been privately held. In 1993, Camelot was acquired in a highly leveraged transaction by an investor group led by a private investment firm and members of Camelot's current management. The leveraged buyout resulted in significant debt service obligations. This significant debt service along with the industry's deteriorating profitability impaired Camelot's operating and financial condition and led Camelot to file a voluntary petition for protection under Chapter 11 of the Bankruptcy Code in August 1996. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations of Camelot." Camelot's plan of reorganization was confirmed by the Bankruptcy Court on December 12, 1997 and became effective on January 27, 1998. Under the plan of reorganization, administrative and priority claims of $5.6 million were fully paid in cash. In addition, substantially all of the claims against Camelot existing as of the petition date were exchanged for shares of Camelot common stock. Approximately $381.5 million of unsecured claims were exchanged for 7,965,051 shares of Camelot common stock valued at an amount equal to one share for each $47.95 of claim, and approximately $41.5 million of secured claims were exchanged for 2,211,111 shares of Camelot common stock valued at an amount equal to one share for each $18.75 of claim. All pre-petition ownership interests in Camelot were cancelled. Also under the terms of the plan of reorganization, all authorized capital stock of Camelot existing immediately prior to the plan effective date, whether issued or unissued, and including any right to receive capital stock pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, exchange rights, warrants, options or other rights, was deemed canceled and of no further force or effect without any action on the part of the Camelot board. The holders of such canceled capital stock and any canceled right to acquire such stock did not receive any compensation under the plan of reorganization. See Note 2 in Notes to Camelot's Consolidated Financial Statements.

    Prior to and during its reorganization under the protection of the Bankruptcy Court, Camelot was able to substantially improve the competitive positioning of its business and significantly improve its financial position. These improvements included:

    - closing 96 underperforming stores;

    - renegotiating unfavorable leases on certain of its remaining stores;

    - returning overstock inventory to its vendors; and

    - eliminating its liabilities totaling approximately $485 million, including indebtedness of approximately $412 million.

In addition, during the same period, Camelot invested $7.5 million to upgrade, develop and implement sophisticated merchandising, distribution, replenishment, and financial software packages, all of which were fully operational by the end of Fiscal 1997. Camelot's new and upgraded information systems enable management to

    - allocate specific merchandise to a specific store, improving sell-through rates and reducing returns to vendors;

    - improve the efficiency of its replenishment system to reduce stock-outs and lower distribution center operating costs;

    - better track profitability by SKU, store and region; and

    - automate invoice matching to reduce corporate labor costs.

Camelot also developed and implemented a new marketing and data warehousing system, which became fully operational in April 1998, to better capture transaction-specific data to facilitate the further development of Camelot's customer loyalty programs and improve the effectiveness of its advertising programs by targeting specific customers with promotional material tailored to their buying patterns.

RECENT ACQUISITIONS

    Camelot has completed two acquisitions since the January 27, 1998 plan effective date and has no current plans to pursue any material acquisitions. Effective February 28, 1998, Camelot acquired certain assets and assumed certain liabilities and operating lease commitments of The Wall pursuant to an asset purchase agreement dated December 10, 1997. Prior to its acquisition by Camelot, The Wall was a mall-based music store chain owned by W.H. Smith (USA), Inc. that operated 150 stores in the Mid-Atlantic region of the United States. The total purchase price paid by Camelot for the business of The Wall was $87.4 million, net of cash acquired, including a cash purchase price of $72.2 million, net of cash acquired, assumption of liabilities aggregating $12.9 million, and acquisition costs of $2.3 million. Camelot paid approximately $1.8 million of the purchase price and $1.0 million of acquisition costs in Fiscal 1997 and paid the balance in Fiscal 1998.

    On July 29, 1998, Camelot completed its acquisition of all of the issued and outstanding shares of common stock of Spec's. Spec's operates 41 stores in south Florida and Puerto Rico, including 16 mall stores and 25 stores in shopping centers and free standing locations. Prior to the acquisition, Spec's was a public company and its common stock was traded on the Nasdaq SmallCap Market. Under the terms of an agreement and plan of merger dated June 3, 1998, SM Acquisition, Inc., a wholly owned subsidiary of Camelot merged into Spec's. Upon consummation of the Spec's merger, each share of Spec's common stock outstanding prior to the Spec's merger was converted into the right to receive $3.30 per share in cash, and each outstanding option to purchase shares of Spec's common stock was surrendered in exchange for a cash payment equal to the excess, if any, of $3.30 per share over the exercise price of such option. The total purchase price payable in connection with the Spec's acquisition was $43.0 million, net of cash acquired, including a cash purchase price of $18.6 million, net of cash acquired, repayment of bank debt of $9.2 million, assumption of liabilities aggregating $14.3 million and acquisition costs of $0.9 million. In addition, Ann Spector Lieff, Spec's President and Chief Executive Officer, entered into a consulting and non-competition agreement under the terms of which she agreed to be available to consult with Camelot's Chief Executive Officer for a period beginning 60 days after the date of the Spec's merger and ending on the first anniversary of the Spec's merger. Under the terms of this agreement, Ms. Lieff will be entitled to continue to receive salary payments for 60 days after the Spec's merger and will receive a severance payment of $58,000 at the end of such period. Thereafter, Ms. Lieff will receive consulting fees aggregating $100,000 during the term of the agreement. The agreement also provides that Ms. Lieff may not directly or indirectly engage in the specialty music business in any area in which Camelot conducts business during the term of the agreement.

STORE FORMAT

    Camelot operates its stores under the "Camelot Music," "The Wall" and "Spec's" names. Camelot's stores provide a broad selection of CDs, tapes and video and related products in a customer friendly environment. Substantially all of Camelot's stores are located in shopping malls and range in size from 1,500 to 23,500 square feet, averaging 4,450 square feet. As of January 2, 1999, 273 of Camelot's 498 stores were less than 4,000 square feet in size compared to its current prototype store of 5,000-6,000 square feet in size. The larger stores are in more prominent mall locations and carry a broader inventory of catalog products in order to appeal to the high-volume purchaser. Camelot emphasizes in-store presentation, broad product selection and competitive pricing to attract the casual buyer. At January 2, 1999, Camelot operated 311 Camelot Music stores in 34 states, 146 The Wall stores in the Mid-Atlantic and Northeastern regions of the United States and 41 Spec's stores in south Florida and Puerto Rico. As a result of The Wall's name recognition and loyal customer base in its primary markets, Camelot has determined to maintain separate identities for its stores.

    The following table sets forth information regarding the size ranges of Camelot's stores and the number of stores within each range as of January 2, 1999.

STORE SIZE                                                                               NUMBER
(SQUARE FOOTAGE)                                                                        OF STORES
------------------------------------------------------------------------------------  -------------
Over 5,000..........................................................................          138
4,000 to 4,999......................................................................           88
Under 3,999.........................................................................          272
                                                                                              ---
  Total.............................................................................          498

    Camelot's strategy for its mall stores is to operate profitable stores in high-traffic locations while controlling occupancy costs. Camelot's site selection strategy focuses on using the more favorable leasing environment to establish dominant positions in key regional malls.

PRODUCTS

    Camelot's stores focus on providing a broad selection of prerecorded music, but also carry a limited selection of prerecorded videocassettes, blank audio and videocassettes, music and tape care products, carrying cases, storage units, sheet music and personal electronics. During the past several years, sales of prerecorded music have accounted for approximately 88% of Camelot's revenues.

    Camelot Music, The Wall and Spec's stores offer a wide array of CDs and prerecorded audio cassettes. Sales of CDs are expected to continue to become a larger portion of total prerecorded music sales, while sales of prerecorded audio cassettes are expected to decline as a proportion of such sales. Camelot's strategy is to provide a greater number of titles to choose from than its mall-based rivals. Camelot's stores typically carry between approximately 18,000 and 25,000 titles of prerecorded music, depending on store size and location. These titles include "hits," which represent the best-selling newer releases, and catalog items, representing older but still popular releases that customers purchase to build their collections.

    Camelot's stores offer a full assortment of CDs, prerecorded audio cassettes, prerecorded video cassettes and related accessories. Sales by category as a percentage of net sales were as follows:

                                                           PERCENTAGE OF NET SALES
                                       ----------------------------------------------------------------
                                                                                      FOR THE THIRTY-
                                                                       COMBINED      NINE WEEKS ENDED
PRODUCT                                 FISCAL 1995    FISCAL 1996    FISCAL 1997    NOVEMBER 28, 1998
-------------------------------------  -------------  -------------  -------------  -------------------
CDs..................................         57.4%          63.3%          67.0%             71.4%
Prerecorded audio cassettes..........         20.7           17.3           14.8              14.1
Singles..............................          5.3            5.7            5.8               4.3
Prerecorded video....................          8.7            6.3            5.5               4.7
Other................................          7.9            7.4            6.9               5.5
                                             -----          -----          -----             -----
  Total..............................        100.0%         100.0%         100.0%            100.0%
                                             -----          -----          -----             -----
                                             -----          -----          -----             -----

    Camelot seeks to have the most popular hits available at all times while maximizing the selection of popular catalog titles. Store management works with corporate merchandise allocators to tailor product offerings to local customer tastes and to maximize the availability of the most popular items at each store relative to store size and location.

    Typically, Camelot's stores carry approximately 1,500 titles of prerecorded videocassettes. Camelot has discontinued sales of lower margin laserdiscs and computer software products in an effort to focus on higher margin prerecorded music products.

DISTRIBUTION

    Central to Camelot's strategy of providing broad merchandise selection to its customers is its ability to distribute products quickly and cost-effectively to its stores. Camelot's distribution center, located adjacent to the corporate headquarters in North Canton, Ohio, receives and ships the vast majority of Camelot's merchandise although many new releases are shipped directly to the stores from suppliers. Distribution center employees pick, pack and ship over 37 million units annually. Camelot's distribution center currently operates at between 30% and 40% of total capacity, providing sufficient excess capacity to support significant future store growth and distribution requirements of potential acquisitions.

    Inventory is shipped to each store at least once a week via several common carriers, supplemented with expedited shipments as required by individual store sales velocity analysis. All carriers are "less-than-load" carriers enabling Camelot to maximize transportation efficiencies while minimizing costs. "Less-than-load" carriers refers to carriers with whom Camelot contracts for less than all available storage space. Camelot's sophisticated inventory management system links together store POS merchandising and distribution systems, enabling the distribution center to replenish inventory in stores within two to four days of sale, depending upon geographic proximity to the distribution facility. Enhancements to this system implemented at Camelot stores in the early part of Fiscal 1998 permit Camelot to manage the replacement of individual SKUs on an automated basis, based on model stocks calculated by reference to sales information. These enhancements enable Camelot to react more quickly to increasing sales velocities for specific titles resulting from promotions, concert tours or other media events, and also permit it to ramp down replenishment as sales of specific titles decline.

MARKETING

    Camelot employs marketing and advertising programs to increase customer awareness of Camelot as the mall music specialist. The programs include regular use of local, regional and national media outlets such as radio, television, newspaper, magazines, freestanding inserts, direct mail and Camelot's Internet site. While emphasizing Camelot's music specialist position, Camelot's marketing programs also promote the immediate availability of new hit music releases as well as Camelot's extensive catalog selection.

    In the retail entertainment industry, music and video companies generally provide funds on a title-by-title basis to promote new releases and, occasionally, on a label-wide basis. When Camelot runs pre-authorized advertising with respect to a specific title or label, the related supplier generally reimburses Camelot for 100% of the cost of such advertising as well as the associated costs of production and development of the creative concept. A significant portion of Camelot's total advertising costs has been funded by suppliers through these programs. See Note 3 to Consolidated Financial Statements of Camelot.

    Customer-specific relationship marketing programs are a key component of Camelot's marketing effort. Camelot discontinued the manual "punch card" version of its "Repeat Performer" frequent buyer program in mid-1997. Camelot's new marketing information system has permitted it to replace the manual version of the Repeat Performer program with a more limited electronic, automated frequent buyer program targeting Camelot's most frequent and highest spending customers. Camelot initiated a limited chainwide roll-out of this program to its most frequent and highest spending customers during 1997, and significantly expanded the program in 1998. The manual version of the program was not capable of tracking sales or providing customer-specific or transaction-specific data. The automated Repeat Performer program captures demographic and music preference data upon customer sign-up as well as item-specific transaction data each time Repeat Performer customers make a purchase. Camelot also collects e-mail addresses of its customers to which it can send promotional materials. Customers are rewarded for attaining specific purchase levels by receiving discounts on merchandise. The rewards encourage loyalty and promote use of the bar-coded Repeat Performer card at each transaction. Camelot thereby obtains valuable information about the buying preferences of its most loyal customers. The collected data is used to develop customer-specific direct mail programs that are designed to generate increased sales levels and purchase frequency. The customer-specific information obtained through the Repeat Performer program allows Camelot to better understand its customers and to tailor direct mail marketing programs to individual customer preferences. The direct mail programs generally are funded by music and video companies who wish to promote their products directly to Camelot customers who are known to purchase items similar to the advertised titles.

    The capabilities of Camelot's new marketing system also permit it to measure the effectiveness of individual promotional efforts, including radio, television and direct mail programs, internal merchandising changes, new signage and visual marketing presentations, new store configurations, changed inventory mix and other in-store initiatives. The ability to measure the effectiveness of these programs will permit Camelot to modify marketing efforts based on the effectiveness of these campaigns.

SUPPLIERS

    Camelot purchases its prerecorded music directly from a large number of manufacturers. During Fiscal 1997, approximately 77% of purchases, net of returns, were made from the big six vendors. Twenty other vendors accounted for an additional 13% of purchases during such period. Historically, Camelot has enjoyed trade terms that have generally included

    - the ability to return unsold current releases at invoice cost less customary merchandise return charges,

    - a 2% discount for payments made within 60 days of invoice and

    - credit limits sufficient to permit at least 60 days dating on inventory purchases.

Return privileges enable Camelot to ensure that it will have sufficient product in stock to meet customer demand without subjecting Camelot to extensive risk that a particular item will not meet sales expectations. During the bankruptcy proceedings, Camelot's access to these customary trade terms was severely limited. After the effective date, Camelot was once again able to negotiate customary trade terms with most of its suppliers, including the big six vendors. Recently, a number of vendors have implemented policies prohibiting the return of opened product for credit.

INFORMATION SYSTEMS

    Camelot has invested approximately $8 million in its information systems during the past three years, including the installation of new merchandising and marketing systems, which were implemented throughout its stores during Fiscal 1998. Camelot's merchandising systems provide it with the ability to monitor inventory levels, analyze changes in inventory and replenish inventory on an automated basis, based on model stocks calculated by reference to sales information. These capabilities permit Camelot to react quickly to changes in sales velocities for specific titles or products and to better measure the effectiveness of advertising, promotional and merchandising programs. Camelot's marketing system provides it with the ability to collect a variety of customer and transaction specific data from participants in its relationship marketing programs, which allows it to tailor relationship marketing efforts to each customer's purchase patterns and music preferences. This system is part of Camelot's larger Data Warehouse/COREMA system, which enables it to record and preserve two years of transaction-specific information for every store. Prior to signing the merger agreement with Trans World, Camelot was also in the process of replatforming its back-office POS system. The new system will enable Camelot to standardize its POS systems and bring those systems into Year 2000 compliance. Approximately $1.9 million of the estimated $4.5 million cost to replace the back-office POS system has already been spent. Camelot has halted the replatforming of its back-office POS system in anticipation of the merger with Trans World.

EMPLOYEES

    As of January 2, 1999, Camelot employed 1,949 full-time employees and 6,362 part-time employees. As of such date, Camelot employed 237 individuals at its corporate headquarters, 262 at its distribution center, and 7,812 at its stores. None of Camelot's employees is represented by a union. Camelot believes that its employee relations are good.

COMPETITION

    The prerecorded music market is highly competitive. Competition is based on breadth of product offering, price, location of stores, convenience and customer service. Consumers have numerous options in purchasing prerecorded music and other home entertainment products, including chain retailers specializing in prerecorded music, consumer electronic superstores, non-mall multimedia superstores, discount stores, grocery, convenience and drug stores, direct-mail programs via telephone, the Internet or television and local music retailers. Additionally, consumers have more home entertainment options available with the increasing use of personal computers in homes. The impact of these trends in recent years has been a reduction in customer traffic and revenues for mall-based music retailers such as Camelot.

    While several major retail chains have recently opened and expanded their store presence in the markets in which Camelot operates, there has been some easing in the competitive environment in the past two fiscal years as a result of the closing of under-performing stores by several mall-based competitors and the downsizing of music departments within certain non-mall competitors. Pricing pressures have also eased as a result of less near- or below-cost pricing by certain non-mall competitors. Several major suppliers of prerecorded music have begun to enforce minimum advertised pricing guidelines, which provide incentives for retailers to comply with the terms of the programs. Enforcement of the minimum advertised pricing guidelines has contributed to stabilizing retail prices of prerecorded music in 1997. However, the FTC is currently investigating the minimum advertised pricing guidelines, and there can be no assurance that the guidelines will continue in the future. There can be no assurance that deep-discount pricing practices will not return, or that if they do, that Camelot will be able to remain competitive without a material adverse effect on its results of operations and financial condition.

    Camelot expects that the retail sales environment will continue to present challenges into the foreseeable future. In response to these challenges, Camelot will focus on securing and maintaining the most desirable locations within quality regional malls, efficient inventory management, and offering broad, market-specific merchandise selections at competitive prices.

    Camelot also competes for consumer entertainment dollars with leisure time activities such as movie theaters, television, home computer and Internet use, live theater, sporting events, travel, amusement parks and other entertainment centers.

SEASONALITY

    Camelot's business is seasonal in nature. In Fiscal 1997, approximately 35% of revenues and all of its income (loss) before interest expense, other expenses (income) net, reorganization expenses (income) net, income taxes and extraordinary item, and net income before extraordinary item was generated in Camelot's fiscal fourth quarter. Quarterly results are affected by, among other things, new product offerings, store openings and closings, and sales performance of existing stores. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Camelot--Results of Operations."

TRADEMARKS AND SERVICE MARKS

    Camelot operates its stores under the "Camelot Music," "The Wall" and "Spec's" names, which have become important to Camelot's business as a result of its advertising and promotional activities. These names and other names used in Camelot's business have been registered with the United States Patent and Trademark Office. Camelot has not experienced any significant patent infringement in recent years.

PROPERTIES

    Camelot owns its headquarters facility and distribution center in North Canton, Ohio. All stores operated by Camelot and The Wall are under operating leases with various remaining terms through the year 2009. The leases have terms ranging from one to 20 years. In most instances, Camelot pays, in addition to minimum rent, real estate taxes, utilities, common area maintenance costs and percentage rents which are based upon sales volume. Certain store leases provide Camelot with an early cancellation option if sales for a designated period do not reach a specified level as defined in the lease. The following table lists, as of January 2, 1999, the number of leases due to expire or terminate in each fiscal year based on fixed lease term, giving effect to early cancellation options and excluding renewal options.

EXPIRATION DATES                                     CAMELOT MUSIC        THE WALL            SPEC'S          COMPANY TOTAL
-------------------------------------------------  -----------------  -----------------  -----------------  -----------------
1998.............................................             31                  9                  4                 44
1999.............................................             27                 12                  6                 45
2000.............................................             34                 12                  8                 54
2001.............................................             50                 24                  3                 77
2002.............................................             26                 21                  1                 48
2003.............................................             35                 17                  4                 56
2004.............................................             45                 25                 11                 81
2005 and thereafter..............................             63                 26                  4                 93
                                                             ---                ---                ---                ---
                                                             311                146                 41                498
                                                             ---                ---                ---                ---
                                                             ---                ---                ---                ---

    Camelot's leases generally do not contain renewal options. Although Camelot has historically been successful in renewing most of its store leases when they have expired, there can be no assurance that Camelot will continue to be able to do so on acceptable terms or at all. Many of Camelot's current landlords were landlords under leases with respect to which Camelot's obligations were terminated during the bankruptcy proceedings. If Camelot is unable to renew leases for its stores as they expire, or find favorable locations on acceptable terms, there can be no assurance that such failures will not have a material adverse effect on Camelot's financial condition and results of operations.

    Camelot is subject to extensive regulation under environmental and occupational health and safety laws and regulations. In addition, the Comprehensive Environmental Response, Compensation and Liability Act generally imposes joint and several liability for clean-up and enforcement costs, without regard to fault, on parties allegedly responsible for contamination at a site. While Camelot is not aware of any current environmental liability, no assurance can be given that Camelot will not be liable in the future.

LEGAL PROCEEDINGS

    Camelot is involved from time to time in various routine legal and administrative proceedings and threatened legal and administrative proceedings incidental to the ordinary course of its business. Except as described below, Camelot is not now involved in any litigation, individually or in the aggregate, which could have a material adverse effect on Camelot's business, financial condition, results of operations or cash flows.

    The IRS asserted in the bankruptcy proceedings a priority tax claim against Camelot of approximately $7.9 million on January 10, 1997. Under the plan of reorganization, any allowed priority tax claim of the IRS would be paid over six years, with quarterly amortization of interest and principal, at an interest rate of 9.0%. Camelot has acknowledged and paid a priority tax obligation to the IRS of approximately $0.8 million, and disputes the validity of the balance of the IRS Claim, the large majority of which relates to a proposed disallowance by the IRS of the Company Owned Life Insurance ("COLI") Deductions. On October 15, 1997, the Debtors filed the COLI Objection to the IRS Claim to the extent that the IRS seeks to disallow the COLI Deductions. In response to the COLI Objection, on November 21, 1997 the IRS filed the Withdrawal Motion with the District Court seeking to have the COLI Objection resolved by the District Court rather than the Bankruptcy Court. On May 29, 1998, the District Court granted the Withdrawal Motion, and the proceeding is now before the District Court as Civil Action No. 97-695 (MMS). The District Court approved a joint discovery plan on July 6, 1998. The joint discovery plan mandates that all discovery be served or issued so as to be completed on or before June 30, 1999. If a judgment is rendered against Camelot in an amount exceeding the amount it has already paid with respect to this matter, Camelot's results of operations would be materially adversely affected in the fiscal period in which such judgment is rendered. Such a judgment, unless paid or bonded for appeal, would also be an event of default under Camelot's amended credit facility.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF TRANS WORLD

    The following table presents the beneficial ownership determined pursuant to the Exchange Act of Trans World common stock as of March 3, 1999, by each director and named executive officer of Trans World and all directors and executive officers as a group and each person known to Trans World to be the beneficial owner of more than 5% of Trans World common stock.

                                                                                                                     SHARES
                                                                                                                  BENEFICIALLY
                                                                                                                      OWNED
                                                                                                                 AS A PERCENTAGE
                                                                              SHARES THAT MAY                          OF
                                                                                BE ACQUIRED       TOTAL SHARES     TRANS WORLD
                                                                 DIRECT        WITHIN 60 DAYS     BENEFICIALLY       SHARES
                NAME OF BENEFICIAL OWNERSHIP                   OWNERSHIP      OF MARCH 3, 1999       OWNED         OUTSTANDING
------------------------------------------------------------  ------------  --------------------  ------------  -----------------
Robert J. Higgins...........................................    11,693,150(1)          225,000      11,918,150           36.4%
Matthew H. Mataraso.........................................        14,406            83,094            97,500              *
Dean S. Adler...............................................       --                 15,563            15,563              *
George W. Dougan............................................        22,500            73,688            96,188              *
Charlotte G. Fischer........................................       --                 31,688            31,688              *
Martin E. Hanaka............................................         1,500           --                  1,500              *
Issac Kaufman...............................................         7,500            54,188            61,688              *
Dr. Joseph G. Morone........................................         7,500             8,063            15,563              *
James A. Litwak.............................................        45,023           178,125           223,148              *
Bruce J. Eisenberg..........................................       115,032           241,875           356,907            1.1
John J. Sullivan............................................       109,206           256,875           366,081            1.1
All directors and officers as a group (11 persons)..........    12,015,817         1,168,159        13,183,976           40.3%

------------------------

*   Less than 1%.

(1) Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 owned by a foundation controlled by Robert J. Higgins, and excludes 889,651 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF CAMELOT

    The following table presents certain information with respect to beneficial ownership determined pursuant to the Exchange Act of the Camelot common stock as of January 2, 1999 by each director of Camelot, each executive officer of Camelot, all directors and executive officers of Camelot as a group, and each person known by Camelot to be the beneficial owner of more than 5% of Camelot common stock.

                                                                     SHARES THAT                      SHARES
                                                                        MAY BE                     BENEFICIALLY
                                                                       ACQUIRED        TOTAL        OWNED AS A
                                                                    WITHIN 60 DAYS    SHARES       PERCENTAGE OF
NAME AND ADDRESS                                          DIRECT    OF JANUARY 2,   BENEFICIALLY  CAMELOT SHARES
OF BENEFICIAL OWNER                                     OWNERSHIP        1999          OWNED        OUTSTANDING
------------------------------------------------------  ----------  --------------  -----------  -----------------
5% SHAREHOLDERS:

Van Kampen-Merritt Prime Rate Income Trust............   1,994,717        --         1,994,717            19.6%
1 Parkview Plaza
Oakbrook Terrace, Illinois 60180

Fernwood Associates, L.P..............................   1,549,596        --         1,549,596            15.2
667 Madison Avenue, 20th Floor
New York, New York 10021

Merrill Lynch, Pierce, Fenner & Smith
Incorporated..........................................   1,435,782        --         1,435,782            14.1
Debt & Equity Market Group
World Financial Center, North Tower
New York, New York 10281

Oaktree Capital Management, LLC.......................     968,415        --           968,415             9.5
(in its capacity as general partner and investment
manager of OCM
Opportunities Fund, L.P. and Columbia/HCA Master
Retirement Trust (separate account I))
550 South Hope Street, 22nd Floor
Los Angeles, California 90071

Daystar Partners LLC..................................     750,892        --           750,892             7.4
411 Theodore Fremd Avenue
Rye, New York 10580

First Union National Bank.............................     602,952        --           602,952             5.9
301 South College Street TW-5
Charlotte, North Carolina 28288-0737

Yale University.......................................     549,944        --           549,944             5.4
c/o Daystar Partners LLC
411 Theodore Fremd Avenue
Rye, New York 10580

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

James E. Bonk.........................................      --            55,000        55,000           *
Jack K. Rogers........................................      --            40,000        40,000           *
Lee Ann Thorn.........................................      --            20,000        20,000           *
Lewis S. Garrett......................................      --            20,000        20,000           *

                                                                     SHARES THAT                      SHARES
                                                                        MAY BE                     BENEFICIALLY
                                                                       ACQUIRED        TOTAL        OWNED AS A
                                                                    WITHIN 60 DAYS    SHARES       PERCENTAGE OF
NAME AND ADDRESS                                          DIRECT    OF JANUARY 2,   BENEFICIALLY  CAMELOT SHARES
OF BENEFICIAL OWNER                                     OWNERSHIP        1999          OWNED        OUTSTANDING
------------------------------------------------------  ----------  --------------  -----------  -----------------
Charles R. Rinehimer III..............................      --            20,000        20,000           *
Larry K. Mundorf......................................      --            15,000        15,000           *
George R. Zoffinger...................................       3,000(1)        2,500       5,500           *
Stephen H. Baum.......................................      --             2,500         2,500           *
Herbert J. Marks......................................      --             2,500         2,500           *
Marc L. Luzzatto......................................      --             2,500         2,500           *
Michael B. Solow......................................      --             2,500         2,500           *
All Directors and Executive Officers as a Group
(11 persons)..........................................       3,000       182,500       185,500             1.8%

------------------------

*   Less than 1%.

(1) Includes 3,000 shares owned by Mr. Zoffinger's wife. Mr. Zoffinger disclaims beneficial ownership of these 3,000 shares.

                      MANAGEMENT OF THE COMBINED COMPANIES

EXECUTIVE OFFICERS AND DIRECTORS

    The following table presents the names, ages and positions of the executive officers and directors of Trans World as of January 15, 1999:

NAME                                                                POSITIONS WITH TRANS WORLD                    AGE
-----------------------------------------------------  -----------------------------------------------------      ---
Robert J. Higgins....................................  Chairman of the Board, President, Chief Executive
                                                       Officer and a Director                                         57
James A. Litwak......................................  Executive Vice President-Merchandising and Marketing           45
Bruce J. Eisenberg...................................  Senior Vice President-Real Estate                              38
John J. Sullivan.....................................  Senior Vice President-Finance, Chief Financial
                                                       Officer and Treasurer                                          46
Matthew H. Mataraso..................................  Secretary and a Director                                       69
Dean S. Adler........................................  Director                                                       41
George W. Dougan.....................................  Director                                                       59
Charlotte G. Fischer.................................  Director                                                       49
Martin E. Hanaka.....................................  Director                                                       48
Isaac Kaufman........................................  Director                                                       51
Dr. Joseph G. Morone.................................  Director                                                       45

    In addition, assuming approval of the Trans World merger matters, the following table presents the names and ages as of January 15, 1999 of persons who will become directors of Trans World.

NAME                                                                POSITIONS WITH TRANS WORLD                    AGE
-----------------------------------------------------  -----------------------------------------------------      ---
Michael B. Solow.....................................  Director                                                       40
George R. Zoffinger..................................  Director                                                       50

    Robert J. Higgins, Chairman of the Board, founded Trans World in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of Trans World for more than the past five years. He is also Trans World's principal stockholder.

    James A. Litwak joined Trans World in May 1996 as Executive Vice President of Merchandising and Marketing. Prior to joining Trans World, Mr. Litwak served as Senior Vice President and General Merchandise Manager of DFS Group Limited, an international operator of in-airport duty free shops. Prior to joining DFS Group Limited, Mr. Litwak held several executive positions in his fourteen year career at R.H. Macy's Company with the most recent being President of Merchandising for Macy's West responsible for developing marketing, merchandising and product launch programs to fuel growth for the 50 store division.

    Bruce J. Eisenberg has been Senior Vice President of Real Estate at Trans World since May of 1995. He joined Trans World in August of 1993 as Vice President of Real Estate. Prior to joining Trans World, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

    John J. Sullivan has been Senior Vice President, Treasurer and Chief Financial Officer of Trans World since May 1995. Mr. Sullivan joined Trans World in June 1991 as the Corporate Controller and was named Vice President of Finance and Treasurer in June of 1994. Prior to joining Trans World, Mr. Sullivan was Vice President and Controller for Ames Department Stores, a discount department store chain.

    Matthew H. Mataraso has served as Secretary and a director of Trans World for more than the past five years, and has practiced law in Albany, New York during the same period.

    Dean S. Adler has been a principal of Lubert/Adler Partners, LP, a limited partnership investing primarily in under-valued and opportunistic real estate and real estate-related ventures since March 1997. For ten years prior thereto, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, which specialized in acquiring operating businesses and real estate within the private equity market. Mr. Adler was also an instructor at The Wharton School of the University of Pennsylvania. Mr. Adler serves on the boards of directors of Electronics Boutique, The Lane Company, US Franchise Systems, Inc. and Developers Diversified Realty Corporation.

    George W. Dougan has been Vice Chairman and a member of the board of directors of Banknorth Group, Inc. since January 1, 1999. Mr. Dougan was Chief Executive Officer and a member of the board of directors of Evergreen Bancorp Inc. from March 1994 to December 1998, and Chairman of the Board from May 1994 to December 1998. Mr. Dougan was the Chairman of The Board and Chief Executive Officer of The Bank of Boston-Florida from June 1992 to March 1994, was the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992.

    Charlotte G. Fischer has been Chairman of the Board, President and Chief Executive Officer of Paul Harris Stores, Inc., a publicly held specialty retailer of women's apparel, since January 1995. Mrs. Fischer was the Vice Chairman of the Board and Chief Executive Officer-designate from April 29, 1994 through January 1995. Mrs. Fischer has also served as a consultant to retail organizations, including Trans World. Mrs. Fischer was President and Chief Executive Officer of Claire's Boutiques, Inc. from September 1989 until October 1991, and was on the board of directors of Claire's Stores Inc., the publicly-held parent company.

    Martin E. Hanaka has served as a director of The Sports Authority, Inc. since February 1998 and as its Chief Executive Officer since September 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc., an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., most recently as Vice President in charge of Sears Brand Central. Mr. Hanaka is also a director of Wil-Mar Industries, Inc. (marketing and distributing repair and maintenance products) and Nature's Heartland (food retailing).

    Isaac Kaufman has been Chief Financial Officer of Advanced Medical Management, Inc. since September 1998. Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corp., a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. From November 1996 to February 1998, he was Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services. Mr. Kaufman was an Executive Vice President of Merry-Go-Round Enterprises, Inc., a publicly held specialty retailer, and on its board of directors from April 1991 to February 1996 and had been its Chief Financial Officer, Secretary and Treasurer since 1983. Merry-Go-Round filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code on January 11, 1994 and is currently in a Chapter 7 liquidation.

    Dr. Joseph G. Morone has been President of Bentley College since August 1997. Previously, Dr. Morone was Dean of Rensselaer Polytechnic Institute's Lally School of Management and Technology and held that position since July 1993. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management's Center for Science and Technology Policy. Before joining the School of Management in 1988,

Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also spent 7 years at General Electric Company's Corporate Research and Development. Dr. Morone serves on the boards of directors of Albany Medical Center, Albany International Corp. and NView Corporation.

    Michael B. Solow has served as a director of Camelot since March 1998. Mr. Solow is currently a partner and Practice Manager for Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm where he has practiced since 1985. Mr. Solow is also a member of the board of directors for Chrisken Residential Trust, Inc. and Edwards Arts Products, and has previously served on other corporate boards.

    George R. Zoffinger has served as a director of Camelot since January 1998. He has been President and Chief Executive Officer of Constellation Capital Corp. since March 1998. Mr. Zoffinger served as President, Chief Executive Officer and director of Value Property Trust from 1995 until that company was purchased by Wellsford Real Properties, Inc. in March 1998. Mr. Zoffinger served as Chairman of the Board of CoreStates New Jersey National Bank from 1994 through its merger into CoreStates Bank, N.A. in 1996. From 1991 through 1994, he served as President and Chief Executive Officer of Constellation Bancorp and its principal subsidiary, Constellation Bank, N.A. Mr. Zoffinger is also a member of the board of directors of NJ Resources, Inc.

    Directors of Trans World hold currently office until the next annual meeting of Stockholders or until his or her respective successor has been elected and qualified. Officers of Trans World serve at the discretion of the Trans World board. See "The Trans World Special Meeting--Purpose of the Trans World Special Meeting."

TRANS WORLD BOARD MEETINGS AND ITS COMMITTEES

    Trans World's board held six meetings during the 1997 fiscal year. All of the directors except Mrs. Fischer, Mr. Dougan, and Dr. Morone attended greater than 75% of the aggregate of: (1) the total number of meetings of the board of directors, and (2) the total number of meetings held by all committees of the board on which such director served.

    Trans World has an audit committee of the Trans World board, consisting of a majority of independent directors, whose members during the 1997 fiscal year were: Isaac Kaufman (Chairman), Charlotte G. Fischer and Joseph G. Morone. The audit committee held two meetings during the 1997 fiscal year. The audit committee's responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing Trans World's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally.

    Trans World has a compensation committee of the Trans World board, consisting solely of independent directors, whose members during the 1997 fiscal year were: Dean S. Adler (Chairman), Isaac Kaufman and George W. Dougan. The compensation committee held two meetings during the 1997 fiscal year. The compensation committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with Trans World.

    Trans World has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and principal shareholder, was actively involved in the recruitment of all of the current directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION AND PURPOSE OF THE COMPENSATION COMMITTEE. The Trans World compensation committee was comprised during fiscal 1997 of three non-employee directors of Trans World. It is Trans World's policy to constitute the compensation committee with directors that qualify as outside directors under the 1993 amendments to the federal income tax law.

    The compensation committee's purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of Trans World. These duties include approving salary increases for Trans World's key executives and administering both the annual incentive plan and stock option plans.

    COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES. The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to attract and retain competent people with competitive salaries, provide incentives for increased profitability, and align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of Trans World.

SALARY AND ANNUAL INCENTIVE COMPENSATION

    SALARIES. The compensation committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. In 1994, the compensation committee engaged KPMG to assist the compensation committee in evaluating and modifying its executive compensation program and in developing a peer group of specialty retailers that are comparable to Trans World in terms of annual revenues. A majority of the 14 companies in such peer group are traded on Nasdaq, and are incorporated into the peer index used in the performance graph. See "Five Year Performance Graph."

    Annual salary recommendations for Trans World's executive officers, other than the Chief Executive, are made to the compensation committee by the Chief Executive. The compensation committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The compensation committee also used a compensation study prepared by KPMG along with the compensation committee members' experience in the retail industry, in evaluating the executive salary levels. The compensation committee believes that it must keep the base pay component at or above the median range to remain competitive in attracting competent management.

    ANNUAL PERFORMANCE INCENTIVES. Key executives, including the named executive officers, were eligible for annual incentive awards based on the performance of Trans World against predetermined targets.

    For fiscal 1997, the compensation committee established as the principal goal a targeted level of pre-tax earnings before bonuses would be paid to executive officers. Each named executive officer, other than the Chief Executive, was eligible to earn 25% to a maximum of 100% of his salary in incentive payments if the targets were achieved by Trans World. The Chief Executive Officer was eligible to earn a maximum of 160% of his salary under these incentive payments. If the targets were not achieved then the incentives would be reduced to lower levels. Below a certain target level no incentives were to be paid. Because Trans World's pre-tax earnings exceeded predetermined targets each of the named executives received annual incentive payments as outlined in the "Summary Compensation Table."

LONG-TERM INCENTIVES

    The compensation committee uses a broad-based stock option plan, with over 275 participants, as the principal long-term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The compensation committee normally grants stock options to executive officers annually. The level of stock option grants is determined using a matrix that considers the executive's position, salary level, and the performance of the executive as measured by the individual's performance rating.

    Trans World also has a restricted stock plan which the compensation committee may use to grant awards of common stock to officers and other key employees of Trans World. The compensation committee believes that Trans World's long term goals are best achieved through long-term stock ownership. The level of awards are granted at the discretion of the compensation committee.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In fiscal 1997, the Chief Executive was compensated under a three year employment agreement, which was approved by the compensation committee. The employment term of the agreement was set to end on January 30, 1999. Effective May 1, 1998, Mr. Higgins is being compensated pursuant to a new employment agreement, which provides for his participation in Trans World's executive bonus plan up to a maximum of 150% of his salary if certain targets are achieved by Trans World.

DEDUCTIBILITY OF COMPENSATION EXPENSES

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million for its chief executive officer or any of its four other highest paid officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The compensation committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with Trans World's compensation goals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There were no compensation committee interlocks during fiscal 1997. None of these members was an officer or employee of Trans World, a former officer of Trans World, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

       COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
       DEAN S. ADLER, CHAIRMAN
       GEORGE W. DOUGAN
       ISAAC KAUFMAN

EXECUTIVE OFFICERS AND COMPENSATION

    Trans World's executive officers are identified below. At year end, four officers met the definition of "executive officer" under applicable regulations for the fiscal year 1997, including the Chief Executive. Executive officers of Trans World currently hold the same positions with Record Town, Inc., Trans World's wholly owned subsidiary through which all retail operations are conducted. The Summary Compensation Table sets forth the compensation paid by Trans World and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the four executive officers of Trans World whose cash compensation for that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                         ANNUAL COMPENSATION             COMPENSATION AWARDS
                                                 -----------------------------------  --------------------------
                                                                                      RESTRICTED    SECURITIES
                                                                       OTHER ANNUAL      STOCK      UNDERLYING       ALL OTHER
         NAME AND PRINCIPAL                       SALARY      BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS    COMPENSATION
              POSITION                  YEAR        ($)        ($)          ($)           ($)           (#)             ($)
------------------------------------  ---------  ---------  ---------  -------------  -----------  -------------  ---------------
Robert J. Higgins...................       1997    575,000    920,000       37,518(1)         --       900,000          46,489(1)
Chairman, President and                    1996    575,000    575,000       28,223(1)         --            --          72,590(1)
Chief Executive Officer                    1995    550,000         --       68,653(1)         --            --          95,161(1)

James A. Litwak.....................       1997    289,808    228,000           --(2)         --        45,000           5,109(3)
Executive Vice President-                  1996    190,144    150,000      217,668(5)         --       300,000            ----
Merchandising & Marketing                  1995         --         --           --(2)         --            --

Bruce J. Eisenberg..................       1997    195,154    180,000           --(2)         --        60,000           4,802(3)
Senior Vice President-                     1996    174,933    127,400           --(2)         --       150,000           4,037(3)
Real Estate                                1995    137,340    100,000           --(2)    100,000(4)      45,000          2,772(3)

John J. Sullivan....................       1997    195,154    180,000           --(2)         --        60,000           4,802(3)
Senior Vice President and                  1996    179,981    127,400           --(2)    118,750(4)     150,000          4,750(3)
Chief Financial Officer                    1995    161,009         --           --(2)         --        45,000           4,903(3)

------------------------

(1) "Other Annual Compensation" in fiscal 1997, 1996 and 1995 for Mr. Higgins includes $29,140, $17,400, and $58,335, respectively, in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. "All Other Compensation" in fiscal 1997, 1996 and 1995 for Mr. Higgins consists of maximum dollar value of premiums paid by Trans World with respect to split dollar life insurance policies that Trans World owns on the lives of Mr. Higgins and his wife. It also includes employer matching contributions for the 401(k) Savings Plan in fiscal 1997, 1996 and 1995 of $4,750, $4,750 and $0. Trans World will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in accordance with current Commission instructions as if the premiums were advanced without interest until the time that Trans World expects to recover the premium.

(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3) "All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

(4) "Restricted Stock Award(s)" for the named executives represents the dollar value at the date of the award and is calculated using the closing sale price of Trans World shares on the date of grant. Mr. Sullivan received 75,000 shares of restricted stock of which 60% shall vest on April 30, 1999; an additional 20% shall become vested on April 30, 2000, and the final 20% shall become vested on April 30, 2001. Mr. Eisenberg received 75,000 shares of qrestricted stock of which 20% vested on April 30, 1998; an additional 20% shall become vested on April 30, 1999, and the final 60% shall become vested on April 30, 2000. The aggregate value of the 150,000 shares of restricted stock outstanding on August 1, 1998 was $2,625,000

(5) "Other Annual Compensation" for Mr. Litwak consists of reimbursement for relocation expenses and a tax gross-up on the taxable but non-deductible component of the reimbursement.

STOCK OPTION PLANS

    Trans World has three employee stock option plans in place, the 1986 Incentive and Non-Qualified Stock Option Plan, with an aggregate of 3,300,000 shares authorized for issuance, the 1994 Stock Option Plan, with an aggregate of 3,000,000 shares and the 1998 Stock Option Plan, with an aggregate of 1,500,000, shares. The following tables contain, as to each of the named executive officers, certain information about options granted or exercised for the fiscal year ended January 31, 1998, under these stock option plans.

                   STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table contains information concerning individual grants of stock options made during the fiscal year ended January 31, 1998 to each of the named officers of Trans World. The number of shares and per share information has been adjusted to reflect the three-for-two stock split effected on September 15, 1998.

                                                                               INDIVIDUAL GRANTS
                                                                  -------------------------------------------
                                                                                                               POTENTIAL REALIZABLE
                                                                    PERCENT OF                                   VALUE AT ASSUMED
                                                     NUMBER OF         TOTAL                                          ANNUAL
                                                    SECURITIES        OPTIONS                                  RATES OF STOCK PRICE
                                                    UNDERLYING      GRANTED TO      EXERCISE                     APPRECIATION FOR
                                                      OPTIONS        EMPLOYEES         OR                        OPTION TERM (3)
                                                    GRANTED (#)         IN         BASE PRICE    EXPIRATION    --------------------
                      NAME                            (1)(2)        FISCAL YEAR     ($/SHARE)       DATE        5% ($)     10% ($)
-------------------------------------------------  -------------  ---------------  -----------  -------------  ---------  ---------
Mr. Higgins......................................      900,000            58.9%     $   11.20          2007    6,339,258  16,064,924
Mr. Sullivan.....................................       60,000             3.9%     $    3.96          2007      149,375    378,546
Mr. Eisenberg....................................       60,000             3.9%     $    3.96          2007      149,375    378,546
Mr. Litwak.......................................       45,000             2.9%     $    3.96          2007      112,031    283,909

------------------------

(1) No SARs were granted.

(2) Stock options are exercisable annually in four equal installments, commencing on the first anniversary of the date of the grant, and vest earlier upon the officer's death or disability. The stock options have a term of ten years. All options granted under the stock option plans may become immediately exercisable upon the occurrence of certain business combinations. The compensation committee may accelerate or extend the exercisability of any options subject to such terms and conditions as the compensation committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant.

(3) These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Commission rules, and are not intended to forecast possible future appreciation, if any, of Trans World's stock price. Trans World's stock price was $18.00 at January 31, 1998, the fiscal year end.

                AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION VALUES (1)

    The following table contains information concerning each exercise of stock options made during the fiscal year ended January 31, 1998, by each of the named executive officers of Trans World, and the value of unexercised stock options held by such person as of January 31, 1998.

                                                                               NUMBER OF SECURITIES
                                                                                    UNDERLYING
                                                                                    UNEXERCISED       VALUE OF UNEXERCISED
                                                                                    OPTIONS AT        IN-THE-MONEY OPTIONS
                                                                                  FISCAL YEAR END      AT FISCAL YEAR END
                                                                                      (#)(3)                   ($)
                                                                               ---------------------  ---------------------
                                     SHARES ACQUIRED ON           VALUE            EXERCISABLE/           EXERCISABLE/
NAME                                    EXERCISE (#)          REALIZED ($)        UNEXERCISABLE)        UNEXERCISABLE(2)
---------------------------------  -----------------------  -----------------  ---------------------  ---------------------
Mr. Higgins......................                --                    --                 0/900,000             0/6,120,000
Mr. Sullivan.....................                --                    --            97,500/232,500     1,526,400/3,710,000
Mr. Eisenberg....................                --                    --            82,500/232,500     1,182,655/3,682,285
Mr. Litwak.......................                --                    --            75,000/270,000     1,200,000/4,231,860

------------------------

(1) There have been no SARs issued and there are no SARs outstanding.

(2) Calculated on the basis of the fair market value of the underlying securities as of January 31, 1998 minus the exercise price.

(3) Option amounts are adjusted for the three-for-two stock split on September 15, 1998.

EMPLOYMENT AGREEMENTS

    As founder and Chief Executive Officer of Trans World, Robert J. Higgins has been instrumental in the operations of Trans World. During fiscal 1997, Mr. Higgins was employed as President and Chief Executive Officer of Trans World pursuant to a three year employment agreement that commenced on February 4, 1996. For the fiscal year ended January 31, 1998, Mr. Higgins earned $920,000 in incentive compensation under the employment agreement. The agreement was replaced effective May 1, 1998 by a new five year employment agreement. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $600,000, is reimbursed for two club memberships, is entitled to payment of or reimbursement for life insurance premium of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins and is entitled to participate in all incentive, savings retirement, welfare and other employee benefit plans, practices, policies and other fringe benefit programs that Trans World may provide for the benefit of its executive employees.

    James A. Litwak has a severance agreement in effect that provides, under certain conditions, payment of severance equal to one year of annual compensation, at a level not less than his current salary of $290,000 upon his termination following severance without cause. Mr. Litwak's severance agreement contains an "evergreen" provision for automatic renewal each year.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Each director who is not a salaried employee of Trans World receives a $15,000 retainer per annum plus a $1,000 attendance fee for each committee meeting and board meeting attended, except that the compensation for telephone conference meetings is $500. A Committee chairperson earns an additional $1,000 retainer per year.

    Matthew H. Mataraso received $58,000 in cash compensation and $1,740 in 401(k) contributions from Trans World in fiscal 1997 for his services as Secretary of Trans World and as counsel. Messrs. Higgins and Mataraso are the only directors eligible to participate in Trans World's employee stock option plans.

    DIRECTOR STOCK OPTION PLAN. Each outside director is entitled to participate in Trans World's 1990 Stock Option Plan for Non-Employee Directors. Currently, Mrs. Fischer and Messrs. Dougan, Kaufman, Adler and Morone participate in this plan. A total of 750,000 shares of Trans World common stock are reserved for issuance pursuant to non-qualified stock options issued under the plan, and options covering 378,000 shares of common stock have been granted. Stock options issuable under this plan are granted at an exercise price equal to 85% of the fair market value of Trans World common stock on the date of grant.

    An initial grant of 10,000 options is made to each new director. In addition, options to purchase 1,500 shares of Trans World common stock are granted annually on May 1 of any year to any eligible director. All options vest ratably over four years. During fiscal 1997, annual grants to outside directors of 4,500 options were made at an exercise price of $3.36 per share, compared to the market value on the date of grant of $3.96. Accordingly, compensation expense in the aggregate of $5,340 will be amortized over a 48-month period by Trans World for the 1997 grants.

    The plan is administered by the Trans World board which is authorized to grant additional options on such date, in such number and at such exercise price as they determine.

    RETIREMENT PLAN. Trans World provides the Trans World board with a noncontributory, unfunded retirement plan that pays a retired director a retirement benefit of $15,000 per year for up to ten years depending on the length of service, or the life of the director and his or her spouse, whichever period is shorter. To become vested in the retirement plan a director must reach age 62 and have served on the Trans World board for a minimum of five consecutive years.

                          FIVE-YEAR PERFORMANCE GRAPH

    The following line graph reflects a comparison of the cumulative total return of Trans World's common stock from January 29, 1993 through January 30, 1998 with the Nasdaq Index (U.S. Stocks) and with the Nasdaq National Market Retail Trade Stocks Index. Because only one of the Trans World's leading competitors has been an independent publicly traded company over the period, Trans World has elected to compare shareholder returns with the published index of retail companies compiled by Trans World. All values assume a $100 investment on January 29, 1993, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TRANSWORLD ENTERTAINMENT CORPORATION  NASDAQ (U.S.)   NASDAQ RETAIL TRADE STOCKS
1993                                        100             100                         100
1994                                         95             116                         107
1995                                         39             109                          95
1996                                         25             154                         107
1997                                         47             201                         131
1998                                        379             237                         154

                                                                             1993         1994         1995         1996
                                                                             -----        -----        -----        -----
Trans World.............................................................         100           95           39           25
Nasdaq (U.S.)...........................................................         100          116          109          154
Nasdaq Retail Trade Stocks..............................................         100          107           95          107

                                                                             1997         1998
                                                                             -----        -----
Trans World.............................................................          47          379
Nasdaq (U.S.)...........................................................         201          237
Nasdaq Retail Trade Stocks..............................................         131          154

    As of January 31, 1999, the cumulative total return of a $100 investment in Trans World's common stock on January 29, 1993 was $305. The cumulative total return of the same investment in the Nasdaq Index over the same period was $260 and the cumulative total return of the same investment in the Nasdaq National Market Retail Trade Stocks Index over the same period was $188.

                       TRANSACTIONS WITH RELATED PARTIES

    Trans World leases its 178,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,135 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. An additional 19,000 square feet of office space and a parking area were constructed and leased to Trans World effective September 1, 1998.

    Under the capitalized leases dated April 1, 1985 and November 1, 1989, Trans World paid Mr. Higgins an annual rent of $1,346,682 in fiscal 1997. On January 1, 1998, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, based on the provisions of each lease. Under the capitalized lease dated August 11, 1998, Trans World will pay Mr. Higgins an annual rent of $315,000. Effective January 1, 2000, and every two years thereafter, the rental payment will increase in accordance with the biennial increase in the Consumer Price Index, based on the provisions of the lease. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of all three leases, Trans World pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property approximates $90,000 per month.

    Trans World leases two of its retail stores from Mr. Higgins under long-term leases, each at annual rental of $35,000 plus property taxes, maintenance and a contingent rental if a specified sales level is achieved. In fiscal 1997, Trans World paid Mr. Higgins $30,000 for a one year lease expiring on October 31, 1997, for certain parking facilities contiguous to Trans World's distribution center/office facility. The lease was renewed through October 31, 1998, after approval by the audit committee. Upon expiration of the lease on October 31, 1998, the lease was not renewed. The parking facilities are included in the August 11, 1998 capital lease discussed above.

    Trans World regularly utilizes privately-chartered aircraft for its executives, primarily those owned or partially owned by Mr. Higgins. During fiscal 1997, Trans World chartered an airplane under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder. Payments made by Trans World during fiscal 1997 were $59,817. Trans World also chartered an aircraft from Crystal Jet, a corporation wholly owned by Mr. Higgins. During fiscal 1997, payments to Crystal Jet, under an unwritten agreement, aggregated $199,069. Trans World believes that the charter rates and terms are as favorable to Trans World as those generally available to it from other commercial carriers.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Trans World board, either by the audit committee or at a meeting of the Trans World board. The Trans World board believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to Trans World from unaffiliated third parties under the circumstances.

                    DESCRIPTION OF TRANS WORLD CAPITAL STOCK

    Assuming the approval by Trans World's stockholders of the Trans World merger matters, Trans World will be authorized to issue 200,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of March 3, 1999, there were outstanding 32,754,236 shares of Trans World common stock. No shares of preferred stock are outstanding.

COMMON STOCK

    Each outstanding share of Trans World common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. All stockholder action may be effected at a duly called meeting at which a quorum is present, except as otherwise provided by law. A majority of votes cast by stockholders is required for any action to which stockholders are entitled to vote, except as otherwise provided by law and except that directors are elected by a plurality of votes cast. The holders of Trans World common stock do not have cumulative voting rights. Dividends may be paid to holders of Trans World common stock when and if declared by the board of directors out of legally available funds.

    Holders of Trans World common stock have no conversion, redemption or preemptive rights. All outstanding shares of Trans World common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of Trans World, holders of Trans World common stock will be entitled to share ratably in the assets of Trans World remaining after payment of creditors and after the liquidation preference, if any, of preferred stock outstanding at the time.

PREFERRED STOCK

    No shares of preferred stock have been issued. Trans World's board may, without further action by Trans World's stockholders, from time to time authorize the issuance of up to 5,000,000 shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on Trans World common stock. Also, holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Trans World before any payment is made to the holders of Trans World common stock. In addition, under certain circumstances, the issuance of such preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Trans World's securities or the removal of incumbent management. Although Trans World presently has no plans to issue any shares of preferred stock, the Trans World board, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of Trans World common stock.

NEW YORK ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

    NEW YORK BUSINESS CORPORATION LAW. Section 912 of New York Business Corporation Law prohibits a New York corporation from engaging in a "business combination" with an "interested shareholder" for a period of five years from the date that such interested shareholder acquired its stock unless such acquisition or the business combination was approved by the corporation's board of directors prior to the interested shareholder's becoming such. After such five-year period, the business combination must be approved by a majority of shareholders other than the interested shareholder or the price paid to all shareholders must meet certain conditions relating to the type and minimum amount of consideration to be paid to shareholders other than the interested shareholder. Because Robert J. Higgins owned his shares of Trans World common stock prior to the enactment of Section 912, Section 912 would not apply to a business combination with Mr. Higgins.

    For purposes of Section 912, a "business combination" includes:

    - a merger or consolidation,

    - a sale, lease, pledge or other disposition of assets,

    - a stock issuance or transfer,

    - a liquidation or dissolution,

    - a reclassification of securities,

    - a recapitalization, or

    - any transaction in which an interested shareholder benefits disproportionately in relation to any other shareholder.

    An "interested shareholder" is defined as any person or entity that currently owns , directly or indirectly, or in the case of affiliates and associates of the corporation, that owned at any time during the past five years, more than 20% of the outstanding voting stock of the corporation.

    These provisions may discourage open market purchases or a non-negotiated tender or exchange offers for the stock of a New York corporation such as Trans World, and, accordingly, may be adverse to the interests of a shareholder who would desire to participate in such a transaction.

    CLASSIFIED BOARD AMENDMENT. If adopted, the classified board amendment could have the effect of entrenching incumbent management and discouraging hostile changes of control which might be beneficial to Trans World and the Trans World stockholders.

TRANSFER AGENT AND REGISTRAR

    ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for Trans World common stock.

                        COMPARISON OF STOCKHOLDER RIGHTS

    The rights of Camelot stockholders are governed by Camelot's certificate of incorporation, its amended and restated by-laws and Delaware law. The rights of Trans World stockholders are governed by the Trans World certificate of incorporation, its by-laws and New York law. Upon consummation of the merger, the rights of Camelot stockholders who become Trans World stockholders will be governed by Trans World's certificate of incorporation, Trans World's by-laws and New York law.

    The following discussion is intended only to highlight certain material differences between the rights of stockholders under Delaware law and New York law, generally, and between the rights of Camelot stockholders and Trans World stockholders, specifically, under each company's certificate of incorporation and by-laws. This summary is not intended to be complete. You should read the applicable provisions of Delaware law and New York law and the certificate of incorporation and by-laws of each of Trans World and Camelot. See "Where You Can Find More Information."

AUTHORIZED CAPITAL STOCK

    Camelot's certificate of incorporation authorizes 30,000,000 shares of common stock, par value $.01 per share.

    Trans World's certificate of incorporation authorizes 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. At the Trans World special meeting, Trans World stockholders will be asked to consider and vote upon a proposal to amend Trans World's certificate of incorporation to increase the number of authorized shares of Trans World common stock from 50,000,000 to 200,000,000 in connection with the merger.

BUSINESS COMBINATIONS

    Delaware law generally requires the affirmative vote of a majority of the board of directors of a Delaware corporation and at least a majority of the corporation's outstanding shares entitled to vote to authorize a merger or consolidation or sale, lease or exchange of all or substantially all of the corporation's assets. Camelot's certificate of incorporation does not contain any provisions relating to stockholder approval of business combinations.

    New York law generally provides that the consummation of a merger, consolidation, dissolution or disposition of substantially all of the assets of a New York corporation requires:

    - the approval of the corporation's board of directors;

    - the affirmative vote of the holders of two-thirds of all outstanding shares entitled to vote, unless

       -- the corporation's certificate of incorporation requires only the affirmative vote of a majority of all outstanding shares entitled to vote thereon, or

       --  the corporation was incorporated after February 22, 1998; and

    - in certain situations, the affirmative vote by the holders of a majority of all outstanding shares of each class or series of shares.

    Trans World's certificate of incorporation does not contain any provisions relating to stockholder approval of business combinations.

STATE ANTI-TAKEOVER LEGISLATION

    DELAWARE BUSINESS COMBINATION LAW. Section 203 of the Delaware General Corporation Law generally prohibits any business combination between a Delaware corporation and any interested stockholder for a period of three years after the date on which the interested stockholder became an interested stockholder. The term "business combination" is defined to include a variety of transactions, including:

    - mergers and consolidations;

    - sales or dispositions of assets having an aggregate market value equal to 10% or more of the aggregate market value of the corporation determined on a consolidated basis;

    - issuances of stock except for certain pro rata and other issuances; and

    - disproportionate benefits from the corporation including loans and guarantees.

The term "interested stockholder" is defined generally as any person who, directly or indirectly, beneficially owns 15% or more of the outstanding voting stock of the corporation.

    The restrictions of Section 203 do not apply, however:

    - if, before such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in a stockholder becoming an interested stockholder;

    - if, upon consummation of the transaction resulting in a stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation at the time the transaction was commenced, except, for the purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by certain employee plans of the corporation;

    - if, on or subsequent to such date, the business combination is approved by the board of directors and the holders of at least two-thirds of the shares not involved in the transaction; or

    - under certain other circumstances.

    In addition, a Delaware corporation may adopt an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by
Section 203 if, in addition to any other vote required by law, the amendment is approved by the affirmative vote of a majority of the shares entitled to vote. However the amendment, except under certain circumstances, will not be effective until 12 months after the stockholder vote and will not apply to any business combination with an interested stockholder before the effective date of such amendment. In its certificate of incorporation, Camelot expressly elects to be governed by Section 203.

    NEW YORK BUSINESS COMBINATION LAW. Section 912 of the New York Business Corporation Law prohibits any business combination with, involving or proposed by any interested stockholder for a period of five years after the date on which the interested stockholder became an interested stockholder. After the five-year period, a business combination between a resident domestic New York corporation and an interested stockholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder or its affiliates. The term "business combination" is defined to include a variety of transactions, including:

    - mergers, sales or dispositions of assets;

    - issuances of stock, liquidations, reclassifications; and

    - benefits from the corporation, including loans or guarantees.

The term "interested stockholder" is defined generally as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a resident domestic New York corporation.

    The restrictions of Section 912 do not apply to any business combination with an interested stockholder if the business combination or the purchase of stock by the interested stockholder is approved by the board of directors of the resident domestic New York corporation. Trans World will be considered a resident domestic New York corporation as long as at least 10% of its voting stock is owned beneficially by residents of, or organizations having their principal offices in, the State of New York.

    A resident domestic New York corporation may adopt an amendment to its by-laws expressly electing not to be governed by Section 912. The amendment must be approved by the affirmative vote of the holders, other than interested stockholders and their affiliates and associates, of a majority of the outstanding voting stock, excluding the voting stock of interested stockholders and their affiliates and associates. Such amendment will not, however, be effective until 18 months after such stockholder vote and will not apply to any business combination with an interested stockholder who was such on or before the effective date of such amendment. Trans World has not amended its by-laws and remains governed by Section 912.

APPRAISAL RIGHTS

    Under Delaware law, a stockholder who is entitled to vote and does not vote in favor of a statutory merger or consolidation may demand appraisal of his shares by the Delaware Court of Chancery. Unless the corporation's certificate of incorporation provides otherwise, such dissenters' rights are not available in certain circumstances, including:

    - to stockholders of a corporation whose shares are either

       -- listed on a national securities exchange or designated as a national market security by Nasdaq, or

       --  held of record by more than 2,000 holders; and

    - to stockholders of a corporation surviving a merger if no vote of stockholders of the surviving corporation is required to approve the merger.

Notwithstanding the previous sentence, appraisal rights are available to any stockholder required to accept for his shares anything except:

    - shares of stock of the surviving corporation;

    - shares of any other corporation which shares are listed on a national securities exchange or designated as a national market security by Nasdaq or held of record by more than 2,000 holders;

    - cash in lieu of fractional shares; or

    - any combination of the foregoing.

Camelot stockholders have dissenters' rights of appraisal in the merger.

    Stockholders of a New York corporation have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by New York law, in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain mergers or consolidations, certain sales, leases, exchanges or other dispositions of all or substantially all the corporation's assets and certain share exchanges. Trans World stockholders do not have dissenters' rights of appraisal in the merger.

AMENDMENTS TO CERTIFICATES OF INCORPORATION

    Generally, under Delaware law, proposed amendments to a corporation's certificate of incorporation must be adopted by:

    - a resolution of the board of directors;

    - the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon; and

    - the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

    If the amendment would adversely affect the rights of any holders of shares of a class or series, the vote of the holders of a majority of all outstanding shares of such class or series, voting as a class, is also necessary to authorize the amendment. Camelot's certificate of incorporation provides that the affirmative vote of at least a majority in voting power of the stock of Camelot entitled to vote generally in the election of directors is required in order to alter, amend or repeal any provision of the certificate of incorporation.

    Generally, under Delaware law, proposed amendments to a corporation's certificate of incorporation may be authorized by a vote of the board of directors followed by the vote of a majority of all outstanding shares. If the amendment would adversely affect the rights of any holders of shares of a class or series, the vote of the holders of a majority of all outstanding shares of that class or series, voting as a class, is also necessary to authorize the amendment even though they ordinarily would not have voting rights. Trans World's certificate of incorporation does not contain any provisions relating to its amendment.

AMENDMENTS TO BY-LAWS

    Delaware law provides that a corporation's by-laws may be adopted, amended or repealed by the stockholders, and if authorized in the corporation's certificate of incorporation, by the board of directors. Camelot's certificate of incorporation provides that the board of directors is authorized to amend, alter, change, add to or repeal Camelot's by-laws, limited by the power of the stockholders to amend, alter, change, add or repeal the by-laws made by the board of directors. Camelot's by-laws provide that the affirmative vote of the holders of at least a majority in voting power of all shares of Camelot entitled to vote generally in the elections of directors, voting together as a single class, is required in order for the stockholders to alter, amend or repeal Camelot's by-laws or to adopt a provision inconsistent with the by-laws.

    Under New York law, except as otherwise provided in its certificate of incorporation, a corporation's by-laws may be amended, repealed or adopted by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors. When so provided in its certificate of incorporation or a by-law adopted by the stockholders, a corporation's by-laws also may be amended, repealed or adopted by the board but any by-law adopted by the board may be amended or repealed by the stockholders entitled to vote on the by-law as provided by New York law. Trans World's by-laws provide that the board of directors may make, alter or repeal Trans World's by-laws, but that any by-law adopted by the board of directors may be amended or repealed by the stockholders and the stockholders may at any time limit the power of the board of directors to amend, alter or repeal any by-law adopted by the stockholders.

PREEMPTIVE RIGHTS

    Under Delaware law, a stockholder does not possess preemptive rights unless the rights are specifically granted in the certificate of incorporation. Camelot's certificate of incorporation does not provide for preemptive rights.

    Under New York law, except as otherwise provided by New York law or in its certificate of incorporation, the holders of equity shares of a corporation incorporated prior to February 22, 1998 are granted certain preemptive rights. Trans World was incorporated prior to February 22, 1998. However,

Trans World's certificate of incorporation provides that no holder of Trans World common stock has any preemptive rights with respect to any shares or other securities of Trans World.

REDEMPTION OF CAPITAL STOCK

    Under Delaware law, with certain limitations, a corporation's stock may be made redeemable by the corporation at its option, at the option of the holders of the stock or upon the happening of a specified event. The Camelot certificate of incorporation does not provide for the redemption of common stock.

    Under New York law, with certain limitations, a corporation's certificate of incorporation may provide for one or more classes or series of shares to be redeemable, in whole or in part, at the option of the corporation, the holder or another person or upon the happening of a specified event, within such times and under such conditions as are stated in the certificate of incorporation. Trans World's certificate of incorporation does not provide for the redemption of any stock.

DIVIDEND SOURCES

    Under Delaware law, a board of directors may authorize a corporation to make distributions to its stockholders, limited by any restrictions in its certificate of incorporation, either:

    - out of surplus; or

    - if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/ or the preceding fiscal year.

Under Delaware law, no distribution out of net profits is permitted, however, if the corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until such deficiency has been repaired.

    Under New York law, except as otherwise provided by New York law, a corporation may declare and pay dividends or make other distributions out of surplus only, so that the net assets of the corporation remaining after the declaration, payment or distribution must at least equal the amount of its stated capital. A corporation may declare and pay dividends or make other distributions, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation.

DURATION OF PROXIES

    Under Delaware law, no proxy is valid more than three years after its date unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

    Under New York law, no proxy is valid more than 11 months after its date unless otherwise provided in the proxy. Irrevocable proxies may be created for:

    - a pledgee;

    - a person who has purchased or agreed to purchase the shares;

    - a creditor or creditors of the corporation who extend or continue credit to the corporation in consideration of the proxy provided the proxy so states;

    - a person who has contracted to perform services as an officer of the corporation if a proxy is required by the employment contract; or

    - a person designated under a voting agreement.

STOCKHOLDER ACTION

    Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents describing the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting. Camelot's certificate of incorporation expressly authorizes stockholder action by majority written consent.

    Under New York law, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken by stockholder vote may be taken without a meeting on written consent signed by the holders of all outstanding shares entitled to vote or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting. Trans World's certificate of incorporation does not contain any provisions relating to stockholder action by written consent.

SPECIAL STOCKHOLDER MEETINGS

    Delaware law provides that special meetings of stockholders may be called by the board of directors or by the persons authorized by the certificate of incorporation or by the by-laws. Delaware law further provides if an annual meeting is not held within 30 days of the date designated for the meeting, or is not held for a period of 13 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held if requested by any stockholder or director. Camelot's certificate of incorporation and by-laws provide that special meetings of stockholders may be called only by the Chief Executive Officer, by the board of directors or by holders of record of at least 33 1/3% of the voting power of all stock issued and outstanding entitled to vote generally in the election of directors.

    New York law provides that special meeting of stockholders may be called by the board and by the persons authorized by the certificate of incorporation or the by-laws. New York law further provides that if, for a period of one month after the date fixed by or under the by-laws for the annual meeting of stockholders or, if no date has been so fixed, for a period of 13 months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If the special meeting is not called by the board within two weeks after the expiration of the period or if it is called but there is a failure to elect the directors for a period of two months after the expiration of the period, holders of 10% of the votes of the shares entitled to vote in an election of directors may, demand a special meeting for the election of directors. Trans World's by-laws provide that special meetings of stockholders may be called by the Chairman of the Board, if any, the President or a majority of the board of directors. In addition, the President must call a special meeting of stockholders upon the written request of stockholders who together own of record 50% of the outstanding stock of all classes entitled to vote at the meeting.

CUMULATIVE VOTING

    Under Delaware law, the certificate of incorporation of a corporation may provide for cumulative voting in the election of directors or at elections held under specified circumstances. Camelot's certificate of incorporation does not provide for cumulative voting.

    Under New York law, the certificate of incorporation of a corporation may provide for cumulative voting in the election of directors. Trans World's certificate of incorporation does not provide for cumulative voting.

NUMBER AND ELECTION OF DIRECTORS

    Delaware law permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, the number may not be changed without amending the certificate of incorporation. Delaware law also permits the certificate of incorporation of a corporation or a by-law adopted by the stockholders to provide that directors be divided into one, two or three classes. The term of office of one class of directors shall expire each year with the terms of office of no two classes expiring the same year.

    Camelot's certificate of incorporation and by-laws provide that the board of directors shall consist of such number of directors, not less than three nor more than 12, as shall be fixed from time to time by resolution adopted by affirmative vote of a majority of the board of directors. Camelot's certificate of incorporation provides that the initial number of directors shall be seven. Camelot currently has seven directors. The board of directors of Camelot is not classified.

    Subject to certain limitations, New York law permits the number of directors of a corporation to be fixed by its by-laws, by action of the stockholders or by action of the board under the specific provision of a by-law adopted by the stockholders. At each annual meeting of the stockholders, directors are to be elected to hold office until the next annual meeting, except for corporations with classified boards. New York law permits the certificate of incorporation or the specific provisions of a by-law adopted by the stockholders to provide that directors be divided into either two, three or four classes. All classes must be as nearly equal in number as possible. The term of office of one class of directors shall expire each year, with the terms of office of no two classes expiring the same year.

    Trans World's by-laws provide that the number of directors constituting the entire board of directors shall be not fewer than three nor more than 11, as fixed from time to time by resolution of the entire board of directors or by the stockholders. However, no decrease in the number of directors will shorten the term of any incumbent director. Trans World currently has eight directors. The board of directors of Trans World currently is not classified. At the Trans World special meeting, Trans World stockholders will be asked to consider and vote upon a proposal to, among other things, elect two new directors and a proposal to amend Trans World's certificate of incorporation to adopt a classified board of directors divided into three classes, each of which, after a transitional arrangement, will serve for three years, with one class being elected each year.

REMOVAL OF DIRECTORS

    Delaware law provides that a director or directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, except that:

    - members of a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise; and

    - in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which the director is a part.

    In accordance with Delaware law, Camelot's certificate of incorporation provides that any Camelot director may be removed, with or without cause, by the affirmative vote of a majority of the voting power of all shares of Camelot common stock entitled to vote generally in the election of directors.

    New York law provides that any or all of the directors may be removed for cause by vote of the stockholders. The certificate of incorporation or the specific provisions of a by-law adopted by the stockholders may provide for the removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series, or holders of bonds, voting as a class, when so entitled by the certificate of incorporation. If the certificate of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the stockholders.

    The removal of directors, with or without cause, is subject to the following:

    - in the case of a corporation having cumulative voting, no director may be removed when the votes cast against the director's removal would be sufficient to elect the director if voted cumulatively; and

    - if a director is elected by the holders of shares of any class or series, the director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class.

An action to procure a judgment removing a director for cause may be brought by the attorney general or by the holders of 10% of the outstanding shares, whether or not entitled to vote.

    Trans World's certificate of incorporation provides that the board of directors may remove with cause any director and that the holders of a majority of the shares entitled at the time to vote at an election of directors may remove any directors with or without cause.

VACANCIES

    Under Delaware law, unless otherwise provided in the certificate of incorporation or the by-laws, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In the case of a classified board, such vacancies and newly created directorships may be filled by a majority of the directors elected by the class, or by the sole remaining director so elected. In the case of a classified board, directors elected to fill vacancies or newly created directorships hold office until the next election of the class for which they have been chosen, and until their successors have been duly elected and qualified. In addition, the Delaware Court of Chancery may summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office, if:

    - at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board as constituted immediately before the increase; and

    - any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for the directors applies to the Delaware Court of Chancery for the order.

    Camelot's certificate of incorporation and by-laws provide that any newly created directorship that results from an increase in the number of directors and any vacancy may be filled only by a vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected in accordance with the proceeding sentence will hold of office until the next annual meeting of Camelot and until his successor is elected and qualified.

    Under New York law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board of directors then in office, though less than a quorum. However, the certificate of incorporation or by-laws may provide that such newly created directorships or vacancies are to be filled by vote of the stockholders. Unless the certificate of incorporation or the specific provisions of a by-law adopted by the stockholders provide that the board may fill vacancies occurring on the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the stockholders.

    A director elected to fill a vacancy, unless elected by the stockholders, will hold office until the next meeting of stockholders at which the election of directors is in the regular order of business and until his or her successor is elected and qualified. Unless otherwise provided in the certificate of incorporation or by-laws, notwithstanding the above, whenever the holders of any class or classes of shares or series are entitled to elect one or more directors by the certificate of incorporation, any vacancy that may be filled by the board or a majority of the directors then in office will be filled by a majority of the directors then in office elected by the class or classes or series. However, if no such director is in office, then the vacancy may be filed as provided above.

    Trans World's by-laws provide that any vacancy in the office of any directors of officer occurring for any reason, including a removal without cause, and any additional directorship resulting from an increase in the number of directors, may be filled:

    - at any time by a majority of the directors then in office, even though less than a quorum remains; or

    - in the case of any vacancy in the office of any directors, by stockholders and the person chosen will hold office until his successor is elected and qualified.

However, if the person chosen is a director elected to fill a vacancy, he will hold office for the unexpired term of his predecessor, if elected by the stockholders, and will hold office until the next meeting of stockholders at which time election of directors is in the regular order of business, and until his successor is elected and qualified, if elected by the directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Delaware law, a corporation may indemnify any director, officer, employee or agent made or threatened to be made party to any threatened, pending or completed proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Camelot's certificate of incorporation contains provisions which require Camelot to indemnify the persons to the full extent permitted by Delaware law.

    Delaware law also establishes several mandatory rules for indemnification. In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor, a corporation may indemnify an officer, director, employee or agent if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no person found to be liable to the corporation may be indemnified unless the court in which the action or suit was brought determines that the person is fairly and reasonably entitled to indemnity for such expenses. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the indemnification provisions of Delaware law must be indemnified by the corporation for reasonable expenses incurred, including attorneys' fees. Delaware law states that a determination must be made that a director or officer has met the required standard of conduct before the director or officer may be indemnified. The determination may be made by:

    - a majority vote of a quorum of disinterested directors,

    - by independent legal counsel in a written opinion if a majority of disinterested directors so directs, or

    - by the stockholders.

    Delaware law also provides that a corporation may advance expenses to an officer or director upon receipt of an undertaking by or on behalf of the officer or director to repay the corporation if it is determined that the required standard of conduct has not been met. The right to indemnification conferred by Camelot's certificate of incorporation includes the right to advancement of expenses incurred in defending or otherwise participating in any proceeding. In addition, Camelot's certificate of incorporation permits Camelot to advance expenses to other employees and agents in a similar manner.

    Camelot's certificate of incorporation expressly provides that Camelot shall not be obligated to indemnify any director or officer in connection with any proceeding initiated by the person unless such proceeding was authorized by the Camelot board.

    Under New York law, a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation. However, no indemnification may be made in respect of

    - a threatened action, or a pending action which is settled or otherwise disposed of, or

    - any claim, issue or matter as to which the person has been adjudged to be liable to the corporation,

unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the portion of the settlement amount and expenses as the court deems proper.

    Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to New York law, any indemnification under New York law pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by:

    - the disinterested directors if a quorum is available,

    - by the board upon the written opinion of independent legal counsel, or

    - by the stockholders.

    The indemnification described above under New York law is not exclusive of other indemnification rights to which a director or officer may be entitled by:

    - the certificate of incorporation or by-laws;

    - a resolution of stockholders;

    - a resolution of directors; or

    - an agreement providing for such indemnification.

However, no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    Trans World's by-laws provide that, except to the extent expressly prohibited by New York law, Trans World shall indemnify each person made or threatened to be made a party to any action or proceedings, whether civil or criminal, by reason of the fact that such person is or was a director or officer of Trans World, or serves or served at the request of Trans World any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against liabilities or losses, incurred in connection with the action or proceedings, or any appeal. However, no indemnification will be made if a judgment or other final determination adverse to the person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Moreover, no indemnification will be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceedings unless Trans World has given its prior consent. Trans World's by-laws require advances of reasonable expenses incurred in defending or otherwise participating in a proceeding to persons entitled to indemnification in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amounts if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent those advances exceed the amount to which the person is entitled.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Trans World or Camelot pursuant to the foregoing provisions, Trans World and Camelot have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    Delaware law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision can eliminate or limit the liability of a director for:

    - any breach of the director's duty of loyalty to the corporation or its stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

    - violation of certain provisions of Delaware law;

    - any transaction from which the director derived an improper personal benefit; or

    - any act or omission prior to the adoption of the provision in the certificate of incorporation.

Camelot's certificate of incorporation contains a provision eliminating the personal liability for monetary damages of its directors for breach of fiduciary duty as a director, except to the extent the elimination of liability is not permitted under Delaware law.

    New York law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit the liability of any director:

    - if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that the director's acts violated certain provisions of New York law; or

    - for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Trans World's certificate of incorporation contains a provision, eliminating the personal liability of directors to the corporation and the shareholders for damages for any breach of duty in such capacity except to the extent that such elimination of liability is not permitted under New York law.

RIGHTS PLANS

    Delaware law has no express statutory provision permitting adoption of a rights plan. Delaware courts have determined, however, that Delaware law permits valid adoption of a rights plan by a company's board of directors. Delaware courts have not determined that a minimum percentage of shares must be owned by a person before rights are triggered under a rights plan.

    New York law expressly authorizes the adoption of a rights plan by a company's board of directors; provided, however, that under New York law, 20% stock ownership is the required minimum ownership to trigger the right under such rights plan.

                          FUTURE STOCKHOLDER PROPOSALS

    Trans World stockholders wishing to include proposals in the proxy materials relating to the annual meeting of Trans World to be held in 1999 should have submitted the same in writing to the executive offices of Trans World on or before February 14, 1999. No stockholder proposals were received.

    Camelot expects to consummate the merger prior to its 1999 annual meeting of stockholders. The Commission rules establish standards as to what stockholder proposals are required to be included in a proxy statement. All proposals from Camelot stockholders for inclusion in the proxy materials for the 1999 annual meeting of Camelot should have been submitted to the Secretary of Camelot by March 31, 1999. No stockholder proposals were received.

                                 LEGAL MATTERS

    The validity of the Trans World shares to be issued in connection with the merger will be passed upon for Trans World by Cahill Gordon & Reindel (a partnership including a professional corporation), counsel to Trans World. Cleary, Gottlieb, Steen & Hamilton, counsel to Camelot, and Cahill Gordon will each deliver opinions concerning certain federal income tax consequences of the merger.

                                    EXPERTS

    The consolidated financial statements of Trans World as of January 31, 1998 and February 1, 1997 and for each of the fiscal years in the three-year period ended January 31, 1998 included in this joint proxy statement/prospectus have been audited by KPMG LLP, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Camelot Music Holdings, Inc. as of February 28, 1998 and for the period February 1, 1998 to February 28, 1998 and of CM Holdings, Inc. as of March 1, 1997 and for the period March 2, 1997 to January 31, 1998, the 52 week period ended March 1, 1997 and the 53 week period ended March 2, 1996, appearing in this joint proxy statement/prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of The Wall Music, Inc. for the year ended June 1, 1997 included in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Spec's Music, Inc. as of July 31, 1997 and for the year then ended included in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    Trans World has filed with the Commission a registration statement under the Securities Act of 1933 that registers the distribution to Camelot's stockholders of the Trans World common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Trans World and the Trans World common stock. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus.

    In addition, Trans World files reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Commission:

    Public Reference Room        New York Regional Office        Chicago Regional Office
   450 Fifth Street, N.W.          7 World Trade Center              Citicorp Center
          Room 1024                     Suite 1300               500 West Madison Street
   Washington, D.C. 20549        New York, New York 10048              Suite 1400
                                                              Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

    The Commission also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, such as Trans World, who file electronically with the Commission. The address of that site is http://www.sec.gov.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS WHICH ARE THE SUBJECT OF THIS JOINT PROXY STATEMENT/PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                         INDEX TO FINANCIAL STATEMENTS

TRANS WORLD ENTERTAINMENT CORPORATION
Condensed Consolidated Balance Sheets (Unaudited) as of October 31, 1998 and November
  1, 1997............................................................................        F-3
Condensed Consolidated Statements of Income (Unaudited) for the Thirty-Nine Weeks
  Ended October 31, 1998 and November 1, 1997........................................        F-4
Condensed Consolidated Statements of Cash Flows (Unaudited) for the Thirty-Nine Weeks
  Ended October 31, 1998 and November 1, 1997........................................        F-5
Notes to Condensed Consolidated Financial Statements.................................        F-6
Independent Auditors' Report.........................................................       F-11
Consolidated Balance Sheets as of January 31, 1998 and February 1, 1997..............       F-12
Consolidated Statements of Income--Fiscal years ended January 31, 1998, February 1,
  1997 and February 3, 1996..........................................................       F-13
Consolidated Statements of Shareholders' Equity--Fiscal years ended January 31, 1998,
  February 1, 1997 and February 3, 1996..............................................       F-14
Consolidated Statements of Cash Flows--Fiscal years ended January 31, 1998, February
  1, 1997 and February 3, 1996.......................................................       F-15
Notes to Consolidated Financial Statements...........................................       F-16

CAMELOT MUSIC HOLDINGS, INC. AND ITS PREDECESSOR
Condensed Consolidated Balance Sheet (Unaudited) as of November 28, 1998.............       F-30
Condensed Consolidated Statements of Operations (Unaudited) for the period March 1,
  1998 to November 28, 1998 and the period March 2, 1997 to November 29, 1997........       F-31
Condensed Consolidated Statements of Cash Flows (Unaudited) for the period March 1,
  1998 to November 28, 1998 and the period March 2, 1997 to November 29, 1997........       F-32
Notes to Condensed Consolidated Financial Statements.................................       F-33
Report of Independent Accountants....................................................       F-38
Consolidated Balance Sheets as of February 28, 1998 and March 1, 1997................       F-39
Consolidated Statements of Operations for the period February 1, 1998 to February 28,
  1998, the period March 2, 1997 to January 31, 1998, the 52-week period ended March
  1, 1997 and the 53-week period ended March 2, 1996.................................       F-40
Consolidated Statements of Stockholders' Equity (Deficit) for the period February 1,
  1998 to February 28,1998, the period March 2, 1997 to January 31, 1998, the 52-week
  period ended March 1, 1997 and the 53-week period ended March 2, 1996..............       F-41
Consolidated Statements of Cash Flows for the period February 1, 1998 to February 28,
  1998, the period March 2, 1997 to January 31, 1998, the 52-week period ended March
  1, 1997 and the 53-week period ended March 2, 1996.................................       F-42
Notes to Consolidated Financial Statements...........................................       F-43

THE WALL MUSIC, INC.
Independent Auditor's Report.........................................................       F-70
Statements of Operations for the nine months ended February 28, 1998 (unaudited) and
  March 1, 1997 (unaudited) and for the year ended June 1, 1997......................       F-71
Statements of Stockholders' Equity for the nine months ended February 28, 1998
  (unaudited) and for the year ended June 1, 1997....................................       F-72
Statements of Cash Flows for the nine months ended February 28, 1998 (unaudited) and
  March 1, 1997 (unaudited) and for the year ended June 1, 1997......................       F-73
Notes to Financial Statements........................................................       F-74

SPEC'S MUSIC, INC.
Condensed Consolidated Balance Sheet (unaudited) as of April 30, 1998 and
  Consolidated Balance Sheet as of July 31, 1997.....................................       F-77
Condensed Consolidated Statements of Operations (unaudited) for the period August 1,
  1997 to April 30, 1998 and the period August 1, 1996 to April 30, 1997.............       F-78
Condensed Consolidated Statements of Cash Flows (unaudited) for the period August 1,
  1997 to April 30, 1998 and the period August 1, 1996 to April 30, 1997.............       F-79
Notes to Condensed Consolidated Financial Statements.................................       F-80
Report of Independent Accountants....................................................       F-83
Consolidated Balance Sheet as of July 31, 1997.......................................       F-84
Consolidated Statement of Operations for the period August 1, 1996 to July 31,
  1997...............................................................................       F-85
Consolidated Statement of Stockholders' Equity for the period August 1, 1996 to July
  31, 1997...........................................................................       F-86
Consolidated Statement of Cash Flows for the period August 1, 1996 to July 31,
  1997...............................................................................       F-87
Notes to Consolidated Financial Statements...........................................       F-88

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                         NOVEMBER 1,  OCTOBER 31,
                                                                                            1997         1998
                                                                                         -----------  -----------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................................   $   4,590    $  33,164
  Merchandise inventory................................................................     216,659      228,514
  Refundable income taxes..............................................................       2,338       --
  Other current assets.................................................................       9,844        5,181
                                                                                         -----------  -----------
    Total current assets...............................................................     233,431      266,859
                                                                                         -----------  -----------
VIDEOCASSETTE RENTAL INVENTORY, net....................................................       4,060        3,672
DEFERRED TAX ASSET.....................................................................       3,047        3,787
FIXED ASSETS, net......................................................................      72,180       86,549
OTHER ASSETS...........................................................................       4,111        2,928
                                                                                         -----------  -----------
    TOTAL ASSETS.......................................................................   $ 316,829    $ 363,795
                                                                                         -----------  -----------
                                                                                         -----------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................................................   $ 135,454    $ 144,471
  Notes payable........................................................................      10,707       --
  Accrued expenses and other...........................................................       9,970       10,914
  Store closing reserve................................................................       9,874        6,581
  Current portion of long-term debt and capital lease obligations......................          96        2,279
  Income taxes payable.................................................................      --              911
  Deferred tax liability...............................................................      --            2,062
                                                                                         -----------  -----------
    Total current liabilities..........................................................     166,101      167,218
LONG-TERM DEBT, less current portion...................................................      35,000       --
CAPITAL LEASE OBLIGATIONS, less current portion........................................       6,435       15,938
OTHER LIABILITIES......................................................................       6,554        6,982
                                                                                         -----------  -----------
    TOTAL LIABILITIES..................................................................     214,090      190,138
                                                                                         -----------  -----------
SHAREHOLDERS' EQUITY:
  Preferred stock ($.01 par value; 5,000,000 shares authorized; none issued)...........      --           --
  Common stock ($.01 par value; 50,000,000 shares authorized; 29,695,434 and 32,825,552
   shares issued, respectively)........................................................         297          328
  Additional paid-in capital...........................................................      24,812       64,773
  Treasury stock, at cost (106,182 and 105,432 shares, respectively)...................        (394)        (390)
  Unearned compensation--restricted stock..............................................        (193)        (142)
  Retained earnings....................................................................      78,217      109,088
                                                                                         -----------  -----------
TOTAL SHAREHOLDERS' EQUITY.............................................................     102,739      173,657
                                                                                         -----------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................................   $ 316,829    $ 363,795
                                                                                         -----------  -----------
                                                                                         -----------  -----------

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                            THIRTY-NINE WEEKS
                                                                                                  ENDED
                                                                                         ------------------------
                                                                                         NOVEMBER 1,  OCTOBER 31,
                                                                                            1997         1998
                                                                                         -----------  -----------
Sales..................................................................................   $ 329,273    $ 430,658
Cost of sales..........................................................................     206,821      269,532
                                                                                         -----------  -----------
Gross profit...........................................................................     122,452      161,126
Selling, general and administrative expenses...........................................     119,284      143,694
                                                                                         -----------  -----------
Income from operations.................................................................       3,168       17,432
Interest expense.......................................................................       4,505        2,264
Other expenses (income), net...........................................................        (151)        (541)
                                                                                         -----------  -----------
Income (loss) before income taxes......................................................      (1,186)      15,709
Income tax expense (benefit)...........................................................        (470)       6,126
                                                                                         -----------  -----------
NET INCOME (LOSS)......................................................................   $    (716)   $   9,583
                                                                                         -----------  -----------
                                                                                         -----------  -----------
BASIC EARNINGS (LOSS) PER SHARE........................................................   $   (0.02)   $    0.30
                                                                                         -----------  -----------
                                                                                         -----------  -----------
Weighted average number of common shares outstanding...................................      29,443       31,653
                                                                                         -----------  -----------
                                                                                         -----------  -----------
DILUTED EARNINGS (LOSS) PER SHARE......................................................   $   (0.02)   $    0.29
                                                                                         -----------  -----------
                                                                                         -----------  -----------
Adjusted weighted average number of common shares outstanding..........................      29,443       33,565
                                                                                         -----------  -----------
                                                                                         -----------  -----------

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                         THIRTY-NINE WEEKS ENDED
                                                                                         ------------------------
                                                                                         NOVEMBER 1,  OCTOBER 31,
                                                                                            1997         1998
                                                                                         -----------  -----------
NET CASH USED BY OPERATING ACTIVITIES                                                     $ (26,951)   $ (47,386)
                                                                                         -----------  -----------

INVESTING ACTIVITIES:
    Acquisition of property and equipment..............................................     (16,616)     (30,873)
    Disposal of rental inventory, net..................................................         724          427
                                                                                         -----------  -----------
    Net cash used by investing activities..............................................     (15,892)     (30,446)
                                                                                         -----------  -----------

FINANCING ACTIVITIES:
    Proceeds from issuance of long-term debt...........................................      35,000       --
    Proceeds from capital lease........................................................      --           12,608
    Payments of long-term debt and capital lease obligations...........................     (53,516)     (35,899)
    Net increase in revolving line of credit...........................................      10,707       --
    Proceeds from issuance of common stock.............................................      --           36,772
    Proceeds from exercise of stock options............................................         471        2,783
                                                                                         -----------  -----------
    Net cash provided (used) by financing activities...................................      (7,338)      16,264
                                                                                         -----------  -----------
    Net decrease in cash and cash equivalents..........................................     (50,181)     (61,568)
    Cash and cash equivalents, beginning of period.....................................      54,771       94,732
                                                                                         -----------  -----------
    Cash and cash equivalents, end of period...........................................   $   4,590    $  33,164
                                                                                         -----------  -----------
                                                                                         -----------  -----------

Supplemental disclosure of non-cash investing and financing activities:
    Issuance of treasury stock under incentive stock programs..........................   $       4    $      13
    Income tax benefit resulting from exercise of stock options........................         348        6,155

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     OCTOBER 31, 1998 AND NOVEMBER 1, 1997

                                  (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements consist of Trans World Entertainment Corporation and its subsidiaries, (the "Company"), all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated.

    These interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in these condensed consolidated financial statements reflects all normal, recurring adjustments which, in the opinion of management, are necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations applicable to interim financial statements.

    These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

NOTE 2. RESTRUCTURING CHARGE

    The Company recorded a pre-tax restructuring charge of $21 million in 1994 to reflect the anticipated costs associated with a program to close 143 stores and to restructure the Company's debt agreements. The restructuring charge included the write-down of fixed assets, estimated cash payments to landlords for the early termination of operating leases, inventory-related costs (including the cost for returning all remaining merchandise after the store was closed), and employee termination benefits. The charge also included estimated professional fees related to the development of the store closing plan and the negotiations with landlords related to the termination of leases. Inventory-related costs were included in cost of sales.

    An analysis of the January 28, 1995 balance in the 1994 restructuring reserve and 1995 charges against the reserve is as follows:

                                                                          CHARGES
                                                       BALANCE AS OF      AGAINST    REMAINING
                                                      JANUARY 28, 1995    RESERVE     BALANCE
                                                     ------------------  ---------  -----------
                                                                   (IN THOUSANDS)
Lease obligations..................................      $    4,250      $   3,436   $     814
                                                            -------      ---------  -----------
Inventory-related costs............................           4,249          3,581         668
Termination benefits...............................             200            200          --
Professional fees..................................           3,986          3,328         658
Other costs........................................             827            154         673
                                                            -------      ---------  -----------
  Total cash outflows..............................      $   13,512      $  10,699   $   2,813
                                                            -------      ---------  -----------
                                                            -------      ---------  -----------

    The Company completed the 1994 restructuring in 1995, resulting in the closure of 179 stores (versus an original plan of 143 stores). The remaining balance in the 1994 restructuring reserve of $2.8 million was credited to operations in the 4th quarter of 1995.

    The Company recorded a second restructuring charge of $33.8 million in 1995 to reflect the anticipated costs associated with a program to close an additional 163 stores. The components of this

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               OCTOBER 31, 1998 AND NOVEMBER 1, 1997 (CONTINUED)

                                  (UNAUDITED)

NOTE 2. RESTRUCTURING CHARGE (CONTINUED) second charge were similar to those recorded in 1994, and also included a provision for exiting the rental video store format, the write-off of goodwill related to a previous acquisition and a provision for closing the Company's fixture manufacturing operation.

    An analysis of the charges against the 1995 reserve for the thirty-nine week period ended October 31, 1998 is as follows:

                                                                 CHARGES AGAINST
                                            BALANCE                THE RESERVE                 BALANCE
                                             AS OF    -------------------------------------     AS OF
                                           01/31/98     1ST QTR      2ND QTR      3RD QTR     10/31/98
                                           ---------  -----------  -----------  -----------  -----------
                                                                  (IN THOUSANDS)
Video rental assets......................  $   3,071   $       8    $     352    $      21    $   2,690
                                           ---------       -----   -----------  -----------  -----------
  Non cash write-offs....................      3,071           8          352           21        2,690
                                           ---------       -----   -----------  -----------  -----------
Lease obligations........................      4,008         149          408          679        2,772
Inventory-related costs..................        610         319           55           80          156
Termination benefits.....................        803          --           --           --          803
Professional fees........................        157           7            5            6          139
Other costs..............................         43         (12)          33            1           21
                                           ---------       -----   -----------  -----------  -----------
  Cash outflows..........................      5,621         463          501          766        3,891
                                           ---------       -----   -----------  -----------  -----------
  Total..................................  $   8,692   $     471    $     853    $     787    $   6,581
                                           ---------       -----   -----------  -----------  -----------
                                           ---------       -----   -----------  -----------  -----------

    In determining the components of the reserves, management analyzed all aspects of the restructuring plan and the costs that would be incurred. The write-off of leasehold improvements and furniture and fixtures represented the estimated net book value of these items at the forecasted closing date. In determining the provision for lease obligations, the Company considered the amount of time remaining on each store's lease and estimated the amount necessary for either buying out the lease or continued rent payments subsequent to store closure. Inventory-related costs include the cost to pack and ship the inventory on hand after the closing of the store as well as the penalty paid to the vendor for additional product returns resulting from the restructurings. Termination benefits represented the severance payments expected to be made to terminated employees. Professional fees represented amounts expected to be paid to advisors related to the development of the store closing plan ($3.5 million in total for both plans), and the negotiations with landlords related to the termination of leases ($2.3 million in total).

    The cash outflows for both restructurings were financed from operating cash flows and the liquidation of merchandise inventory from the stores closed. The timing of store closures depended on the Company's ability to negotiate reasonable lease termination agreements.

    The restructuring reserve is included in the accompanying balance sheet under the caption "store closing reserve."

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               OCTOBER 31, 1998 AND NOVEMBER 1, 1997 (CONTINUED)

                                  (UNAUDITED)

NOTE 2. RESTRUCTURING CHARGE (CONTINUED)
    The Company closed 14 stores during the thirty-nine week period ended October 31, 1998 that were related to the restructuring reserve. A summary of store closures related to each restructuring is as follows:

                                                                 1994               1995
                                                             RESTRUCTURING      RESTRUCTURING       TOTAL
                                                           -----------------  -----------------     -----
Number of stores originally expected to close............            143                163             306
                                                                     ---                ---             ---
                                                                     ---                ---             ---
Number of stores closed through October 31, 1998.........            179                177             356
                                                                     ---                ---             ---
                                                                     ---                ---             ---
Number of stores to be closed subsequent to October 31,
  1998...................................................         --                     14              14
                                                                     ---                ---             ---
                                                                     ---                ---             ---

    Sales related to stores that were closed were $3.8 million (unaudited) and $17.4 million (unaudited) during the thirty-nine week period ended October 31, 1998 and November 1, 1997, respectively. Store operating losses related to stores that were closed were $278,000 (unaudited) and $209,000 (unaudited) during the thirty-nine week period ended October 31, 1998 and November 1, 1997, respectively.

    The provision for termination benefits was based on the expectation that 338 employees would be terminated in connection with the restructuring programs. Through October 31, 1998, 75 employees had been terminated and the Company expects to terminate an additional 14 employees in fourth quarter of fiscal 1998. The Company has not terminated as many employees as originally planned because higher than normal levels of attrition occurring after the announcement of the restructurings resulted in a reduced need for involuntary terminations.

    Subsequent to the adoption of the restructuring programs, improving economic conditions in certain markets, improvement in individual store performance and the inability to negotiate reasonable lease termination agreements have led the Company to keep open certain stores that were originally expected to be closed. During the thirty-nine week period ended October 31, 1998, 21 stores were removed from the list of stores expected to be closed. Conversely, deteriorating economic conditions and store performance in certain markets have led the Company to close certain stores that were not originally expected to be closed. In addition, the timing of store closures has also been affected by the ability or inability to negotiate reasonable lease termination agreements. The net effect of changes made to the timing of store closures and the stores to be closed under the 1995 restructuring program has not been material. Through October 31, 1998, the Company has closed 356 stores in connection with the restructuring programs, compared to the originally planned closures of 306 stores. During the quarter ending January 30, 1999, the Company plans to close an additional 14 stores as it completes the restructuring programs. Any remaining balance in the restructuring reserve at January 30, 1999 will be credited to operations.

NOTE 3. SEASONALITY

    The Company's business is seasonal in nature, with the highest sales and earnings occurring in the fourth fiscal quarter.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               OCTOBER 31, 1998 AND NOVEMBER 1, 1997 (CONTINUED)

                                  (UNAUDITED)

NOTE 4. DEPRECIATION AND AMORTIZATION

    Depreciation and amortization of videocassette rental inventory included in cost of sales totalled $1,011,000 and $1,602,000 for the thirty-nine week periods ended November 1, 1997 and October 31, 1998, respectively.

    Depreciation and amortization of fixed assets is included in the condensed consolidated statements of income as follows:

                                                                                         THIRTY-NINE WEEKS ENDED
                                                                                         ------------------------
                                                                                         NOVEMBER 1,  OCTOBER 31,
                                                                                            1997         1998
                                                                                         -----------  -----------
                                                                                              (IN THOUSANDS)
Cost of sales..........................................................................   $     810    $     933
                                                                                         -----------  -----------
                                                                                         -----------  -----------
Selling, general and administrative expenses...........................................   $  11,035    $  13,282
                                                                                         -----------  -----------
                                                                                         -----------  -----------

NOTE 5. EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share," which was effective for the Company for the fiscal year ended January 31, 1998. This standard requires the Company to disclose basic earnings per share and diluted earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average common shares outstanding. Diluted earnings per share is calculated by dividing net income by the sum of the weighted average shares that would have been outstanding if the dilutive potential common shares had been issued for the Company's common stock options from the Company's stock option plans. For the thirty-nine weeks ended October 31, 1998 and November 1, 1997 the additional potentially dilutive common shares included in the diluted earnings per share calculation were 1,912,000 and zero, respectively. Total stock options to purchase zero and 3,669,000 shares of common stock outstanding during the thirty-nine weeks ended October 31, 1998 and November 1, 1997, respectively, were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive. The quarterly amounts for the thirty-nine weeks ended November 1, 1997 have been restated to adopt this statement. Share amounts and per share amounts have been adjusted for the three-for-two stock split effected as a stock dividend on September 15, 1998.

NOTE 6. COMMON STOCK OFFERING

    At the end of the first quarter of 1998 the Company sold an additional 1.5 million shares of its Common Stock in a public offering for approximately $37 million net of issuance costs. A portion of the proceeds was used to repay long-term debt and the balance of the proceeds was used for general corporate purposes including investments in additional stores, fixtures and inventory.

NOTE 7. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income", issued in June 1997 and effective for fiscal years ending after December 15, 1997, establishes standards for reporting and display of the total net income and the components of all other non-owner changes in equity, or comprehensive income (loss) in the statement of operations, in a separate statement of comprehensive

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               OCTOBER 31, 1998 AND NOVEMBER 1, 1997 (CONTINUED)

                                  (UNAUDITED)

NOTE 7. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED) income (loss) or within the statement of changes of stockholder's equity. Trans World has no items of other comprehensive income.

    Financial Accounting Standards Board Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997 and effective for fiscal years beginning after December 15, 1997, will change the way companies report selected segment information in annual financial statements and also requires those companies to report selected segment information in interim financial statements. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and the new rules will not change its financial presentation.

    Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", issued in June, 1998 and effective for all fiscal quarters of fiscal years beginning after June 15, 1999, with earlier application permitted, requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and concluded that there will be no impact on its results of operations or its financial position.

    The Accounting Standards Executive Committee Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", issued in March 1998 and effective for fiscal years beginning after December 15, 1998 with earlier application permitted, provides guidance on accounting for the costs of computer software developed or obtained for internal use. Trans World will adopt the statement for the fiscal year beginning February 1, 1999. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and concluded that there will be no impact on its results of operations or its financial position.

    The Accounting Standards Executive Committee Statement of Position 98-5, "Accounting for the Costs of Start-up Activities", issued in April 1998 and effective for fiscal years beginning after December 15, 1998 with earlier application permitted, provides guidance on the financial reporting of start-up costs and organization costs. Trans World will adopt the statement for the fiscal year beginning February 1, 1999. Management has evaluated the impact of the application of the new rules on Trans World's Consolidated Financial Statements and concluded that there will be no impact on its results of operations or its financial position.

REPORT OF KPMG LLP
INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Trans World Entertainment Corporation:

    We have audited the accompanying consolidated balance sheets of Trans World Entertainment Corporation and subsidiaries as of January 31, 1998 and February 1, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended January 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trans World Entertainment Corporation and subsidiaries as of January 31, 1998 and February 1, 1997, and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended January 31, 1998, in conformity with generally accepted accounting principles.

    As discussed in note 12, the Company restated its consolidated financial statements as of and for the year ended February 3, 1996.

                                          /s/ KPMG LLP

Albany, New York
March 13, 1998, except as to
  note 12, which is as
  of March 26, 1999

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                          JANUARY 31,  FEBRUARY 1,
                                                                                             1998         1997
                                                                                          -----------  -----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................   $  94,732    $  54,771
  Accounts receivable...................................................................       3,105        8,826
  Merchandise inventory.................................................................     189,394      163,509
  Refundable income taxes...............................................................      --              564
  Deferred tax asset....................................................................      --            1,895
  Prepaid expenses and other............................................................       3,119        2,490
                                                                                          -----------  -----------
    Total current assets................................................................     290,350      232,055
                                                                                          -----------  -----------
VIDEOCASSETTE RENTAL INVENTORY, net.....................................................       4,099        4,784
DEFERRED TAX ASSET......................................................................       4,726        3,098
FIXED ASSETS:
  Buildings.............................................................................       7,774        7,774
  Fixtures and equipment................................................................      87,214       76,932
  Leasehold improvements................................................................      74,997       64,102
                                                                                          -----------  -----------
                                                                                             169,985      148,808
  Less: Allowances for depreciation and amortization....................................      97,917       81,398
                                                                                          -----------  -----------
                                                                                              72,068       67,410
                                                                                          -----------  -----------
OTHER ASSETS............................................................................       2,776        4,263
                                                                                          -----------  -----------
    TOTAL ASSETS........................................................................   $ 374,019    $ 311,610
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable......................................................................   $ 162,981    $ 118,980
  Income taxes payable..................................................................      11,155       --
  Accrued expenses and other............................................................      17,346        9,403
  Store closing reserve.................................................................       8,692       13,747
  Current deferred taxes................................................................       1,103       --
  Current portion of long-term debt and capital lease obligations.......................          99        9,557
                                                                                          -----------  -----------
    Total current liabilities...........................................................     201,376      151,687
                                                                                          -----------  -----------
LONG-TERM DEBT, less current portion....................................................      35,000       43,983
CAPITAL LEASE OBLIGATIONS, less current portion.........................................       6,409        6,507
OTHER LIABILITIES.......................................................................       6,712        6,514
                                                                                          -----------  -----------
    TOTAL LIABILITIES...................................................................     249,497      208,691
                                                                                          -----------  -----------
SHAREHOLDERS' EQUITY:
  Preferred stock ($.01 par value; 5,000,000 shares authorized; none issued.)...........      --           --
  Common stock ($.01 par value; 50,000,000 shares authorized; 29,723,036 shares and
    29,428,782 shares issued and outstanding in 1997 and 1996, respectively)............         297          294
  Additional paid-in capital............................................................      25,287       24,344
  Unearned compensation--restricted stock...............................................        (175)        (245)
  Treasury stock at cost (106,182 and 109,182 shares in 1997 and 1996, respectively)....        (394)        (407)
  Retained earnings, as restated (note 12)..............................................      99,507       78,933
                                                                                          -----------  -----------
    TOTAL SHAREHOLDERS' EQUITY..........................................................     124,522      102,919
                                                                                          -----------  -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..........................................   $ 374,019    $ 311,610
                                                                                          -----------  -----------
                                                                                          -----------  -----------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       FISCAL YEAR ENDED
                                                                             -------------------------------------
                                                                             JANUARY 31,  FEBRUARY 1,  FEBRUARY 3,
                                                                                1998         1997         1996
                                                                             -----------  -----------  -----------
Sales......................................................................   $ 571,314    $ 481,657    $ 517,046
Cost of sales..............................................................     361,422      308,952      347,554
                                                                             -----------  -----------  -----------
Gross profit...............................................................     209,892      172,705      169,492
Selling, general and administrative expenses...............................     170,834      150,218      168,313
Restructuring charges, net.................................................      --           --           24,204
                                                                             -----------  -----------  -----------
Income (loss) from operations..............................................      39,058       22,487      (23,025)
Interest expense...........................................................       5,148       12,110       15,201
Other expenses (income), net...............................................        (153)      (1,343)        (979)
                                                                             -----------  -----------  -----------
Income (loss) before income taxes..........................................      34,063       11,720      (37,247)
Income tax expense (benefit)...............................................      13,489        4,618      (13,431)
                                                                             -----------  -----------  -----------
NET INCOME (LOSS)..........................................................   $  20,574    $   7,102    $ (23,816)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

BASIC EARNINGS (LOSS) PER SHARE............................................   $    0.70    $    0.24    $   (0.82)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

Weighted average number of common shares outstanding.......................      29,483       29,271       29,178
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

DILUTED EARNINGS (LOSS) PER SHARE..........................................   $    0.66    $    0.24    $   (0.82)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Adjusted weighted average number of common shares outstanding..............      31,032       29,697       29,178
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (IN THOUSANDS, EXCEPT SHARE AND OPTION AMOUNTS)

                                                                 TOTAL        UNEARNED
                                                              ADDITIONAL    COMPENSATION
                                                   COMMON       PAID IN      RESTRICTED      TREASURY     RETAINED   SHAREHOLDERS'
                                                    STOCK       CAPITAL         STOCK          STOCK      EARNINGS      EQUITY
                                                 -----------  -----------  ---------------  -----------  ----------  -------------
Balance as of January 28, 1995, restated to
  reflect a two-for-one stock split in 1997 and
  a three-for-two stock split in 1998
(29,193,624 shares issued).....................   $     292    $  24,041      $  --          $    (503)  $   95,647   $   119,477
Net loss.......................................      --           --             --             --          (23,816)      (23,816)
                                                      -----   -----------         -----          -----   ----------  -------------
Balance as of February 3, 1996
(29,193,624 shares issued).....................         292       24,041         --               (503)      71,831        95,661
Issuance of 21,000 shares of treasury stock
  under incentive stock programs...............      --              (59)        --                 96       --                37
Issuance of 225,000 shares of common
  stock--restricted stock plan, net............           2          350           (245)        --           --               107
Exercise of 10,158 stock options...............      --               12         --             --           --                12
Net income.....................................      --           --             --             --            7,102         7,102
                                                      -----   -----------         -----          -----   ----------  -------------
Balance as of February 1, 1997
(29,428,782 shares issued).....................         294       24,344           (245)          (407)      78,933       102,919
Issuance of 3,000 shares of treasury stock
  under incentive stock programs...............      --           --             --                 13       --                13
Amortization of unearned compensation--
  restricted stock plan........................      --           --                 70         --           --                70
Exercise of 294,254 stock options..............           3          543         --             --           --               546
Income tax benefit arising from exercise of
  employee stock options.......................      --              400         --             --           --               400
Net income.....................................      --           --             --             --           20,574        20,574

Balance as of January 31, 1998
                                                      -----   -----------         -----          -----   ----------  -------------
(29,723,036 shares issued).....................   $     297    $  25,287      $    (175)     $    (394)  $   99,507   $   124,522
                                                      -----   -----------         -----          -----   ----------  -------------
                                                      -----   -----------         -----          -----   ----------  -------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                       FISCAL YEAR ENDED
                                                                             -------------------------------------
                                                                             JANUARY 31,  FEBRUARY 1,  FEBRUARY 3,
                                                                                1998         1997         1996
                                                                             -----------  -----------  -----------
OPERATING ACTIVITIES:
Net income (loss)..........................................................   $  20,574    $   7,102    $ (23,816)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization............................................      16,257       15,225       17,145
  Fixed asset write-down...................................................      --           --            9,888
  Store closing reserve....................................................      --           --           21,116
  Stock compensation programs..............................................          83          144       --
  Deferred tax expense (benefit)...........................................       1,370        3,023       (4,567)
Changes in operating assets and liabilities:
  Accounts receivable......................................................       5,868         (747)       1,097
  Merchandise inventory....................................................      (9,872)      31,068       27,781
  Refundable income taxes..................................................         564        7,744       (8,308)
  Prepaid expenses and other...............................................        (408)         439        1,478
  Other assets.............................................................       2,481         (381)         (53)
  Accounts payable.........................................................      42,751      (12,322)      (4,191)
  Income taxes payable.....................................................      11,555       --           (1,961)
  Accrued expenses and other...............................................       7,344        3,137          576
  Store closing reserve....................................................      (5,056)     (10,528)     (11,913)
  Other liabilities........................................................         198        1,174         (136)
                                                                             -----------  -----------  -----------
Net cash provided by operating activities..................................      93,709       45,078       24,136
                                                                             -----------  -----------  -----------

INVESTING ACTIVITIES:
  Acquisition of property and equipment....................................     (15,538)     (10,198)     (10,006)
  Acquisition of businesses, net...........................................     (20,901)      --           --
  Proceeds from sale of fixed assets.......................................      --           --              929
  Disposal of videocassette rental inventory, net..........................         685        1,938          750
                                                                             -----------  -----------  -----------
Net cash used in investing activities......................................     (35,754)      (8,260)      (8,327)
                                                                             -----------  -----------  -----------

FINANCING ACTIVITIES:
  Net decrease in revolving line of credit.................................      --          (65,260)      (9,687)
  Payments of long-term debt...............................................     (18,440)      (3,661)      (8,902)
  Payments of capital lease obligations....................................         (99)         (76)        (373)
  Proceeds from exercise of stock options..................................         545           12       --
                                                                             -----------  -----------  -----------
Net cash used by financing activities......................................     (17,994)     (68,985)     (18,962)
                                                                             -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents.......................      39,961      (32,167)      (3,153)
Cash and cash equivalents, beginning of year...............................      54,771       86,938       90,091
                                                                             -----------  -----------  -----------
Cash and cash equivalents, end of year.....................................   $  94,732    $  54,771    $  86,938
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Supplemental disclosure of non-cash investing and financing activities:
  Issuance of treasury stock under incentive stock programs................   $      13    $      37       --
  Income tax benefit resulting from exercises of stock options.............         400       --           --

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS: Trans World Entertainment Corporation is one of the largest specialty retailers of music, video and related accessories in the United States. The Company operates in a single industry segment, the operation of a chain of retail entertainment stores. At January 31, 1998, the Company operated 539 stores in 34 states, the District of Columbia and the U.S. Virgin Islands, with a majority of the stores concentrated in the Eastern half of the United States.

    BASIS OF PRESENTATION: The consolidated financial statements consist of Trans World Entertainment Corporation and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FISCAL YEAR: The Company's fiscal year is a 52- or 53-week period ending on the Saturday nearest to January 31. Fiscal years 1997 and 1996 ended January 31, 1998 and February 1, 1997, respectively, and consisted of 52 weeks. Fiscal year 1995, which ended February 3, 1996, consisted of 53 weeks.

    DIVIDEND POLICY: The Company has never declared or paid cash dividends on its Common Stock. The Company's credit agreement currently allows the Company to pay a cash dividend once in each calendar year. These dividends are restricted to ten percent of the most recent fiscal year's consolidated net income and can only be paid if, after the dividend payment, the Company maintains $25 million of available borrowing under the credit agreement. Any future determination as to the payment of dividends would depend upon capital requirements and limitations imposed by the Company's credit agreement and such other factors as the Board of Directors of the Company may consider.

    REVENUE RECOGNITION: Revenue from sales of merchandise is recognized at the point of sale to the consumer, at which time payment is tendered. There are no provisions for uncollectible amounts since payment is received at the time of sale.

    CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents are at fair value.

    MERCHANDISE INVENTORY AND RETURN COSTS: Inventory is stated at the lower of cost (first-in, first-out) or market as determined principally by the retail inventory method. The Company is entitled to return merchandise purchased from major vendors for credit against other purchases from these vendors. The vendors often reduce the credit with a merchandise return charge ranging from 0% to 20% of the original product purchase price depending on the type of product being returned. The Company records the merchandise return charges in cost of sales.

    VIDEOCASSETTE RENTAL INVENTORY: The cost of videocassette rental tapes is capitalized and amortized on a straight-line basis over their estimated economic life with a provision for salvage value. Major movie release additions, which have a relatively short economic life due to the frequency of rental, are amortized over twelve months while other titles are amortized over thirty-six months.

    FIXED ASSETS: Fixed assets are stated at cost. Major improvements and betterments to existing facilities and equipment are capitalized. Expenditures for maintenance and repairs, which do not extend the life of the applicable asset, are charged to expense as incurred. Buildings are amortized over a 30-year term. Fixtures and equipment are depreciated using the straight-line method over their estimated useful lives, which range from three to seven years. Leasehold improvements are amortized over the shorter of

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) their estimated useful life or the related lease term. Primarily all of the Company's operating leases are ten years in term. Amortization of capital lease assets is included in depreciation and amortization expense.

    Depreciation and amortization expense related to the Company's videocassette rental inventory totalling $2,215,000, $2,477,000 and $3,395,000 in 1997, 1996
and 1995, respectively, is included in cost of sales. Also included in cost of sales is depreciation and amortization expense related to the Company's distribution center facility and equipment of $1,101,000, $865,000 and $803,000 in 1997, 1996 and 1995, respectively. All other depreciation and amortization of fixed assets is included in selling, general and administrative expenses.

    ADVERTISING COSTS: The costs of advertising are expensed in the first period in which such advertising takes place. Total advertising expense was $8,366,000, $8,951,000 and $7,010,000 in 1997, 1996 and 1995, respectively.

    STORE OPENING AND CLOSING COSTS: Costs associated with opening a store are expensed as incurred. When a store is closed, estimated unrecoverable costs are charged to expense. Such costs include the net book value of abandoned fixtures, equipment, leasehold improvements and a provision for lease obligations, less estimated sub-rental income. The residual value of any fixed asset moved to a store as part of a relocation is transferred to the relocated store.

    INCOME TAXES: The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    EARNINGS (LOSS) PER SHARE: In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," which was effective for the Company for fiscal year 1997. This standard requires the Company to disclose basic earnings per share and diluted earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average common shares outstanding. Diluted earnings per share is calculated by dividing net income, by the sum of the weighted average shares and additional common shares that would have been outstanding if the dilutive potential common shares, adjusted in 1997 for the $400,000 tax benefit resulting from stock option exercise activity, had been issued for the Company's common stock options from the Company's Stock Option Plans (see Note 6). In fiscal years 1997, 1996 and 1995, the additional dilutive potential common shares included in the diluted earnings per share calculation were 1,549,000, 426,000 and 0, respectively. The weighted average number of outstanding stock options not included in the computation of diluted earnings per share during fiscal years 1997, 1996 and 1995 were 192,000, 1,335,000 and 2,927,000, respectively. To include these options in the computation would have been antidilutive. As required by SFAS No. 128, all outstanding common stock options were included even though their exercise may be contingent upon vesting. The Company has presented 1997 earnings per share data and restated all prior-period earnings per share data in accordance with SFAS No. 128. See Consolidated Statement of Income for the required disclosures.

    All earnings and loss per share information has been restated for the two-for-one stock split effected in the form of a stock dividend on December 15, 1997 and a three-for-two stock split effected in the form

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of a stock dividend on September 15, 1998. All references to number of shares, per share amounts, stock option data and market prices of the Company's common stock have been restated. See Note 7, "Shareholders' Equity."

    RECLASSIFICATIONS: Certain amounts in prior years' financial statements have been reclassified to conform with the current year presentations.

NOTE 2. RESTRUCTURING CHARGE

    The Company recorded a pre-tax restructuring charge of $21 million in 1994 to reflect the anticipated costs associated with a program to close 143 stores and to restructure the Company's debt agreements. The restructuring charge included the write-down of fixed assets, estimated cash payments to landlords for the early termination of operating leases, inventory-related costs (including the cost for returning all remaining product after the store was closed), and employee termination benefits. The charge also included estimated professional fees related to the development of the store closing plan and the negotiations with landlords related to the termination of leases. Inventory-related costs have been included in cost of sales in the accompanying consolidated staements of income.

    An analysis of the January 28, 1995 balance in the 1994 restructuring reserve and 1995 charges against the reserve is as follows:

                                                                            BALANCE AS OF    CHARGES
                                                                             JANUARY 28,     AGAINST    REMAINING
                                                                                1995         RESERVE     BALANCE
                                                                           ---------------  ---------  -----------
                                                                                       (IN THOUSANDS)
Lease obligations........................................................     $   4,250     $   3,436   $     814
Inventory-related costs..................................................         4,249         3,581         668
Termination benefits.....................................................           200           200      --
Professional fees........................................................         3,986         3,328         658
Other costs..............................................................           827           154         673
                                                                                -------     ---------  -----------
    Total cash outflows..................................................     $  13,512     $  10,699   $   2,813
                                                                                -------     ---------  -----------
                                                                                -------     ---------  -----------

    The Company completed the 1994 restructuring in 1995, resulting in the closure of 179 stores (versus an original plan of 143 stores). The remaining balance in the 1994 restructuring reserve of $2.8 million was credited to operations in the 4th quarter of 1995.

    The Company recorded a second restructuring charge of $33.8 million in 1995 to reflect the anticipated costs associated with a program to close an additional 163 stores. The components of this second charge were similar to those recorded in 1994, and also included a provision for exiting the rental video store format, the write-off of goodwill related to a previous acquisition and a provision for closing the Company's fixture manufacturing operation.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 2. RESTRUCTURING CHARGE (CONTINUED)
    An analysis of the amounts comprising the 1995 restructuring charge and the charges against the related reserve for each year in the three-year period ended January 31, 1998 are outlined below:

                                                               CHARGES      BALANCE       CHARGES       BALANCE       CHARGES
                                                   1995        AGAINST       AS OF        AGAINST        AS OF        AGAINST
                                                  RESERVE    THE RESERVE    2/3/96      THE RESERVE     2/1/97      THE RESERVE
                                                -----------  -----------  -----------  -------------  -----------  -------------
                                                                                 (IN THOUSANDS)
Leasehold improvements........................   $   6,660    $   6,660       --            --            --            --
Furniture and fixtures........................       3,228        3,228       --            --            --            --
Video rental assets...........................       4,174       --        $   4,174         1,078         3,096            25
Goodwill......................................         339          339       --            --            --            --
                                                -----------  -----------  -----------       ------    -----------       ------
  Non cash write-offs.........................      14,401       10,227        4,174         1,078         3,096            25
                                                -----------  -----------  -----------       ------    -----------       ------
Lease obligations.............................       7,540       --            7,540         2,627         4,913           905
Inventory-related costs.......................       6,800       --            6,800         3,421         3,379         2,769
Termination benefits..........................         976           69          907            88           819            16
Professional fees.............................       2,500       --            2,500         1,632           868           711
Other costs...................................       1,600          806          794           122           672           629
                                                -----------  -----------  -----------       ------    -----------       ------
  Cash outflows...............................      19,416          875       18,541         7,890        10,651         5,030
                                                -----------  -----------  -----------       ------    -----------       ------
  Total.......................................   $  33,817    $  11,102    $  22,715     $   8,968     $  13,747     $   5,055
                                                -----------  -----------  -----------       ------    -----------       ------
                                                -----------  -----------  -----------       ------    -----------       ------

                                                  BALANCE
                                                   AS OF
                                                  1/31/98
                                                -----------

Leasehold improvements........................      --
Furniture and fixtures........................      --
Video rental assets...........................       3,071
Goodwill......................................      --
                                                -----------
  Non cash write-offs.........................       3,071
                                                -----------
Lease obligations.............................       4,008
Inventory-related costs.......................         610
Termination benefits..........................         803
Professional fees.............................         157
Other costs...................................          43
                                                -----------
  Cash outflows...............................       5,621
                                                -----------
  Total.......................................   $   8,692
                                                -----------
                                                -----------

    In determining the components of the reserves, management analyzed all aspects of the restructuring plan and the costs that would be incurred. The write-off of leasehold improvements, and furniture and fixtures represented the estimated net book value of these items at the forecasted closing date. In determining the provision for lease obligations, the Company considered the amount of time remaining on each store's lease and estimated the amount necessary for either buying out the lease or continued rent payments subsequent to store closure. Inventory-related costs include the cost to pack and ship the inventory on hand after the closing of the store as well as the penalty paid to the vendor for additional product returns resulting from the restructurings. Termination benefits represented the severance payments expected to be made to terminated employees. Professional fees represented amounts expected to be paid to advisors related to the development of the store closing plan ($3.5 million in total for both plans) and the negotiations with landlords related to the termination of leases ($2.3 million in total). Payments to lenders for the waiver of covenant violations totalling $1.6 million have been included in selling, general and administrative expenses in the 1995 consolidated statement of income.

    The cash outflows for both restructurings were financed from operating cash flows and the liquidation of merchandise inventory from the stores closed. The timing of store closures depended on the Company's ability to negotiate reasonable lease termination agreements.

    The restructuring reserve balances are included in the accompanying balance sheets under the caption "store closing reserve."

    The Company closed 78, 85 and 151 stores in fiscal 1997, 1996 and 1995, respectively. A summary of store closures related to each restructuring is as follows:

                                                                 1994               1995
                                                             RESTRUCTURING      RESTRUCTURING       TOTAL
                                                           -----------------  -----------------     -----
Number of stores originally expected to be closed........            143                163             306
                                                                     ---                ---             ---
                                                                     ---                ---             ---
Number of stores closed through January 31, 1998.........            179                163             342
                                                                     ---                ---             ---
                                                                     ---                ---             ---
Number of stores to be closed subsequent to January 31,
  1998...................................................         --                     49              49
                                                                     ---                ---             ---
                                                                     ---                ---             ---

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 2. RESTRUCTURING CHARGE (CONTINUED)
    Sales related to stores that were closed were $39 million (unaudited), $20 million (unaudited) and $40 million (unaudited) in fiscal 1997, 1996 and 1995, respectively. Store operating losses (income) related to stores that were closed were $(1.5) million (unaudited), $1.0 million (unaudited) and $4.1 million (unaudited) in fiscal 1997, 1996 and 1995.

    The provision for termination benefits was based on the expectation that 338 employees would be terminated in connection with the restructuring programs. Through January 31, 1998, 75 employees had been terminated and the Company expects to terminate an additional 49 employees in fiscal 1998. Trans World has not terminated as many employees as originally planned because higher than normal levels of attrition occurring after the announcement of the restructurings resulted in a reduced need for involuntary terminations.

    Subsequent to the adoption of the restructuring programs, improving economic conditions in certain markets, improvement in individual store performance and the inability to negotiate reasonable lease termination agreements have led the Company to keep open certain stores that were originally expected to be closed. During the three-year period ended January 31, 1998, a total of 36 stores were removed from the list of stores expected to be closed. Conversely, deteriorating economic conditions and store performance in certain markets have led the Company to close certain stores that were not originally expected to be closed. During the three-year period ended January 31, 1998, a total of 85 stores were added to the list of stores to be closed. In addition, the timing of store closures has also been affected by the ability or inability to negotiate reasonable lease termination agreements. The net effect of changes made to the timing of store closures and the stores to be closed under the 1995 restructuring program has not been material. Through January 31, 1998, the Company has closed 342 stores in connection with the restructuring programs, compared to the originally planned closures of 306 stores. During the year ending January 30, 1999, the Company plans to close an additional 49 stores as it completes the restructuring programs. Any remaining balance in the restructuring reserve at January 30, 1999 will be credited to operations.

NOTE 3. DEBT

    Long-term debt consisted of the following:

                                                                                          JANUARY 31,  FEBRUARY 1,
                                                                                             1998         1997
                                                                                          -----------  -----------
                                                                                               (IN THOUSANDS)
Senior unsecured notes..................................................................   $  --        $  53,077
Long-term portion of revolving credit facility..........................................      35,000       --
Installment notes and other obligations.................................................      --              375
                                                                                          -----------  -----------
                                                                                              35,000       53,452
Less current portion....................................................................      --            9,469
                                                                                          -----------  -----------
Long-term debt..........................................................................   $  35,000    $  43,983
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    In July 1997, the Company replaced its existing $65.3 million revolving credit facility and $56.5 million note agreement with a $100.0 million secured revolving credit facility with a bank. The facility matures in July 2000, and bears interest at the prime interest rate or the Eurodollar interest rate plus 1.75% (7.69% at January 31, 1998). The facility is secured by the Company's assets allowing the Company to borrow up to 65% of its eligible merchandise inventory to a maximum of $100.0 million.

    During Fiscal years 1997, 1996, and 1995, the highest aggregate balances outstanding under the revolver were $45.9 million, $65.3 million and $74.9 million, respectively. The weighted average interest

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 3. DEBT (CONTINUED)
rates during Fiscal years 1997, 1996 and 1995 based on average daily balances, were 8.58%, 11.01% and 10.40%, respectively. The balances outstanding under the Company's revolving credit agreements at Fiscal years ended 1997, 1996 and 1995 were $35.0 million, $0.0 and $65.3 million, respectively. The Company's policy is to classify $35.0 million of borrowing under its new revolving credit facility as long-term, since the Company has the intent and ability to maintain these obligations for longer than one year, or to refinance them on a long-term basis.

    At January 31, 1998, the fair market value of this revolving credit facility approximates the carrying value.

    Interest paid during Fiscal years 1997, 1996 and 1995 was approximately $5.8 million, $11.8 million and $16.0 million, respectively.

NOTE 4. INCOME TAXES

    Income tax expense (benefit) consists of the following:

                                                                                             FISCAL YEAR
                                                                                   --------------------------------
                                                                                     1997       1996        1995
                                                                                   ---------  ---------  ----------

                                                                                            (IN THOUSANDS)
Federal--current.................................................................  $  10,813  $   1,364  $   (9,117)
State--current...................................................................      1,306        231         253
Deferred.........................................................................      1,370      3,023      (4,567)
                                                                                   ---------  ---------  ----------
                                                                                   $  13,489  $   4,618  $  (13,431)
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------

    A reconciliation of the Company's effective tax rates with the federal statutory rate is as follows:

                                                                                                       FISCAL YEAR
                                                                                             -------------------------------
                                                                                               1997       1996       1995
                                                                                             ---------  ---------  ---------
Federal statutory rate.....................................................................       35.0%      35.0%     (35.0)%
State income taxes (benefit), net of Federal income tax effect.............................        3.0        4.7       (1.5)
Other......................................................................................        1.6       (0.3)       0.4
                                                                                                   ---        ---  ---------
Effective income tax rate..................................................................       39.6%      39.4%     (36.1)%
                                                                                                   ---        ---  ---------
                                                                                                   ---        ---  ---------

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 4. INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                                          JANUARY 31,  FEBRUARY 1,
                                                                                             1998         1997
                                                                                          -----------  -----------
                                                                                               (IN THOUSANDS)
CURRENT DEFERRED TAX ASSETS
Restructuring reserve...................................................................   $   4,326    $   7,677
                                                                                          -----------  -----------
Total Current Deferred Tax Assets.......................................................       4,326        7,677
                                                                                          -----------  -----------
CURRENT DEFERRED TAX LIABILITIES
Inventory valuation.....................................................................       5,177        5,463
Other...................................................................................         252          319
                                                                                          -----------  -----------
Total Current Deferred Tax Liabilities..................................................       5,429        5,782
                                                                                          -----------  -----------
Net Current Deferred Tax Assets (Liabilities)...........................................   $  (1,103)   $   1,895
                                                                                          -----------  -----------
                                                                                          -----------  -----------
NON-CURRENT DEFERRED TAX ASSETS
Accrued rent, lease accounting..........................................................   $   3,046    $   2,824
Capitalized leases......................................................................         895          829
Book over tax depreciation..............................................................         623       --
Other...................................................................................         254          148
                                                                                          -----------  -----------
Total Non-Current Deferred Tax Assets...................................................       4,818        3,801
                                                                                          -----------  -----------
NON-CURRENT DEFERRED TAX LIABILITIES
Tax over book depreciation..............................................................      --              588
Other...................................................................................          92          115
                                                                                          -----------  -----------
Total Non-Current Deferred Tax Liabilities..............................................          92          703
                                                                                          -----------  -----------
Net Non-Current Deferred Tax Asset......................................................   $   4,726    $   3,098
                                                                                          -----------  -----------
                                                                                          -----------  -----------
TOTAL NET DEFERRED TAX ASSET............................................................   $   3,623    $   4,993
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    In assessing the propriety of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the taxable income in the three previous tax years to which tax loss carryback can be applied. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of projected future taxable income over the periods in which the deferred tax assets are deductible management believes it is more likely than not that the Company will realize the benefits of those deductible differences. The amount of the deferred tax asset considered realizable could be reduced if estimates of future taxable income during the carryforward period are reduced.

    The Company paid income taxes of approximately $0.3 million, $0.3 million and $2.2 million during Fiscal years 1997, 1996 and 1995, respectively.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 5. LEASES

    The Company leases its distribution center and administrative offices, under two capital leases, from its Chief Executive Officer and principal shareholder. The significant terms of the leases are discussed in Note 11 "Related Party Transactions" to the consolidated financial statements.

    Fixed asset amounts for all capitalized leases are as follows:

                                                                                          JANUARY 31,  FEBRUARY 1,
                                                                                             1998         1997
                                                                                          -----------  -----------
                                                                                               (IN THOUSANDS)
Buildings...............................................................................   $   7,105    $   7,105
Fixtures and equipment..................................................................       1,625        1,625
                                                                                          -----------  -----------
                                                                                               8,730        8,730
Allowances for depreciation and amortization............................................       4,291        4,034
                                                                                          -----------  -----------
                                                                                           $   4,439    $   4,696
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The Company leases substantially all of its stores, many of which contain renewal options, for periods ranging from five to twenty-five years, with the majority being ten years. Most leases also provide for payment of operating expenses, real estate taxes, and for additional rent based on a percentage of sales.

    Net rental expense was as follows:

                                                                                             FISCAL YEAR
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------

                                                                                           (IN THOUSANDS)
Minimum rentals..................................................................  $  50,237  $  49,653  $  57,420
Contingent rentals...............................................................        719        274        246
                                                                                   ---------  ---------  ---------
                                                                                   $  50,956  $  49,927  $  57,666
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 5. LEASES (CONTINUED)
    Future minimum rental payments required under all leases that have initial or remaining noncancelable lease terms in excess of one year at January 31, 1998 are as follows:

                                                                                           OPERATING   CAPITALIZED
                                                                                             LEASES      LEASES
                                                                                           ----------  -----------
                                                                                               (IN THOUSANDS)
1998.....................................................................................  $   43,486   $   1,294
1999.....................................................................................      49,865       1,294
2000.....................................................................................      47,404       1,294
2001.....................................................................................      43,920       1,294
2002.....................................................................................      38,174       1,294
Thereafter...............................................................................     118,663      16,473
                                                                                           ----------  -----------
Total minimum payments required..........................................................  $  341,512      22,943
                                                                                           ----------  -----------
                                                                                           ----------  -----------
Amounts representing interest............................................................                  16,435
                                                                                                       -----------
Present value of minimum lease payments..................................................                   6,508
Less current portion.....................................................................                      99
                                                                                                       -----------
Long-term capital lease obligations......................................................               $   6,409
                                                                                                       -----------
                                                                                                       -----------

NOTE 6. BENEFIT PLANS

    STOCK OPTION PLANS: Under the Company's 1986 Stock Option Plan and 1994 Stock Option Plan (the "Plans"), the Compensation Committee of the Board of Directors may grant options to acquire shares of common stock to employees of the Company and its subsidiaries at the fair market value of the common stock on the date of grant. Under the Plans, options generally become exercisable commencing one year from the date of grant in increments of 25% per year with a maximum term of ten years. Shares authorized for issuance under the 1986 and 1994 Stock Option Plans were 3,300,000 and 3,000,000 (adjusted), respectively. As of June 1, 1995, the Company stopped issuing stock options under the 1986 Stock Option Plan. At January 31, 1998, of the 6,300,000 options authorized for issuance under the Plans, 4,219,112 have been granted and are outstanding, 858,970 of which were vested and exercisable. Shares available for future grants at January 31, 1998 and February 1, 1997 were 766,461 and 2,087,658, respectively. The following table summarizes information about the stock options outstanding under the Plans at January 31, 1998:

                                                                        OUTSTANDING                      EXERCISABLE
                                                          ----------------------------------------  ----------------------
                                                                                        WEIGHTED                WEIGHTED
                                                                          AVERAGE        AVERAGE                 AVERAGE
                        EXERCISE                                         REMAINING      EXERCISE                EXERCISE
                      PRICE RANGE                           SHARES         LIFE           PRICE      SHARES       PRICE
--------------------------------------------------------  ----------  ---------------  -----------  ---------  -----------
$0.75 - $ 1.21..........................................     408,177           7.3      $    1.20     171,927   $    1.20
 1.55 -   1.75..........................................   1,368,185           8.2           1.59     109,544        1.58
 2.00 -   2.46..........................................     345,000           8.4           2.05      86,250        2.05
 2.67 -   4.59..........................................     897,750           8.4           3.98     212,250        4.47
 4.75 -  11.20..........................................   1,200,000           7.9           9.64     279,000        4.93
                                                          ----------                                ---------
Total...................................................   4,219,112           8.1      $    4.39     858,971   $    3.35
                                                          ----------                                ---------
                                                          ----------                                ---------

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 6. BENEFIT PLANS (CONTINUED)
    The Company also has a stock option plan for non-employee directors (the "1990 Plan"). Options under this plan are granted at 85% of the fair value at the date of grant. Under the 1990 Plan, options generally become exercisable commencing one year from the date of grant in increments of 25% per year with a maximum term of ten years. As of January 31, 1998, there were 750,000 shares authorized for issuance and 258,000 shares have been granted and are outstanding, 141,750 of which were vested and exercisable. There are 492,000 shares of common stock reserved for possible future option grants under the 1990 Plan. The following table summarizes information about the stock options outstanding under the 1990 Plan at January 31, 1998:

                                                                        OUTSTANDING                      EXERCISABLE
                                                          ----------------------------------------  ----------------------
                                                                                        WEIGHTED                WEIGHTED
                                                                          AVERAGE        AVERAGE                 AVERAGE
                        EXERCISE                                         REMAINING      EXERCISE                EXERCISE
                      PRICE RANGE                           SHARES         LIFE           PRICE      SHARES       PRICE
--------------------------------------------------------  ----------  ---------------  -----------  ---------  -----------
$1.19 - $ 1.35..........................................      27,000           7.7      $    1.27      10,125   $    1.24
 2.09 -   3.69..........................................     169,500           7.0           3.15      70,125        3.47
 4.61 -   9.14..........................................      61,500           3.5           7.25      61,500        7.25
                                                          ----------                                ---------
Total...................................................     258,000           6.2      $    3.93     141,750   $    4.95
                                                          ----------                                ---------
                                                          ----------                                ---------

    The following tables summarize activity under the 1986 and 1994 Plans and the 1990 Plan:

                                        1986 AND 1994 PLANS                                            1990 PLAN
                  ----------------------------------------------------------------  -----------------------------------------------
                    NUMBER OF                 OPTION                  WEIGHTED        NUMBER OF                 OPTION
                  SHARES SUBJECT            PRICE RANGE                AVERAGE      SHARES SUBJECT            PRICE RANGE
                    TO OPTION                PER SHARE             EXERCISE PRICE     TO OPTION                PER SHARE
                  --------------  -------------------------------  ---------------  --------------         -----------------
Balance Jan. 28,
  1995..........      2,802,768   $    3.67          -  $    8.09     $    4.88          213,000    $    3.33          -  $    9.14
Granted.........        672,261        0.75          -       1.75          1.23           18,000                               1.19
Exercised.......
Canceled........       (832,725)       1.21          -       7.50          4.20          (34,500)        1.19          -       4.22
                  --------------                  ---------------         -----          -------                      -------------
Balance Feb. 3,
  1996..........      2,642,304        0.75          -       8.09          4.16          196,500         1.19          -       9.14
Granted.........      2,064,297        1.17          -       2.67          1.69           13,500                               1.35
Exercised.......        (10,158)       1.87          -       2.75          1.21           --           --                    --
Canceled........     (1,671,729)       0.83          -       8.09          4.80           --           --                    --
                  --------------                  ---------------         -----          -------                      -------------
Balance Feb. 1,
  1997..........      3,024,714        0.75          -       6.17          2.14          210,000         1.19          -       9.14
Granted.........      1,593,912        3.33          -      11.20          8.00          103,500         2.09          -       3.37
Exercised.......       (286,753)       0.96          -       3.67          1.78           (7,500)                              3.69
Canceled........       (112,761)       1.21          -       3.96          1.97          (48,000)        3.33          -       9.14
                  --------------                  ---------------         -----          -------                      -------------
Balance Jan. 31,
  1998..........      4,219,112   $    0.75          -  $   11.20     $    4.38          258,000    $    1.19          -  $    9.14
                  --------------                  ---------------         -----          -------                      -------------
                  --------------                  ---------------         -----          -------                      -------------


                     WEIGHTED
                      AVERAGE
                  EXERCISE PRICE
                  ---------------
Balance Jan. 28,
  1995..........     $    5.64
Granted.........          1.19
Exercised.......
Canceled........          3.82
                         -----
Balance Feb. 3,
  1996..........          5.55
Granted.........          1.35
Exercised.......
Canceled........
                         -----
Balance Feb. 1,
  1997..........          5.28
Granted.........          2.86
Exercised.......          3.69
Canceled........          7.57
                         -----
Balance Jan. 31,
  1998..........     $    3.93
                         -----
                         -----

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 6. BENEFIT PLANS (CONTINUED)
    The per share weighted-average fair value of the stock options granted during Fiscal years 1997, 1996 and 1995 was $2.76, $0.70 and $0.38 respectively using the Black Scholes option pricing model, with the following weighted-average assumptions;

1997--expected dividend yield 0.0%, risk-free interest rate of 5.5%, expected life of five years and stock volatility of 48%;

1996--expected dividend yield 0.0%, risk-free interest rate of 6.7%, expected life of five years and stock volatility of 72%;

1995--expected dividend yield 0.0%, risk-free interest rate of 6.7%, expected life of five years and stock volatility of 47%

    The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized in the financial statements for employee stock options which are issued at the closing stock price on the date of grant. During fiscal years 1997, 1996 and 1995, the Company recognized expenses of $52,000, $3,000 and $3,000, respectively, for stock options issued to non-employee directors at 85% of the closing stock price on the date of grant. Had the Company determined compensation cost, for the employee stock options, based on fair value in accordance with SFAS 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                                    FISCAL YEAR
                                                                          --------------------------------
                                                                            1997       1996        1995
                                                                          ---------  ---------  ----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE
                                                                                      AMOUNTS)
Net income (loss), as reported..........................................  $  20,574  $   7,102  ($  23,816)
Basic earnings (loss) per share, as reported............................  $    0.70  $    0.24  ($    0.82)
Diluted earnings (loss) per share, as reported..........................  $    0.66  $    0.24  ($    0.82)

Pro forma net income (loss).............................................  $  19,074  $   6,658  ($  23,919)
Pro forma basic earnings (loss) per share...............................  $    0.65  $    0.23  ($    0.82)
Pro forma diluted earnings (loss) per share.............................  $    0.61  $    0.23  ($    0.82)

    RESTRICTED STOCK PLAN: Under the 1990 Restricted Stock Plan, the Compensation Committee of the Board of Directors is authorized to grant awards for up to 900,000 restricted shares of Common Stock to executive officers and other key employees of the Company and its subsidiaries. The shares are issued as restricted stock and are held in the custody of the Company until all vesting restrictions are satisfied. If conditions or terms under which an award is granted are not satisfied, the shares are forfeited. Shares begin to vest under these grants after three years and are fully vested after five years, with vesting criteria which includes continuous employment until applicable vesting dates have expired. At January 31, 1998, a total of 225,000 shares have been granted, of which 75,000 were granted in 1996 with a weighted average grant date fair market value of $1.58 per share, aggregating a total of $118,750; the remaining 150,000 shares were granted in 1995 with a weighted average grant date fair value of $1.55 per share, aggregating a total of $232,500. As of January 31, 1998, a total of 45,000 of these shares had vested. Unearned compensation is recorded at the date of award, based on the market value of the shares, and is included as a separate component of shareholders' equity and is amortized over the applicable vesting period. The amount amortized to expense in Fiscal years 1997 and 1996 was approximately $70,000 and $107,000, respectively. At January 31, 1998, outstanding awards and shares available for grant totaled 225,000 and 675,000, respectively.

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 6. BENEFIT PLANS (CONTINUED)
    401 (K) SAVINGS PLAN: The Company offers a 401(k) Savings Plan to eligible employees meeting certain age and service requirements. This plan permits participants to contribute up to 16% of their salary, including bonuses, up to the maximum allowable by Internal Revenue Service regulations. Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Participant vesting of the Company's matching and profit sharing contribution is based on the years of service completed by the participant. Participants are fully vested upon the completion of four years of service. All participant forfeitures of nonvested benefits are used to reduce the Company's contributions in future years. The Company matching contribution totaled $529,000, $465,000 and $470,000 in Fiscal years 1997, 1996 and 1995, respectively.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP): In 1997, the Company introduced a non-qualified Supplemental Executive Retirement Plan (SERP) effective March 1, 1997. The SERP, which is unfunded, provides eligible executives defined pension benefits that supplement benefits under other retirement arrangements. The annual benefit amount has been predetermined as part of the plan and vests based on years of service and age at retirement. For Fiscal year 1997, expenses related to the plan totaled approximately $361,000. The present value of the projected benefit obligation was approximately $2.3 million at January 31, 1998. The January 31, 1998 Consolidated Balance Sheet includes $313,000 of accrued expense.

NOTE 7. SHAREHOLDERS' EQUITY

    On November 14, 1997, the shareholders approved an amendment to the Company's Certificate of Incorporation to increase authorized common shares from 20 million shares of $0.01 par value common stock to 50 million shares of $0.01 par value common stock. On that date, the Board of Directors approved a two-for-one common stock split to be distributed in the form of a 100% stock dividend. As a result, 9,898,758 shares were issued on December 15, 1997 to shareholders of record on December 1, 1997. Accordingly, amounts equal to the par value of the additional shares issued have been charged to additional paid-in capital and credited to common stock. All references throughout this annual report to number of shares, per share amounts, stock option data and market prices of the Company's common stock has been restated to reflect the stock splits.

    At January 31, 1998 and February 1, 1997, the Company held 106,182 and 109,182 shares, respectively, in treasury stock resulting from the repurchase of common stock through open market purchases.

NOTE 8. STRAWBERRIES ACQUISITION

    On October 8, 1997 the Company acquired 90 out of a total of 118 stores owned by Strawberries, Inc., a privately-held non-mall music specialty retailer operating primarily in New England. The stores operate under the names "Strawberries" and "Waxie Maxie" and are primarily located in freestanding or strip center locations. The acquisition has been accounted for using the purchase method of accounting. At the time of the acquisition, the Company paid $21 million for the assets which included the fixed assets, merchandise inventories, other related current assets and $683,000 in goodwill. This goodwill is being amortized on a straight-line basis over a 15 year period.

    Pro forma combined net sales, including the 90 Strawberries stores acquired, was $610 million (unaudited) in Fiscal 1997. Pro forma net sales for Fiscal 1996 and pro forma net income for Fiscal 1997

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 8. STRAWBERRIES ACQUISITION (CONTINUED) and 1996 are not presented because such information was not available as a result of Strawberries' bankruptcy filing and subsequent liquidation.

NOTE 9. CONCENTRATION OF BUSINESS RISKS

    The Company purchases inventory for its stores from approximately 450 suppliers, with approximately 68% of purchases being made from six suppliers. In the past, the Company has not experienced difficulty in obtaining satisfactory sources of supply, and management believes that it will retain access to adequate sources of supply. However, a loss of a major supplier could cause a possible loss of sales, which would have an adverse affect on operating results and result in a decrease in vendor support for the Company's advertising programs.

NOTE 10. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                      FISCAL YEAR
                                                         ENDED               FISCAL 1997 QUARTER ENDED
                                                      JANUARY 31,  ----------------------------------------------
                                                         1998       1/31/98     11/1/97      8/2/97      5/3/97
                                                      -----------  ----------  ----------  ----------  ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales...............................................   $ 571,314   $  242,041  $  114,737  $  105,024  $  109,512
Gross profit........................................     209,892       87,439      43,662      39,527      39,264
Net income (loss)...................................      20,574       21,291         979        (834)       (862)
Basic earnings (loss) per share.....................   $    0.70   $     0.72  $     0.03  $    (0.03) $    (0.03)
Diluted earnings (loss) per share...................   $    0.66   $     0.67  $     0.03  $    (0.03) $    (0.03)

                                                        FISCAL YEAR
                                                           ENDED              FISCAL 1996 QUARTER ENDED
                                                        FEBRUARY 1,  --------------------------------------------
                                                           1997        2/1/97     11/2/96    8/3/96      5/4/96
                                                        -----------  ----------  ---------  ---------  ----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales.................................................   $ 481,657   $  180,735  $  97,583  $  96,717  $  106,622
Gross profit..........................................     172,705       64,703     36,217     34,616      37,169
Net income (loss).....................................       7,102       14,710     (2,477)    (2,392)     (2,739)
Basic earnings (loss) per share.......................   $    0.24   $     0.50  $   (0.09) $   (0.08) $    (0.09)
Diluted earnings (loss) per share.....................   $    0.24   $     0.49  $   (0.09) $   (0.08) $    (0.09)

NOTE 11. RELATED PARTY TRANSACTIONS

    The Company leases its 178,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chief Executive Officer and principal shareholder, under two capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,000 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility.

    Under the capitalized leases dated April 1, 1985 and November 1, 1989, the Company paid Mr. Higgins an annual rent of $1.3 million in fiscal 1997 and $1.2 million in fiscal 1996 and 1995. On January 1, 1998, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Effective January 1, 2000, and every two

             TRANS WORLD ENTERTAINMENT CORPORATION AND SUBSIDIARIES

NOTE 11. RELATED PARTY TRANSACTIONS (CONTINUED) years thereafter, the rental payment will increase in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of the lease. Neither of the leases contain any real property purchase option at the expiration of its term. Under the terms of the leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property approximates $90,000 per month.

    The Company leases two of its retail stores from Mr. Higgins under long-term leases. For each of fiscal 1997, 1996 and 1995 the Company paid Mr. Higgins $35,000 in annual rental payments. Under the terms of the leases, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. In fiscal 1997, 1996 and 1995, the Company paid Mr. Higgins $30,000 annually for a lease on certain parking facilities contiguous to the Company's distribution center/office facility. The lease is a one year lease renewed annually and was renewed through October 31, 1998, after approval by the audit committee.

    The Company regularly utilizes privately-chartered aircraft owned or partially owned by Mr. Higgins. Under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder, the Company paid $59,000, $76,000 and $70,000 in 1997, 1996 and 1995, respectively, for chartered aircraft services. The Company also chartered an aircraft from Crystal Jet, a corporation wholly owned by Mr. Higgins. During fiscal 1997, 1996, and 1995, payments to Crystal Jet, under an unwritten agreement, aggregated $199,000, $227,000 and $167,000 respectively. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial carriers.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Company's board, either by the audit committee or at a meeting of the board of directors. The Trans World board of directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

NOTE 12. RESTATEMENT

    The Company has restated its consolidated financial statements for the fiscal year ended February 3, 1996 to correct an error in the calculation of the 1995 restructuring charge discussed in Note 2. The effect of the correction of this error on the 1995 consolidated statement of income was a reduction in the 1995 restructuring charge of $2,436,000, an increase in income tax expense of $879,000 and a decrease in the net loss of $1,557,000. The effect of the correction of this error on the consolidated balance sheet as of February 3, 1996 was an increase in fixed assets, net, of $2,436,000, a decrease in deferred tax assets of $879,505 and an increase in retained earnings of $1,557,000.

    The correction of this error did not have an effect on the consolidated statements of operations for either the fiscal year ended February 1, 1997 or the fiscal year ended January 31, 1998. The effect of the correction of this error on the consolidated balance sheets as of February 1, 1997 and January 31, 1998 was an increase in fixed assets, net, of $2,436,000, a decrease in deferred tax assets (or increase in deferred tax liabilities) of $879,000 and an increase in retained earnings of $1,557,000.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                           (IN THOUSANDS OF DOLLARS)

                                                                                                      NOVEMBER 28,
                                                                                                          1998
                                                                                                      ------------
                                               ASSETS
Current assets:
  Cash and cash equivalents.........................................................................   $    9,496
  Accounts receivable...............................................................................        6,426
  Inventories.......................................................................................      270,831
  Deferred income taxes.............................................................................        7,205
  Other current assets..............................................................................        3,274
                                                                                                      ------------
      Total current assets..........................................................................      297,232
                                                                                                      ------------
Property, plant and equipment, net..................................................................       58,317
                                                                                                      ------------
Other non-current assets:
  Goodwill, net of accumulated amortization of $1,138 in 1998.......................................       33,393
  Intangible assets, net of accumulated amortization of $1,252 in 1998..............................        1,514
  Deferred income taxes.............................................................................       20,969
  Favorable lease values, net of accumulated amortization of $2,931 in 1998.........................       10,507
  Other assets......................................................................................          598
                                                                                                      ------------
      Total other non-current assets................................................................       66,981
                                                                                                      ------------
      Total assets..................................................................................   $  422,530
                                                                                                      ------------
                                                                                                      ------------
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade...........................................................................   $  119,886
  Revolving credit agreement........................................................................       23,800
  Accrued expenses and other liabilities............................................................       31,444
  Current portion of notes payable..................................................................        5,000
                                                                                                      ------------
      Total current liabilities.....................................................................      180,130
                                                                                                      ------------
Long-term liabilities:
  Notes payable, less current portion...............................................................       20,000
  Unfavorable lease values, net of accumulated amortization of $3,239 in 1998.......................       12,781
  Other long-term liabilities.......................................................................        4,614
                                                                                                      ------------
      Total long-term liabilities...................................................................       37,395
                                                                                                      ------------
      Total liabilities.............................................................................      217,525
                                                                                                      ------------
Stockholders' equity:
  Common stock......................................................................................          102
  Additional paid-in capital........................................................................      199,894
Unearned compensation--stock option plans...........................................................       (1,627)
  Retained earnings.................................................................................        6,636
                                                                                                      ------------
      Total stockholders' equity....................................................................      205,005
                                                                                                      ------------
      Total liabilities and stockholders' equity....................................................   $  422,530
                                                                                                      ------------
                                                                                                      ------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                SUCCESSOR         PREDECESSOR
                                                                                 COMPANY            COMPANY
                                                                            -----------------  -----------------
                                                                                 PERIOD             PERIOD
                                                                              MARCH 1, 1998      MARCH 2, 1997
                                                                                   TO                 TO
                                                                            NOVEMBER 28, 1998  NOVEMBER 29, 1997
                                                                            -----------------  -----------------
Net sales.................................................................     $   377,744        $   260,249
Cost of sales.............................................................         238,623            175,700
                                                                                  --------           --------
Gross profit..............................................................         139,121             84,549
Selling, general and administrative expenses..............................         124,863             92,031
Special items.............................................................           1,096             (4,443)
                                                                                  --------           --------
      Income (loss) before other expenses (income), net, reorganization
        expenses and income taxes.........................................          13,162             (3,039)
                                                                                  --------           --------
Other expenses (income), net:
  Interest income.........................................................            (477)           --
  Interest expense........................................................           1,299                186
  Amortization of financing fees..........................................             196                345
  Other, net..............................................................             136               (248)
                                                                                  --------           --------
      Total other expenses (income), net..................................           1,154                283
                                                                                  --------           --------
      Income (loss) before reorganization expenses and income taxes.......          12,008             (3,322)
Reorganization expenses...................................................         --                   3,273
                                                                                  --------           --------
      Income (loss) before income taxes...................................          12,008             (6,595)
Income tax expense........................................................           5,846            --
                                                                                  --------           --------
Net income (loss).........................................................     $     6,162        ($    6,595)
                                                                                  --------           --------
                                                                                  --------           --------

Computation of earnings (loss) per share:
  Basic:
  Average shares outstanding..............................................          10,178              1,000
                                                                                  --------           --------
                                                                                  --------           --------
    Per share.............................................................     $      0.61        $     (6.60)
                                                                                  --------           --------
                                                                                  --------           --------
  Diluted:
  Average shares outstanding..............................................          10,178              1,000
  Net effect of dilutive stock options....................................             174            --
                                                                                  --------           --------
    Total equivalent shares...............................................          10,353              1,000
                                                                                  --------           --------
                                                                                  --------           --------
      Per share...........................................................     $      0.60        $     (6.60)
                                                                                  --------           --------
                                                                                  --------           --------

------------------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                           (IN THOUSANDS OF DOLLARS)

                                                                                 SUCCESSOR         PREDECESSOR
                                                                                  COMPANY            COMPANY
                                                                             -----------------  -----------------
                                                                                  PERIOD             PERIOD
                                                                                 MARCH 1,           MARCH 2,
                                                                                  1998 TO            1997 TO
                                                                             NOVEMBER 28, 1998  NOVEMBER 29, 1997
                                                                             -----------------  -----------------
Net cash (used in) provided by operating activities........................     $    (8,331)        $   9,846
                                                                             -----------------        -------
Cash flows from investing activities:
    Additions to property, plant and equipment.............................         (13,038)           (5,348)
    Acquisition of stores, net of cash acquired............................        (100,380)           --
    Proceeds from sale of equipment........................................              28                 6
                                                                             -----------------        -------
      Net cash used in investing activities................................        (113,390)           (5,342)
                                                                             -----------------        -------
Cash flows from financing activities:
    Proceeds from lines of credit and other short-term borrowings..........          90,050            --
    Payments on lines of credit and other short-term borrowings............         (66,250)           --
    Proceeds from long-term borrowings.....................................          25,000            --
    Exercise of stock options..............................................              93            --
    Payment of financing fees..............................................            (206)              (75)
                                                                             -----------------        -------
      Net cash provided by (used in) financing activities..................          48,687               (75)
                                                                             -----------------        -------
(Decrease) increase in cash and cash equivalents...........................         (73,034)            4,429
Cash and cash equivalents at beginning of period...........................          82,530            41,260
                                                                             -----------------        -------
Cash and cash equivalents at end of period.................................     $     9,496         $  45,689
                                                                             -----------------        -------
                                                                             -----------------        -------
Supplemental Data:
Non-cash investing activities:
  Common stock issued in settlement of payable for professional services...     $       188         $  --
                                                                             -----------------        -------
                                                                             -----------------        -------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

          (IN THOUSANDS OF DOLLARS, EXCEPT WHERE OTHERWISE INDICATED)

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

    CM Holdings, Inc. ("Predecessor Company") was incorporated on September 30, 1993, and acquired all of the outstanding common stock of Camelot Music, Inc. on November 12, 1993. The Predecessor Company subsequently changed its name to Camelot Music Holdings, Inc. and together with Camelot Music, Inc. ("Camelot") emerged from bankruptcy on January 27, 1998. Camelot Music Holdings, Inc. and its subsidiaries are referred to herein as the "Successor Company". The Predecessor Company and the Successor Company are collectively referred to herein as the "Company".

    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated.

    The accompanying interim condensed consolidated financial statements are unaudited; however in the opinion of management, all normal recurring adjustments necessary for a fair presentation of such consolidated financial statements are reflected in the interim financial statements presented. The Company's business is seasonal and therefore the interim results are not indicative of the results for a full year. The significant accounting policies and certain financial information which is required for financial statements in accordance with generally accepted accounting principles, but not for interim financial statement reporting purposes, have been condensed or omitted. The accompanying condensed consolidated financial statements of the Company should be read in conjunction with the audited financial statements of the Company for the fiscal year ended February 28, 1998, which are included within this Registration Statement.

2. FRESH-START REPORTING

    On January 31, 1998, the Company implemented the recommended accounting principles for entities emerging from Chapter 11 set forth in the American Institute of Certified Public Accountants Statement of Position 90-7 on Financial Reporting by Entities in Reorganization under the Bankruptcy Code (SOP 90-7). Under this concept, all assets and liabilities were restated to reflect the reorganization value of the reorganized entity, which approximated its fair value at the date of reorganization. In addition, the accumulated deficit of the Company was eliminated and its capital structure was recast in conformity with the plan of reorganization (the "Plan"). As such, the accompanying Company condensed consolidated financial statements as of November 28, 1998 and for the period March 1, 1998 to November 28, 1998, represents that of a Successor Company. The condensed consolidated statement of operations and cash flows for the period March 2, 1997 to November 29, 1997 represent activity of the Predecessor Company and may not be comparable to those of the Successor Company.

3. ACQUISITION:

    Effective July 29, 1998, the Company acquired all of the outstanding common stock of Spec's Music, Inc. ("Spec's") under the terms of an Agreement and Plan of Merger dated June 3, 1998 (the "Spec's Merger Agreement"). Spec's is a Miami, Florida-based retailer of prerecorded music operating 41 stores in south Florida and Puerto Rico. As of July 29, 1998, Spec's operated 16 mall-based stores and 25 stores in shopping centers and freestanding locations.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

          (IN THOUSANDS OF DOLLARS, EXCEPT WHERE OTHERWISE INDICATED)

3. ACQUISITION: (CONTINUED)
    The acquisition has been accounted for as a purchase. The total purchase price was $43,005, net of cash acquired, including a cash payment of $18,579, repayment of Spec's indebtedness of $9,163, assumption of liabilities aggregating $14,325 and acquisition costs of $938. The excess of the purchase price over the fair values of the net assets acquired (goodwill) of $9,442 will be amortized on a straight-line basis over 20 years.

    The 20 year amortization period was determined by taking into consideration the following factors: the critical market position and established brand name of Spec's in Florida; the combined store mass of the two companies in Florida; the amortization periods generally used in the retail music business; the highly competitive nature of the business including emerging forms of competition and the overall history of profitability of Spec's.

    Effective February 28, 1998, Camelot acquired certain assets and assumed certain liabilities of The Wall Music, Inc. (see Consolidated Financial Statements as of February 28, 1998--Notes 7 and 20). During the period March 1, 1998 to November 28, 1998, $71,700 (including approximately $1,400 of acquisition costs) was paid in cash.

    The following summarized unaudited pro forma financial information assumes the acquisition of Spec's had occurred as of March 1, 1998 and March 2, 1997:

                                                         PRO FORMA 39 WEEK  PRO FORMA 39 WEEK
                                                           PERIOD ENDED       PERIOD ENDED
                                                         NOVEMBER 28, 1998  NOVEMBER 29, 1997
                                                         -----------------  -----------------
Net sales..............................................     $   404,354        $   399,585
                                                               --------           --------
                                                               --------           --------

Net income.............................................     $       976        $   (21,155)
                                                               --------           --------
                                                               --------           --------

    The pro forma amounts are based upon certain assumptions and estimates, and do not reflect any benefits from the economies which might be achieved from combined operations. The pro forma results do not necessarily represent results which would have been achieved on the basis assumed above, nor are they indicative of the results of future combined operations.

4. DEPRECIATION EXPENSE

    Depreciation of property, plant and equipment is included in the condensed consolidated statements of operations as follows:

                                                                                 SUCCESSOR         PREDECESSOR
                                                                                  COMPANY            COMPANY
                                                                                  PERIOD             PERIOD
                                                                               MARCH 1, 1998      MARCH 2, 1997
                                                                                    TO                 TO
                                                                             NOVEMBER 28, 1998  NOVEMBER 29, 1997
                                                                             -----------------  -----------------
Cost of sales..............................................................      $     216          $     823
                                                                                    ------            -------
                                                                                    ------            -------
Selling, general and administrative expenses...............................      $   7,999          $  16,019
                                                                                    ------            -------
                                                                                    ------            -------

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

          (IN THOUSANDS OF DOLLARS, EXCEPT WHERE OTHERWISE INDICATED)

5. EARNINGS (LOSS) PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," which was effective for the Successor Company for Fiscal 1997. This standard requires the Successor Company to disclose basic earnings per share and diluted earnings per share. Basic earnings per share is calculated by dividing net income (loss) by the weighted average shares outstanding. Diluted earnings per share is calculated by dividing net income (loss) by the sum of the weighted average shares and additional common shares that would have been outstanding if the dilutive potential common shares calculated using the treasury method had been issued for common stock options from the Successor Company's Stock Option Plan. For the thirty-nine weeks ended November 28, 1998 and November 29, 1997 the additional potentially dilutive common shares included in the diluted earnings per share calculation were 174,000 and zero, respectively. Total stock options to purchase zero shares of common stock outstanding during the thirty-nine weeks ended November 28, 1998 and November 29, 1997 were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive. As required by SFAS No. 128, all outstanding common stock options are considered included even though their exercise may be contingent upon vesting. The historical per share data for the Predecessor Company is not comparable since the Company has been recapitalized and has adopted fresh start reporting as of January 31, 1998.

6. SPECIAL ITEMS:

    During the period March 1, 1998 to November 28, 1998 the Successor Company incurred $1.1 million of expenses related to a filing of a registration statement with the Securities and Exchange Commission and legal fees relating to open reorganization claims.

    During the period March 2, 1997 to November 29, 1997, the Company discontinued its manual "Punch Card" version of its customer loyalty program and replaced it with a limited automated program targeted to its most frequent and highest spending customers. The reduction in the program resulted in the reversal of program reward redemption reserves aggregating $4.4 million.

7. STOCK OPTION PLANS AND PURCHASE AGREEMENTS:

    The Predecessor Company had established a Management Stock Incentive Plan for certain key employees and a Stock Purchase Agreement with certain key employee shareholders. No compensation expense was recognized based on the terms of these agreements and the agreements were terminated as of the effective date of the Plan with none of the key employees receiving any shares in the Successor Company as a result of these agreements.

    Effective January 27, 1998, the Successor Company established the Camelot Music Holdings, Inc. 1998 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the granting of either incentive stock options or nonqualified stock options to purchase shares of the Company's common stock to officers and key employees responsible for the direction and management of the Company. Vesting of the options is over a four year period with a maximum term of ten years. Based on the terms of the Stock Option Plan, vesting can accelerate based on the market performance of the Company's common stock or upon a change in control.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

          (IN THOUSANDS OF DOLLARS, EXCEPT WHERE OTHERWISE INDICATED)

7. STOCK OPTION PLANS AND PURCHASE AGREEMENTS: (CONTINUED)
    On January 27, 1998, 687,000 options were granted at an exercise price of $20.75 per share when the fair market value of the Company's common stock was $28.19 per share. This resulted in compensation expense of $5,112 to be recognized at $107 per month over the 48 month vesting period of the options. On March 13, 1998, the Company's common stock met the market performance criteria causing 343,500, or 50%, of the outstanding options to vest and 50% of the compensation to be cumulatively recognized. The remaining compensation expense is being recognized at $116.1 per month until January 2000, at which time the remaining stock options will become vested.

    The compensation expense of $3,379 during the 39 weeks ended November 28, 1998 consists of $2,449 recorded in March and a monthly expense of $116.1 recorded in the months of April through November. The March expense when combined with the $107 recorded in February, 1998 represents 50% amortization of the total original compensation expense related to the January 27, 1998 stock option grant.

    On June 4, 1998, the Successor Company established the Outside Director's Stock Option Plan (the "Directors Plan"). Eligible participants include all non-employee directors. Options granted under the Directors Plan have a three year vesting schedule except for the initial grant of 12,500 options made on June 4, 1998, which vested immediately. The Company recognized $234 in compensation expense based on the closing stock price on the over-the-counter market on the date of grant. A total of 125,000 shares were reserved for future issuance under the Directors Plan.

    On September 1, 1998, the Successor Company granted 17,500 options under the Stock Option Plan. These options were granted at the closing stock price on the over-the-counter market on the date of grant. No compensation expense was recognized in conjunction with the issuance of these options.

    Information relating to stock options is as follows:

                                                                                            OPTION PRICE
                                                                                NUMBER OF     PER SHARE      TOTAL
                                                                                 SHARES       AVERAGE*       PRICE
                                                                               -----------  -------------  ---------
Shares under option at February 28, 1998.....................................     687,000     $   20.75    $  14,255
Granted......................................................................      --            --           --
Exercised....................................................................      --            --           --
Forfeited....................................................................      --            --           --
                                                                               -----------       ------    ---------
Shares under option May 30, 1998.............................................     687,000     $   20.75    $  14,255
                                                                               -----------       ------    ---------
                                                                               -----------       ------    ---------
Granted......................................................................      12,500         20.75          259
Exercised....................................................................      (4,500)        20.75          (93)
Forfeited....................................................................      (4,500)        20.75          (93)
                                                                               -----------       ------    ---------
Shares under option August 29, 1998..........................................     690,500     $   20.75    $  14,328
                                                                               -----------       ------    ---------
                                                                               -----------       ------    ---------
Granted......................................................................      17,500         26.50          464
Exercised....................................................................      --            --           --
Forfeited....................................................................      --            --           --
                                                                               -----------       ------    ---------
Shares under option November 28, 1998........................................     708,000     $   20.89    $  14,792
                                                                               -----------       ------    ---------
                                                                               -----------       ------    ---------

*   Per share data not in thousands of dollars

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

          (IN THOUSANDS OF DOLLARS, EXCEPT WHERE OTHERWISE INDICATED)

7. STOCK OPTION PLANS AND PURCHASE AGREEMENTS: (CONTINUED)
    At November 28, 1998, 347,750 options were exercisable and 820,594 shares of common stock were reserved for future issuance under the Stock Option Plan.

    On October 26, 1998, the Company entered into a definitive agreement to merge with Trans World Entertainment Corporation. The merger is anticipated to close in the first quarter of fiscal 1999. Under the terms of the Stock Option Plan, any unvested portion of options previously granted will vest immediately upon the closing of the merger. The Company will recognize approximately $1,700 in compensation expense in connection with the accelerated vesting.

8. COMMITMENTS AND CONTINGENCIES:

    The Successor Company is a party to various claims, legal actions and complaints arising in the ordinary course of business, including proposed pre-petition assessments by the Internal Revenue Service aggregating approximately $7,900 of which the Company has accrued $800. In the opinion of management, all such matters not accrued for are without merit or involve such amounts that unfavorable disposition will not have a material impact on the financial position, results of operations or cash flows of the Successor Company. In the event that a judgment is rendered against the Company in the full amount of the proposed assessment, Camelot's results of operations would be materially adversely affected with a charge to earnings of $7,100 plus interest since January 1998. Such a judgment, unless paid or bonded for appeal, would be an event of default under Camelot's amended credit facility.

9. IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS:

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" issued in June, 1998 and effective for all fiscal quarters of fiscal years beginning after June 15, 1999, with earlier application permitted, requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has evaluated the impact of the application of the new rules on the Company's consolidated financial statements and the new rules will have no impact on its results of operations or its financial condition.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders of

Camelot Music Holdings, Inc.:

    We have audited the accompanying consolidated balance sheets of Camelot Music Holdings, Inc. ("Successor Company") as of February 28, 1998 and of CM Holdings, Inc. ("Predecessor Company") as of March 1, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows of the Successor Company for the period February 1, 1998 to February 28, 1998 ("Successor period"), and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period March 2, 1997 to January 31, 1998, the 52 week period ended March 1, 1997 and the 53 week period ended March 2, 1996 ("Predecessor periods"), respectively. These consolidated financial statements are the responsibility of the management of Camelot Music Holdings, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    On January 27, 1998, the Company emerged from bankruptcy. As described in Notes 2, 3 and 4 to the consolidated financial statements, the Company accounted for the reorganization as of January 31, 1998 and adopted "fresh-start reporting". As a result, the Successor Company's consolidated financial statements are not comparable to the Predecessor Company's consolidated financial statements since they are presented on a new basis of accounting.

    In our opinion, the aforementioned Successor Company consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Successor Company as of February 28, 1998, and the consolidated results of its operations and its cash flows for the Successor period, in conformity with generally accepted accounting principles. Further, in our opinion, the Predecessor Company consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Predecessor Company as of March 1, 1997, and the consolidated results of its operations and its cash flows for the Predecessor periods, in conformity with generally accepted accounting principles.

    As discussed in Notes 3 and 15 to the consolidated financial statements for the 53 week period ended March 2, 1996, the Predecessor Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". In addition, as discussed in Notes 3 and 4 to the consolidated financial statements, on January 31, 1998, in conjunction with the Company's adoption of "fresh-start reporting", the Predecessor Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and Statement of Position 98-5, "Accounting for the Costs of Start-Up Activities".

    As more fully described in Note 21 to the consolidated financial statements, in conjunction with a filing of these financial statements with the Securities and Exchange Commission, the Company restated its consolidated financial statements for the period February 1, 1998 to February 28, 1998.

Cleveland, Ohio

June 10, 1998

                                                        COOPERS & LYBRAND L.L.P.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                           (IN THOUSANDS OF DOLLARS)

                                                                         SUCCESSOR   PREDECESSOR
                                                                          COMPANY      COMPANY
                                                                        -----------  -----------
                                                                         FEBRUARY
                                                                            28,       MARCH 1,
                                                                           1998         1997
                                                                        -----------  -----------
                                             ASSETS
Current assets:
  Cash and cash equivalents...........................................   $  82,530    $  41,260
  Accounts receivable.................................................       1,849          979
  Inventories.........................................................     146,672      112,537
  Deferred income taxes...............................................       6,557       --
  Other current assets................................................       4,877        5,287
                                                                        -----------  -----------
      Total current assets............................................     242,485      160,063
                                                                        -----------  -----------
Property, plant and equipment, net....................................      40,220       56,738
                                                                        -----------  -----------
Other non-current assets:
  Goodwill, net of accumulated amortization of $0 in 1997 and $4,025
    in 1996...........................................................      25,090       41,188
  Intangible assets, net of accumulated amortization of $707 in 1997
    and $265 in 1996..................................................       1,487          350
  Deferred income taxes...............................................      18,548       --
  Favorable lease values, net of accumulated amortization of $276 in
    1997..............................................................      12,148       --
  Other assets........................................................         443          309
                                                                        -----------  -----------
      Total other non-current assets..................................      57,716       41,847
                                                                        -----------  -----------
      Total assets....................................................   $ 340,421    $ 258,648
                                                                        -----------  -----------
                                                                        -----------  -----------

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable, trade.............................................   $  30,703    $  11,398
  Accrued expenses and other liabilities..............................      99,779       23,336
                                                                        -----------  -----------
      Total current liabilities.......................................     130,482       34,734
                                                                        -----------  -----------
Long-term liabilities:
  Revolving credit agreement..........................................      --           --
  Unfavorable lease values, net of accumulated amortization of $158 in
    1997..............................................................      13,398       --
  Other long-term liabilities.........................................       1,592        7,407
                                                                        -----------  -----------
      Total long-term liabilities.....................................      14,990        7,407
                                                                        -----------  -----------
Liabilities subject to compromise.....................................      --          484,811
Commitments and contingencies (Notes 2, 4, 7, 12, 16 and 18)..........      --           --
                                                                        -----------  -----------
      Total liabilities...............................................     145,472      526,952
                                                                        -----------  -----------
Stockholders' equity (deficit):
  Common stock........................................................         102           10
  Additional paid-in capital..........................................     199,378       79,990
  Unearned compensation-stock option plans............................      (5,005)      --
  Retained earnings (accumulated deficit).............................         474     (348,304)
                                                                        -----------  -----------
      Total stockholders' equity (deficit)............................     194,949     (268,304)
                                                                        -----------  -----------
      Total liabilities and stockholders' equity (deficit)............   $ 340,421    $ 258,648
                                                                        -----------  -----------
                                                                        -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                          SUCCESSOR
                                                           COMPANY                PREDECESSOR COMPANY
                                                         ------------  -----------------------------------------
                                                            PERIOD        PERIOD
                                                         FEBRUARY 1,   MARCH 2, 1997    52 WEEK       53 WEEK
                                                           1998 TO      TO JANUARY    PERIOD ENDED  PERIOD ENDED
                                                         FEBRUARY 28,       31,         MARCH 1,      MARCH 2,
                                                             1998          1998           1997          1996
                                                         ------------  -------------  ------------  ------------
Net sales..............................................  $     27,842   $   372,561    $  396,502    $  455,652
Cost of sales..........................................        18,009       248,655       269,401       309,847
                                                         ------------  -------------  ------------  ------------
  Gross profit.........................................         9,833       123,906       127,101       145,805
Selling, general and administrative expenses...........         9,527       114,491       134,519       154,645
Special items..........................................       --             (4,443)        6,523       211,520
                                                         ------------  -------------  ------------  ------------
    Income (loss) before other income (expenses), net,
      reorganization income (expenses), income taxes
      and extraordinary item...........................           306        13,858       (13,941)     (220,360)
                                                         ------------  -------------  ------------  ------------
Other income (expenses), net:
  Interest income......................................           328       --             --               263
  Interest expense (contractual interest expense was
    (1) $58,157 and (2) $41,329).......................           (12)         (221)(1)     (17,418)(2)     (38,319)
  Amortization of financing fees.......................            (7)         (434)       (1,856)       (3,738)
  Other, net...........................................           (26)          249           696        (1,503)
                                                         ------------  -------------  ------------  ------------
    Total other income (expenses), net.................           283          (406)      (18,578)      (43,297)
                                                         ------------  -------------  ------------  ------------
    Income (loss) before reorganization income
      (expenses), income taxes and extraordinary
      item.............................................           589        13,452       (32,519)     (263,657)
Reorganization income (expenses).......................       --             26,501       (31,845)       --
                                                         ------------  -------------  ------------  ------------
    Income (loss) before income taxes and extraordinary
      item.............................................           589        39,953       (64,364)     (263,657)
(Provision) benefit for income taxes:
  Current..............................................       --               (289)       --              (376)
  Deferred.............................................          (115)      --             --               (98)
                                                         ------------  -------------  ------------  ------------
    Total (provision) benefit for income taxes.........          (115)         (289)       --              (474)
                                                         ------------  -------------  ------------  ------------
    Income (loss) before extraordinary item............           474        39,664       (64,364)     (264,131)
    Extraordinary item, net of tax.....................       --            228,911        --            --
                                                         ------------  -------------  ------------  ------------
    Net income (loss)..................................  $        474   $   268,575    $  (64,364)   $ (264,131)
                                                         ------------  -------------  ------------  ------------
                                                         ------------  -------------  ------------  ------------
Computation of earnings per share:
  Basic:
    Average shares outstanding.........................    10,176,162     1,000,000     1,000,000     1,000,000
                                                         ------------  -------------  ------------  ------------
                                                         ------------  -------------  ------------  ------------
    Per share..........................................  $       0.05   $    268.58    $   (64.36)   $  (264.13)
                                                         ------------  -------------  ------------  ------------
                                                         ------------  -------------  ------------  ------------
  Diluted:
    Average shares outstanding.........................    10,176,162     1,000,000     1,000,000     1,000,000
    Net effect of dilutive stock options...............       124,200       --             --            --
                                                         ------------  -------------  ------------  ------------
    Total equivalent shares............................    10,300,362     1,000,000     1,000,000     1,000,000
                                                         ------------  -------------  ------------  ------------
                                                         ------------  -------------  ------------  ------------
      Per share........................................  $       0.05   $    268.58    $   (64.36)   $  (264.13)
                                                         ------------  -------------  ------------  ------------
                                                         ------------  -------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                           (IN THOUSANDS OF DOLLARS)

                                                                                                            RETAINED
                                           COMMON STOCKS       ADDITIONAL      UNEARNED                     EARNINGS
                                       ----------------------    PAID-IN     COMPENSATION        PUT      (ACCUMULATED
                                        SHARES      DOLLARS      CAPITAL     STOCK OPTIONS   AGREEMENTS     DEFICIT)      TOTAL
                                       ---------  -----------  -----------  ---------------  -----------  ------------  ---------
PREDECESSOR COMPANY:
  Balances at February 25, 1995......  1,000,000   $      10    $  79,990      $  --          $  (3,413)   $  (19,809)  $  56,778
    Net loss.........................     --          --           --             --             --          (264,131)   (264,131)
    Expiration of put agreements.....     --          --           --             --              3,413        --           3,413
                                       ---------       -----   -----------       -------     -----------  ------------  ---------
  Balances at March 2, 1996..........  1,000,000          10       79,990         --             --          (283,940)   (203,940)
    Net loss.........................     --          --           --             --             --           (64,364)    (64,364)
                                       ---------       -----   -----------       -------     -----------  ------------  ---------
  Balances at March 1, 1997..........  1,000,000          10       79,990         --             --          (348,304)   (268,304)
    Net income.......................     --          --           --             --             --           268,575     268,575
    Adoption of "fresh-start
      reporting"*....................  9,176,162          92      114,276         --             --            79,729     194,097
                                       ---------       -----   -----------       -------     -----------  ------------  ---------
  Balances at January 31, 1998.......  10,176,162  $     102    $ 194,266      $  --          $  --        $   --       $ 194,368
                                       ---------       -----   -----------       -------     -----------  ------------  ---------
                                       ---------       -----   -----------       -------     -----------  ------------  ---------
SUCCESSOR COMPANY:
  Balances at February 1, 1998.......  10,176,162  $     102    $ 194,266      $  --          $  --        $   --       $ 194,368
    Granting of 687,000 options under
      stock option plan..............     --          --            5,112         (5,112)        --            --          --
    Amortization of unearned
      compensation-stock option
      plan...........................                                                107                                      107
    Net income.......................     --          --           --             --             --               474         474
                                       ---------       -----   -----------       -------     -----------  ------------  ---------
  Balances at February 28, 1998......  10,176,162  $     102    $ 199,378      $  (5,005)     $  --        $      474   $ 194,949
                                       ---------       -----   -----------       -------     -----------  ------------  ---------
                                       ---------       -----   -----------       -------     -----------  ------------  ---------

------------------------

* Cancellation of 1,000,000 shares of the Predecessor Company and issuance of 10,176,162 shares of the Successor Company.

   The accompanying notes are an integral part of these financial statements.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                                            SUCCESSOR
                                                             COMPANY                PREDECESSOR COMPANY
                                                          -------------  ------------------------------------------
                                                             PERIOD         PERIOD
                                                           FEBRUARY 1,   MARCH 2, 1997     52 WEEK       53 WEEK
                                                             1998 TO      TO JANUARY    PERIOD ENDED   PERIOD ENDED
                                                          FEBRUARY 28,        31,         MARCH 1,       MARCH 2,
                                                              1998           1998           1997           1996
                                                          -------------  -------------  -------------  ------------
Cash flows from operating activities:
  Net income (loss).....................................    $     474      $ 268,575      $ (64,364)    $ (264,131)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization excluding financing
      fees..............................................          527         20,484         23,290         26,570
    Amortization of favorable/ unfavorable lease
      values............................................          118         --             --             --
    Amortization of financing fees......................            7            434          1,856          3,738
    Noncash portion of restructuring charges............       --             --             --              5,238
    Write-down of long-lived assets.....................       --             --              6,523        202,869
    Amortization of unearned compensation...............          107         --             --             --
    Expiration of put agreements........................       --             --             --              3,413
    Deferred income taxes...............................          115         --             --                 98
    Other, net..........................................       --             --                451            607
  Changes in assets and liabilities:
    Accounts receivable and refundable income taxes.....         (234)        (1,438)         2,578          3,437
    Inventories.........................................        1,739          4,763         15,216         28,418
    Other current assets................................          (87)         2,623         (2,197)          (283)
    Other assets........................................          706         --                131            427
    Accounts payable, trade.............................       (1,449)        22,124        (12,540)        20,149
    Accrued expenses and other liabilities..............         (874)        (5,972)        17,509         (8,414)
    Accrued income taxes................................       --                308            647          5,401
    Liabilities subject to compromise...................       --            (58,507)        --             --
  Changes due to reorganization activities:
    Gain on discharge of prepetition liabilities........       --           (228,911)        --             --
    Net adjustment in accounts for fair values..........       --             25,527         --             --
    Accrued professional fees...........................       --              2,187          1,717         --
    Write-off of financing fees.........................       --             --             15,953         --
    Provision for store closing costs...................       --             --              3,988         --
    Provision for lease rejection damages...............       --             --              7,658         --
    Employment termination costs........................       --                454            803         --
    Write-off of capital lease obligation...............       --             --             (1,677)        --
    Other expenses directly related to bankruptcy.......       --              1,137         (1,261)        --
                                                          -------------  -------------  -------------  ------------
      Net cash provided by operating activities.........        1,149         53,788         16,281         27,537
                                                          -------------  -------------  -------------  ------------
Cash flows from investing activities:
  Additions to property, plant and equipment............       (1,807)        (8,029)        (4,330)       (20,873)
  Proceeds from sale of equipment.......................            2             10            239            137
  Acquisition of The Wall, net of cash acquired.........       (2,884)        --             --             --
  Other assets and liabilities, net.....................         (234)            94             93            409
                                                          -------------  -------------  -------------  ------------
      Net cash used in investing activities.............       (4,923)        (7,925)        (3,998)       (20,327)
                                                          -------------  -------------  -------------  ------------
Cash flows from financing activities:
  Payment of financing fees.............................       --               (819)          (615)        --
  Proceeds from lines of credit and other short-term
    borrowings..........................................       --             --             25,000        195,500
  Payments on lines of credit and other short-term
    borrowings..........................................       --             --            (25,000)      (174,000)
  Payments on long-term debt............................       --             --                (27)        (2,560)
                                                          -------------  -------------  -------------  ------------
      Net cash (used in) provided by financing
        activities......................................       --               (819)          (642)        18,940
                                                          -------------  -------------  -------------  ------------
      Net (decrease) increase in cash and cash
        equivalents.....................................       (3,774)        45,044         11,641         26,150
Cash and cash equivalents at beginning of period........       86,304         41,260         29,619          3,469
                                                          -------------  -------------  -------------  ------------
Cash and cash equivalents at end of period..............    $  82,530      $  86,304      $  41,260     $   29,619
                                                          -------------  -------------  -------------  ------------
                                                          -------------  -------------  -------------  ------------

   The accompanying notes are an integral part of these financial statements.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           (IN THOUSANDS OF DOLLARS)

1. ORGANIZATION AND BUSINESS:

    CM Holdings, Inc. ("Predecessor Company") was incorporated on September 30, 1993, and acquired all of the outstanding common stock of Camelot Music, Inc. (the "Camelot Acquisition") on November 12, 1993. The Predecessor Companysubsequently changed its name to Camelot Music Holdings, Inc. and together with Camelot Music, Inc. ("Camelot") emerged from bankruptcy on January 27, 1998 (see Notes 2 and 4). Camelot Music Holdings, Inc. and its subsidiaries are referred to herein as the "Successor Company". The Predecessor Company and the Successor Company are collectively referred to herein as the "Company".

    The Company is a mall-based specialty retailer of pre-recorded music, pre-recorded video cassettes and other entertainment products and related accessories and operates in thirty-seven states across the United States. The Company operates in a single industry segment, the operation of a chain of retail entertainment stores. At February 28, 1998, the Company operated four hundred fifty-five stores nationwide under the "Camelot Music" and "The Wall" names.

2. STATUS OF REORGANIZATION UNDER CHAPTER 11:

    On August 9, 1996 (the "petition date"), CM Holdings, Inc. and Camelot filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11" or the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Chapter 11 proceedings were jointly administered, with the Predecessor Companymanaging the business in the ordinary course as debtors-in-possession subject to the control and supervision of the Bankruptcy Court.

    Under Chapter 11 proceedings, litigation and actions by creditors to collect certain claims in existence at the petition date ("prepetition") are stayed, absent specific Bankruptcy Court authorization to pay such claims. The Predecessor Company believes that appropriate provisions were made in the accompanying financial statements for the prepetition claims that could be estimated at the date of those financial statements. Such claims are reflected in the March 1, 1997 consolidated balance sheet as "liabilities subject to compromise" (See Note 12). Claims collateralized by the Predecessor Company's assets (secured claims) were stayed, although holders of such claims had the right to move the Bankruptcy Court for relief from the stay. Secured claims were collateralized by a pledge of stock of Camelot as well as certain non-store properties.

    Under the Bankruptcy Code, a creditor's claim was treated as secured only to the extent of the value of such creditor's collateral, and the balance of such creditor's claim was treated as unsecured.

    The Predecessor Company received approval from the Bankruptcy Court to pay or otherwise honor employee wages and benefits and certain other prepetition obligations necessary for the continuing existence of the Predecessor Companyprior to a plan of reorganization. Generally, unsecured debt did not accrue interest after the petition date. In addition, the Predecessor Company had determined that there was insufficient collateral to cover the interest portion of scheduled payments on most prepetition debt obligations. Therefore, the Predecessor Company discontinued accruing interest on those obligations. Contractual interest on those obligations amounted to $58,157 for the period March 2, 1997 to January 31, 1998 and $41,329 for the 52 week period ended March 1, 1997, which was $57,936 and $23,911,

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

2. STATUS OF REORGANIZATION UNDER CHAPTER 11: (CONTINUED) respectively, in excess of reported interest expense. Refer to Note 11 for a discussion of the financing arrangements entered into subsequent to the Chapter 11 filings.

    As debtor-in-possession, the Predecessor Company had the right, subject to Bankruptcy Court approval and certain other limitations, to assume or reject certain executory contracts, including unexpired leases. In this context, "assumption" meant that the Predecessor Company agreed to perform its obligations and cure certain existing defaults under the contract or lease, and "rejection" meant that the Predecessor Company was relieved from its obligations to perform further on the contract or lease and was subject only to a claim for damages for the breach thereof. Any claim for damages resulting from the rejection of an executory contract or an unexpired lease was treated as a general unsecured claim in the Chapter 11 proceedings. The Predecessor Companyreviewed its executory contracts and rejected 95 leases. An estimate of the allowed claims related to the rejected leases of $14,349 was provided for and included in liabilities subject to compromise.

    An official committee of unsecured creditors (the "Committee") was formed to act in the Chapter 11 proceedings. The Committee had the right to review and object to certain business transactions. Pursuant to the order of the Bankruptcy Court, the Committee retained counsel and other professionals at the expense of the Predecessor Company.

    On December 12, 1997, the Bankruptcy Court entered an order confirming the Predecessor Company's Joint Plan of Reorganization (the "Plan") which was submitted by the Predecessor Company on October 1, 1997, amended on November 7, 1997, and became effective January 27, 1998. Pursuant to the Plan, administrative and priority claims of $5,632 will be fully paid in cash. The remaining prepetition claims were settled principally with the issuance of equity in the reorganized company (Successor Company) to the claimholders. The stockholders in the Predecessor Company received no recovery nor were they issued any shares in the Successor Company under the Plan. Under the Plan, approximately 10,166,162 common shares in the Successor Company are to be issued to the claim holders. None of the claimholders receiving shares of the Successor Company were pre-confirmation shareholders of the Predecessor Company. The Successor Company expects to register the common shares with the filing of a Form S-1 with the Securities and Exchange Commission (see Note 22).

    As of January 31, 1998, in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code", the Predecessor Company adopted "fresh-start reporting" and reflected the effects of such adoption in its consolidated financial statements for the eleven months then ended (see Note 4).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The significant accounting policies used in the preparation of the consolidated financial statements are as follows:

        A. FINANCIAL REPORTING FOR BANKRUPTCY PROCEEDINGS: During the period August 9, 1996 to January 31, 1998, the Company has accounted for all transactions related to the Chapter 11 proceedings in accordance with SOP 90-7 for entities reporting during reorganization proceedings before and after filing of a reorganization plan; as appropriate. Accordingly, liabilities subject to

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) compromise under the Chapter 11 proceedings have been segregated on the consolidated balance sheet and were recorded at the amounts that have been or are expected to be allowed on known claims rather than estimates of consideration those claims may receive in a plan of reorganization. In addition, the consolidated statements of operations and cash flows separately disclose expenses and cash transactions, respectively, related to the Chapter 11 proceedings.

        On January 31, 1998, the Company accounted for all transactions related to entities emerging from Chapter 11 reorganization set forth in SOP 90-7 ("fresh-start reporting"--see Note 4).

        B. PRINCIPLES OF CONSOLIDATION: The accompanying consolidated Predecessor Company financial statements include the accounts of CM Holdings, Inc. and its wholly owned subsidiary Camelot and its inactive subsidiaries--G.M.G. Advertising, Inc. and Grapevine Records and Tapes, Inc. The accompanying consolidated financial statements of the Successor Company include the accounts of Camelot Music Holdings, Inc., and its wholly owned subsidiary Camelot and its recently formed subsidiaries--Camelot Midwest Region, Inc.; Camelot Northeast Region, Inc.; Camelot Southeast Region, Inc.; Camelot Western Region, Inc.; Camelot Distribution Co., Inc.; and its inactive subsidiaries G.M.G. Advertising, Inc. and Grapevine Records and Tapes, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

        C. FISCAL PERIODS: The Company's fiscal year ends on the Saturday closest to February 28. Any fiscal years or period ends designated in the consolidated financial statements and the related notes are by the calendar year in which the fiscal year commences.

        D. USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        E. IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS: During the period February 26, 1995 to January 31, l998, the Predecessor Company adopted the following accounting standards based on the effective date of those standards or as required by "fresh-start reporting": (1) Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of"; (2) SFAS No. 123, "Accounting for Stock-Based Compensation"; (3) SFAS No. 128, "Earnings Per Share"; (4) SFAS No. 129, "Disclosure of Information about Capital Structure"; (5) SFAS No. 130, "Reporting Comprehensive Income"; (6) SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information"; (7) SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and (8) SOP 98-5, "Accounting for the Costs of Start-Up Activities".

        The adoption of SFAS No. 123, SFAS No. 128, SFAS No. 129, SFAS No. 130 and SFAS No. 131 had no significant effects on the Company's consolidated financial statements. The Company has no items of other comprehensive income. The effect of adopting SFAS No. 121 is discussed in Note 15 and the effects of adopting SOP 98-1 and SOP 98-5 are discussed in Note 4.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
        F. REVENUE RECOGNITION: Revenue from the sale of merchandise is recognized at the point of sale to the consumer, at which time payment is tendered. There are no provisions for uncollectable amounts since payment is received at the time of sale.

        G. CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

        H. CONCENTRATION OF CREDIT RISKS: The Company maintains centralized cash management programs whereby excess cash balances are invested in short term funds and are considered cash equivalents. Certain cash balances are insured by the Federal Deposit Insurance Corporation up to $100. As of February 28, 1998 and March 1, 1997 uninsured bank cash balances were $80,648 and $40,835, respectively.

        I. CONCENTRATION OF BUSINESS RISKS: The Company purchases its pre-recorded music directly from a large number of suppliers, with approximately 77% of purchases, net of returns, being made from six suppliers. Prior to the bankruptcy proceedings, the Company had not experienced difficulty in obtaining satisfactory sources of supply. In connection with its emergence from bankruptcy, the Company obtained commitments to reinstate customary trade terms and management believes that it will retain access to adequate sources of supply. However, a loss of a major supplier could cause a possible loss of sales, which would have an adverse affect on consolidated operating results and result in a decrease in vendor support for the Company's advertising programs.

        J. INVENTORIES AND RETURN COSTS: Inventories are valued at the lower of cost or market. Cost is determined principally by the average cost method. Inventories consist primarily of resaleable prerecorded music, video cassettes, video games and other related products. Vendors typically offer a discount of approximately 1% as an incentive to purchase their product. The discount is recorded as a reduction in the carrying amount of inventories. The Company is entitled to return product purchases from these vendors. The vendors often reduce the return credit with a product return charge ranging from 0% to 20% of the original product purchase price depending on the type of product being returned. The Company records the product return charges in cost of sales when inventory is returned to the vendor.

        K. PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment is stated at cost. Significant additions and improvements are capitalized while expenditures for maintenance and repairs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from disposals are included in operations. In accordance with "fresh-start reporting", the pre-effective date accumulated depreciation and amortization has been eliminated, and a new depreciation and amortization base has been established equal to the fair value of the existing

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) property, plant and equipment. Depreciation is computed using the straight-line method based on the following ranges of estimated useful lives:

Buildings and improvements..................  10-40 years
                                              Shorter of life of lease or 7
Leasehold improvements......................  years
Furniture, fixtures and equipment...........  5-7 years

        Effective January 31, 1998, the direct costs of computer software developed or obtained for internal use are capitalized and amortized over the estimated useful life on a straight-line basis. All other related costs are expensed as incurred.

        L. GOODWILL: Goodwill in the Predecessor Company's consolidated financial statements represented primarily the adjusted amount of the cost of acquisition in excess of fair value of the Camelot Acquisition and was amortized using the straight-line method over a 40 year period until March 2, l996. The remaining amount was being amortized using the straight-line method over a 22 year period. In connection with the emergence from Chapter 11 and in accordance with SOP 90-7, the remaining Predecessor Company goodwill was written off at January 31, 1998. The Successor Company goodwill represents the adjusted amount of the cost of acquisition in excess of fair value of The Wall acquisition (see Note 7) and is being amortized using the straight-line method over a 20 year period.

        The 20 year amortization period was determined by taking into consideration the following factors: the critical market position and established brand name of The Wall in many east coast markets; the combined store mass of the two companies; the amortization periods generally used in the retail music business; the highly competitive nature of the business including emerging forms of competition and the overall history of profitability of The Wall.

        M.  INTANGIBLE ASSETS AND FAVORABLE (UNFAVORABLE) LEASE
    VALUES: Financing fees are amortized on a straight-line basis over the terms of the related financings, which vary with the terms of the related agreements ranging from one to four years. As a result of the Chapter 11 proceedings, the net book value of the financing fees related to prepetition financing was written off during the 52 week period ended March 1, l997.

        Favorable lease values and non-compete agreements acquired by the Predecessor Company in connection with store acquisitions were being amortized using the straight-line method over the lives of the related agreements. Primarily as a result of store closings, the net book value of these assets was written off during the 52 week period ended March 1, 1997. Favorable (unfavorable) lease values of the Successor Company established in "fresh-start reporting" and acquired in connection with The Wall store acquisitions are being amortized to rent expense using the effective interest method over the lives of the related lease agreements.

        The trade name of the Successor Company acquired in The Wall acquisition is being amortized on a straight-line basis over two years.

        N. FAIR VALUE OF LONG-LIVED ASSETS: The Company records impairment losses on long-lived assets used in operations, and the related goodwill, when events and circumstances indicate that the

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets in accordance with SFAS No. 121.

        O. FAIR VALUE OF FINANCIAL INSTRUMENTS: It was not practicable to estimate the fair value of the Predecessor Company's prepetition debt obligations as the Predecessor Company was in Chapter 11 proceedings. The ultimate plan of reorganization could have significantly impacted the estimated fair value of those obligations. Financial instruments of the Successor Company consist of a revolving credit facility (including letters of credit) which is carried at an amount which approximates fair value (see
    Note 11).

        P. ADVERTISING COSTS: Advertising costs are expensed during the period incurred. The amount charged to advertising expense during the period February 1, 1998 to February 28, 1998, the period March 2, 1997 to January 31, 1998, the 52 week period ended March 1, 1997 and the 53 week period ended March 2, 1996 was $167, $5,810, $6,128 and $6,458, respectively.

        Q. STORE OPENING AND OTHER START-UP COSTS: The expenses associated with the opening of new stores and other start-up costs are charged to expense as incurred.

        R. EARNINGS (LOSS) PER SHARE: In February l997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which is effective for the Successor Company for Fiscal 1997. This standard requires the Company to disclose basic earnings per share and diluted earnings per share. Basic earnings per share is calculated by dividing net income (loss) by the weighted average shares outstanding. Diluted earnings per share is calculated by dividing net income (loss), by the sum of the weighted average shares and additional common shares that would have been outstanding if the dilutive potential common shares calculated using the treasury method had been issued for common stock options from the company's stock option plans. The additional dilutive potential common shares included in the diluted earnings per share during the period February 1 to February 28, 1998, the period March 2, 1997 to January 31, 1998 and the fiscal years 1996 and 1995 were 124,200, 0, 0, and 0, respectively. The weighted average number of outstanding stock options not included in the computation of diluted earnings per share were zero for all periods presented. To include these options in the computation would have been antidilutive. As required by SFAS No. 128 all outstanding common stock options are considered included even though their exercise may be contingent upon vesting. For all periods presented all common shares issuable under the Company's stock option plan were antidilutive. The historical per share data for the Predecessor Company is not comparable since the Successor Company has been recapitalized and has adopted fresh-start reporting as of January 31, 1998.

        S. INCOME TAXES: The Company uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
        T. STOCK-BASED COMPENSATION: The Company follows Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options. Under APB No. 25, because the exercise price of employee stock options granted in January 1998 was less than the market price of the underlying stock on the date of grant, compensation expense is being recognized over the vesting period (see Note 21). The Company adopted the disclosure-only provisions of SFAS No. 123 for options issued to employees and directors.

        U. DIVIDEND POLICY: The Company has never declared or paid cash dividends on its common stock. The Successor Company currently intends to retain any earnings for use in its business and therefore does not anticipate paying any dividends in the foreseeable future. In addition, the Successor Company's revolving credit facility limits its ability to pay dividends under certain circumstances. Any future determination as to the payment of cash dividends will depend on a number of factors, including future earnings, capital requirements, the financial condition and prospects of the Successor Company and any restrictions under credit agreements existing from time to time.

        V. RECLASSIFICATIONS: Certain amounts in the Predecessor Company's Consolidated Financial Statements have been reclassified to conform to the Successor Company's Consolidated Financial Statements.

4. FRESH-START REPORTING:

    The AICPA has issued Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". Pursuant to the guidance provided by SOP 90-7, the Predecessor Company adopted "fresh-start reporting" for its consolidated financial statements effective as of January 31, 1998, the last day of the Predecessor Company's fiscal month end. Under fresh-start reporting, the reorganization value of the Company has been allocated to the emerging Company's assets on the basis of the purchase method of accounting. Deferred income taxes were reported in conformity with the liability method of accounting for income taxes and no pre-confirmation net operating loss carryforwards were available at February 1, 1998. All of the reorganization value was attributable to specific tangible assets of the emerging entity and no amount has been recorded as intangible assets or as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets" in the accompanying consolidated balance sheet as of January 31, 1998.

    The fresh-start reporting entity value was determined to be $194,368 (net of $5,632 of administrative and priority claims payments). This value includes an estimated terminal value of the Company (calculated using a multiple of approximately five times projected earnings before interest, taxes, depreciation and amortization, "EBITDA") and results in a per share common stock value of eighteen dollars and seventy five cents was determined by the Company with the assistance of its special financial advisor during the Chapter 11 reorganization. The significant factors used in the determination of this value were a four year analysis of the Company's forecasted cash flows discounted at 14.0% to a present value, an assumed tax rate of 40%, and certain additional financial analyses and forecasts prepared by management focusing on the capital structure of the new entity.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

4. FRESH-START REPORTING: (CONTINUED)
    Under fresh-start reporting, the final consolidated balance sheet of the Predecessor Company as of January 31, 1998, becomes the opening consolidated balance sheet of the Successor Company. Since fresh-start reporting has been reflected in the accompanying consolidated balance sheet as of January 31, 1998, the consolidated balance sheet as of that date is not comparable to any such statement as of any prior date or for any prior period.

    The adjustments to reflect the consummation of the Plan, including the subsequent gain on debt discharge of prepetition liabilities in the amount of $228,911 and the adjustment to record assets and liabilities at their fair values have been reflected in the accompanying consolidated financial statements as of January 31, 1998. Accordingly, a black line is shown to separate the February 28, 1998 consolidated balance sheet and the consolidated statement of operations and cash flows for the period February 1, 1998 to February 28, 1998 from the prior years since they are not prepared on a comparable basis.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

4. FRESH-START REPORTING: (CONTINUED)
    The effect of the Plan on the Company's Consolidated Balance Sheet as of January 31, 1998 is as follows:

                                                                         ADJUSTMENTS TO RECORD THE PLAN
                                                                   ------------------------------------------
                                                      PRE-FRESH                          FRESH-START
                                                        START                    ----------------------------   FRESH-START
                                                    BALANCE SHEET                                 FAIR VALUE   BALANCE SHEET
                                                     JANUARY 31,       DEBT        ACCOUNTING     ADJUSTMENTS   JANUARY 31,
                                                        1998       DISCHARGE(A)    CHANGES(B)       (C)(D)         1998
                                                    -------------  ------------  ---------------  -----------  -------------
ASSETS
Current assets:
  Cash and cash equivalents.......................    $  87,842     $   (1,538)     $  --          $  --         $  86,304
  Accounts receivable.............................        2,401            297         --             --             2,698
  Inventories.....................................      107,774         --             --              1,007       108,781
  Deferred income taxes...........................       --             --             --              6,334         6,334
  Other current assets............................        2,207         --             --             --             2,207
                                                    -------------  ------------         -----     -----------  -------------
      Total current assets........................      200,224         (1,241)        --              7,341       206,324
                                                    -------------  ------------         -----     -----------  -------------
Property, plant and equipment. net................       46,062         --             --            (21,662)       24,400
                                                    -------------  ------------         -----     -----------  -------------
Other non-current assets:
  Goodwill, net...................................       39,348         --             --            (39,348)       --
  Intangible assets, net..........................          813         --                (78)        --               735
  Favorable lease values, net.....................       --             --             --              9,256         9,256
  Deferred income taxes...........................       --             --             --             18,886        18,886
  Other assets....................................          718         --             --             --               718
                                                    -------------  ------------         -----     -----------  -------------
      Total other non-current assets..............       40,879         --                (78)       (11,206)       29,595
                                                    -------------  ------------         -----     -----------  -------------
      Total assets................................    $ 287,165     $   (1,241)     $     (78)     $ (25,527)    $ 260,319
                                                    -------------  ------------         -----     -----------  -------------
                                                    -------------  ------------         -----     -----------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable, trade.........................    $  33,522     $   --          $  --          $  --         $  33,522
  Accrued expenses and other liabilities..........       21,836          3,322         --             (1,374)       23,784
                                                    -------------  ------------         -----     -----------  -------------
      Total current liabilities...................       55,358          3,322         --             (1,374)       57,306
                                                    -------------  ------------         -----     -----------  -------------
Long-term liabilities:
  Revolving credit agreement......................       --             --             --             --            --
  Unfavorable lease values, net...................       --             --             --              7,100         7,100
  Other long-term liabilities.....................        6,229            772         --             (5,456)        1,545
                                                    -------------  ------------         -----     -----------  -------------
      Total long-term liabilities.................        6,229            772         --              1,644         8,645
Liabilities subject to compromise.................      428,614       (428,614)        --             --            --
Commitments and contingencies.....................       --             --             --             --            --
                                                    -------------  ------------         -----     -----------  -------------
      Total liabilities...........................      490,201       (424,520)        --                270        65,951
                                                    -------------  ------------         -----     -----------  -------------
Stockholders' equity (deficit):
  Common stock....................................           10            102         --                (10)          102
  Additional paid-in capital......................       79,990        194,266         --            (79,990)      194,266
  Retained earnings (accumulated deficit).........     (283,036)       228,911            (78)        54,203        --
                                                    -------------  ------------         -----     -----------  -------------
      Total stockholders equity (deficit).........     (203,036)       423,279            (78)       (25,797)      194,368
                                                    -------------  ------------         -----     -----------  -------------
      Total liabilities and stockholders' equity
        (deficit).................................    $ 287,165     $   (1,241)     $     (78)     $ (25,527)    $ 260,319
                                                    -------------  ------------         -----     -----------  -------------
                                                    -------------  ------------         -----     -----------  -------------

------------------------
(a) To record the settlement of liabilities subject to settlement under reorganization proceeding and the payment of administrative expenses in connection with the Plan, to reflect unpaid priority claims as either accrued expenses (for claims to be paid within one year) or other long-term liabilities. Credit balances due from vendors, as of the date of bankruptcy, with no offsetting claim are required to be repaid to the Company under Bankruptcy law. Thus, these amounts are deemed collectible as accounts receivable and are not used to offset the gain on debt discharge.
(b) To record the effects of adopting SOP 98-1 ($0) and SOP 98-5 ($78) as of the Plan's effective date.
(c) To record the adjustments to state assets and liabilities at fair value and to eliminate the deficit in accumulated deficit against additional paid-in capital.
(d) The fair value adjustments do not include the contingency with the Internal Revenue Service discussed in Note 18.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

5. REORGANIZATION INCOME (EXPENSES):

    The net reorganization income (expenses) incurred as a result of the Chapter 11 filings and subsequent reorganization efforts have been segregated from ordinary operations in the Consolidated Statements of Operations:

                                                                         PREDECESSOR COMPANY
                                                                       -----------------------
                                                                         PERIOD      52 WEEK
                                                                        MARCH 2,      PERIOD
                                                                         1997 TO      ENDED
                                                                       JANUARY 31,   MARCH 1,
                                                                          1998         1997
                                                                       -----------  ----------
Net adjustment to fair values........................................   $ (25,527)  $   --
Adjustments to claims (including $1,017 of post March 1, 1997 net
  activity)..........................................................      57,511       --
Lease rejection expenses.............................................      --           (5,987)
Losses on disposal of inventory......................................      --           (4,704)
Emergence and retention bonuses......................................        (835)        (489)
Other restructuring costs............................................        (713)        (689)
Bankruptcy related expenses..........................................      (6,246)      (4,866)
Financing fees.......................................................      --          (15,953)
Interest income......................................................       2,311          843
                                                                       -----------  ----------
                                                                        $  26,501   $  (31,845)
                                                                       -----------  ----------
                                                                       -----------  ----------

    Net adjustments to fair values reflect the net change to state assets and liabilities at fair value. Adjustments to claims represent prepetition claims that were either discharged or received no amount of recovery. Lease rejection expenses represent costs associated with the rejection of several store leases as part of the bankruptcy filing. In addition, losses were incurred associated with closing of stores during Fiscal 1996 for the disposal of excess inventory from those stores. Bonuses to be paid for retention and emergence from Chapter 11 were expensed over the reorganization period. Other restructuring costs include costs and expenses from travel directly related to the reorganization, certain expenses related to the rejection of executory contracts, the settlement of a nonqualified retirement plan as well as gains and losses from the disposition of related assets. Bankruptcy related expenses relate to professional fees and other expenses related to the bankruptcy proceedings. Financing fees consist of the write-off of the unamortized portion of deferred financing fees relating to collateralized debt as of the petition date. Interest income is attributable to the accumulation of cash and short-term investments subsequent to the petition date.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

6. EXTRAORDINARY ITEM:

    The Plan resulted in the discharge of $428,614 of prepetition claims and the recognition of $297 in prepetition vendor receivables against/due to the Predecessor Company during Chapter 11 through the distribution of $5,632 in cash and the issuance of 10,166,162 shares of new common stock to creditors. The value of cash and securities distributed less the vendor receivables was $228,911 less than the allowed claims, and the resultant gain was recorded as an extraordinary item, net of related tax effects of $0. The value of the shares of new common stock issued to creditors under the Plan was determined through negotiations among the Predecessor Company's creditors.

7. ACQUISITION:

    Effective February 28, 1998, the Company acquired certain assets and assumed certain liabilities and operating lease commitments of The Wall Music, Inc. ("The Wall") pursuant to an Asset Purchase Agreement ("Purchase Agreement") dated December 10, 1997. The closing date for the acquisition was on March 2, 1998; however, on February 28, 1998 a letter was signed by the Company and The Wall under which February 28, 1998 was deemed the closing date for accounting purposes. The Wall operated the business for the benefit of the Company from February 28, 1998 to March 2, 1998.

    The Wall is a mall-based music store chain that operated one hundred fifty stores in the Mid-Atlantic region of the United States. The Company acquired all of these stores of which eleven stores will be closed as part of the Company's acquisition strategy. The Company has accrued $410 in exit costs related to these closings. The purchase of The Wall was funded by the Company's cash and cash equivalents.

    The acquisition has been accounted for as a purchase, and included a cash payment of $72,351, the assumption of liabilities aggregating $12,863, and acquisition costs of $2,300. Accordingly, the assets and liabilities of the acquired business are included in the consolidated balance sheet at February 28, 1998 and no results of operations are included in the consolidated statement of operations. The Company does not believe the final purchase price will differ significantly from the preliminary purchase price recorded at February 28, 1998. The excess of the purchase price over the fair values of the net assets acquired (goodwill) of $25,090 will be amortized on a straight-line basis over 20 years.

    The following summarized unaudited pro forma financial information assumes the acquisition of The Wall had occurred as of March 2, 1997 and March 3, 1996:

                                                                   PRO FORMA
                                                     PRO FORMA       PERIOD
                                                       PERIOD       MARCH 2,      PRO FORMA
                                                    FEBRUARY 1,     1997 TO        52 WEEK
                                                      1998 TO     JANUARY 31,   PERIOD ENDED
                                                    FEBRUARY 28,      1998      MARCH 1, 1997
                                                        1998      (PREDECESSOR) (PREDECESSOR)
                                                    ------------  ------------  -------------
Net sales.........................................   $   37,106    $  521,209    $   541,040
                                                    ------------  ------------  -------------
                                                    ------------  ------------  -------------
Net income (loss).................................   $    1,113    $  273,086    $   (86,503)
                                                    ------------  ------------  -------------
                                                    ------------  ------------  -------------

    The pro forma amounts are based upon certain assumptions and estimates, and do not reflect any benefits from economies which might be achieved from combined operations. The pro forma results do not

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

7. ACQUISITION: (CONTINUED)
necessarily represent results which would have taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

8. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consisted of the following:

                                                         SUCCESSOR   PREDECESSOR
                                                          COMPANY      COMPANY
                                                        -----------  -----------
                                                         FEBRUARY
                                                            28,       MARCH 1,
                                                           1998         1997
                                                        -----------  -----------
Land and buildings....................................   $   5,470    $  12,365
Leasehold improvements................................      12,245       31,643
Office furniture and fixtures.........................         535        1,899
Store furniture and fixtures..........................      13,123       41,175
Machinery and equipment...............................       5,003       13,139
Remodeling-in-progress................................       4,371        1,499
                                                        -----------  -----------
                                                            40,747      101,720
Less accumulated depreciation and amortization........        (527)     (44,982)
                                                        -----------  -----------
    Total.............................................   $  40,220    $  56,738
                                                        -----------  -----------
                                                        -----------  -----------

    Depreciation expense related to the Company's distribution center facility and equipment is included in cost of sales as follows:

 SUCCESSOR
  COMPANY              PREDECESSOR COMPANY
-----------  ---------------------------------------
  PERIOD        PERIOD
FEBRUARY 1,    MARCH 2,       52 WEEK      52 WEEK
  1998 TO        1997         PERIOD       PERIOD
 FEBRUARY     TO JANUARY       ENDED        ENDED
    28,           31,        MARCH 1,     MARCH 2,
   1998          1998          1997         1996
-----------  -------------  -----------  -----------
 $      23     $   1,005     $   1,268    $   1,113
-----------       ------    -----------  -----------
-----------       ------    -----------  -----------

    Depreciation expense related to all other property, plant and equipment is included in selling, general and administrative expenses.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

9. INTANGIBLE ASSETS:

    Intangible assets consisted of the following:

                                                         SUCCESSOR   PREDECESSOR
                                                          COMPANY      COMPANY
                                                        -----------  -----------
                                                         FEBRUARY
                                                            28,       MARCH 1,
                                                           1998         1997
                                                        -----------  -----------
Financing fees........................................   $   1,434    $     615
Trade name............................................         760       --
                                                        -----------       -----
                                                             2,194          615
Less accumulated amortization.........................        (707)        (265)
                                                        -----------       -----
    Total.............................................   $   1,487    $     350
                                                        -----------       -----
                                                        -----------       -----

10. ACCRUED EXPENSES AND OTHER LIABILITIES:

    Accrued expenses and other liabilities consisted of the following:

                                                         SUCCESSOR   PREDECESSOR
                                                          COMPANY      COMPANY
                                                        -----------  -----------
                                                         FEBRUARY
                                                            28,       MARCH 1,
                                                           1998         1997
                                                        -----------  -----------
Payroll and related costs.............................   $   8,256    $   6,775
Taxes other than income...............................       3,266        3,892
Gift certificate liability............................       5,391        2,456
Payable for acquisition, including expenses
  (see Notes 7 and 20)................................      71,614       --
Customer product guarantee program....................       1,415       --
Customer loyalty program liability....................         744        6,101
Reorganization liabilities............................       4,532        1,273
Other.................................................       4,561        2,839
                                                        -----------  -----------
    Total.............................................   $  99,779    $  23,336
                                                        -----------  -----------
                                                        -----------  -----------

11. FINANCING ARRANGEMENTS:

    PREDECESSOR COMPANY:

    As a result of Chapter 11 proceedings, all remaining indebtedness of the Predecessor Company as of the petition date became immediately due and payable in accordance with the terms of the instruments governing such indebtedness. While the Chapter 11 proceedings were pending, the Predecessor Company was prohibited from making any payments of obligations owing as of the petition date, except as permitted by the Bankruptcy Court and contractual terms of debt obligations were suspended subject to settlement. Furthermore, the Predecessor Company was not able to borrow additional funds under any of its prepetition credit arrangements. Borrowings outstanding at March 1, 1997 of $285,800, and related

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

11. FINANCING ARRANGEMENTS: (CONTINUED)
accrued interest of $9,817, were classified as liabilities subject to compromise because the principal balance was under secured.

    The Predecessor Company obtained debtor-in-possession financing with a syndicate of financial institutions whereby a maximum of $35,000 revolving credit facility ("DIP Facility"), which included a letter of credit sub-facility of $10,000, was available to fund working capital, issue letters of credit and make other payments during the Chapter 11 proceedings. The DIP Facility was available through the earlier of February 9, 1998 or the effective date of the Plan. The maximum amount available under the DIP Facility was subject to a borrowing base limitation equal to 35% of eligible inventory (as defined) during the peak period (as defined) and 30% of eligible inventory during the non-peak period, plus cash and investments held at the Predecessor Company's cash management bank less the Predecessor Company's cash collateral. Borrowings under the DIP Facility bore interest, at the Predecessor Company's option, at the Base Rate (defined as the higher of the Prime Rate or the Base CD Rate plus 1% or the Federal Funds Effective Rate plus 1/2%) plus 1% (9.25% at March 1, 1997).

    Interest on Base Rate loans was payable monthly in arrears. The Predecessor Company paid a commitment fee of 1/2% on the average daily unused portion of the DIP Facility. The Predecessor Company had no outstanding borrowings against the DIP Facility at March 1, 1997. At March 1, 1997, the Predecessor Company had $3,270 of letters of credit outstanding.

    The weighted average interest rate on these borrowings was 9.84% for the 53 week period ended March 2, 1996.

    The Predecessor Company's various prepetition loan agreements had covenants which, among other things, limited the payment of dividends and capital expenditures, specified levels of consolidated net worth and minimum consolidated adjusted operating profit as well as maintenance of specified ratios including interest coverage and current ratios. However, as a result of the automatic stay resulting from the Chapter 11 proceedings, the Predecessor Company's lenders could not enforce any rights, exercise any remedies or realize on any claims in the event that the Predecessor Company failed to comply with any of the covenants contained in the various prepetition loan agreements.

    The Predecessor Company was subject to various financial and other covenants under the terms of the DIP Facility including, among other things, minimum EBITDA (as defined in the DIP Facility) and limitations on indebtedness, investments, payments of indebtedness and capital expenditures. The Company was in compliance with the DIP Facility covenants at March 1, 1997 or obtained appropriate waivers.

    SUCCESSOR COMPANY:

    The Successor Company entered into a Revolving Credit Agreement dated as of January 27, 1998. The facility provides for loans of up to $50,000 during the peak period (October through December) and up to $35,000 during the non-peak period (including in each case up to $5,000 of letters of credit). In no case can the amount of loans exceed the borrowing base, as defined. The borrowing base means, during the peak period, 35% of eligible inventory and during the non-peak period, 30% of eligible inventory. The Successor Company had no borrowings under the facility during the period January 27, 1998 to February 28, 1998 and had $35,000 of availability at February 28, 1998. The facility terminates on January 27,

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

11. FINANCING ARRANGEMENTS: (CONTINUED)
2002. The Successor Company's obligations are guaranteed by Camelot Music Holdings, Inc. ("CMHI") and by all of Camelot's subsidiaries and are collateralized by substantially all of Camelot's assets. CMHI has pledged to the lenders its capital stock of Camelot and Camelot has pledged to the lenders the capital stock of its subsidiaries.

    Loans bear interest, at the option of the Successor Company, at either (a) the Eurodollar Rate (as defined) plus 1.75% or (b) the greater of (i) the bank's Prime Rate, (ii) the Base CD Rate (as defined) plus 1%, or (iii) the Federal Funds Effective Rate (as defined) plus 1/2 of 1%. The Successor Company also pays an annual commitment fee of 3/8 of 1% on the available commitment. The Successor Company is required to use any excess proceeds from asset sales of more than $750 to reduce the commitments under the facility. In addition, the Successor Company is required for 45 consecutive days during each year to reduce the principal amount of all outstanding loans to zero.

    The Revolving Credit Agreement contains certain customary negative covenants which under certain circumstances, limit the Successor Company's ability to incur additional indebtedness, pay dividends, make capital expenditures and engage in certain extraordinary corporate transactions. The Revolving Credit Agreement also requires the Successor Company to maintain minimum consolidated EBITDA (as defined) levels. The Successor Company was in compliance with these covenants at February 28, 1998.

    As of June 3, 1998, the Successor Company received commitment letters from its lenders to modify the Revolving Credit Agreement to include; among other things, a term loan provision (see Note 22).

    Long-term debt, in accordance with its contracted terms, consisted of the following:

                                                          SUCCESSOR    PREDECESSOR
                                                           COMPANY       COMPANY
                                                        -------------  -----------
                                                        FEBRUARY 28,    MARCH 1,
                                                            1998          1997
                                                        -------------  -----------
Revolving Credit Agreement............................    $  --         $  --
Senior Credit Facility:
  Tranche A Term Loan.................................       --            57,000
  Tranche B Term Loan.................................       --            78,000
  Tranche C Term Loan.................................       --            60,000
  Revolving Credit Commitment.........................       --            90,800
Subordinated Debentures...............................       --            55,748
Senior Debentures.....................................       --            55,212
                                                              -----    -----------
      Total...........................................       --           396,760
                                                              -----    -----------
    Less long-term debt classified as current.........       --            --
    Less amounts included as liabilities subject to
      compromise......................................       --          (396,760)
                                                              -----    -----------
                                                          $  --         $  --
                                                              -----    -----------
                                                              -----    -----------

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

11. FINANCING ARRANGEMENTS: (CONTINUED)
    The Predecessor Company accrued interest on its unsecured and under secured obligations through the petition date; however, due to the uncertainties relating to a final plan of reorganization, the Predecessor Company ceased accruing interest on such obligations effective on the petition date (see Note
22).

12. LIABILITIES SUBJECT TO COMPROMISE:

    Liabilities subject to compromise consisted of the following:

                                                                                   PREDECESSOR
                                                                                     COMPANY
                                                                                   -----------
                                                                                    MARCH 1,
                                                                                      1997
                                                                                   -----------
Bank debt and related interest...................................................   $ 295,617
Subordinated debentures and related interest of $2,741...........................      58,489
Senior debentures and related interest of $2,439.................................      57,651
Trade claims.....................................................................      54,675
Lease claims.....................................................................      14,349
Priority tax claims..............................................................       1,219
Other claims.....................................................................       2,811
                                                                                   -----------
    Total........................................................................   $ 484,811
                                                                                   -----------
                                                                                   -----------

    Liabilities subject to compromise under the Chapter 11 proceedings included substantially all current and long-term debt and trade and other payables as of the petition date. As discussed in Note 2, payment of these liabilities, including the maturity of debt obligations, was stayed while the Predecessor Company operated as a debtor-in-possession.

    As part of the Chapter 11 proceedings, the Predecessor Company notified all known or potential claimants for the purpose of identifying all prepetition claims against the Company. The Bankruptcy Court entered an order setting January 30, 1997 as the bar date (the "Bar Date") for submission of proofs of claim in the Chapter 11 proceedings. With certain exceptions, a creditor who failed to submit on or before the Bar Date a proof of claim in respect of a claim against the Predecessor Company is forever barred from asserting such claim against the Predecessor Company.

    On December 12, 1997, as described in Notes 2, 4 and 5, the Predecessor Company's Plan was confirmed whereby substantially all claims arising in connection with the Chapter 11 proceedings have been resolved. Accordingly, management believes that the amount of liabilities subject to compromise as reported are fairly stated.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

13. STOCKHOLDERS' EQUITY (DEFICIT):

    The following is a summary of the capitalization of the Predecessor Company at March 1, 1997:

Class A Stock:..................  910,000 shares authorized; 850,000 shares issued and outstanding
Class C Stock:..................  557,000 shares authorized; 143,750 shares issued and outstanding
Class D Voting Stock:...........  6,250 shares authorized; 6,250 shares issued and outstanding
Class E Stock:..................  375,010 shares authorized; no shares issued or outstanding
Common Stock:...................  1,848,260 shares authorized; no shares issued or outstanding

    The Class A Stock, Class C Stock, Class D Voting Stock and Common Stock had one cent par values per share. The Class E Stock had a one dollar par value per share. The transfer of any shares of stock were restricted and voting rights, liquidation rights and dividend rights were as specified in the Predecessor Company's Certificate of Designation.

    On December 12, 1997, the Company's Plan was confirmed in Bankruptcy Court whereby the reorganized company emerged and issued approximately 10,166,162 common shares of stock to the various claim holders pursuant to the terms of the Plan. The stockholders in the Predecessor Company received no recovery nor were they issued any shares in the Successor Company under the Plan. None of the claim holders receiving shares of the Successor Company were pre-confirmation shareholders of the Predecessor Company.

    The capitalization of the Successor Company at February 28, 1998 consists of 30,000,000 shares of authorized one cent par value voting common stock of which 9,835,559 shares were issued and outstanding at February 28, 1998 and 330,603 shares will be issued pursuant to the Plan and 10,000 shares were awarded outside the plan of reorganization in lieu of payment of $188 in administrative expenses.

14. STOCK OPTION PLAN AND PURCHASE AGREEMENTS:

    The Predecessor Company had established a Management Stock Incentive Plan for certain key employees and a Stock Purchase Agreement with certain key employee shareholders. No compensation expense was recognized based on the terms of these agreements and the agreements were terminated as of the effective date of the Plan with none of the key employees receiving any shares in the Successor Company as a result of these agreements.

    Effective January 27, 1998, the Successor Company established the Camelot Music Holdings, Inc. 1998 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the granting of either incentive stock options or nonqualified stock options to purchase shares of the Company's common stock to officers, directors and key employees responsible for the direction and management of the Company. Vesting of the options was over a four year period with a maximum term of ten years. Based on the terms of the Stock Option Plan, vesting has been accelerated based on the market performance of the

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

14. STOCK OPTION PLAN AND PURCHASE AGREEMENTS: (CONTINUED)
Company's common stock whereby 50% of the options vested on March 13, 1998 and the remaining 50% will vest on January 28, 2000. None of the options were exercisable at February 28, 1998. At February 28, 1998, 825,094 shares of common stock were reserved for future issuance under the Stock Option Plan based on a requirement that 7.5% of total outstanding shares on a diluted basis be reserved for the Stock Option Plan.

    Information relating to stock options is as follows:

                                                                        OPTION PRICE     TOTAL
                                                            NUMBER OF     PER SHARE    EXERCISE
                                                             SHARES       AVERAGE*       PRICE
                                                           -----------  -------------  ---------
Shares under option at January 27, 1998..................      --         $  --        $  --
Granted..................................................     687,000         20.75       14,255
Exercised................................................      --            --           --
Forfeited................................................      --            --           --
                                                           -----------       ------    ---------
Shares under option February 28, 1998....................     687,000     $   20.75    $  14,255
                                                           -----------       ------    ---------
                                                           -----------       ------    ---------

       * Per share data not in thousands of dollars

    The Company has determined that the fair market value of its common stock at the date of grant of the above options was $28.19. Accordingly, compensation expense of $5,112 is being recognized ratably over the four year vesting period. Compensation expense of $107 was recognized during the period February 1, 1998 to February 28, 1998. The balance of unearned compensation is recorded as a component of stockholders' equity (see Note 21).

    Pro forma information regarding net income and net income per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate............................................  5.61%
Dividend yield.....................................................  0%
Volatility factor..................................................  55.33%
Weighted average expected life.....................................  5 years

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

14. STOCK OPTION PLAN AND PURCHASE AGREEMENTS: (CONTINUED)
    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma net income and net income per share for the one month period ended February 28, 1998 were as follows:

Net earnings--as reported............................................  $     474
Net earnings--pro forma..............................................  $     445
Basic and diluted earnings per share*................................  $    0.04

------------------------

*   Per share amounts not in thousands of dollars

    On June 4, 1998, the Successor Company's Board of Directors approved a Director Stock Option Plan (see Note 22).

15. SPECIAL ITEMS:

    Special items consisted of the following:

                                                      SUCCESSOR
                                                       COMPANY            PREDECESSOR COMPANY
                                                    -------------  ---------------------------------
                                                       PERIOD        PERIOD      52 WEEK    53 WEEK
                                                     FEBRUARY 1,    MARCH 2,     PERIOD     PERIOD
                                                       1998 TO       1997 TO      ENDED      ENDED
                                                    FEBRUARY 28,   JANUARY 31,  MARCH 1,   MARCH 2,
                                                        1998          1998        1997       1996
                                                    -------------  -----------  ---------  ---------
Put agreements....................................    $  --         $  --       $  --      $   3,413
Write-down of long-lived assets...................                     --           6,523    202,869
Restructuring charges.............................       --            --          --          5,238
Reduction of customer loyalty program liability...       --            (4,443)     --         --
                                                          -----    -----------  ---------  ---------
    Total.........................................    $  --         $  (4,443)  $   6,523  $ 211,520
                                                          -----    -----------  ---------  ---------
                                                          -----    -----------  ---------  ---------

    PUT AGREEMENTS: Effective November 12, 1993 the Predecessor Company entered into Put Agreements ("Put") with four existing shareholders. The Put provided the Predecessor Company an option to sell 375,010 shares of its Class E preferred stock at an aggregate purchase price of $50,000. In consideration for the Put, the Predecessor Company paid fees of $3,413 to the four shareholders. The Put was exercisable upon the execution by the Predecessor Company of a purchase agreement to acquire a company in a business similar to Camelot. The Put, pursuant to its original terms, expired on December 31, 1995.

    WRITE-DOWN OF LONG-LIVED ASSETS: Management identified significant adverse changes in the Predecessor Company's business climate late in the third quarter of the 53 week period ended March 2, 1996 that persisted subsequent to year end. These changes were largely due to increasing competition in the Predecessor Company's marketplace, which led to operating results and forecasted future results that were less than previously planned. These factors led to the conclusion that there was a potential impairment in the recorded value of goodwill and certain property, plant and equipment. Management performed an

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

15. SPECIAL ITEMS: (CONTINUED)
analysis of the recoverability of its long-lived assets based upon a variety of valuation methods including discounted cash flow and earnings before interest, taxes and depreciation expense. In management's judgment, there was an impairment of certain of the Predecessor Company's property, plant and equipment and the carrying value of the Predecessor Company's goodwill was reduced resulting in an impairment loss of $202,869 which is included in the consolidated statement of operations for that period.

    As a result of the Predecessor Company's financial performance and the Chapter 11 proceedings, the Predecessor Company closed seventy-three locations during the 52 week period ended March 1, 1997. In addition, the Predecessor Company re-evaluated the carrying amount of its property, plant and equipment. Based on this evaluation, the Predecessor Company determined that property, plant and equipment with a carrying amount of $17,152 was impaired, resulting in a write-down of $6,523 to estimated fair value, which amount is included in the consolidated statement of operations for that period.

    RESTRUCTURING CHARGES: In response to an increasingly competitive retail environment, the Predecessor Company began a "reengineering" project during the 53-week period ended March 2, 1996 in order to lower costs through corporate overhead reductions and the identification of under performing stores. As part of this project, the Predecessor Company identified required changes in corporate and retail operations and, therefore, assessed the realizable value of certain assets and the cost of restructuring measures. As a result, restructuring charges of $5,238 were recorded in the consolidated statement of operations for that period, which primarily relate to costs of $2,306 associated with lease terminations and $1,637 associated with the handling of inventory dispositions incurred in connection with 27 store closures and approximately $722 of professional fees incurred as part of the Company's restructuring efforts. The results of operations for the assets or operations closed or otherwise disposed of during the period were not material.

    CUSTOMER LOYALTY PROGRAM LIABILITY: During the period March 2, 1997 to January 31, 1998, the Company discontinued its manual "Punch Card" version of its customer loyalty program and replaced it with a limited automated program targeted to its most frequent and highest spending customers. The reduction in the program resulted in the reversal of program reward redemption reserves aggregating $4,443 which was recorded in the consolidated statement of operations for that period. The amount of this reversal represented the remaining balance in the "punch card" loyalty program reserve once all customer redemption ceased.

16. LEASES:

    The Company leases its retail stores under noncancelable leases expiring in various years through fiscal 2007. Several of the leases are subject to renewal options under various terms and generally all the leases require the Company to pay real estate taxes and common area maintenance charges.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

16. LEASES: (CONTINUED)
    Minimum rental commitments are summarized as follows:

FISCAL YEARS
----------------------------------------------------------------------------------
1998..............................................................................  $   39,001
1999..............................................................................      35,888
2000..............................................................................      33,550
2001..............................................................................      29,906
2002..............................................................................      24,668
Thereafter........................................................................      43,509
                                                                                    ----------
Total minimum payments............................................................  $  206,522
                                                                                    ----------
                                                                                    ----------

    Rental expense totaled $2,236, $25,593, $29,361 and $33,404 for the period February 1, 1998 to February 28, 1998, the period March 2, 1997 to January 31, 1998, the 52 week period ended March 1, 1997 and the 53 week period ended March 2, 1996, respectively. Rental expense included contingent rentals of $157, $2,259, $2,187 and $2,813 for the respective periods. The contingent rentals are based on sales volume.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

17. INCOME TAXES:

    The (provision) benefit for income taxes includes current and deferred income taxes as follows:

                                 SUCCESSOR
                                  COMPANY                 PREDECESSOR COMPANY
                               -------------  -------------------------------------------
                                  PERIOD         PERIOD
                                FEBRUARY 1,   MARCH 2, 1997     52 WEEK        53 WEEK
                                  1998 TO      TO JANUARY    PERIOD ENDED   PERIOD ENDED
                               FEBRUARY 28,        31,         MARCH 1,       MARCH 2,
                                   1998           1998           1997           1996
                               -------------  -------------  -------------  -------------
Current taxes:
  Federal....................    $  --          $  --          $  --          $    (538)
  State and local............       --               (289)        --                162
                                     -----          -----          -----          -----
      Total..................       --               (289)        --               (376)
                                     -----          -----          -----          -----
Deferred taxes:
  Federal....................          (97)        --             --             --
  State and local............          (18)        --             --                (98)
                                     -----          -----          -----          -----
      Total..................         (115)        --             --                (98)
                                     -----          -----          -----          -----
      Total (provision)
        benefit..............    $    (115)     $    (289)     $  --          $    (474)
                                     -----          -----          -----          -----
                                     -----          -----          -----          -----
Income tax (provision)
  benefit from continuing
  operations before
  extraordinary item.........    $    (115)        --             --          $    (474)
Tax benefit of extraordinary
  item.......................       --             --             --             --
                                     -----          -----          -----          -----
Total........................    $    (115)     $    (289)     $  --          $    (474)
                                     -----          -----          -----          -----
                                     -----          -----          -----          -----

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

17. INCOME TAXES: (CONTINUED)
    The significant differences between the Federal U.S. statutory rate and the Company's effective tax rate are as follows:

                                 SUCCESSOR
                                  COMPANY                 PREDECESSOR COMPANY
                               -------------  -------------------------------------------
                                  PERIOD         PERIOD
                                FEBRUARY 1,   MARCH 2, 1997     52 WEEK        53 WEEK
                                  1998 TO      TO JANUARY    PERIOD ENDED   PERIOD ENDED
                               FEBRUARY 28,        31,         MARCH 1,       MARCH 2,
                                   1998           1998           1997           1996
                               -------------  -------------  -------------  -------------
Statutory tax rate...........         35.0%          35.0%         (35.0)%        (35.0  )%
Goodwill amortization and
Fiscal 1995 write-off........      --                 2.0            1.1           26.7
Corporate owned life
  insurance..................         (0.4  )        (1.3  )         4.9        --
Compensation expense
  resulting from stock option
  grants.....................          3.0        --             --             --
State taxes, net of federal
  benefit....................          4.0             .9        --             --
Utilization of loss
  carryforwards..............      --               (35.7  )     --             --
IRC section 108 ordering
  rules......................        (22.1  )     --             --             --
Valuation allowance--due to
  uncertainty of utilization
  of net operating loss
  carryforwards..............      --             --                29.0            8.4
Other adjustments, net.......      --             --             --                  .1
                                     -----          -----          -----          -----
Effective tax rate...........         19.5%            .9%           0.0%           0.2%
                                     -----          -----          -----          -----
                                     -----          -----          -----          -----

    At February 28, 1998 and March 1, 1997, the Company had total deferred tax assets of $26,344 and $55,989 and total deferred tax liabilities of $1,239 and $192, respectively. As part of the emergence from Chapter 11 proceedings, the Company believes that it is more likely than not that it will be able to use the deferred tax assets at February 28, 1998 in the future. Therefore, no valuation allowance has been established to offset these deferred tax assets. At March 1, 1997, the Company had net operating loss carryforwards of $76,000 for federal and state income tax purposes expiring in years 2010 through 2012. For financial reporting purposes, a full valuation allowance at March 1, 1997 was recognized to offset the net deferred tax assets as management determined that the assets may not be realized.

    At January 31, 1998, as part of the fresh-start reporting, a reduction in the deferred tax valuation allowance of $55,797 was recorded. A portion of this reduction related to the utilization of net operating loss carryforwards against the cancellation of indebtedness resulting from the emergence from Chapter 11 (see Note 2). Under the provision of the Internal Revenue Code ("IRC"), no provision for income taxes was recorded on the remaining gain on the cancellation of indebtedness. The remaining March 1, 1997 valuation allowance was reversed as a part of the Company's adoption of fresh-start reporting and is

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

17. INCOME TAXES: (CONTINUED)
included in reorganization income (see Note 5). Deferred tax assets after fresh-start reporting at the emergence date were $25,220.

    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                         SUCCESSOR   PREDECESSOR
                                                                          COMPANY      COMPANY
                                                                        -----------  -----------
                                                                         FEBRUARY
                                                                            28,       MARCH 1,
                                                                           1998         1997
                                                                        -----------  -----------
Net current deferred income tax assets:
  Inventory reserves..................................................   $   1,817    $   2,775
  Reorganization expenses.............................................       1,830        4,967
  Other, net..........................................................       2,910        3,986
                                                                        -----------  -----------
                                                                             6,557       11,728
                                                                        -----------  -----------
Net long-term deferred income tax assets:
  Depreciation differences............................................      16,138        4,361
  Amortization of financing fees......................................      --            5,749
  Net federal and state operating loss................................      --           28,306
  Leases..............................................................      --            2,265
  Other, net..........................................................       2,410        3,388
                                                                        -----------  -----------
                                                                            18,548       44,069
                                                                        -----------  -----------
  Valuation allowance.................................................      --          (55,797)
                                                                        -----------  -----------
  Net deferred tax assets on the consolidated balance sheets..........   $  25,105    $  --
                                                                        -----------  -----------
                                                                        -----------  -----------

18. COMMITMENTS AND CONTINGENCIES:

    CLAIMS AND LEGAL ACTIONS: The Company is a party to various claims, legal actions and complaints arising in the ordinary course of its business, including proposed pre-petition assessments by the Internal Revenue Service aggregating approximately $7,900 of which the Company has accrued $800. In the opinion of management, all such matters not accrued for are without merit or involve such amounts that unfavorable disposition will not have a material impact on the financial position, results of operations or cash flows of the Company. In the event that a judgment is rendered against the Company in the full amount of the proposed assessment, the Company's results of operations would be materially adversely affected with a charge to earnings of $7,100 plus interest since January, 1998. Such a judgment, unless paid or bonded for appeal, would be an event of default under the Company's Revolving Credit Agreement.

    SELF-INSURANCE COMMITMENTS: The Company is self-insured with respect to workers' compensation benefits within the State of Ohio and medical benefits for all of its employees. The Company maintains insurance coverage for workers' compensation claims in excess of $300 per incident and for annual medical claims in excess of $75 per employee.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

18. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    MANAGEMENT CONSULTING AGREEMENT: The Company was party to a five year management consulting agreement with Investcorp S.A. ("Investcorp"). Fees under this agreement were $500 per year payable annually, in advance, with the first three years paid on November 12, 1993. The final two year payment was not paid to Investcorp as a result of the rejection of the contract under Chapter 11 proceedings.

19. ELECTIVE SAVINGS AND PLAN:

    The Company sponsors an Elective Savings 401(k) and Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan covers substantially all employees and provides for a 22.5% to 50% matching contribution of employee elective contributions up to a maximum of 10% of wages, not to exceed the statutory limit. Such matching contributions were approximately $56, $239, $309, and $266 for the period February 1, 1998 to February 28, 1998, the period March 2, 1997 to January 31, 1998, the 52 week period ended March 1, 1997 and the 53 week period ended March 2, 1996, respectively. The Company may, at the discretion of the Board of Directors, contribute additional funds to the Plan as deemed appropriate. No such contributions were made during the respective periods.

20. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                                 SUCCESSOR
                                                  COMPANY               PREDECESSOR COMPANY
                                               -------------  ---------------------------------------
                                                  PERIOD         PERIOD        52 WEEK      53 WEEK
                                                FEBRUARY 1,   MARCH 2, 1997    PERIOD       PERIOD
                                                  1998 TO      TO JANUARY       ENDED        ENDED
                                               FEBRUARY 28,        31,        MARCH 1,     MARCH 2,
                                                   1998           1998          1997         1996
                                               -------------  -------------  -----------  -----------
Supplemental disclosures of cash flow
  information:
  Cash paid (received) during the fiscal year
    for:
    Interest.................................    $      11      $     152     $   2,585    $  32,136
    Income taxes paid (refunded), net........            3             58           129       (3,221)
    Reorganization items.....................       --              5,759         5,956       --
  Non-cash reorganization activities:
    Reclassification of liabilities subject
      to compromise..........................    $  --          $  --         $ 477,153    $  --
    Decrease in accounts payable, accrued
      expenses and other liabilities.........       --             --           (80,393)      --
    Reduction of debt........................       --             --          (396,760)      --

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

20. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: (CONTINUED)

                                                                                             SECCESSOR COMPANY
                                                                                         -------------------------
                                                                                          PERIOD FEBRUARY 1, 1998
                                                                                                    TO
                                                                                             FEBRUARY 28, 1998
                                                                                         -------------------------

                                                                                                       ACQUISTION
                                                                                         FRESH-START       OF
                                                                                          REPORTING     THE WALL
                                                                                         -----------  ------------
Supplemental disclosures of investing activities:
Assets at fair value:
  Cash.................................................................................  $    86,304   $      153
  Accounts receivable..................................................................        2,698        1,550
  Inventories..........................................................................      108,781       39,630
  Prepaid expenses and other...........................................................        8,541        2,583
  Property, plant and equipment........................................................       24,400       14,541
  Goodwill.............................................................................      --            25,090
  Other long-term assets...............................................................       29,595        3,967
                                                                                         -----------  ------------
      Total assets.....................................................................      260,319       87,514
                                                                                         -----------  ------------
Liabilities at fair value:
  Accounts payable.....................................................................       33,522       --
  Accrued expenses and other liabilities...............................................       23,784        1,418
  Other current liabilities............................................................      --             4,773
  Long-term liabilities................................................................        8,645        6,672
                                                                                         -----------  ------------
      Total liabilities................................................................       65,951       12,863
                                                                                         -----------  ------------
  Common stock issued in exchange for debt discharged..................................     (194,368)      --
  Cash acquired........................................................................      --              (153)
  Payable for acquisition, including expenses..........................................      --            71,614
                                                                                         -----------  ------------
  Cash paid, net of cash acquired......................................................  $   --        $    2,884
                                                                                         -----------  ------------
                                                                                         -----------  ------------

21. RESTATEMENT:

    The Company had previously not recorded any compensation expense under APB No. 25 related to the Successor Company's stock option grant for 687,000 shares of common stock under its Stock Option Plan based on utilizing a fair value at the time that was supported by the Successor Company's fresh-start reporting entity per share value and a third party valuation (see Notes 3 and 14).

    Following discussions with the Securities and Exchange Commission, the Company determined that, for purposes of this presentation, the fair value of its common stock at the date such stock options were granted exceeded the exercise price. As a result, the Company has recorded compensation expense of $107 for the period February 1, 1998 to February 28, 1998 and recorded unearned compensation of $5,112 as a component of stockholders' equity with a corresponding increase to additional paid-in capital at February 1, 1998. The accompanying financial statements have been restated to reflect this change.

                CAMELOT MUSIC HOLDINGS, INC. (SUCCESSOR COMPANY)
                                      AND
                    CM HOLDINGS, INC. (PREDECESSOR COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           (IN THOUSANDS OF DOLLARS)

22. SUBSEQUENT EVENTS:

    PLAN OF MERGER: On June 3, 1998, the Successor Company entered into an agreement and plan of merger (the "Merger Agreement") with respect to the proposed acquisition of Spec's Music, Inc. ("Spec's"). Spec's is a Miami, Florida based music retailer, and operates forty-two stores in Florida and Puerto Rico. As of June 3, 1998, Spec's operated sixteen mall stores and twenty-six stores in shopping centers and free-standing locations. Spec's also owns three specialty Latin businesses, including a music distribution company and the Latin music record label "Hits Only" and its recording studio, and maintains an inventory of music produced by a majority of the independent Latin labels. The acquisition will be accounted for as a purchase, and will include a cash payment of approximately $26,000 (including repayment of assumed bank debt of approximately $7,000), the assumption of additional liabilities of approximately $13,000, and acquisition costs of approximately $2,000. The acquisition will be funded primarily by the proceeds of a new term loan and the balance funded by operating cash. Consummation of the acquisition is subject to certain conditions, including approval of the acquisition by Spec's public stockholders. The acquisition is anticipated to close in July 1998.

    REVOLVING CREDIT AGREEMENT AMENDMENT AND WAIVER: In early June 1998, the Successor Company received commitment letters from its lenders to modify its Revolving Credit Agreement (the "Amended Credit Facility"). The commitment includes the addition of a $25,000 term loan that will bear interest at the same rate as the existing Revolving Credit Agreement. The proceeds of the term loan will be used to finance the acquisition of Spec's. Mandatory repayments of the term loan are $3,000 in Fiscal 1998, $8,000 in Fiscal 1999, $10,000 in Fiscal 2000, and $4,000 in Fiscal 2001. In addition, the modification also increased the eligible borrowing base to 60% of eligible inventory as well as modified the current capital expenditures limitation and waived certain covenants in order to permit the Spec's acquisition. The Successor Company will pay a fee of $125 for the commitment to modify the Revolving Credit Agreement.

    OUTSIDE DIRECTORS STOCK OPTION PLAN: On June 4, 1998, the Successor Company's Board of Directors approved the Outside Directors Stock Option Plan (the "Directors Plan"). Eligible participants include all non-employee directors. A total of 125,000 shares were reserved for future issuance under the Directors Plan. On June 4, 1998, each of the five outside directors received a grant of 2,500 stock options at an option price of twenty dollars and seventy-five cents per share. Vesting on the options is immediate upon grant. In addition, upon the effective date of the registration statement for the Company's initial public offerings each outside director will also receive a grant of 7,500 options at an option price equal to the fair market value of a share of common stock on the date of the contemplated public offering of the shares. These options have a three-year vesting schedule. The Company will recognize approximately $241 in compensation expense based upon the closing stock price on the over-the-counter market on the date of grant.

    INITIAL PUBLIC OFFERINGS: The Company announced its intention to register with the Securities and Exchange Commission for initial public offerings of common stock. The offerings will be made by institutional stockholders who received shares of common stock as part of the Company's emergence from Chapter 11.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
The Wall Music, Inc.:

    We have audited the accompanying statements of operations, stockholder's equity and cash flows of The Wall Music, Inc. (the "Company"), for the year ended June 1, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended June 1, 1997 in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the financial statements, the Company sold substantially all of its tangible assets and transferred certain liabilities effective February 28, 1998.

Deloitte & Touche LLP

Atlanta, Georgia
August 21, 1997
(February 28, 1998 as to Note 1)

                              THE WALL MUSIC, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                NINE MONTHS ENDED
                                                                             ------------------------  YEAR ENDED
                                                                             FEBRUARY 28,   MARCH 1,     JUNE 1,
                                                                                 1998         1997        1997
                                                                             ------------  ----------  -----------
                                                                                   (UNAUDITED)
NET SALES..................................................................   $  141,314   $  130,338   $ 161,236

COST AND EXPENSES:
  Cost of sales............................................................       85,701       80,955      99,429
  Selling, general, and administrative expenses............................       41,565       40,758      53,698
  Depreciation and amortization............................................        4,666        6,138       8,197
  Writedown of long-lived assets...........................................                    23,159      27,323
                                                                             ------------  ----------  -----------
INCOME (LOSS) BEFORE TAXES.................................................        9,382      (20,672)    (27,411)

INCOME TAX BENEFIT (EXPENSE)...............................................       (3,177)       2,767       3,738
                                                                             ------------  ----------  -----------
NET INCOME (LOSS)..........................................................   $    6,205   $  (17,905)  $ (23,673)
                                                                             ------------  ----------  -----------
                                                                             ------------  ----------  -----------

SEE NOTES TO FINANCIAL STATEMENTS.

                              THE WALL MUSIC, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                        FOR THE YEAR ENDED JUNE, 1, 1997
            AND THE NINE MONTHS ENDED FEBRUARY 28, 1998 (UNAUDITED)

                   (IN THOUSANDS, EXCEPT SHARES OUTSTANDING)

                                              PREFERRED STOCK              COMMON STOCK
                                          ------------------------  --------------------------  ADDITIONAL
                                             SHARES                     SHARES                   PAID-IN    ACCUMULATED
                                           OUTSTANDING    AMOUNT      OUTSTANDING     AMOUNT     CAPITAL      DEFICIT
                                          -------------  ---------  ---------------  ---------  ----------  ------------
BALANCE--June 2, 1996...................          749    $     749           100     $  --      $  110,656   $  (23,303)

Conversion of stock.....................         (749)        (749)          400        --             749       --

Net loss................................       --           --            --            --          --          (23,673)
                                                -----    ---------           ---     ---------  ----------  ------------
BALANCE--June 1, 1997...................       --        $  --               500     $  --      $  111,405   $  (46,976)
                                                -----    ---------           ---     ---------  ----------  ------------
Net income (unaudited)..................       --           --            --            --          --            6,205
                                                -----    ---------           ---     ---------  ----------  ------------
BALANCE--February 28, 1997..............       --        $  --               500     $  --      $  111,405   $  (40,771)
                                                -----    ---------           ---     ---------  ----------  ------------
                                                -----    ---------           ---     ---------  ----------  ------------

SEE NOTES TO FINANCIAL STATEMENTS.

                              THE WALL MUSIC, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                 NINE MONTHS ENDED
                                                                              ------------------------  YEAR ENDED
                                                                              FEBRUARY 28,   MARCH 1,     JUNE 1,
                                                                                  1998         1997        1997
                                                                              ------------  ----------  -----------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss)...........................................................   $    6,205   $  (17,905)  $ (23,673)
Adjustments to reconcile net income (loss) from operating
  activities to net cash provided by operating activities:
  Depreciation, amortization and writedown of long-lived assets.............        4,666       29,297      35,520
  Deferred income taxes.....................................................          209       (2,819)     (3,758)
  Gain (loss) on disposition of property and equipment......................           81         (163)       (132)
  Increase (decrease) in cash flow resulting from changes
    in assets and liabilities:
    Accounts receivable.....................................................           45         (135)        (60)
    Inventories.............................................................       (3,091)      (6,724)        696
    Due from parent company.................................................      (10,285)       6,019       1,874
    Other current assets....................................................       (2,179)       1,513       2,049
    Accounts payable, trade.................................................        2,613       (3,359)     (5,833)
    Accrued expenses........................................................        5,979       (1,504)     (1,275)
                                                                              ------------  ----------  -----------
    Net cash provided by operating activities...............................        4,243        4,220       5,408
                                                                              ------------  ----------  -----------

INVESTING ACTIVITIES:

Additions to property and equipment.........................................       (2,061)      (4,642)     (5,825)

Deferred transaction costs..................................................       (3,350)          --          --

Proceeds from sale of property and equipment................................          417           38          38
                                                                              ------------  ----------  -----------
  Net cash used in investing activities.....................................       (4,994)      (4,604)     (5,787)
                                                                              ------------  ----------  -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS...................................         (751)        (384)       (379)

CASH AND CASH EQUIVALENTS
  Beginning of period.......................................................        1,782        2,161       2,161
                                                                              ------------  ----------  -----------
  End of period.............................................................   $    1,031   $    1,777   $   1,782
                                                                              ------------  ----------  -----------
                                                                              ------------  ----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid for income taxes................................................   $       29   $       86   $     115
                                                                              ------------  ----------  -----------
                                                                              ------------  ----------  -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES --
  Conversion of preferred shares to common shares...........................   $       --   $      749   $     749
                                                                              ------------  ----------  -----------
                                                                              ------------  ----------  -----------

SEE NOTES TO FINANCIAL STATEMENTS.

                              THE WALL MUSIC, INC.

                         NOTES TO FINANCIAL STATEMENTS

         FOR THE YEAR ENDED JUNE 1, 1997 AND FOR THE NINE MONTHS ENDED
          FEBRUARY 28, 1998 (UNAUDITED) AND MARCH 1, 1997 (UNAUDITED)

1.   DESCRIPTION OF BUSINESS AND SUBSEQUENT EVENT

    The Wall Music, Inc. (the "Company") is a wholly owned subsidiary of WH Smith Group Holdings (USA), Inc. (the "Parent"). The Parent is a wholly owned subsidiary of W.H. Smith Group plc, a publicly-held United Kingdom corporation. Prior to the sale of certain assets and transfer of certain liabilities on February 28, 1998, the Company was a specialty music retailer operating in ten states in the Northeastern and Mid-Atlantic regions of the United States. The Company sold compact discs, cassettes, pre-recorded video cassettes, and other entertainment products and related accessories.

    Pursuant to an Asset Purchase Agreement dated December 10, 1997 (the "Purchase Agreement"), the Parent sold certain assets and transferred certain liabilities of the Company to Camelot Music, Inc. ("Camelot") effective February 28, 1998. In connection with the acquisition, Camelot assumed all of the Company's store leases in effect on February 28, 1998.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--These financial statements have been prepared from the separate books and records of the Company and represent the results of operations, changes in stockholders', and cash flows of the Company immediately prior to the acquisition by Camelot of substantially all tangible assets and certain liabilities of the Company.

    The financial statements of the Company for the nine months ended February 28, 1998 and March 1, 1997 are unaudited and, in the opinion of management, include all adjustments consisting solely of normal recurring adjustments necessary to fairly state the Company's results of operations, changes in stockholder's equity, and cash flows for the periods presented. The results of operations for the nine months ended February 28, 1998 and March 1, 1997 are not necessarily indicative of the results to be expected for the full year.

    The Company had certain transactions with its Parent (see Note 7).

    FISCAL YEAR--The Company's fiscal year is comprised of the 52- or 53-week period ending on the Sunday closest to May 31. The year ended June 1, 1997 ("fiscal 1997") contained 52 weeks.

    REVENUE RECOGNITION--Revenue from the sale of merchandise is recognized at the point of sale to the consumer, at which time payment is tendered. There are no provisions for uncollectible amounts since payment is received at the time of sale. As revenue is recognized, the Company also provides for estimated future returns of product.

    CASH AND CASH EQUIVALENTS--For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and cash invested highly liquid investments with a purchased maturity of three months or less.

    INVENTORIES--Inventories are valued at the lower of average cost or market.

    PREOPENING COSTS--Costs associated with opening new stores are expensed when incurred.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the terms of the leases, including likely renewal options, or ten years.

    GOODWILL--Excess of cost over net assets acquired is amortized over various periods ranging from 25 to 40 years.

                              THE WALL MUSIC, INC.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FAVORABLE LEASE VALUES--Intangible assets related to leases are amortized over the terms of the associated leases.

    INCOME TAXES--The Company was a member of a consolidated group for federal income tax filing purposes. The Company's Parent allocated income tax expense or benefit to each of its subsidiaries based on each subsidiary's pretax income or loss. If the Company had computed income taxes on a separate return basis, income tax expense for the year ended June 1, 1997 and for the nine months ended February 28, 1998 and March 1, 1997 would have been approximately zero. (See also Note 5.)

    IMPAIRMENT OF LONG-LIVED ASSETS--During the year ended June 1, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   IMPAIRMENT OF LONG-LIVED ASSETS

    During fiscal 1997, the Company evaluated the recoverability of its long-lived assets on a store-by-store basis. All long-lived assets were used in the Company's on-going operations and were not held for disposal. For each operating unit determined to be impaired, the Company recognized an impairment loss equal to the difference between the carrying value and the fair value of the operating unit's assets. Fair value, on an individual operating-unit basis, was estimated to be the present value of expected future cash flows, as determined by management. As a result of this evaluation, the Company wrote-down intangible assets by $17,475,000 and property and equipment by $9,849,000 in fiscal 1997.

4.   LEASE OBLIGATIONS

    The Company has operating leases that relate primarily to its retail stores. Lease terms generally range from 3 to 20 years with renewal options. Certain store leases provide for additional contingent rentals based on a percentage of sales in excess of a base amount. Certain other leases provide for scheduled rent increases over the term of the lease; rent expense for such leases is recognized in equal annual amounts over the term of each such lease. Total rent expense for the year ended June 1, 1997 (including contingent rentals of $104,000) was $17,592,000.

    Future minimum lease payments as of June 1, 1997 are as follows (in thousands):

                                                                                      OPERATING
FISCAL YEAR                                                                            LEASES
-----------------------------------------------------------------------------------  -----------
1998...............................................................................   $  16,904
1999...............................................................................      15,826
2000...............................................................................      14,097
2001...............................................................................      13,139
2002...............................................................................      11,740
Thereafter.........................................................................      25,489
                                                                                     -----------
                                                                                      $  97,195
                                                                                     -----------
                                                                                     -----------

                              THE WALL MUSIC, INC.

5.   INCOME TAXES

    The components of income tax benefit (expense) for the year ended June 1, 1997 follow (in thousands):

Current:
  Federal..........................................................  $     122
  State............................................................       (142)
                                                                     ---------
                                                                           (20)
                                                                     ---------

Deferred:
  Federal..........................................................      6,539
  State............................................................      1,403
                                                                     ---------
                                                                         7,942
                                                                     ---------
  Change in valuation allowance....................................     (4,184)
                                                                     ---------
      Total income tax benefit.....................................  $   3,738
                                                                     ---------
                                                                     ---------

    The income tax benefit computed using the federal statutory rate is reconciled to the reported income tax benefit as follows for the year ended June 1, 1997:

Computed tax benefit at federal statutory rate.....................       34.0%
State taxes, net...................................................        8.2
Nondeductible amortization.........................................      (13.3)
Change in valuation allowance......................................      (15.3)
                                                                     ---------
                                                                          13.6%
                                                                     ---------
                                                                     ---------

    In fiscal 1997, the Company determined that it was unlikely to realize the benefit of deferred state income tax assets. Accordingly, the Company established a reserve for the full amount of such deferred taxes.

6.   PENSION AND RETIREMENT PLANS

    Employees were eligible to participate in the W H Smith, Inc. Savings and Retirement Plan that qualified as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. The plan covered substantially all employees. After one year of continuous service, the Company matched 100% of employee contributions up to 3% of each employee's salary. The Company recorded expense in fiscal 1997 related to this plan of $220,000.

    In addition, the Company participated in an unfunded Supplemental Executive Retirement Plan ("SERP") which provided supplemental pension benefits to key executives. Expense for this plan was $75,000 for the year ended June 1, 1997.

7.   RELATED PARTY TRANSACTIONS

    The Company regularly received and remitted working capital to the Parent based on cash flow required for or generated from operations.

                              THE WALL MUSIC, INC.

7.   RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company supplied inventory and administrative services for airport music stores operated by its sister company W H Smith, Inc. ("Smith"). During fiscal 1997, the Company provided Smith $1,650,000 in inventory (at average cost) and charged Smith $76,000 for related administrative costs.

    The Company participated in group insurance programs managed by the Parent. The Parent charged the Company for its insurance premiums and for its self-insured medical and workers compensation expense. Such charges aggregated $1,206,000 for the year ended June 1, 1997.

    The Company also expensed a management fee which was based on the approximate percentages of time incurred by corporate finance and human resources personnel in support of The Wall's operations for certain services provided by the Parent. The Company believes this method of allocation is reasonable. Such expense totaled $250,000 during fiscal 1997. It is not possible to determine the cost The Wall would have incurred for such services had it operated on a stand alone basis.

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                         APRIL 30,      JULY 31,
                                                                                           1998           1997
                                                                                       -------------  ------------
                                       ASSETS

Current assets:
  Cash and cash equivalents..........................................................    $     367     $       59
  Accounts receivable................................................................        1,063            192
  Income tax receivable..............................................................       --              1,891
  Inventories........................................................................       15,916         14,629
  Other current assets...............................................................          325            295
                                                                                       -------------  ------------
      Total current assets...........................................................       17,671         17,066
                                                                                       -------------  ------------
Property, plant and equipment, net...................................................        9,898         11,157
Other non-current assets:
  Video rental inventory.............................................................           51            371
  Other assets.......................................................................          441            660
                                                                                       -------------  ------------
      Total other non-current assets.................................................          492          1,030
                                                                                       -------------  ------------
      Total assets...................................................................    $  28,061     $   29,253
                                                                                       -------------  ------------
                                                                                       -------------  ------------
                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................................    $   9,151     $    9,860
  Accrued expenses and other liabilities.............................................        2,511          3,088
  Current portion of notes payable...................................................        7,055         --
                                                                                       -------------  ------------
      Total current liabilities......................................................       18,717         12,948
                                                                                       -------------  ------------
Long-term liabilities:
  Notes payable, less current portion................................................       --              6,696
                                                                                       -------------  ------------
      Total long-term liabilities....................................................       --              6,696
                                                                                       -------------  ------------
      Total liabilities..............................................................       18,717         19,644
                                                                                       -------------  ------------
Stockholders' equity:
  Common stock, par value $.01; 10,000 shares authorized; 5,300 shares issued........           53             53
  Additional paid-in capital.........................................................        3,462          3,551
  Retained earnings..................................................................        5,870          6,135
  Less 8,239 shares in treasury at cost..............................................          (41)          (130)
                                                                                       -------------  ------------
      Total stockholders' equity.....................................................        9,344          9,609
                                                                                       -------------  ------------
      Total liabilities and stockholders' equity.....................................    $  28,061     $   29,253
                                                                                       -------------  ------------
                                                                                       -------------  ------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                               NINE MONTHS ENDED
                                                                                                    APRIL 30
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
Net Sales...................................................................................  $  51,021  $  53,760
Cost of sales...............................................................................     33,718     35,720
                                                                                              ---------  ---------
      Gross Profit..........................................................................     17,303     18,040
Selling, general and administrative expenses................................................     15,336     18,253
Depreciation and amortization...............................................................      1,523      1,863
Restructuring charge........................................................................     --            250
Store closing expenses......................................................................     --            270
                                                                                              ---------  ---------
      Income (loss) before other income(expenses), net and income taxes.....................        444     (2,596)
                                                                                              ---------  ---------
Other income (expenses), net:
  Interest expense..........................................................................       (744)      (733)
  Other, net................................................................................         35         52
                                                                                              ---------  ---------
      Total other income (expenses), net....................................................       (709)      (681)
                                                                                              ---------  ---------
      Loss before income taxes..............................................................       (265)    (3,277)
                                                                                              ---------  ---------
Income tax expense (benefit)................................................................     --            (28)
                                                                                              ---------  ---------
Net loss....................................................................................  ($    265) ($  3,249)
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Computation of earnings per share:
  Basic
  Average shares outstanding................................................................      5,278      5,249
                                                                                              ---------  ---------
                                                                                              ---------  ---------
      Per share.............................................................................  ($   0.05) ($   0.62)
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Diluted:
  Average shares outstanding................................................................      5,278      5,249
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Net effect of dilutive stock options......................................................     --         --
                                                                                              ---------  ---------
      Total equivalent shares...............................................................      5,278      5,249
                                                                                              ---------  ---------
                                                                                              ---------  ---------
      Per share.............................................................................  ($   0.05) ($   0.62)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                                                NINE MONTHS ENDED
                                                                                                     APRIL 30
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
Net cash provided by operating activities....................................................  $     130  $   2,830
                                                                                               ---------  ---------
Cash flows from investing activities:
  Purchases of video rental inventory, net...................................................         (3)      (307)
  Additions to property, plant and equipment.................................................       (181)      (225)
  Dispositions of property, plant and equipment..............................................     --            145
                                                                                               ---------  ---------
    Net cash used in investing activities....................................................       (184)      (387)
                                                                                               ---------  ---------
Cash flows from financing activities:
  Proceeds from borrowings...................................................................     68,433     65,290
  Payments on borrowings.....................................................................    (68,074)   (67,782)
  Proceeds from exercise of stock options....................................................          3     --
                                                                                               ---------  ---------
    Net cash provided by (used in) financing activities......................................        362     (2,492)
                                                                                               ---------  ---------
Increase (decrease) in cash and cash equivalents.............................................        308        (49)
Cash and cash equivalents at beginning of period.............................................         59        406
                                                                                               ---------  ---------
Cash and cash equivalents at end of period...................................................  $     367  $     357
                                                                                               ---------  ---------
                                                                                               ---------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.  BASIS OF PRESENTATION:

    The accompanying consolidated condensed financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997.

    The consolidated condensed financial statements were prepared from the books and records of the Company without audit or verification. In the opinion of management, all adjustments which are of a normal recurring nature and necessary to present fairly the financial position, results of operations and cash flows for all the periods presented have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

    The results of operations for the nine month period ended April 30, 1998 are not necessarily indicative of the operating results for the full fiscal year. The accompanying financial statements include the accounts of the Companyand its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

2.  CURRENT MATURITY OF LONG-TERM DEBT

    In May 1996, the Company obtained a new two year credit agreement (the "Revolving Credit Facility"), which includes a $3,000,000 standby letter of credit facility, both of which expire in May 1998. Under the Company's new Revolving Credit Facility, it may borrow up to the lesser of (a) $15,000,000 or
(b) 60% of the Company's eligible inventory (as defined in the "Revolving Credit Facility"). A commitment fee of 3/8% of the unused portion is payable monthly. There were no borrowings under the standby letter of credit during the first nine months of fiscal 1998.

    The Revolving Credit Facility and all of the Company's obligations in connection therewith are secured by a first-priority security interest in substantially all of the Company's assets, and the Company's assets, and the Company may not further pledge its assets without the prior approval of its lender. The Company is also required to meet certain monthly financial covenants, including but not limited to minimum earnings, current ratio, fixed charge coverage and tangible net worth levels. In addition, the Company may not exceed certain capital expenditures and inventory levels.

    The Revolving Credit Facility bears interest at a floating rate, adjusted monthly, equal to the Index Rate (as defined below)plus 2.875%. The "Index Rate" is the last month-end published rate for 30-day dealer-placed commercial paper sold through dealers by major corporations as published in the Money Rates section of the Wall Street Journal. Accrued interest is payable monthly in arrears. The interest rate at April 30, 1998 was 8.425%.

    The outstanding principal amount under the Revolving Credit Facility was approximately $6.6 million as of April, 1998, and an additional $1.9 million was available under the terms of the agreement.

    On October 3, 1997, the Company obtained an extension to August 1, 1998, on the Revolving Credit Facility. Under this extended credit facility, the lender waived any defaults or events of default which had previously arisen from violations of the original financial covenants. Financial covenants were revised for the term of the agreement, as discussed above.

    Additionally, the lender entered into a Subordination and Intercreditor Agreement, which is effective through August 1, 1998, which allows the Company to borrow from another lender, up to an additional $1.0 million above the existing Revolving Credit Facility. This facility bears interest at a floating rate,

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                                  (UNAUDITED)

adjusted monthly, equal to the Prime Rate plus 8.25%. Accrued interest is payable monthly in arrears. The interest rate at April 30, 1998, was 16.76%. The outstanding balance under the Subordination and Intercompany Agreement was $.5 million as of April 30, 1998, and an additional $.5 million was available under the terms of the Agreement.

    The Agreements contain restrictions on the declaration and payment of dividends.

3.  STATEMENT OF CASH FLOWS INFORMATION

    The following information is supplemental disclosure of cash flow information:

                                                                      NINE MONTHS ENDED
                                                                           APRIL 30
                                                                ------------------------------
                                                                       1998            1997
                                                                ------------------  ----------
Interest paid.................................................     $    512,176     $  584,404
Income tax paid...............................................         -0-             -0-

    During the nine months ended April 30, 1998, no Restricted Stock Awards were granted and awards totaling $20,879 were canceled. All Restricted Stock Awards have lapsed. During the nine months ended April 30, 1997, no Restricted Stock Awards were granted and $95,286 were canceled.

    The Company contributed $27,138 and $85,346 in common stock to the Company's 401(k) Planduring the nine months ended April 30, 1998 and 1997, respectively.

4.  LOSS PER SHARE

    During the quarter ended January 31, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS 128"), "Earnings per Share". In accordance with SFAS 128, primary earnings per share have been replaced with basic earnings per share, and fully diluted earnings per share have been replaced with diluted earnings per share which includes potentially dilutive securities such as outstanding options. Prior periods have been presented to conform to SFAS 128, however, as the Company had a net loss in the current and prior year comparable periods, basic and diluted loss per share are the same. The following table sets forth the computation of loss per share:

                                                                        NINE MONTHS ENDED
                                                                             APRIL 30
                                                                    --------------------------
                                                                       1998          1997
                                                                    -----------  -------------
Loss available to shareholders....................................  $  (264,677) $  (3,249,100)
                                                                    -----------  -------------
                                                                    -----------  -------------
Weighted average common shares outstanding--basic.................    5,278,000      5,249,000
Loss per share--basic.............................................  $      (.05) $        (.62)
                                                                    -----------  -------------
                                                                    -----------  -------------

5.  NEW ACCOUNTING PRONOUNCEMENTS:

    In June 1997, SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued. SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual financial statements and requires that those companies report selected information about segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                                  (UNAUDITED)

assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 requires that a public company report a measure of segment profit or loss, certain specific revenue ad expense items and segment assets. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company has not determined the effects, if any, that SFAS No. 131 will have on the disclosures in its consolidated financial statements.

6.  STORE CLOSING RESERVE:

    As a result of the planned closing of store locations, the Company has recorded store closing reserves representing lease termination costs, write-down of assets, rent expense and other miscellaneous expenses. As of January 31, 1998, all planned closings were completed.

7.  MERGER AGREEMENT

    On June 3, 1998, the Company entered into a definitive Merger Agreement with Camelot Music Holdings, Inc., the nation's third largest mall based music retailer. The agreement calls for Camelot to acquire the Company by a merger of a newly created subsidiary of Camelot into the Company. Pursuant to the merger, Camelot will acquire all of the outstanding shares of Spec's Music common stock for $3.30 per share. The Boards of both companies have unanimously approved the proposed merger. The transaction is subject to a number of customary conditions including the receipt of required regulatory approvals and approval by the stockholders of Spec's Music. In connection with the merger, approximately 46 percent of the outstanding shares of Spec's Music have agreed to vote all of their shares for the approval of the merger at the meeting of the stockholders. The stockholders meeting is expected to be held in late July 1998. The merger is anticipated to be completed by July 31, 1998.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Spec's Music, Inc. and Subsidiary
Miami, Florida

    We have audited the accompanying consolidated balance sheet of Spec's Music, Inc. and Subsidiary (the "Company") as of July 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended July 31, 1997. These financials statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Spec's Music, Inc. and Subsidiary as of July 31, 1997 and the results of their operations and their cash flows for the year ended July 31, 1997 in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP
                                          Certified Public Accountants

Miami, Florida
October 24, 1997

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1997

                                          ASSETS
Current Assets;
Cash and equivalents...........................................................  $   59,397
Trade Receivables..............................................................     192,286
Income tax receivable..........................................................   1,890,498
Inventories....................................................................  14,629,312
Prepaid expense................................................................     294,373
                                                                                 ----------
  Total current assets.........................................................  17,065,866
Video rental inventory, net....................................................     369,734
Property and equipment, net....................................................  11,157,024
Other assets...................................................................     659,911
                                                                                 ----------
  Total assets.................................................................  $29,252,535
                                                                                 ----------
                                                                                 ----------
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable...............................................................  $9,860,269
Accrued expenses...............................................................   2,437,332
Store closing reserve..........................................................     650,000
                                                                                 ----------
  Total current liabilities....................................................  12,947,601
Long term debt.................................................................   6,695,994
                                                                                 ----------
Stockholders' Equity;
Common stock, par value $0.1; 10,000,000 shares authorized; 5,300,319 shares
  issued.......................................................................      53,004
Additional paid-in capital.....................................................   3,551,326
Retained earnings..............................................................   6,134,540
Less 25,879 shares in treasury, at cost........................................    (129,930)
                                                                                 ----------
Total stockholders' equity.....................................................   9,608,940
                                                                                 ----------
Total liabilities and stockholders' equity.....................................  $29,252,535
                                                                                 ----------
                                                                                 ----------

See Notes to Consolidated Financial Statements

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JULY 31, 1997

Revenues:
Product Sales......................................................................................  $  67,469,876
Video Rentals......................................................................................      1,066,566
                                                                                                     -------------
Total Revenues.....................................................................................     68,536,442
Cost of goods sold--product sales..................................................................     45,736,342
Cost of goods sold--video rental...................................................................        541,833
                                                                                                     -------------
Gross Profit.......................................................................................     22,258,267
Store operating, general and administrative expenses...............................................     28,036,172
Restructuring charge...............................................................................        214,780
Store closing expenses.............................................................................        898,434
Impairment of long-lived assets....................................................................      1,500,000
                                                                                                     -------------
Operating loss.....................................................................................     (8,391,119)

Other income (expense):
Interest income....................................................................................          3,698
Interest expense...................................................................................       (951,517)
Other income.......................................................................................         43,270
                                                                                                     -------------
Total other income (expense).......................................................................       (904,549)
                                                                                                     -------------
Loss before income taxes...........................................................................     (9,295,668)
Provision (benefit) for income taxes...............................................................       (160,860)
                                                                                                     -------------
                                                                                                     -------------
Net loss...........................................................................................  $  (9,134,808)
                                                                                                     -------------
                                                                                                     -------------
Net loss per common share..........................................................................  $       (1.74)
                                                                                                     -------------
                                                                                                     -------------
Weighted average number of common shares outstanding...............................................      5,252,000
                                                                                                     -------------
                                                                                                     -------------

See Notes to Consolidated Financial Statements

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                            YEAR ENDED JULY 31, 1997

                                     COMMON STOCK        ADDITIONAL                      TREASURY STOCK
                                 ---------------------    PAID-IN       RETAINED     ----------------------
                                   SHARES     AMOUNT      CAPITAL       EARNINGS      SHARES      AMOUNT         TOTAL
                                 ----------  ---------  ------------  -------------  ---------  -----------  -------------
Balance, July 31, 1998.........   5,319,269  $  53,194  $  3,700,043  $  15,269,348    (74,600) $  (375,484) $  18,647,101
Net loss.......................      --                      --          (9,134,808)    --          --          (9,134,808)
Contributions to 401(K) Plan...                 --          (193,362)      --           48,721      245,554         52,192
Cancellation of restricted
  stock award..................     (18,950)      (190)      (95,511)                               --             (95,701)
Deferred compensation
  expense......................                              140,156       --                       --             140,156
                                 ----------  ---------  ------------  -------------  ---------  -----------  -------------
Balance, July 31, 1997.........   5,300,319  $  53,004  $  3,551,326  $   6,134,540    (25,879) $  (129,930) $   9,608,940
                                 ----------  ---------  ------------  -------------  ---------  -----------  -------------
                                 ----------  ---------  ------------  -------------  ---------  -----------  -------------

See Notes to Consolidated Financial Statements

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                            YEAR ENDED JULY 31, 1997

Cash flows from operating activities:
  Net loss.....................................................................  $(9,134,808)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Amoritization of video rental inventory......................................      541,833
  Depreciation and amoritization of property and equipment.....................    2,450,507
  Amoritization of preopening expenses.........................................       26,018
  Loss on disposal of property and equipment...................................    1,923,706
  Gain on disposal of video rental inventory...................................       (7,705)
  Amoritization of intangibles.................................................       29,397
  Deferred compensation expense................................................      140,156
  Impairment of long-lived assets..............................................    1,500,000
Changes in assets and liabilities:
  (Increase) decrease in assets:
  Trade receivables............................................................      101,395
  Income tax receivable........................................................     (653,857)
  Inventories..................................................................    5,074,764
  Prepaid expenses.............................................................      269,593
  Deferred tax asset...........................................................    2,122,384
  Other assets.................................................................     (306,521)
  Increase (decrease) in liabilities:
    Accounts payable...........................................................    1,451,769
    Accrued expenses...........................................................      227,146
    Store closing reserve......................................................   (2,209,289)
    Deferred income taxes......................................................     (293,663)
                                                                                 -----------
  Net cash provided by operating activities....................................    3,252,825
                                                                                 -----------
Cash flows from investing activities:
  Purchases of video rental inventory..........................................     (513,133)
  Disposition of video rental inventory........................................       98,920
  Additions to property and equipment..........................................     (244,158)
  Disposition of property and equipment........................................       17,290
                                                                                 -----------
  Net cash (used in) investing activities......................................     (641,081)
                                                                                 -----------
Cash flows from financing activities:
  Proceeds from borrowings.....................................................   82,346,812
  Repayments of borrowings and capital lease...................................  (85,304,912)
                                                                                 -----------
  Net cash provided by (used in) financing activities..........................   (2,958,100)
                                                                                 -----------
      Net (decrease) in cash and equivalents...................................     (346,356)
      Cash and equivalents at beginning of year................................      405,753
                                                                                 -----------
      Cash and equivalents at end of year......................................  $    59,397
                                                                                 -----------
                                                                                 -----------

See Notes to Consolidated Financial Statements

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A / SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF OPERATIONS AND BUSINESS RISKS

    The Company is a specialty retailer in Florida and Puerto Rico of prerecorded music and video products and is also engaged in the rental of video tapes. This industry has experienced increased competition during the past few years, which coupled with other business related factors, has negatively impacted the Company's performance. The Company anticipates the competitive conditions will continue into the foreseeable future. The Company's return to profitable operations and continuity into the future is dependent upon various factors including improved sales and profit margins, reducing expenses, eliminating unprofitable stores, the competitive environment, its ability to meet its debt covenants, and the availability of capital resources necessary to conduct its business. Management believes that its cash flow from operations and availability under its existing credit agreements should be adequate to cover the company's projected cash requirements during the year ending July 31, 1998. Operating results are however, subject to various uncertainties and contingencies, many of which are beyond the Company's control. The Company's future profitability or the lack thereof, could have a substantial impact on its liquidity, its ability to meet its debt covenants, and the availability of capital resources necessary to conduct its business.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All material intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

    Revenue from the sale of merchandise is recognized at the point of sale to the consumer, at which time either payment in cash or a third party credit card is received from the consumer.

CASH EQUIVALENTS

    The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

VIDEO RENTAL INVENTORY

    The cost of video rental inventory is being amortized in proportion to the estimated rental income of the tapes without salvage value. All video rental tapes are amortized on an accelerated method over a period of three years. The cost and accumulated amortization of video tapes which are sold or otherwise

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

A / SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) disposed are removed from their appropriate accounts and the resulting gain or loss is reflected in gross profit.

PREOPENING EXPENSES

    The Company defers certain expenses incurred in connection with the opening of new stores. Such preopening expenses are included in prepaid expenses and are amortized over the twelve-month period following the opening of each store. There were no unamortized preopening expenses at July 31, 1997.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation on property and equipment is provided by the straight-line method over their estimated useful lives. Leasehold improvements are amortized on a straight-line method over the life of the lease, including renewal options that are probable of exercise, or the estimated useful lives of the assets, whichever is shorter.

INCOME TAXES

    Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

ADVERTISING

    The Company expenses advertising costs as incurred. Advertising expense was $1,737,479 for the year ended July 31, 1997.

LOSS PER SHARE

    Loss per share is computed based on net earnings (loss) for the year, divided by the weighted average number of common shares and equivalents outstanding during the respective years. Stock options were antidilutive to the July 31, 1997 calculation and were therefore excluded.

NEW ACCOUNTING PRONOUNCEMENTS ADOPTED

    SFAS NO. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF."

    Long-lived assets and certain identifiable intangibles to be held and used by a company are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for such long-lived assets and identifiable intangibles should be based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are required to be reported generally at the lower of the carrying amount or fair value less the cost to sell. The Company adopted SFAS No. 121 in fiscal 1997, (see Note E).

    SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION."

    SFAS No. 123 defines and encourages the use of the fair value method of accounting prescribed in Accounting Principles Board Opinion No. 25 ("APB 25") for measurement of employee stock-based

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

A / SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) compensation is allowed with pro-forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. Transactions in which equity instruments are issued in exchange for goods or services from non-employees must be accounted for based on the fair value of the consideration received or of the equity instrument issued, whichever is more reliably measurable. The Company has continued to use the method of accounting prescribed in APB 25 for measurement of employee stock-based compensation.

NEW ACCOUNTING PRONOUNCEMENTS TO BE ADOPTED

    ("SFAS") NO. 128, "EARNINGS PER SHARE."

    SFAS No. 128, which supersedes Accounting Principles Board ("APB") Opinion No. 15, requires a dual presentation of basic and diluted earnings per share on the face of the income statement. Basic earnings per share excludes dilution and is computed by dividing income or loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. When adopted, all prior-period earnings per share data are required to be restated. The Company believes SFAS No. 128 will not significantly alter previously reported earnings per share data.

    SFAS NO. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION."

    SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual financial statements and requires that those companies report selected information about segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 requires that a public company report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company has not determined the effects, if any, that SFAS No. 131 will have on the disclosures in its consolidated financial statements.

B / FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In accordance with SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Company has estimated the fair value of financial instruments. The estimated fair value has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop such estimates. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

    The following methods and assumptions were used to estimate the fair value of the Company's financial instruments for which it was practicable to estimate that value:

    - The carrying amounts of cash and equivalents, receivables and accounts payable approximate fair value due to their short term nature; and

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

B / FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    - Discounted cash flows using current interest rates for financial instruments with similar characteristics and maturity were used to determine the fair value of the long-term debt.

    There were no significant differences as of July 31, 1997 in the carrying value and fair value of financial instruments.

C / SUPPLEMENTAL CASH FLOW INFORMATION:

    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION FOR THE YEAR ENDED JULY 31, 1997 IS AS FOLLOWS:

    Cash paid during the year for:

Interest..........................................................  $ 749,512
Income Taxes......................................................          0

SUPPLEMENTAL NONCASH FINANCING ACTIVITIES INFORMATION

    The Company contributed approximately $52,000 of treasury stock to the Company's 401(k) Planduring the year ended July 31, 1997.

    During the fiscal year ended July 31, 1997 the Company canceled restricted stock awards totaling approximately $96,000.

D / VIDEO RENTAL TAPES:

    The following comprise cost and accumulated amortization of video rental tapes at July 31, 1997:

Cost............................................................  $1,751,132
Less accumulated amortization...................................  1,381,398
                                                                  ---------
                                                                  $ 369,734
                                                                  ---------
                                                                  ---------

E / PROPERTY AND EQUIPMENT:

    The following comprise property and equipment at July 31, 1997:

                                                                                         USEFUL
                                                                                          LIVES
                                                                                       -----------
Building.............................................................................     31 years  $   4,995,707
Equipment, furniture and fixtures....................................................    5-8 years      9,281,906
Transportation equipment.............................................................    2-5 years        141,981
Signs................................................................................   1-10 years      1,155,341
Leasehold improvements...............................................................   1-31 years      5,088,367
                                                                                                    -------------
                                                                                                       20,663,302
Less accumulated depreciation and amortization.......................................                   9,506,278
                                                                                                    -------------
                                                                                                    $  11,157,024
                                                                                                    -------------
                                                                                                    -------------

    During fiscal 1997, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting For The Impairment of Long-lived Assets and For Long-lived Assets To Be Disposed

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

E / PROPERTY AND EQUIPMENT: (CONTINUED)
Of," the Company recorded an estimated write down of $1,500,000 based on projected future cash flows of certain stores.

F / LONG TERM DEBT:

    In May 1996, the Company obtained a new 2 year credit agreement (the "Revolving Credit Facility"), which includes a $3,000,000 stand-by letter of credit facility, both of which expire in May, 1998. Under the Company's new Revolving Credit Facility, it may borrow up to the lesser of (a) $15,000,000 or
(b) 60% of the Company's eligible inventory (as defined in the Credit Agreement). A commitment fee of 3/8% of the unused portion is payable monthly. There were no borrowings under the stand-by letter of credit during fiscal 1997.

    The Revolving Credit Facility and all of the Company's obligations in connection therewith are secured by a first-priority security interest in substantially all of the Company's assets, and the Company may not further pledge its assets without the prior approval of its lender. The Company is also required to meet certain monthly financial covenants, including, but not limited to minimum earnings, current ratio, fixed charge coverage and tangible net worth levels. In addition, the Company may not exceed certain capital expenditures and inventory cost levels.

    The Revolving Credit Facility bears interest at a floating rate, adjusted monthly, equal to the Index Rate (as defined below) plus 2.875%. The "Index Rate" is the last month-end published rate for 30-day dealer-placed commercial paper sold through dealers by major corporations as published in the Money Rates section of The Wall Street Journal. Accrued interest is payable monthly in arrears. The interest rate at July 31, 1997 was 8.445%.

    The outstanding amount under the Revolving Credit Facility was approximately $6.7 million as of July 31, 1997 and an additional $338,000 was available under the terms of the agreement.

    On October 3, 1997, the Company obtained an extension to August 1, 1998 on the Revolving Credit Facility. Under this extended facility the lender waived any defaults or events of default which had previously arisen from violations of the original financial covenants. New financial covenants have been set for the term of the agreement.

    Additionally, the lender entered into a Subordination and Intercreditor Agreement, which is effective through August 1, 1998, which allows the Company to borrow from another lender, up to an additional $1 million above the existing Revolving Credit Facility. This facility bears interest at a floating rate, adjusted monthly, equal to the Prime Rate plus 8.25%.

    The Agreements contain restrictions on the declaration and payment of dividends.

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

G / INCOME TAXES:

    Components of income taxes for the year ended July 31, 1997 consist of the following:

FEDERAL:
Current.........................................................  $(1,989,581)
Deferred........................................................   1,563,433
                                                                  ----------
                                                                    (426,148)
                                                                  ----------
STATE:
Deferred........................................................  $  265,288
                                                                  ----------
                                                                  $ (160,860)
                                                                  ----------
                                                                  ----------

    The difference between the expected federal income tax rate and the Company's effective tax rate for the year ended July 31, 1997 is as follows:

Expected federal tax rate............................................       34.0%
State income tax, net of federal income tax effects..................       (1.9)
Change in valuation allowance........................................      (42.1)
Reversal of previously recorded deferred tax liabilities.............        5.8
Other................................................................        5.9
                                                                       ---------
                                                                             1.7%
                                                                       ---------
                                                                       ---------

    The approximate tax effect of each type of temporary difference that gave rise to the Company's deferred tax asset and liability on the accompanying balance sheet is as follows:

                                                                             ASSETS     LIABILITIES     TOTAL
                                                                           -----------  -----------  -----------
Accelerated depreciation on property and equipment for tax purposes......  $    14,961  $   --       $    14,961
Capitalization for tax purposes of inventory related costs...............      238,498      --           238,498
Accrued return authorization reserves....................................       42,568      --            42,568
Store closing reserve....................................................      297,461      --           297,461
Accrued rent.............................................................       59,121      --            59,121
Accrued vacation.........................................................       73,311      --            73,311
Accrued insurance........................................................        3,528      --             3,528
Deferred compensation....................................................       26,103      --            26,103
Shrinkage reserve........................................................       38,629      --            38,629
Impairment of assets.....................................................      564,000      --           564,000
Contributions............................................................       10,749      --            10,749
Preopening expenses......................................................      --           (15,872)     (15,872)
Net operating loss carry forwards........................................    2,562,969      --         2,562,969
                                                                           -----------  -----------  -----------
                                                                             3,931,898      (15,872)   3,916,026
                                                                            (3,931,898)      15,872   (3,916,026)
                                                                           -----------  -----------  -----------
                                                                           $       -0-  $       -0-  $       -0-
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

G / INCOME TAXES: (CONTINUED)
    In view of continuing losses from operations, the Company has recorded a valuation allowance on deferred asset amounts which may not be recoverable through thc future utilization of operating losses.

    The Company has received a $1,890,000 federal income tax refund in October 1997 for the fiscal year ending July 31, 1997.

    The Company has available federal net operating loss carryforwards totaling approximately $6,005,892 which expire in 2012. In addition, the Company has available state operating loss carryforwards totaling approximately $14,351,667 expiring in years 2011 and 2012.

H / PROFIT-SHARING PLAN:

    The Company has a profit-sharing plan which includes a salary deferral provision under section 401(k) of the Internal Revenue Code. Participation in the plan is available to all full-time employees who are over 20 1/2 years old and have completed six months of continuous service. Contributions are determined annually by the Board of Directors. For the year ended July 31, 1997 the company provided approximately $66,000 for contribution to the 401(k) Plan. Approximately $52,000 of the contribution was made in the Company's common stock.

I / STOCKHOLDERS' EQUITY

COMMON STOCK

    During fiscal 1991, the Board of Directors authorized a common stock repurchase program of up to 300,000 shares of the Company's common stock. The Board of Directors authorized the purchase of a additional 300,000 shares of the Company's common stock during fiscal year 1993. During fiscal 1997 no shares were purchased. In connection with contributions to thc 401(k) Plan, grants of restricted stock awards and the exercise of stock options, 48,721 shares were issued from treasury stock in 1997. The remaining shares are included in treasury stock at July 31, 1997.

STOCK OPTION PLANS

    In May 1986, the Board of Directors approved the adoption of an employee stock option plan. Under the plan, 500,000 shares of common stock have been reserved for issuance. In fiscal 1987, the plan was amended and restated as an incentive stock plan which includes stock options, stock appreciation rights, restricted stock and performance shares. As of May 1996, no additional grants of stock options can be made under the plan.

    On September 21, 1993, the Board of Directors created two new plans: The 1993 Non-Employee Director Plan and the 1993 Employee Stock Option Plan.The Company reserved 50,000 shares under the Director's plan and granted 15,000 options. The Company reserved 500,000 shares for the 1993 Employee Stock Option Plan.

    On December 10, 1996, the Shareholders approved the 1996 Non-Employee Directors Stock Option Plan. The company reserved 150,000 shares under the Non-employee Directors Plan.

    At July 31, 1997, the Company has two stock options plans, which are described above. The Company applies Accounting Principle Board ("APB") Opinion 25 and related interpretations in measuring compensation expense for its plans. Accordingly, no compensation has been recognized for its fixed stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined based

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

I / STOCKHOLDERS' EQUITY (CONTINUED)
on the fair value at the grant dates for awards under those plans, the Company's net loss and loss per share would have been increased to the pro-forma amounts indicated below;

Net Loss
  As reported...................................................  $(9,134,808)
  Pro forma.....................................................  (9,266,349)
Loss per share
  As reported...................................................       (1.74)
  Pro forma.....................................................       (1.76)

    The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for the grants:

Expected volatility...............................................         61%
Expected lives....................................................    5 years
Dividend yield....................................................          0%
Risk free interest rate...........................................  5.88-6.50%

    Transactions and other information relating to stock options granted are summarized as follows;

                                                                                      WEIGHTED
                                                                                       AVERAGE
                                                                           NUMBER     EXERCISE
                                                                         OF SHARES      PRICE
                                                                         ----------  -----------
Outstanding July 31, 1996..............................................     686,505   $    2.39
Granted................................................................     477,000   $    0.78
Canceled...............................................................    (286,910)  $    2.28
                                                                         ----------       -----
Outstanding July 31, 1997..............................................     876,595   $    1.55
                                                                         ----------       -----
                                                                         ----------       -----

    The weighted average fair value of options granted during the year ended July 31, 1997 was $.44.

    All stock options with the exception of those listed below were granted with option prices that were equal to market value at the date of grant. The term of the options granted may be no more than ten years from the effective date of grant. During fiscal 1992 and 1993, the Company extended the exercise period of the 1987 outstanding stock options from September 1992 to September 1994. On September 14, 1994 the Company's Board of Directors extended the current expiration dates on all outstanding stock options to a nine year term. At July 31, 1997, options to purchase 661,727 shares of common stock were exercisable.

    During fiscal 1996, in connection with various consulting agreements, the Company granted 469,766 compensatory stock options which do not become effective until fiscal 1997. The options, granted at prices below the fair market value at the date of grant of $254,604, vest over the term of the agreements. Compensation expense is charged to earning on a pro-rata basis over the life of the consulting agreements.

    On September 30, 1994, the Board of Directors granted 29,300 shares of restricted stock to 86 management associates which vest as described above. At July 31, 1997, 5,500 shares remain outstanding after cancellations.

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

I / STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes information about the option plans as of July 31, 1997:

                           OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
               -------------------------------------------  ------------------------
                                WEIGHTED
                                 AVERAGE
                                REMAINING       WEIGHTED                  WEIGHTED
  RANGE OF                    CONTRACTURAL       AVERAGE                   AVERAGE
  EXERCISE       NUMBER           LIFE          EXERCISE      NUMBER      EXERCISE
   PRICES      OUTSTANDING     (IN YEARS)         PRICE     EXERCISABLE     PRICE
-------------  -----------  -----------------  -----------  -----------  -----------
$        1.13      50,000             0.4       $    1.13       50,000    $    1.13
         1.31     279,595             2.0            1.23      279,595         1.23
         4.50      16,000             2.2            4.50       16,000         4.50
         4.75      18,000             3.2            4.75       18,000         4.75
         1.00       2,000             3.4            1.00           --         1.00
         1.88      20,000             3.9            1.88        7,215         1.88
         4.50      18,000             4.3            4.50       18,000         4.50
         6.00      30,000             5.3            6.00       22,500         6.00
         5.00       5,000             6.2            5.00        3,750         5.00
         4.50      33,000             7.2            4.50       16,500         4.50
         3.00       1,000             7.9            3.00        1,000         3.00
         1.25       1,000             8.4            1.25        1,000         1.25
         1.00      36,000             9.4            1.00        7,000         1.00
         0.63     192,000             9.6            0.63      192,000         0.63
         0.69     175,000             9.9            0.69       29,167         0.69
-------------                          --
               -----------                          -----   -----------       -----
$  0.63-$6.00     876,595             5.9       $    1.49      661,727    $    1.55
-------------                          --
               -----------                          -----   -----------       -----

J / COMMITMENTS:

    The Company leases certain facilities and equipment under non-cancelable operating leases which expire at various dates through fiscal 2010. Future minimum lease payments under leases that have terms in excess of one year are:

1998...........................................................  $6,211,187
1999...........................................................   5,723,885
2000...........................................................   4,961,589
2001...........................................................   3,851,757
2002...........................................................   3,167,831
Thereafter.....................................................   8,770,767
                                                                 ----------
                                                                 $32,687,016
                                                                 ----------
                                                                 ----------

    Base rent expenses, including real estate taxes, insurance, and related common area repairs and maintenance, were approximately $8,400,000 for the year ended July 31, 1997. Some leases include contingent rent based on applying a specified percentage of sales in excess of a predetermined base. Such contingent rent expense was approximately $71,000 in the year ended July 31, 1997. Most leases contain renewal options.

                       SPEC'S MUSIC, INC. AND SUBSIDIARY

K / RELATED-PARTY TRANSACTIONS:

    The Company leases its store in Coral Gables, Florida from the Martin W. Spector Irrevocable Trust, certain of whose trustees and beneficiaries are officers and directors of the Company. Rental payments for the year ended July 31, 1997 was approximately $175,000.

    The Company also leases a store located in St. Petersburg, Florida, from the Lieff Family Trust and the Zacks Family Trust, whose trustees are officers and directors of the Company. Rental payments for the year ended July 31, 1997 was approximately $169,000.

L / STORE CLOSING AND RESTRUCTURING RESERVES

    In fiscal 1997 the company adopted a plan as part of its response to industry conditions to close certain unprofitable store locations. In connection therewith, the following was charged to operations:

Loss on disposal of assets........................................  $ 431,000
Lease expense.....................................................    467,000
                                                                    ---------
                                                                    $ 898,000
                                                                    ---------
                                                                    ---------

    These charges are based on a series of estimates and final actual results could vary from these estimates, depending on certain factors.

    Additionally, in fiscal 1997, the Company recorded a $215,000 restructuring charge primarily for severance associated with eliminated positions.

M / QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    Summarized quarterly financial results for fiscal 1997 are as follows:

                                                                                                   (IN THOUSANDS,
                                                                                                 EXCEPT PER SHARE)
                                                                                           ------------------------------
                                                                                             WEIGHTED      NET EARNINGS
                                                                                  NET         AVERAGE       (LOSS) PER
                                                                     GROSS     EARNINGS       SHARES          COMMON
                                                        REVENUES    PROFIT      (LOSS)      OUTSTANDING        SHARE
                                                        ---------  ---------  -----------  -------------  ---------------
First Quarter.........................................  $  15,789  $   5,414   $    (821)        5,247           (0.16)
Second Quarter........................................     21,461      7,167        (370)        5,242           (0.07)
Third Quarter.........................................     16,510      5,459      (2,057)        5,254           (0.39)
Fourth Quarter........................................     14,776      4,218      (5,886)        5,252           (1.12)

                                                                         ANNEX A

                                 AGREEMENT AND PLAN
                                   OF MERGER
                                  BY AND AMONG
                     TRANS WORLD ENTERTAINMENT CORPORATION,
                                CAQ CORPORATION
                                      AND
                          CAMELOT MUSIC HOLDINGS, INC.
                          DATED AS OF OCTOBER 26, 1998
                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------

                                                      ARTICLE I

                                                     THE MERGER

Section 1.01.     The Merger..............................................................................        A-1
Section 1.02.     Effective Time..........................................................................        A-1
Section 1.03.     Certificate of Incorporation and By-Laws of Surviving Corporation.......................        A-1
Section 1.04.     Directors and Officers of Surviving Corporation.........................................        A-2
Section 1.05.     Stockholders' Meeting...................................................................        A-2
Section 1.06.     Filing of Certificate of Merger.........................................................        A-2
Section 1.07.     Further Assurances......................................................................        A-2

                                                     ARTICLE II

                                                CONVERSION OF SHARES

Section 2.01.     Shares..................................................................................        A-3
Section 2.02.     Subco Common Stock......................................................................        A-3
Section 2.03.     Exchange of Shares......................................................................        A-4
Section 2.04.     Effect on Company Options and Warrants..................................................        A-4
Section 2.05.     Fractional Shares.......................................................................        A-5

                                                     ARTICLE III

                                 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

Section 3.01.     Organization, Etc.......................................................................        A-6
Section 3.02.     Board Recommendation....................................................................        A-6
Section 3.03.     Authority Relative to This Agreement....................................................        A-6
Section 3.04.     No Violations, Etc......................................................................        A-6
Section 3.05.     Fairness Opinion........................................................................        A-7
Section 3.06.     Finders or Brokers......................................................................        A-7
Section 3.07.     Registration Statement; Joint Proxy Statement...........................................        A-7
Section 3.08.     SEC Filings.............................................................................        A-7
Section 3.09.     Financial Statements....................................................................        A-8
Section 3.10.     Absence of Undisclosed Liabilities......................................................        A-8
Section 3.11.     Absence of Changes or Events............................................................        A-8
Section 3.12.     Capitalization..........................................................................        A-8
Section 3.13.     Litigation..............................................................................        A-9
Section 3.14.     Tax Treatment; Officer's Certificate as to Tax Matters..................................        A-9
Section 3.15.     Taxes...................................................................................        A-9
Section 3.16.     Accounting Matters......................................................................       A-10
Section 3.17.     State Antitakeover Statutes.............................................................       A-10

                                                     ARTICLE IV

                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.01.     Organization, Etc.......................................................................       A-10

                                                                                                              PAGE
                                                                                                            ---------
Section 4.02.     Authority Relative to This Agreement....................................................       A-10
Section 4.03.     No Violations, Etc......................................................................       A-11
Section 4.04.     Fairness Opinion........................................................................       A-11
Section 4.05.     Board Recommendation....................................................................       A-11
Section 4.06.     State Antitakeover Statutes.............................................................       A-12
Section 4.07.     Affiliates..............................................................................       A-12
Section 4.08.     Finders or Brokers......................................................................       A-12
Section 4.09.     Joint Proxy Statement...................................................................       A-12
Section 4.10.     Capitalization..........................................................................       A-12
Section 4.11.     Company Reports.........................................................................       A-13
Section 4.12.     Financial Statements....................................................................       A-13
Section 4.13.     Absence of Undisclosed Liabilities......................................................       A-13
Section 4.14.     Absence of Changes or Events............................................................       A-13
Section 4.15.     Capital Stock of the Company Subsidiaries...............................................       A-15
Section 4.16.     Litigation..............................................................................       A-15
Section 4.17.     Insurance...............................................................................       A-15
Section 4.18.     Contracts and Commitments...............................................................       A-15
Section 4.19.     Labor Matters; Employment and Labor Contracts...........................................       A-16
Section 4.20.     Compliance with Laws....................................................................       A-16
Section 4.21.     Intellectual Property Rights............................................................       A-16
Section 4.22.     Taxes...................................................................................       A-17
Section 4.23.     Employee Benefit Plans; ERISA...........................................................       A-17
Section 4.24.     Environmental Matters...................................................................       A-19
Section 4.25.     Tax Treatment; Officer's Certificate as to Tax Matters..................................       A-19
Section 4.26.     Accounting Matters......................................................................       A-19

                                                      ARTICLE V

                                                      COVENANTS

Section 5.01.     Conduct of Business of the Company and Parent...........................................       A-19
Section 5.02.     No Solicitation.........................................................................       A-23
Section 5.03.     Access to Information...................................................................       A-24
Section 5.04.     Registration Statement and Joint Proxy Statement........................................       A-25
Section 5.05.     Commercially Reasonable Efforts; Other Actions..........................................       A-25
Section 5.06.     Public Announcements....................................................................       A-25
Section 5.07.     Notification of Certain Matters.........................................................       A-25
Section 5.08.     Indemnification.........................................................................       A-25
Section 5.09.     Expenses................................................................................       A-26
Section 5.10.     Affiliates..............................................................................       A-26
Section 5.11.     Stock Exchange Listings.................................................................       A-26
Section 5.12.     Letter of the Company's Accountants.....................................................       A-26
Section 5.13.     Letter of Parent's Accountants..........................................................       A-26
Section 5.14.     Pooling of Interests....................................................................       A-26
Section 5.15.     Employee Benefits and Employment Contracts..............................................       A-26
Section 5.16.     Registration Rights Agreement...........................................................       A-27
Section 5.17.     Board Representation....................................................................       A-27

                                                                                                              PAGE
                                                                                                            ---------
                                                     ARTICLE VI

                           CONDITIONS TO THE OBLIGATIONS OF PARENT, SUBCO AND THE COMPANY

Section 6.01.     Registration Statement..................................................................       A-27
Section 6.02.     Stockholder Approval....................................................................       A-28
Section 6.03.     Listing.................................................................................       A-28
Section 6.04.     Certain Proceedings.....................................................................       A-28
Section 6.05.     Tax Matters.............................................................................       A-28
Section 6.06.     Pooling Letter..........................................................................       A-28

                                                     ARTICLE VII

                                  CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUBCO

Section 7.01.     Representations and Warranties True.....................................................       A-28
Section 7.02.     Performance.............................................................................       A-28
Section 7.03.     Certificates............................................................................       A-29
Section 7.04.     Material Adverse Change.................................................................       A-29
Section 7.05.     Consents, Approvals and Notifications...................................................       A-29

                                                    ARTICLE VIII

                                    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

Section 8.01.     Representations and Warranties True.....................................................       A-29
Section 8.02.     Performance.............................................................................       A-29
Section 8.03.     Certificates............................................................................       A-29
Section 8.04.     Material Adverse Change.................................................................       A-29
Section 8.05.     Consents, Approvals and Notifications...................................................       A-29

                                                     ARTICLE IX

                                                       CLOSING

Section 9.01.     Time and Place..........................................................................       A-30
Section 9.02.     Filings at the Closing..................................................................       A-30

                                                      ARTICLE X

                                             TERMINATION AND ABANDONMENT

Section 10.01.    Termination.............................................................................       A-30
Section 10.02.    Termination by Parent...................................................................       A-30
Section 10.03.    Termination by the Company..............................................................       A-31
Section 10.04.    Procedure for Termination...............................................................       A-31
Section 10.05.    Effect of Termination and Abandonment...................................................       A-31

                                                                                                              PAGE
                                                                                                            ---------
                                                     ARTICLE XI

                                                     DEFINITIONS

Section 11.01.    Terms Defined in This Agreement.........................................................       A-32

                                                     ARTICLE XII

                                                    MISCELLANEOUS

Section 12.01.    Amendment and Modification..............................................................       A-33
Section 12.02.    Waiver of Compliance; Consents..........................................................       A-33
Section 12.03.    Survivability; Investigations...........................................................       A-34
Section 12.04.    Notices.................................................................................       A-34
Section 12.05.    Assignment; Third Party Beneficiaries...................................................       A-35
Section 12.06.    Governing Law...........................................................................       A-35
Section 12.07.    Counterparts............................................................................       A-35
Section 12.08.    Severability............................................................................       A-35
Section 12.09.    Interpretation..........................................................................       A-35
Section 12.10.    Entire Agreement........................................................................       A-35

Signatures................................................................................................       A-36

EXHIBITS

Exhibit A      Form of Company Affiliate Letter
Exhibit B      Form of Company Lock-up Agreement
Exhibit C      Form of Parent Lock-up Agreement
Exhibit D      Registration Rights Agreement
Exhibit E-1    Parent Stockholder Voting Agreement
Exhibit E-2    Company Stockholder Voting Agreement

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of October 26, 1998 (the "Agreement"), by and among TRANS WORLD ENTERTAINMENT CORPORATION, a New York corporation ("Parent"), CAQ CORPORATION, a Delaware corporation ("Subco"), which is a newly-formed direct wholly-owned subsidiary of Parent, and CAMELOT MUSIC HOLDINGS, INC., a Delaware corporation (the "Company"). Subco and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

    WHEREAS, Parent and the Company believe it is in the long-term strategic interests of their respective stockholders to combine their businesses;

    WHEREAS, the combination will be effected by the merger of Subco with and into the Company pursuant to which stockholders of the Company will receive Parent Shares (as defined in Section 2.01) and the Company will become a wholly-owned subsidiary of Parent, all upon the terms and subject to the conditions of this Agreement;

    WHEREAS, such combination is intended to qualify for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, such combination is intended to be accounted for as a "pooling of interests" under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations;

    WHEREAS, simultaneous with the execution of this Agreement, Robert J. Higgins has entered into the Parent Stockholder Voting Agreement attached hereto as Exhibit E-1 whereby he has agreed to vote in favor of the Parent Merger Matters (as defined in Section 1.05(b)) at the Parent Special Meeting (as defined in Section 1.05(b));

    WHEREAS, simultaneous with the execution of this Agreement, certain stockholders of the Company have entered into the Company Stockholder Voting Agreement attached hereto as Exhibit E-2 whereby each such stockholder has agreed to vote to approve this Agreement at the Company Special Meeting (as defined in Section 1.05(a)); and

    WHEREAS, Parent, Subco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the merger of Subco and the Company.

    NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.01. THE MERGER. (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Act"), at the Effective Time (as defined in Section 1.02), Subco shall be merged (the "Merger") with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be Camelot Music Holdings, Inc. At the Effective Time the separate existence of Subco shall cease.

    (b) The Merger shall have the effects on Subco and the Company as constituent corporations of the Merger as provided in the Delaware Act.

    Section 1.02. EFFECTIVE TIME. The Merger shall become effective at the time of filing of, or at such later time specified in, a certificate of merger, in the form required by and executed in accordance with the Delaware Act, with the Secretary of State of the State of Delaware in accordance with the Delaware Act (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

    Section 1.03. CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION. The Certificate of Incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and by-laws of the Surviving Corporation until thereafter amended as provided by law.

    Section 1.04. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of Subco immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their successors are duly elected and qualified.

    Section 1.05. STOCKHOLDERS' MEETINGS. (a) The Company shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and by-laws to call and convene a special meeting of its stockholders (the "Company Special Meeting") as soon as practicable to consider and vote upon this Agreement. This Agreement shall be submitted to the stockholders of the Company for purposes of acting upon it as soon as practicable and, except to the extent enjoined or restrained by court order, in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of the Company determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it. The Company, through its Board of Directors, unless the Board of Directors, after consulting with outside counsel, determines in good faith that other action is required in order to discharge properly the directors' fiduciary duties, (i) shall recommend to its stockholders approval of this Agreement, the Merger and the other transactions contemplated hereby, which recommendation shall be contained in the joint proxy statement of the Company and Parent with respect to the Merger (the "Joint Proxy Statement") and (ii) shall use all commercially reasonable efforts to solicit from its respective stockholders proxies in favor of approval and adoption of this Agreement.

    (b) Parent shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and by-laws to call and convene a special meeting of its stockholders (the "Parent Special Meeting" and together with the Company Special Meeting, the "Special Meetings") as soon as practicable to consider and vote upon an amendment to its Certificate of Incorporation to increase the number of authorized shares of Parent Common Stockand the issuance of Parent Shares in connection with the Merger as required by the Nasdaq rules (the "Parent Merger Matters"). Parent also intends to submit to a separate vote of its stockholders at the Parent Special Meeting amendments to its Certificate of Incorporation to adopt a classified Board of Directors removable only for cause and provisions relating to the exculpation of members of Parent's Board of Directors for monetary liability to the fullest extent permissible under the New York Business Corporation Law (the "Additional Matters"). The Parent Merger Matters shall be submitted to the stockholders of Parent for purposes of acting upon them as soon as practicable and, except to the extent enjoined or restrained by court order, in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of Parent determines at any time subsequent to the date hereof that the Parent Merger Matters are no longer advisable and recommends that the stockholders of Parent reject them. Parent, through its Board of Directors, unless the Board of Directors, after consulting with outside counsel, determines in good faith that other action is required in order to discharge properly the directors' fiduciary duties, (i) shall recommend to its stockholders approval of the Parent Merger Matters, which recommendation shall be contained in the Joint Proxy Statement and (ii) shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval of the foregoing. Parent may also solicit proxies from its stockholders for approval of the Additional Matters in the manner set forth above in the Joint Proxy Statement.

    Section 1.06. FILING OF CERTIFICATE OF MERGER. At the Closing (as defined in Section 9.01), Parent, Subco and the Company shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware, as provided in the Delaware Act, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

    Section 1.07. FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving

Corporation its right, obligation, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, obligation, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                              CONVERSION OF SHARES

    Section 2.01. SHARES. (a) Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (except for shares, if any, owned by the Company as treasury stock or owned by the Company Subsidiaries (as defined in Section 4.01) or owned by Parent or the Parent Subsidiaries (as defined in
Section 3.04)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.90 shares ("Parent Shares") of common stock, par value $.01 per share, of Parent ("Parent Common Stock") (such 1.90 Parent Shares being referred to herein as the "Exchange Ratio"); PROVIDED that no Dissenting Shares (as defined in Section 2.01(c)) will be deemed to be converted into and represent the right to receive Parent Shares hereunder and holders of Dissenting Shares, if any, will be entitled to payment solely from the Surviving Corporation of the appraised value of such Dissenting Shares in accordance with Section 262 of the Delaware Act.

    The Parent Shares to be delivered in exchange for shares of Company Common Stock pursuant to this Section 2.01(a) are hereinafter sometimes called the "Closing Consideration." In the event of any change (or the establishment of a record date prior to the Effective Time with respect to any change) in Parent Shares or Company Common Stock by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or otherwise, the Exchange Ratio shall be correspondingly adjusted.

    (b) Except as otherwise provided herein, at the Effective Time all shares of Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Certificate (as defined in Section 2.03) shall thereafter cease to have any rights with respect to the number of shares of Company Common Stock evidenced by such Certificate, except the right to receive the Closing Consideration for such shares of Company Common Stock specified in the foregoing clause (a) upon the surrender of such Certificate in accordance with Section 2.03.

    (c) Notwithstanding the provisions of this Section 2.01 or any other provision of this Agreement to the contrary, the shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have not voted such shares in favor of the adoption of this Agreement and who properly demand appraisal of such shares, in accordance with Section 262 of the Delaware Act (the "Dissenting Shares"), will not be converted as provided in Section 2.01(a) and 2.01(b) at or after the Effective Time unless and until the holder of such Dissenting Shares fails to perfect or effectively withdraws or loses such right to appraisal and payment under the Delaware Act. If a holder of Dissenting Shares so fails to perfect or effectively withdraws or loses such right to appraisal and payment, then as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares will be converted into and represent solely the rights provided in Section 2.01(a) and 2.01(b).

    Section 2.02. SUBCO COMMON STOCK. All shares of common stock, par value $.01 per share, of Subco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of newly issued shares of common stock of the Surviving Corporation as shall equal the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the number of shares of Company Common Stock underlying options, warrants, calls, subscriptions or other rights or other agreements or commitments of the Company assumed by Parent.

    Section 2.03. EXCHANGE OF SHARES. (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to the Company (the "Exchange Agent"), for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and an estimated amount of cash to be paid pursuant to this Article II in exchange for outstanding shares of Company Common Stock. Any cash and certificates representing shares of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

    (b) Promptly after the Effective Time, Parent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for exchange. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of Parent Shares that such holder has the right to receive under this
Article II, and such Certificate shall forthwith be cancelled. If any Parent Shares are to be issued to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each Certificate shall represent, for all purposes, the right to receive the Closing Consideration in respect of the number of shares of Company Common Stock evidenced by such Certificate. No dividends or other distributions that are declared after the Effective Time on Parent Shares and payable to the holders of record thereof after the Effective Time will be paid to holders of Certificates until such holders surrender their Certificates. Upon such surrender, there shall be paid to the record holder of the Parent Shares representing Parent Shares issued upon such exchange, the amount of dividends or other distributions, excluding interest, that become payable after the Effective Time and were not paid because of the failure to surrender Certificates for exchange.

    (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article
II. Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be paid or delivered to Parent. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of Parent Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on the Parent Shares deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

    (d) Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 2.04. EFFECT ON COMPANY OPTIONS AND WARRANTS. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all rights with respect to Company

Common Stock pursuant to any Company Common Stock Equivalents (as defined in
Section 4.10) outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume all of the Company's obligations and liabilities under or in respect of such Company Common Stock Equivalents in accordance with the terms of any stock option plan under which they were issued and any stock option agreement by which they are evidenced, except that (i) each Company Common Stock Equivalent shall be exercisable for the greatest number of whole Parent Shares equal to the product of the number of shares of Company Common Stock subject to such Common Stock Equivalent immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the exercise price per share of Parent Shares shall be an amount equal to the exercise price per share of Company Common Stock specified under such Company Common Stock Equivalent in effect immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent) (the "Parent Exchange Options").

    (b) Prior to and effective as of the Effective Time, Parent shall take all action necessary or appropriate to (i) reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of all of the Parent Exchange Options and (ii) cause all such Parent Shares to be registered on Securities and Exchange Commission (the "SEC") registration statement Form S-8 (or any successor form thereto) (the "Parent Form S-8"). From and after the Effective Time, Parent shall cause the Parent Form S-8 to continue in effect until all Parent Exchange Options have been fully exercised or expired.

    (c) As soon as practicable, but no later than 30 days, following the Effective Time, Parent shall cause to be delivered to each holder of a Parent Exchange Option a notice setting forth the number of Parent Shares subject to such Parent Exchange Option, the exercise price per Parent Share and an acknowledgment that all such Parent Exchange Options are fully vested and exercisable and, except as provided in Section 2.04(a), will continue to be governed by the terms and conditions of the Company stock option plans under which the corresponding Company Common Stock Equivalents were originally granted and any applicable stock option agreement evidencing such original grants. Parent acknowledges and agrees that pursuant to the current terms of the Company's stock option plans, all Company Common Stock Equivalents granted thereunder that are outstanding immediately prior to the Effective Time shall become automatically fully vested and exercisable as of the Effective Time.

    (d) Notwithstanding any other provision hereof, Company Common Stock Equivalents that, as of the Effective Time, qualify as "incentive stock options" under Section 422 of the Code shall be converted into options to purchase Parent Shares in compliance with the requirements of Section 424 of the Code such that, immediately following the conversion thereof, such Company Common Stock Equivalents will continue to qualify as incentive stock options under the Code.

    Section 2.05. FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock who, upon surrender of Certificates, would be entitled to receive a fractional Parent Share shall not be entitled to receive dividends on or vote such fractional share and shall receive, in lieu of such fractional share, cash (without interest) in an amount equal to such fraction multiplied by the Market Value (as defined below). "Market Value" shall mean, with respect to Parent Shares issued, the mean between the high and low sale prices of the Parent Shares as reported by the Nasdaq National Market ("Nasdaq") on the Nasdaq trading day immediately prior to the Effective Time (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source). The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder pursuant to this Section 2.05 will receive cash in an amount equal to or greater than the value of one full share of Parent Shares. All references in this Agreement to Parent Shares to be issued as Closing Consideration shall be deemed to include any cash in lieu of fractional shares payable pursuant to this Section 2.05.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

    Except as disclosed in the section and subsection, if applicable, of the Disclosure Statement, dated as of the date hereof, delivered by Parent to the Company (the "Parent Disclosure Statement") corresponding to the applicable section and subsection of this Article III, each of Parent and Subco jointly and severally represents and warrants to the Company as follows:

    Section 3.01. ORGANIZATION, ETC. Each of Parent and Subco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent owns directly all of the outstanding capital stock of Subco.

    Section 3.02. BOARD RECOMMENDATION. The Board of Directors of Parent has, at a meeting of such Board duly held on October 25, 1998, (a) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair and advisable to, and in the best interests of, the holders of Parent Shares, (c) determined and agreed to submit the Parent Merger Matters to the stockholders of the Company for purposes of acting upon them as soon as reasonably practicable and in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of Parent determines at any time subsequent to the date hereof that the Parent Merger Matters are no longer advisable and recommends that the stockholders of Parent reject them and (d) resolved to recommend that holders of Parent Shares approve the Parent Merger Matters in connection with this Agreement, the Merger and the transactions contemplated hereby.

    Section 3.03. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Subco has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and Subco and by Parent as the sole stockholder of Subco and no other corporate proceedings on the part of Parent or Subco are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than the approval of the Parent Merger Matters by the affirmative vote of a majority of the outstanding shares of Parent Common Stock at the Parent Special Meeting or any adjournment thereof as required by the New York Business Corporation Law). This Agreement has been duly and validly executed and delivered by each of Parent and Subco and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of each of Parent and Subco, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    Section 3.04. NO VIOLATIONS, ETC. Except for the filing of the Certificate of Merger as required by the Delaware Act and the filings required under and in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), no filing with, notification to and no permit, authorization, consent or approval of, any public body is necessary on the part of Parent or Subco for the consummation by Subco of the Merger, the other transactions contemplated hereby or the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby nor compliance by Parent or Subco with any of the provisions hereof nor the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries will (i) subject to obtaining the approval of a majority of the outstanding shares of Parent Common Stock at the Parent Special Meeting or any adjournment thereof, conflict with or result in any breach of any provision of the Certificate of Incorporation or by-laws of Parent or any person
(a) who is a corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by Parent, or (b) who is not a corporation and with respect to which at least a majority of the voting interest is owned, directly or indirectly, by Parent (the "Parent Subsidiaries"), (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of the Parent Subsidiaries or any of their respective properties or assets or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture, or deed of trust or (y) license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which either of them or any of their properties or assets may be bound, excluding from the foregoing clause (iii), violations, breaches or defaults that, individually or in the aggregate, would not either impair Parent's and Subco's ability to consummate the Merger or the other transactions contemplated hereby or have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of Parent and the Parent Subsidiaries taken as a whole (a "Parent Material Adverse Effect").

    Section 3.05. FAIRNESS OPINION. Parent has received the opinion of Goldman, Sachs & Co. to the effect that as of the date hereof the Exchange Ratio is fair to Parent's stockholders from a financial point of view.

    Section 3.06. FINDERS OR BROKERS. Except for Goldman, Sachs & Co., whose fees have been disclosed to the Company, neither Parent nor any Parent Subsidiary has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

    Section 3.07. REGISTRATION STATEMENT; JOINT PROXY STATEMENT. None of the information, other than the information provided by the Company, included or incorporated by reference in (a) the registration statement registering under the Securities Act the Parent Shares to be issued at the Effective Time (such registration statement, as amended by any amendments thereto, being referred to herein as the "Registration Statement") or (b) the Joint Proxy Statement, shall
(i)(A) in the case of the Registration Statement, at the time the Registration Statement becomes effective and (B) in the case of the Joint Proxy Statement, on the date the Joint Proxy Statement is first mailed to stockholders of the Company, and (ii) at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event with respect to Parent or Subco shall occur that is required to be described in the Registration Statement or the Joint Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act.

    Section 3.08. SEC FILINGS. (a) Parent has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC since January 31, 1998 (collectively, the "Parent SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates, the Parent SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) Parent will deliver to the Company as soon as they become available true and complete copies of any report, registration statement or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by the Company, as to which Parent and Subco make no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the Parent Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as set forth therein) and will fairly present the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

    Section 3.09. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the Parent Subsidiaries included or incorporated by reference in any of the required forms, reports, registration statements and documents required to be filed with the SEC by Parent since January 31, 1998 have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as set forth therein) and fairly present the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements are accompanied by an unqualified opinion thereon by Parent's independent auditors.

    Section 3.10. ABSENCE OF UNDISCLOSED LIABILITIES. At August 1, 1998, neither Parent nor any of the Parent Subsidiaries had any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except the liabilities recorded on the Consolidated Balance Sheet as at August 1, 1998 of Parent and the Parent Subsidiaries contained in its unaudited financial statements for the thirteen weeks ended August 1, 1998 and/or reflected in the notes thereto, and except for liabilities or obligations that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

    Section 3.11. ABSENCE OF CHANGES OR EVENTS. Since January 31, 1998, except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, including all exhibits filed therewith, there has been no Parent Material Adverse Effect.

    Section 3.12. CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 Parent Shares, and 5,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Shares"). As of October 23, 1998, there were 32,718,970 Parent Shares issued and outstanding, 105,432 Parent Shares held in Parent's treasury and no Parent Preferred Shares outstanding. As of such date there were (i) 8,550,000 Parent Shares reserved for issuance upon the exercise of outstanding options and options that may be granted under the stock option plans of Parent (the "Parent Plans"), (ii) 900,000 Parent Shares reserved for issuance pursuant to Parent's Restricted Stock Plan (the "Restricted Stock Plan") and (iii) zero Parent Shares reserved for issuance pursuant to other outstanding options, warrants and/or rights to acquire Parent Shares (the "Other Plans"). Except for the Parent Plans, the Restricted Stock Plans and the Other Plans, there were not as of such date any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Parent to issue, transfer or sell any shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares. At the close of business on September 15, 1998, Parent consummated a 3 for 2 stock split payable to shareholders of record as of the close of business on September 1, 1998. All issued and outstanding Parent

Shares are, and all Parent Shares to be issued at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

    Section 3.13. LITIGATION. There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Parent, threatened against or relating to Parent or any of the Parent Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Parent, any Parent Subsidiary or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either impair Parent's ability to consummate the Merger or the other transactions contemplated hereby or have a Parent Material Adverse Effect.

    Section 3.14.  TAX TREATMENT; OFFICER'S CERTIFICATE AS TO TAX
MATTERS. Neither Parent nor, to Parent's knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither Parent nor, to Parent's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code, and, to Parent's knowledge, the Merger will so qualify. As of the date hereof, Parent knows of no reason why it will be unable to deliver to Cahill Gordon & Reindel and to Cleary, Gottlieb, Steen & Hamilton with respect to Parent and Subco at the Closing a representation letter in form and substance sufficient to enable such counsel to render the opinions required by Section 6.05 of this Agreement.

    Section 3.15. TAXES. Parent and each of the Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Parent or any Parent Subsidiary is or has been a member has timely filed (or has had timely filed on its behalf) all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, has paid (or has had paid on its behalf) all Taxes shown thereon to be due and has provided adequate reserves in its financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. (i) No claim for unpaid Taxes has become a lien against the assets of Parent or any of the Parent Subsidiaries or is being asserted against Parent or any of the Parent Subsidiaries; (ii) no audit of any Tax Return that includes Parent or any of the Parent Subsidiaries is being conducted by a Tax authority; (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes or with respect to any Tax Return has been granted by Parent or any of the Parent Subsidiaries and is currently in effect;
(iv) there is no arrangement with respect to sharing or allocating Taxes that will require any payment by Parent or any of the Parent Subsidiaries after the date of this Agreement; (v) Parent and the Parent Subsidiaries have withheld and paid in a timely manner all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (vi) neither Parent nor any of the Parent Subsidiaries has made an election under Section 341(f) of the Code (or any similar provision of state, local or foreign law); and (vii) neither Parent nor any of the Parent Subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of
Section 280G of the Code (or any similar provision of state, local or foreign law). There are no written or, to Parent's knowledge, oral proposed assessments of Taxes against Parent or any of the Parent Subsidiaries or written or, to its knowledge, oral proposed adjustments to the manner in which any Tax of Parent or any of the Parent Subsidiaries is determined.

    "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to United States Treasury Regulation ("Treas. Reg.") Section 1.1502-6 (or any comparable state, local or foreign provisions)) in respect of any items described in clause (i) or (ii) above.

    "Tax Return" or "Tax Returns" means all returns, declarations, estimates, information statements and reports and any other filings required to be filed with respect to Taxes.

    Section 3.16. ACCOUNTING MATTERS. Parent has disclosed to its independent certified public accountants all actions taken by it and the Parent Subsidiaries that would impact the accounting of the business combination to be effected by the Merger. As of the date hereof, after consultation with its independent certified public accountants, Parent believes that the Merger will qualify as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

    Section 3.17. STATE ANTITAKEOVER STATUTES. Parent has granted all approvals and taken all other steps necessary to exempt the Merger, the Parent Stockholder Voting Agreement and the other transactions contemplated hereby from the requirements and provisions of Section 912 of the New York Business Corporation Law (the "New York Act") and, to the extent it has the power to do so, any other state antitakeover statue or regulation such that none of the provisions of Section 912 of the New York Act or any other "business combination" or other state antitakeover statute or regulation (x) prohibits or restricts Parent's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions or void this Agreement, the Parent Stockholder Voting Agreement or any provision hereof or thereof, or (z) would subject the Company to any material impediment or condition in connection with the exercise of any of its rights under this Agreement or the Parent Stockholder Voting Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as disclosed in the section and subsection, if applicable, of the Disclosure Statement, dated as of the date hereof, delivered by the Company to Parent (the "Company Disclosure Statement") corresponding to the applicable section and subsection of this Article IV, the Company represents and warrants to Parent and Subco that:

    Section 4.01. ORGANIZATION, ETC. Each of the Company and each person (i) who is a corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by the Company, or (ii) who is not a corporation and with respect to which at least a majority of the voting interest is owned, directly or indirectly, by the Company (the "Company Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and the Company Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Company Subsidiaries taken as a whole (a "Material Adverse Effect"). Neither the Company nor any of the Company Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or by-laws. The Company has made available to Parent accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and by-laws, as currently in effect, of each of the Company and each of the Company Subsidiaries.

    Section 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than the approval of a majority of the outstanding shares of Company Common Stock at the Company Special Meeting or any adjournment thereof as required by the Delaware Act). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Subco, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    Section 4.03. NO VIOLATIONS, ETC. Except for the filing of the Certificate of Merger as required by the Delaware Act and the filings required under and in compliance with the HSR Act, the Securities Act and the Exchange Act, no filing with, notification to and no permit, authorization, consent or approval of, any public body is necessary on the part of the Company for the consummation by the Company of the Merger, the other transactions contemplated hereby or the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries. Except for the Revolving Credit Agreement dated January 27, 1998, as amended, among Camelot Music, Inc. (a wholly-owned Company Subsidiary), as borrower, the several lenders named therein and The Chase Manhattan Bank, as agent (the "Company Credit Facility"), and except for those leases that will require consent which the Company reasonably expects to obtain and the failure of which to obtain, individually, or in the aggregate, will not have a Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof nor the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries will (i) subject to obtaining the approval of a majority of the outstanding shares of Company Common Stock at the Company Special Meeting or any adjournment thereof, conflict with or result in any breach of any provision of the Certificate of Incorporation or by-laws of the Company or any of the Company Subsidiaries, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets or
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture, or deed of trust or (y) license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which either of them or any of their properties or assets may be bound, excluding from the foregoing clause (iii), violations, breaches or defaults that, individually or in the aggregate, would not either impair the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect.

    Section 4.04. FAIRNESS OPINION. The Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that as of the date hereof the Exchange Ratio is fair to the Company's stockholders from a financial point of view.

    Section 4.05. BOARD RECOMMENDATION. The Board of Directors of the Company has, at a meeting of such Board duly held on October 25, 1998, (a) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that this Agreement, the Merger and the other transactions contemplated hereby, taken together, are fair and advisable to, and in the best interest of the stockholders of the Company, (c) determined and agreed to submit this Agreement to the stockholders of the Company for purposes of acting upon it as soon as practicable and in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of the Company determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it and (d) resolved to recommend that the holders of shares of Company Common Stock approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

    Section 4.06. STATE ANTITAKEOVER STATUTES. The Company has granted all approvals and taken all other steps necessary to exempt the Merger, the Company Stockholder Voting Agreement and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the Delaware Act and, to the extent it has the power to do so, any other state antitakeover statute or regulation such that none of the provisions of Section 203 of the Delaware Act or any other "business combination," "moratorium," "control share," or other state antitakeover statute or regulation (x) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement, the Company Stockholder Voting Agreements or any provision hereof or thereof, or (z) would subject Parent or Subco to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement, the Company Stockholder Voting Agreements or their ownership and operation of the business of the Company and the Company Subsidiaries.

    Section 4.07. AFFILIATES. The Company has delivered to Parent in the Company Disclosure Statement a list identifying all persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Affiliates"), together in the case of the Company's executive officers listed thereon with the written agreement of each such person, substantially in the form of Exhibit A hereto. The Company will deliver to Parent promptly after the date hereof such written agreements from all Affiliates not previously delivered.

    Section 4.08. FINDERS OR BROKERS. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Policano and Manzo LLC, whose fees have been disclosed to Parent, neither the Company nor any of the Company Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

    Section 4.09. JOINT PROXY STATEMENT. Except for information concerning Parent that is provided by Parent for inclusion or incorporation by reference in the Joint Proxy Statement, such information, at the date the Joint Proxy Statement is first mailed to stockholders and at the time of the Special Meetings, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event with respect to the Company or any of the Company Subsidiaries shall occur that is required to be described in the Joint Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly disseminated to the stockholders of Parent and the Company. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act.

    Section 4.10. CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and no preferred stock. As of October 21, 1998, there are 10,178,931 shares of Company Common Stock outstanding and no treasury shares. Section 4.10 of the Company Disclosure Statement identifies and describes the number of shares of Company Common Stock to be received upon exercise or conversion, and the exercise or conversion price, of each outstanding option, warrant and convertible or exchangeable note (the "Company Common Stock Equivalents"). Except for the Company Common Stock Equivalents, there are no existing options, warrants, calls, subscriptions or other rights, or other agreements or commitments, obligating the Company or the Company Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or the Company Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of the Company or the Company Subsidiaries. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

    Section 4.11. COMPANY REPORTS. (a) Set forth in Section 4.11 of the Company Disclosure Statement are all forms, reports, registration statements and documents prepared by the Company for its securityholders generally since January 27, 1998 or filed by the Company with the SEC since January 27, 1998 to the date hereof (collectively, the "Company Reports"). As of their respective dates, the Company Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) The Company will deliver to Parent as soon as they become available true and complete copies of any report, registration statement or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Parent or Subco, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Company Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as set forth therein and except as contemplated by SOP 90-7 in connection with the adoption of "fresh start" reporting) and will fairly present the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

    Section 4.12. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Company Subsidiaries included or incorporated by reference in any of the Company Reports since January 27, 1998 have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as set forth therein and except as contemplated by SOP 90-7 in connection with the adoption of "fresh start" reporting) and fairly present the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements are accompanied by an unqualified opinion thereon by the Company's independent auditors (which opinion includes explanatory paragraphs discussing the Company's adoption of "fresh start" reporting and its adoption of SFAS 121, SOP 98-1 and SOP 98-5).

    Section 4.13. ABSENCE OF UNDISCLOSED LIABILITIES. At May 30, 1998, neither the Company nor the Company Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except the liabilities recorded on the Consolidated Balance Sheet as of May 30, 1998 of the Company and the Company Subsidiaries and/or reflected in the notes thereto, and except for liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect.

    Section 4.14. ABSENCE OF CHANGES OR EVENTS. Except as disclosed on SEC registration statement form S-1 (no. 333-56811), as amended by amendment no. 1 thereto (the "Company S-1"), since January 27, 1998, neither the Company nor any of the Company Subsidiaries have, directly or indirectly:

        (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock of the Company or the Company Subsidiaries, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to the Company or the Company Subsidiaries);

        (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver, any shares of any class of capital stock of the Company or any of the Company Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or any of the Company Subsidiaries, other than pursuant to and in accordance with the terms of the Company Common Stock Equivalents listed in Section 4.10 of the Disclosure Statement;

        (c) except in the ordinary course of business and consistent with past practice or in connection with this Agreement and the transactions contemplated hereby, (i) created or incurred any indebtedness for borrowed money, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, other than between or among the Company and any of the Company Subsidiaries which are wholly-owned, (iii) made any loans or advances to any other individual, firm or corporation, (iv) entered into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole or (v) amended or supplemented any contract, agreement or other instrument in existence on or prior to January 27, 1998;

        (d) instituted any change in their accounting methods, principles or practices except insofar as may have been required by a change in U.S. GAAP;

        (e) revalued any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables except in the ordinary course of business consistent with past practice;

        (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Material Adverse Effect;

        (g) suffered a Material Adverse Effect;

        (h) Except (x) as may be required under the terms of any applicable written agreement, plan or arrangement in effect as of October 26, 1998 and listed in Section 4.14(h) of the Disclosure Schedule or (y) as may be required to comply with applicable law (i) increased in any manner the compensation of any of their respective directors or officers or employees, except in the ordinary course of business and consistent with past practice;
    (ii) paid or agreed to pay any material pension, retirement allowance or other employee benefit, or entered into any contract, agreement or understanding with any of their respective past or present employees providing for the payment of any material pension, retirement allowance or other employee benefit, except, in each case, as required under agreements, plans or arrangements existing at October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement; (iii) granted any severance or termination pay to, or entered into any employment, consulting or severance agreement with, any person; (iv) entered into any material contract, agreement or understanding with any of the Company's or the Company Subsidiaries' past or present employees; (v) except in the ordinary course of business and consistent with past practice, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, written benefit arrangement, or similar legally binding plan or arrangement that was not in existence on or prior to October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or written understanding, or amended any such plans, contracts, agreements or written understandings in existence at or prior to October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement; or
    (vi) except for liens created by the Company Credit Facility and except as otherwise expressly contemplated hereby, sold, transferred, leased, licensed, pledged, mortgaged, or otherwise disposed of, or encumbered, or agreed to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed; and

        (i) agreed to (i) do any of the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action that, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article IV untrue or incorrect.

    Section 4.15. CAPITAL STOCK OF THE COMPANY SUBSIDIARIES. (a) Except for pledges of stock of the Company Subsidiaries under the Company Credit Facility, the Company is directly or indirectly the record and beneficial owner (including all such qualifying shares) of all of the outstanding shares of capital stock of each of the Company Subsidiaries; (b) there are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any of the Company Subsidiaries to issue, transfer or sell any shares of capital stock of any such Company Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares; and (c) all of such shares so owned by the Company are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto and are owned by the Company free and clear of any claim, lien or encumbrance of any kind with respect thereto. The Company does not, directly or indirectly, own any interest in any corporation, partnership, joint venture or other business association or entity.

    Section 4.16. LITIGATION. Except as would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect:

        (a) There is no claim, action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or relating to the Company or any of the Company Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal.

        (b) There is no outstanding judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, any of the Company Subsidiaries or any of their respective assets was or is a party.

    Section 4.17. INSURANCE. The Company maintains insurance policies in force on the date hereof covering the businesses, properties and assets of the Company and the Company Subsidiaries consistent with industry practices. All such policies are currently in effect and true and complete copies of all such policies have been made available to Parent. The Company has not received notice of the cancellation of any of such insurance in effect on the date of this Agreement.

    Section 4.18. CONTRACTS AND COMMITMENTS. (a) Except as set forth in the Company S-1, neither the Company nor any of the Company Subsidiaries is a party to:

        (i) any existing contract, obligation or commitment of any type that is a material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC (a "Material Contract"));

        (ii) any contract under which any amount payable by the Company or any Company Subsidiary is dependent upon the revenues or profits of the Company or any such Company Subsidiary (other than leases of real property);

       (iii) any contract with any director, officer or employee of the Company or any Company Subsidiary other than in such person's capacity as a director, officer or employee of the Company or any such Company Subsidiary or any contract with any entity in which, to the best of the Company's knowledge, any director or officer or any immediate family member of a director or officer has a material economic interest;

    (iv) any contract that limits or restricts where either of the Company or any Company Subsidiary may conduct its business or the type or line of business that the Company or any Company Subsidiary may engage in; or

    (v) any material contract containing any agreement with respect to any change of control (other than leases of real property).

    (b) Each Material Contract to which the Company or any of the Company Subsidiaries is a party or by which either of them or any of their properties or assets is bound is valid and binding upon the Company and/or any such Company Subsidiary, as the case may be (and, to the Company's knowledge, on all other parties thereto), in accordance with its terms and is in full force and effect. There is no material breach or violation of or default by the Company or any of the Company Subsidiaries (or, to the Company's knowledge, by the other parties thereto) under any such contract, whether or not such breach, violation or default has been waived. No event has occurred with respect to the Company or any of the Company Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to the right of termination, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any such contract.

    Section 4.19. LABOR MATTERS; EMPLOYMENT AND LABOR CONTRACTS. (a) Neither the Company nor any of the Company Subsidiaries is a party to any union contract or other collective bargaining agreement. Each of the Company and the Company Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for those failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect. To the Company's knowledge, there is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against the Company or any of the Company Subsidiaries. To the Company's knowledge, no petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of the Company Subsidiaries who are not currently organized.

    (b) Except as set forth in the Company S-1, neither the Company nor any of the Company Subsidiaries is a party to any written employment, management services, consultation or other written contract or agreement with any present officer or director or, to the best of the Company's knowledge, any entity affiliated with any present officer or director.

    Section 4.20. COMPLIANCE WITH LAWS. Neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any federal or state government or any other governmental department or agency, or any judgment, decree or order of any federal or state court, applicable to its business or operations, except where any such violations or failures to comply would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Company Subsidiaries have all permits, licenses and franchises from federal or state governmental agencies required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

    Section 4.21. INTELLECTUAL PROPERTY RIGHTS. Section 4.21 of the Company Disclosure Statement discloses all Intellectual Property Rights (as defined below) which are necessary for the Company and each of the Company Subsidiaries to conduct their respective businesses as they are presently being conducted, the absence of which would have a Material Adverse Effect. The Company and the Company Subsidiaries own or have the right to use the Intellectual Property Rights disclosed in the Company Disclosure Statement.

    "Intellectual Property Rights" shall mean and include rights to use trademarks, trade names, copyrights, and all currently pending applications for any thereof and any trade secrets, know-how, confidentiality agreements, consulting agreements and software licenses.

    Section 4.22. TAXES. The Company and each of the Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Company Subsidiary is or has been a member has timely filed (or has had timely filed on its behalf) all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, has paid (or has had paid on its behalf) all Taxes shown thereon to be due and has provided adequate reserves in its financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. (i) No claim for unpaid Taxes has become a lien against the assets of the Company or any of the Company Subsidiaries or is being asserted against the Company or any of the Company Subsidiaries; (ii) no audit of any Tax Return that includes the Company or any of the Company Subsidiaries is being conducted by a Tax authority; (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes or with respect to any Tax Return has been granted by the Company or any of the Company Subsidiaries and is currently in effect; (iv) there is no arrangement with respect to sharing or allocating Taxes that will require any payment by the Company or any of the Company Subsidiaries after the date of this Agreement; (v) the Company and the Company Subsidiaries have withheld and paid in a timely manner all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (vi) neither the Company nor any of the Company Subsidiaries has made an election under Section 341(f) of the Code (or any similar provision of state, local or foreign law); and (vii) neither the Company nor any of the Company Subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law). There are no written or, to the Company's knowledge, oral proposed assessments of Taxes against the Company or any of the Company Subsidiaries or written or, to its knowledge, oral proposed adjustments to the manner in which any Tax of the Company or any of the Company Subsidiaries is determined.

    Section 4.23. EMPLOYEE BENEFIT PLANS; ERISA. Except as set forth in the Company S-1:

        (a) There are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (" ERISA") (" Pension Benefit Plans"), "welfare benefit plans" as defined in
    Section 3(1) of ERISA (" Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement, covering employees (or former employees), maintained or contributed to by the Company or any of the Company Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which the Company or any of the Company Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been treated as a single employer together with the Company or the Company Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

        (b) The Company and the Company Subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA, the Code and other applicable laws, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

        (c) All contributions to, and payments from, the Pension Benefit Plans that are required to have been made in accordance with the Pension Benefit Plans have been timely made, except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

        (d) Any Pension Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified and no event has occurred and no condition exists with respect to the form or operation of such Pension Benefit Plans that would reasonably be expected to cause the loss of such qualification.

        (e) There are (i) no investigations pending by any governmental entity (including the Pension Benefit Guaranty Corporation) involving the Pension Benefit Plans or Welfare Plans and (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit Plan or against the assets of any trust under such plan, except for those that would not, individually or in the aggregate, give rise to any liability that would have a Material Adverse Effect.

        (f) None of the Company, any of the Company Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in a tax or penalty on the Company or any of the Company Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such event that would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

        (g) None of the Company, any of the Company Subsidiaries or any of their ERISA Affiliates maintains or contributes to any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

        (h) None of the Company, any of the Company Subsidiaries or any of their ERISA Affiliates has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA.

        (i) None of the Company, any of the Company Subsidiaries or any of their ERISA Affiliates has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

        (j) True, correct and complete copies of the following documents have been made available to Parent, with respect to all material Employee Benefit Plans, and will be made available with respect to all other Employee Benefit
    Plans: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material written communications to participants relating to the Employee Benefit Plans, (iii) the most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

        (k) None of the Welfare Plans maintained by the Company or any of the Company Subsidiaries provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The Company and the Company Subsidiaries (to the extent that any such Company Subsidiary maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code) have complied with the notice and continuation requirements of
    Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except where the failure to comply would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

        (l) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the

    Company or any of the Company Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

        (m) Except as provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of the Company Subsidiaries.

        (n) There are no Foreign Plans. For purposes hereof, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any of the Company Subsidiaries with respect to employees (or former employees) employed outside the United States.

    Section 4.24. ENVIRONMENTAL MATTERS. The Company and the Company Subsidiaries are in compliance with all environmental laws, rules and regulations promulgated, adopted or enforced by the United States Environmental Protection Agency and by similar agencies in states in which they conduct their respective businesses, except for any non-compliance that individually or in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries is a party to any suit, action or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of the Company, threatened by any person as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect (i) for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by the Company.

    Section 4.25. TAX TREATMENT; OFFICER'S CERTIFICATE AS TO TAX MATTERS. Neither the Company nor, to the Company's knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither the Company nor, to the Company's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code, and to the Company's knowledge, the Merger will so qualify. As of the date hereof, the Company knows of no reason why it will be unable to deliver to Cleary, Gottlieb, Steen & Hamilton and to Cahill Gordon & Reindel at the Closing representation letters with respect to the Company in form and substance sufficient to enable such counsel to render the opinions required by Section 6.05 of this Agreement.

    Section 4.26. ACCOUNTING MATTERS. The Company has disclosed to its independent certified public accountants all actions taken by it and the Company Subsidiaries that would impact the accounting of the business combination to be effected by the Merger. As of the date hereof, after consultation with its independent certified public accountants, the Company believes that the Merger will qualify as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                                   ARTICLE V
                                   COVENANTS

    Except as disclosed in the section and subsection, if applicable, of the Parent Disclosure Statement or the Company Disclosure Statement, as applicable, corresponding to the applicable section and subsection of this Article V, each of Parent and the Company agree to the following covenants:

    Section 5.01. CONDUCT OF BUSINESS OF THE COMPANY AND PARENT. (a) Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company and the Company Subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will not voluntarily take any action that would result in a breach of a representation or warranty that would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, neither the Company nor any of the Company Subsidiaries will, without the prior written consent of Parent:

        (1) amend its Certificate of Incorporation or by-laws;

        (2) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of the Company or any of the Company Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or any of the Company Subsidiaries, other than, in the case of the Company, pursuant to and in accordance with and subject to the limitations set forth in the terms of the Company Common Stock Equivalents listed in Section 4.10 of the Company Disclosure Statement;

        (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock except dividends to the Company or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its subsidiaries;

        (4) except in the ordinary course of business and consistent with past practice, (A) create or incur indebtedness for borrowed money; (B) assume, guarantee, endorse or otherwise as an accommodation become liable or responsible for the obligations of any other individual, firm or corporation or make any loans, advances or capital contributions to or investments in any other individual, firm or corporation, other than between or among the Company and any of the Company Subsidiaries that are wholly-owned or (C) enter into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole;

        (5) A (I) increase in any manner the compensation of any of the Company's or the Company Subsidiaries' directors or officers or employees, except in the case of employees in the ordinary course of business and consistent with past practice; (II) pay or agree to pay any material pension, retirement allowance or other employee benefit, or enter into any contract, agreement or understanding with any of the Company's or the Company Subsidiaries' past or present employees providing for the payment of any such material pension, retirement allowance or other employee benefit, except as required under agreements, plans or arrangements existing as of October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement; (III) except as required under agreements, plans or arrangements existing as of October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Schedule, grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any person;
    (IV) enter into any contract, agreement or understanding with any of the Company's or the Company Subsidiaries' past or present officers or other employees, except in the case of employees other than officers in the ordinary course of business and consistent with past practice; and (V) except in the ordinary course of business and consistent with past practice or as required under agreements, plans or arrangements existing as of October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Schedule, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement that was not in existence on or prior to October 26, 1998 and listed in
    Section 4.14(h) of the Company Disclosure Statement, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or understanding, or amend in any material respect any such plans, contracts, agreements or understandings in existence prior to October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement or (B) enter into any employment, consulting, severance or termination agreement with any director or officer of the Company or the Company Subsidiaries;

        (6) except (A) in the ordinary course of business and consistent with past practice, (B) in connection with the closing of certain stores pursuant to the Company's Store Closing Statement for fiscal 1998 previously furnished to Parent, (C) in connection with the Company Credit Agreement and
    (D) as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

        (7) except in the ordinary course of business or as otherwise expressly contemplated hereby, grant or acquire any material licenses to use any Intellectual Property Rights set forth in Section 4.21 of the Company Disclosure Statement; PROVIDED that the Company and the Company Subsidiaries shall not grant any material licenses to use any material Intellectual Property Rights so set forth without the prior written consent of Parent, which consent shall not be unreasonably withheld;

        (8) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

        (9) subject to Section 5.02(I) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets (other than in the ordinary course of business) or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights except in each case in the ordinary course of business and consistent with past practice or as expressly contemplated by this Agreement;

        (10) except as previously approved by the Board of Directors of the Company prior to the date hereof and as identified to Parent prior to the date hereof, authorize or commit to make capital expenditures in excess of $100,000;

        (11) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except where such insurance as altered, modified or replaced is materially equivalent, and except in the ordinary course of business and consistent with past practice and following written notice to Parent;

        (12) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

        (13) enter into any hedging, option, derivative or other similar transaction;

        (14) institute any change in its accounting methods, principles or practices, except insofar as may have been required by a change in U.S. GAAP;

        (15) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business;

        (16) take, cause or permit to be taken any action, whether before or after the Effective Time, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code or qualifying as a "pooling of interests" under Opinion 16 of the Accounting Principles Board; or

        (17) agree to do any of the foregoing.

    (b) Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Parent and the Parent Subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will not voluntarily take any action that would result in a breach of a representation or warranty that would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, neither Parent nor any of the Parent Subsidiaries will, without the prior written consent of the Company:

        (1) with respect to Parent, amend its Certificate of Incorporation;

        (2) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of Parent or any of the Parent Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Parent or any of the Parent Subsidiaries, other than, in the case of Parent, (A) pursuant to and in accordance with and subject to the limitations set forth in the terms of the Parent Plans, the Restricted Stock Plan, the Other Plans and (B) in connection with any acquisition with respect to which Parent is not required by the rules of Nasdaq to obtain shareholder approval;

        (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock except dividends to Parent or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its subsidiaries;

        (4) subject to Section 5.02(II), authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets (other than in the ordinary course of business) or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights except in each case in the ordinary course of business and consistent with past practice or as expressly contemplated by this Agreement;

        (5) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

        (6) enter into any hedging, option, derivative or other similar transaction;

        (7) institute any change in its accounting methods, principles or practices except insofar as may have been required by a change in U.S. GAAP;

        (8) take, cause or permit to be taken any action, whether before or after the Effective Time, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code or qualifying as a "pooling of interests" under Opinion 16 of the Accounting Principles Board; or

        (9) agree to do any of the foregoing.

    Section 5.02. NO SOLICITATION. (I)(a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of the Company Subsidiaries or any of its or any of the Company Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any of the Company Subsidiaries or any acquisition of any kind of a material portion of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any person who is not a party to this Agreement (a "Third Party") with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in the foregoing, the Company may, prior to the date of the Company Special Meeting, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the outstanding shares of Company Common Stock on a fully diluted basis (or all or substantially all of the assets of the Company and the Company Subsidiaries) from a Third Party (i) furnish or disclose non-public information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if (a) after being advised by (x) its outside counsel with respect to its fiduciary obligations and (y) Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the financial terms of any such proposed Acquisition Transaction, the Board of Directors of the Company determines reasonably and in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law, (b) prior to furnishing or disclosing any non-public information to, or entering into negotiations with, such Third Party, the Company receives from such Third Party an executed confidentiality agreement with terms no less favorable in the aggregate to the Company than those contained in the Company Confidentiality Agreement, but which confidentiality agreement shall not provide for any exclusive right to negotiate with the Company or any payments by the Company and
(c) the Company advises Parent of all non-public information delivered to such Third Party concurrently with such delivery.

    (b) The Company shall immediately notify Parent of receipt of any proposal relating to an Acquisition Transaction or any request for nonpublic information relating to the Company in connection with an Acquisition Transaction or for access to the properties, books or records of the Company or any of the Company Subsidiaries by any person or entity that informs the Board of Directors of the Company that it is considering making, or has made, a proposal relating to an Acquisition Transaction. Such notice to Parent shall be made orally and in writing and shall include a copy of any writing submitted by such person or entity and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

    (c) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of the Company Subsidiaries is a party. During such period, the Company shall take all reasonable steps to seek to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, obtaining injunctions to prevent any breaches of any such agreement and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

    (II)(a) Parent agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of the Parent Subsidiaries or any of its or any of the Parent Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any Acquisition Transaction with respect to Parent and the Parent Subsidiaries or negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in the foregoing, Parent may, prior to the date of the Parent Special Meeting, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the outstanding shares of Parent Common Stock on a fully diluted basis (or all or substantially all of the assets of Parent and the Parent Subsidiaries) from a Third Party (i) furnish or disclose non-public information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if (a) after being advised by (x) its outside counsel with respect to its fiduciary obligations and (y) Goldman, Sachs & Co. with respect to the financial terms of any such proposed Acquisition Transaction, the Board of Directors of Parent determines reasonably and in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law, (b) prior to furnishing or disclosing any non-public information to, or entering into negotiations with, such Third Party, Parent receives from such Third Party an executed confidentiality agreement with terms no less favorable in the aggregate to Parent than those contained in the Parent Confidentiality Agreement, but which confidentiality agreement shall not provide for any exclusive right to negotiate with Parent or any payments by Parent and
(c) Parent advises the Company of all non-public information delivered to such Third Party concurrently with such delivery.

    (b) Parent shall immediately notify the Company of receipt of any proposal relating to an Acquisition Transaction or any request for nonpublic information relating to Parent in connection with an Acquisition Transaction or for access to the properties, books or records of Parent or any of the Parent Subsidiaries by any person or entity that informs the Board of Directors of Parent that it is considering making, or has made, a proposal relating to an Acquisition Transaction. Such notice to the Company shall be made orally and in writing and shall include a copy of any writing submitted by such person or entity and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

    Section 5.03. ACCESS TO INFORMATION. (a) From the date of this Agreement until the Effective Time, the Company will give Parent and Subco and their authorized representatives (including counsel, environmental and other consultants, accountants, auditors and agents) reasonable access upon reasonable notice during normal business hours to all facilities, personnel and operations and to all books and records of it and the Company Subsidiaries, will permit Parent and Subco and their authorized representatives to conduct inspections as they may reasonably require (including, without limitation, any air, water, soil or other environmental testing and monitoring deemed necessary by them) and will cause its officers and those of the Company Subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time request.

    (b) Parent will give the Company and its agents (including its counsel and auditors) access to Parent's books and records for the purpose of conducting customary due diligence regarding the accuracy of the Parent SEC Reports and Parent's and Subco's compliance with their respective obligations under this Agreement.

    (c) Parent will hold and will cause the Parent Subsidiaries and all of their representatives, including consultants and advisors, to hold in strict confidence pursuant to the Confidentiality Agreement, dated as of September 22, 1998, between Parent and the Company, all documents and information (whether oral or written) concerning the Company and the Company Subsidiaries furnished to Parent or Subco in connection with the transactions contemplated by this Agreement (the "Company Confidentiality Agreement"). The Company will hold and will cause its representatives, including consultants and advisors, to hold in strict confidence pursuant to the Confidentiality Agreement, dated as of September 24, 1998, between the Company and Parent, all documents and information (whether oral or written) concerning Parent and the Parent Subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement (the "Parent Confidentiality Agreement"). Notwithstanding any provision of Article X hereof, nothing herein shall relieve any party of liabilities for any and all damages to the other party by reason of any breach of this Section 5.03(c).

    Section 5.04. REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. Parent and the Company shall prepare and file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement in which the Joint Proxy Statement shall be included. Parent and the Company shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC and the Joint Proxy Statement cleared by the staff of the SEC as promptly as practicable. Parent shall take any action required to be taken under applicable state blue sky or securities laws in connection with the Parent Shares to be issued as Closing Consideration. Parent and the Company shall promptly furnish to each other all information, and take such other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their respective independent accountants or auditors, as the case may be), as may reasonably be requested in connection with any action by any of them in connection with this Section 5.04.

    Section 5.05. COMMERCIALLY REASONABLE EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided, Parent, Subco and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and using all commercially reasonable efforts to respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, (ii) the obtaining of all necessary consents, approvals or waivers and (iii) the lifting of any legal bar to the Merger. Parent shall cause Subco to perform all of its obligations under this Agreement and shall not take any action that would cause the Company to fail to perform its obligations hereunder. The Company shall not take any action that would cause either Parent or Subco to fail to perform its obligations hereunder.

    Section 5.06. PUBLIC ANNOUNCEMENTS. Before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated hereby, Parent, Subco and the Company will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining the consent of each of the other parties to this Agreement (which consent will not be unreasonably withheld), except as may be required by law.

    Section 5.07. NOTIFICATION OF CERTAIN MATTERS. Each of the Company and Parent shall give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger or other transactions contemplated hereby, (b) any change or prospective change that is likely to have, respectively, a Material Adverse Effect or Parent Material Adverse Effect or (c) the occurrence or existence of any event that would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue.

    Section 5.08. INDEMNIFICATION. (a) Parent shall, and shall cause the Surviving Corporation to, maintain and perform to the greatest extent permitted under the Company's existing indemnification and expense advancement provisions and arrangements (including, without limitation, the indemnity agreements listed in Section 5.08 of the Company Disclosure Statement) with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, to the extent permitted or required under applicable law, and the Company's Certificate of Incorporation and by-laws in effect at the date hereof (including, without limitation, provisions regarding elimination of liability and indemnification of directors, officers and employees and regarding advancement of expenses).

    (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance; and provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain insurance coverage in such amounts as may be generally available for the maximum premium referred to in the preceding proviso.

    Section 5.09. EXPENSES. Except as set forth in Section 10.05, Parent and Subco, on the one hand, and the Company, on the other hand, shall bear their respective expenses incurred in connection with this Agreement, the Merger, and the transactions contemplated hereby, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

    Section 5.10. AFFILIATES. (a) The Company shall advise Parent in writing of any person who becomes an Affiliate after the date hereof and prior to the Effective Time and shall use all commercially reasonable efforts to cause each such person to deliver to Parent, no later than the date such person becomes an Affiliate, a written agreement substantially in the form of Exhibit A hereto.

    (b) Parent shall use all commercially reasonable efforts to cause each of its Affiliates to execute and deliver to Parent a Lockup Agreement substantially in the form of Exhibit C hereto. To the extent not provided previously as contemplated by Section 4.07, the Company shall use all commercially reasonable efforts to cause each of its Affiliates who are not parties to the Registration Rights Agreement to execute and deliver to Parent a Lockup Agreement substantially in the form of Exhibit B hereto.

    Section 5.11. STOCK EXCHANGE LISTINGS. Parent shall use all commercially reasonable efforts to have approved for quotation on Nasdaq, upon official notice of issuance, the Parent Shares to be issued in connection with the Merger.

    Section 5.12. LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use its best efforts to cause to be delivered to Parent a letter from the Company's independent certified public accountants addressed to the Company and indicating that it may be delivered to Parent, dated as of the Closing Date, stating that such independent accountants concur with the conclusion of the Company's management that no conditions exist with respect to the Company which would preclude the Company from being a party to a merger accounted for as a pooling of interests within the meaning of Opinion 16 of the Accounting Principals Board and applicable SEC rules and regulations.

    Section 5.13. LETTER OF PARENT'S ACCOUNTANTS. Parent shall use its best efforts to cause to be delivered to the Company a letter from Parent's independent certified public accountants, addressed to Parent and indicating that it may be delivered to the Company, dated as of the Closing Date, stating that such independent certified public accountants concur with the conclusion of Parent's management that no conditions exist with respect to Parent which would preclude Parent from being a party to a merger accounted for as a pooling of interests within the meaning of under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

    Section 5.14. POOLING OF INTERESTS. Each of the Company and Parent shall use its respective best efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent certified public accountants, respectively, and each of the Company and Parent agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

    Section 5.15. EMPLOYEE BENEFITS AND EMPLOYMENT CONTRACTS. (a) From and after the Effective Time, the Surviving Corporation shall honor, pay and perform all of the Company's or any Company Subsidiary's liabilities and obligations under or in respect of (i) each employment, retention, severance, termination or similar agreement with any director, officer or other employee of the Company or any Company Subsidiary and (ii) each deferred compensation or other equity based plan or arrangement covering any director, officer or other employee of the Company or any Company Subsidiary, in each case, in accordance with the terms thereof in effect as of the date hereof. Parent shall cause the amount of any bonus or other incentive compensation payable to any officer or other employee of the Company or any Company Subsidiary for the fiscal or other applicable plan year that includes the Effective Time to be determined under the terms of the applicable bonus or incentive compensation plans of the Company or a Company Subsidiary as in effect as of the date hereof and without taking into account any extraordinary charges or other expenses incurred or recognized by the Company as a result of or in connection with the consummation of the transactions contemplated hereby. Such bonus otherwise shall be payable in accordance with the terms of such plan, except that (i) any officer or other employee who was such at the Effective Time shall be entitled to receive a bonus if any are payable under the plan upon completion of the fiscal or other applicable plan year and (ii) bonuses shall become payable notwithstanding the Company's failure to achieve the performance objectives specified in the plan for the entire fiscal year if such targets have been achieved for periods completed prior to the Effective Time.

    (b) Parent shall cause the Company to offer compensation and benefits to the Company's employees that are substantially equivalent when taken as a whole to the compensation and benefits that such employees enjoyed before the Effective Time; provided that nothing in this Section 5.15(b) shall obligate the Company to renew any employment agreements after their expiration or termination or prohibit the Company from terminating at any time any employee employed at will.

    (c) From and after the Effective Time, if any officer or other employee becomes eligible to participate in any compensation or benefit plan, agreement or arrangement maintained by Parent or any Parent Subsidiary, Parent shall cause
(i) all service of such officer or employee completed prior to the Effective Time with the Company or any Company Subsidiary to be recognized under such plan, agreement or arrangement for eligibility to participate and vesting purposes thereof, (ii) to be waived any exclusions for pre-existing conditions of, any such officer or employee and his or her dependents and (iii) to be recognized all co-payments, deductibles or similar amounts or costs incurred by any such officer or employee under a comparable plan, agreement or arrangement of the Company, any Company Subsidiary or the Surviving Corporation during the plan year in which such officer or employee commences participation in an applicable benefit plan, agreement or arrangement of Parent or any Subsidiary thereof.

    (d) The Parent shall cause the Company to maintain for one year following the Effective Time its severance policies (including constructive termination described in Schedule 4.18 of the Company Disclosure Schedule).

    Section 5.16. REGISTRATION RIGHTS AGREEMENT. Concurrently with the execution and delivery of this Agreement, Parent shall execute and deliver, and the Company shall use all commercially available efforts to cause each of the persons listed on Exhibit C to this Agreement to execute and deliver, the Registration Rights Agreement attached hereto as Exhibit D, together with Annex A thereto.

    Section 5.17. BOARD REPRESENTATION. At the Effective Time, Parent shall increase its Board size to add two additional directors, who shall be selected by the Company's current Board of Directors prior to the Effective Time, at least one of which will not have a term which is scheduled for re-election at the next annual meeting of stockholders of Parent.

                                   ARTICLE VI
         CONDITIONS TO THE OBLIGATIONS OF PARENT, SUBCO AND THE COMPANY

    The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing (as defined in Section 9.01) of each of the following conditions:

    Section 6.01. REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the

Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities and blue sky authorizations shall have been received.

    Section 6.02. STOCKHOLDER APPROVAL. (a) The approval of this Agreement, the Merger and the other transactions contemplated hereby by a majority of the outstanding shares of Company Common Stock cast at the Company Special Meeting or any adjournment thereof shall have been obtained.

    (b) The approval of the Parent Merger Matters by a majority of the outstanding shares of Parent Common Stock cast at the Parent Special Meeting or any adjournment thereof shall have been obtained.

    Section 6.03. LISTING. The Parent Shares issuable in connection with the Merger shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

    Section 6.04. CERTAIN PROCEEDINGS. (a) No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered and remain in effect against Parent, Subco or the Company that prohibits the consummation of the Merger or limits the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (b) All authorizations, orders, consents, licenses, confirmations, clearances, permissions and approvals that may be required in any foreign jurisdiction for the purposes of applicable anti-trust, competition, takeover or similar legislation in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been received and shall remain in full force and effect.

    Section 6.05. TAX MATTERS. Parent shall have received an opinion of Cahill Gordon & Reindel, counsel to Parent and Subco, and the Company shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company, each such opinion dated as of the Effective Date, and each such opinion substantially to the effect that (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and (ii) except for cash received in lieu of fractional Parent Shares, no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to the shares of Company Common Stock converted into Parent Shares. In rendering such opinions, such counsel may receive and rely upon representations of fact contained in certificates as specified in Section 3.14 and 4.25.

    Section 6.06. POOLING LETTER. The Company and Parent shall have received the letter from Parent's independent certified public accountants referred to in
Section 5.13.

                                  ARTICLE VII
               CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUBCO

    The obligation of Parent and Subco to effect the Merger and to perform their other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Parent or
Subco:

    Section 7.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained herein (without regard to any materiality qualifications, exceptions or provisos therein) shall be true and correct in all respects on the date of this Agreement and on the date of the Effective Time as though such representations and warranties were made at and on such dates (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except (i) for those untruths or inaccuracies that, individually or in the aggregate, would not either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect and (ii) for changes permitted or contemplated by this Agreement.

    Section 7.02. PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except for those failures to so perform or comply that, individually or in the aggregate, would not either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

    Section 7.03. CERTIFICATES. The Company shall furnish such certificates of its officers to evidence compliance with the conditions set forth in Sections
7.01 and 7.02 as may be reasonably requested by Parent or Subco.

    Section 7.04. MATERIAL ADVERSE CHANGE. There shall not have occurred or become known since the date hereof any material adverse change in the business, operations, assets, financial condition or prospects of the Company and the Company Subsidiaries taken as a whole.

    Section 7.05. CONSENTS, APPROVALS AND NOTIFICATIONS. All the consents and approvals, and notifications and disclosures, and filings and registrations listed in Section 4.03 of the Company Disclosure Statement shall have been obtained.

                                  ARTICLE VIII
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

    The obligations of the Company under this Agreement to effect the Merger shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by the
Company:

    Section 8.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent and Subco contained herein (without regard to any materiality qualifications, exceptions or provisos therein) shall be true and correct in all respects on the date of this Agreement and on the date of the Effective Time as though such representations and warranties were made at and on such dates (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except (i) for those untruths or inaccuracies that, individually or in the aggregate, would not either impair the ability of Parent or Subco to consummate the Merger and the other transactions contemplated hereby or have a Parent Material Adverse Effect and (ii) for changes permitted or contemplated by this Agreement.

    Section 8.02. PERFORMANCE. Parent and Subco shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date except for those failures to so perform or comply that, individually or in the aggregate, would not either impair the ability of Parent or Subco to consummate the Merger and the other transactions contemplated hereby or have a Parent Material Adverse Effect.

    Section 8.03. CERTIFICATES. Parent and Subco shall furnish such certificates of their respective officers to evidence compliance with the conditions set forth in Sections 8.01 and 8.02 as may be reasonably requested by the Company.

    Section 8.04. MATERIAL ADVERSE CHANGE. There shall not have occurred or become known since the date hereof any material adverse change in the business, operations, assets, financial condition or prospects of Parent and its Parent Subsidiaries taken as a whole.

    Section 8.05. CONSENTS, APPROVALS AND NOTIFICATIONS. All necessary consents and approvals of, and notifications and disclosures to, and filings and registration with, any United States or any other governmental authority or any other third party required on the part of Parent and Subco for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or accomplished.

                                   ARTICLE IX

                                    CLOSING

    Section 9.01. TIME AND PLACE. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles VI, VII and VIII (other than conditions relating to delivery of opinions, letters with respect to pooling and certificates at Closing) have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Parent, Subco and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

    Section 9.02. FILINGS AT THE CLOSING. Subject to the provisions of Articles VI, VII, VIII and X, the Company, Parent and Subco shall cause to be executed and filed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the Delaware Act and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

    Section 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

    (a) by mutual consent of the Boards of Directors of Parent and the Company;

    (b) by either Parent or the Company if, without fault of such terminating party, the Merger shall not have been consummated on or before April 30, 1999, which date may be extended by mutual consent of the parties hereto;

    (c) by either Parent or the Company, if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; or

    (d) by either Parent or the Company, if either stockholder approval contemplated in Section 6.02(a) or 6.02(b) is not obtained; PROVIDED that the party seeking termination is not then in material breach of any provisions of this Agreement.

    Section 10.02. TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Parent, at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, if:

    (a) the Company shall have failed to comply in any respect (without regard to any materiality qualifications, exceptions or provisos therein) with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by the Company at or prior to such date of termination except for those failures to so perform or comply that, individually or in the aggregate would not either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect;

    (b) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement such that the Closing condition set forth in Section 7.01 would not be satisfied; PROVIDED, HOWEVER, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 30 days of delivery to the Company of written notice of such breach or breaches;

    (c) the Board of Directors of the Company (i) fails to recommend the approval of this Agreement and the Merger to the Company's stockholders,
       (ii) withdraws or amends or modifies in a manner adverse to Parent its recommendation or approval in respect of this Agreement or the Merger or
       (iii) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction, or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution;

    (d) the Company or its representatives shall furnish or disclose non-public information or negotiate, discuss, explore or otherwise communicate in any way with a third party with respect to an Acquisition Transaction, or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution; or

    (e) the number of Dissenting Shares exceeds the lesser of (p) 10% of the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (q) such number of Dissenting Shares as Parent shall be advised by its independent certified public accountants will render them unable to deliver the letter referred to in Section 6.06 given the totality of other circumstances in existence at the Effective Time.

    Section 10.03. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of the Directors of the Company, if (a) Parent or Subco shall have failed to comply in any respect (without regard to any materiality qualifications, exceptions or provisos therein) with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by Parent or Subco at or prior to such date of termination except for those failures to so perform or comply that, individually or in the aggregate, would not either impair Parent's ability to consummate the Merger and the other transactions contemplated hereby or have a Parent Material Adverse Effect, (b) there exists a breach or breaches of any representation or warranty of Parent or Subco contained in this Agreement such that the Closing condition set forth in
Section 8.01 would not be satisfied; PROVIDED, HOWEVER, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not be cured within 30 days of delivery to Parent of written notice of such breach or breaches or (c) the Board of Directors of Parent (i) fails to recommend the approval of the amendment to Parent's Certificate of Incorporation increasing the authorized Parent Common Stock and the issuance of Parent Shares in connection with the Merger, (ii) withdraws or amends or modifies in a manner adverse to the Company its recommendation or approval in respect of the amendment to Parent's Certificate of Incorporation increasing the authorized Parent Common Stock and the issuance of Parent Shares in connection with the Merger or (iii) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction unless such Acquisition Transaction is of the type contemplated by the second proviso of Section 5.02(II)(a), or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution.

    Section 10.04. PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the Merger by Parent or the Company pursuant to this Article X, written notice thereof shall forthwith be given to the other.

    Section 10.05. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except (i) as provided in this Section 10.05 and (ii) for any liability or further obligation arising from or in connection with any willful breach of its obligations hereunder.

    (b) In the event of a termination of this Agreement by the Company pursuant to Section 10.03(c) or pursuant to Section 10.01(d) if the Parent stockholder approvals contemplated by 6.02(b) are not obtained, then Parent shall within two business days of such termination pay the Company by wire transfer or immediately available funds to an account specified by the Company (i) up to $3 million to reimburse the Company for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) a cash fee of $18 million. In the event of a termination of this Agreement by Parent pursuant to Section 10.02(c), 10.02(e) or pursuant to Section 10.01(d) if the Company stockholder approvals contemplated by 6.02(a) are not obtained, then the Company shall within two business days of such termination pay Parent by wire transfer or immediately available funds to an account specified by Parent (i) up to $3 million to reimburse Parent for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) a cash fee of $18 million.

                                   ARTICLE XI

                                  DEFINITIONS

    Section 11.01. TERMS DEFINED IN THIS AGREEMENT. The following capitalized terms used herein shall have the meanings ascribed in the indicated sections.

Acquisition Transaction.....................  5.02
Additional Matters..........................  1.05(b)
Affiliates..................................  4.07
Agreement...................................  First Paragraph
Antitrust Division..........................  5.05
Certificate of Merger.......................  1.02
Certificates................................  2.03(b)
Closing.....................................  9.01
Closing Consideration.......................  2.01
Closing Date................................  9.01
COBRA.......................................  4.23
Code........................................  RECITALS
Company.....................................  First Paragraph
Company Common Stock........................  2.01
Company Common Stock Equivalents............  4.10
Company Confidentiality Agreements..........  5.03(c)
Company Credit Facility.....................  4.03
Company Disclosure Statement................  Article IV
Company Reports.............................  4.11
Company S-1.................................  4.14
Company Special Meeting.....................  1.05(a)
Company Subsidiaries........................  4.01
Constituent Corporations....................  First Paragraph
Delaware Act................................  1.01
Dissenting Shares...........................  2.01(c)
Effective Time..............................  1.02
Employee Benefit Plans......................  4.23
ERISA.......................................  4.23
ERISA Affiliate.............................  4.23
Exchange Act................................  3.04

Exchange Ratio..............................  2.01
Foreign Plan................................  4.23
FTC.........................................  5.05
HSR Act.....................................  3.04
Intellectual Property Rights................  4.21
IRS.........................................  4.23
Joint Proxy Statement.......................  1.05
Market Value................................  2.05
Material Adverse Effect.....................  4.01
Merger......................................  1.01
Nasdaq......................................  2.05
Other Plans.................................  3.12
Parent......................................  First Paragraph
Parent Common Stock.........................  2.01
Parent Confidentiality Agreement............  5.03(c)
Parent Disclosure Statement.................  Article III
Parent Exchange Options.....................  2.04
Parent Form S-8.............................  2.04
Parent Material Adverse Effect..............  3.04
Parent Merger Matters.......................  1.05(b)
Parent Plans................................  3.12
Parent Preferred Shares.....................  3.12
Parent SEC Reports..........................  3.08
Parent Shares...............................  2.01
Parent Special Meeting......................  1.05(b)
Parent Subsidiaries.........................  3.04
Pension Benefit Plans.......................  4.23
Registration Statement......................  3.07
Restricted Stock Plan.......................  3.12
SEC.........................................  2.04
Securities Act..............................  3.04
Special Meetings............................  1.05(a)
Subco.......................................  First Paragraph
Surviving Corporation.......................  3.15
Tax.........................................  3.15
Tax Returns.................................  3.15
Taxes.......................................  3.15
U.S. GAAP...................................  3.08
Welfare Plans...............................  4.23

                                  ARTICLE XII

                                 MISCELLANEOUS

    Section 12.01. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Subco and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after this Agreement is adopted by the stockholders of the Company, no such amendment or modification shall change the amount or form of the Closing Consideration.

    Section 12.02. WAIVER OF COMPLIANCE; CONSENTS. Any failure of Parent or Subco, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Parent or Subco, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.02.

    Section 12.03. SURVIVABILITY; INVESTIGATIONS. The respective representations and warranties of Parent, Subco and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

    Section 12.04. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; PROVIDED that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

            (a)  if to the Company, to
                 Camelot Music Holdings, Inc.
                 8000 Freedom Avenue, N.W.
                 North Canton, Ohio 44720
                 Telecopy: (330)494-8535

                 Attention: James E. Bonk

                 with a copy to

                 Calfee, Halter & Griswold LLP
                 1400 McDonald Investment Center
                 800 Superior Avenue
                 Cleveland, OH 44114-2688
                 Telecopy: (216) 241-0816

                 Attention: Thomas F. McKee, Esq.

                 and a copy to

                 Cleary, Gottlieb, Steen & Hamilton
                 1 Liberty Plaza
                 New York, NY 10006
                 Telecopy: (212) 225-3999

                 Attention: Victor I. Lewkow, Esq.

            (b)  if to Parent or Subco, to

                 Trans World Entertainment Corporation
                 38 Corporate Circle
                 Albany, NY 12203
                 Telecopy: (518) 869-4819

                 Attention: Robert J. Higgins

                 with a copy to

                 Cahill Gordon & Reindel
                 80 Pine Street
                 New York, New York 10005
                 Telecopy: (212) 269-5420

                 Attention: William M. Hartnett, Esq.

    Section 12.05. ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, any wholly-owned subsidiary of Parent incorporated under the laws of the United States and substituted for Subco as provided in Section 1.01), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto and, with respect to Section 5.08, the officers, directors and employees of the Company and, with respect to Article I, the stockholders of the Company.

    Section 12.06. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

    Section 12.07. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 12.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

    Section 12.09. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

    Section 12.10. ENTIRE AGREEMENT. This Agreement, including the exhibits hereto and the documents and instruments referred to herein (including the Parent Disclosure Statement and the Company Disclosure Statement), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

    IN WITNESS WHEREOF, Parent, Subco and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                TRANS WORLD ENTERTAINMENT CORPORATION

                                By:  /s/ ROBERT J. HIGGINS
                                     -----------------------------------------
                                     Name: Robert J. Higgins
                                     Title:  Chairman of the Board, President
                                     and
                                           Chief Excutive Officer

                                CAQ CORPORATION

                                By:  /s/ ROBERT J. HIGGINS
                                     -----------------------------------------
                                     Name: Robert J. Higgins
                                     Title:  Chairman of the Board, President
                                     and
                                           Chief Excutive Officer

                                CAMELOT MUSIC HOLDINGS, INC.

                                By:  /s/ JAMES E. BONK
                                     -----------------------------------------
                                     Name: James E. Bonk
                                     Title:  Chairman of the Board and
                                           Chief Excutive Officer

                                                                       EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, NY 12203

    Gentlemen:

    The undersigned, a holder of shares of common stock, par value $.01 per share ("Company Common Stock"), of Camelot Music Holdings, Inc., a Delaware corporation (the "Company"), is entitled to receive, in connection with the merger (the "Merger") between the Company and a direct wholly-owned subsidiary of Trans World Entertainment Corporation ("Parent"), shares ("Parent Shares") of common stock, par value $.01 per share, of Parent.

    If the undersigned is deemed to be an affiliate under Rule 145 of the Securities Act of 1933, as amended, the undersigned's ability to sell, assign or transfer the Parent Shares received by the undersigned upon conversion of any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice and counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rule 145 promulgated under the Act.

    The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Shares received by the undersigned upon conversion of shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the limitations specified by Rule 145, (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent is not required to be registered under the Act or (iv) in a transaction that, as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

    In the event of a sale or other disposition by the undersigned of Parent Shares pursuant to Rule 145(d)(1), the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Shares disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Shares sold as indicated in the letter.

    The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Shares received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for the purposes of the Act or the third paragraph of this letter.

    The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Shares and
(ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                          Very truly yours,
                                          --------------------------------------

                                     By:________________________________________
                                            Name:
                                            Title:

                                                                         ANNEX I

                                                                    TO EXHIBIT A

    [Name]                                                                [Date]

    On             the undersigned sold             shares ("Parent Shares") of
common stock, par value $.01 per share, of Trans World Entertainment Corporation (the "Parent"). The Parent Shares were received by the undersigned in connection with the merger of a direct wholly-owned subsidiary of Parent with and into Camelot Music Holdings, Inc.

    Based upon the most recent report or statement filed by the Parent with the Securities and Exchange Commission, the Parent Shares sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

    The undersigned hereby represents that the Parent Shares were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Parent Shares, and that the undersigned has not made any payment in connection with the offer or sale of the Parent Shares to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

                                                                       EXHIBIT B

                                 [Stockholder]

                                  [          ]
                                  [          ]
                                  [          ]

                                                                October 26, 1998

Trans World Entertainment
  Corporation
38 Corporate Circle
Albany, NY 12203

Ladies and Gentlemen:

    The undersigned understands that Camelot Music Holdings, Inc., a Delaware corporation (the "Company"), and Trans World Entertainment Corporation, a New York corporation ("Parent") have entered into an Agreement and Plan of Merger, dated as of October 26, 1998 (the "Merger Agreement", capitalized terms used herein but not otherwise defined shall have the meaning provided in the Merger Agreement). The undersigned understands that the transactions contemplated by the Merger Agreement require that the undersigned refrain from entering into certain transactions with respect to Company Common Stock and with respect to Parent Common Stock which the undersigned will receive as Closing Consideration. Therefore in consideration of the foregoing, the covenants and promises contained in the Merger Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, intending to be legally bound hereby agrees as follows:

    The undersigned hereby agrees not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, or otherwise reduce the undersigned's risk relative to any shares of (a) Company Common Stock from December 15, 1998 through and including the Effective Time and (b) Parent Common Stock received as Closing Consideration, from and including the Effective Time until the day after Parent publicly reports revenues and earnings covering at least 30 days of combined operations of Parent and the Company following the Effective Time; provided that the foregoing shall not be construed to prohibit the undersigned from selling (through a third party cashless exercise program) shares of Company Common Stock or Parent Common Stock for the purpose of providing the undersigned with funds sufficient to enable the undersigned to pay the exercise price for shares of Company Common Stock or Parent Common Stock underlying options to purchase Company Common Stock, but only if the independent certified public accountants for the Company and for the Parent each agree in writing prior to any such transaction that such transaction would not preclude accounting for the Merger as a pooling of interests.

                                          Yours truly,

                                          --------------------------------------

                                     By:________________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C

                                 [Stockholder]

                                  [          ]
                                  [          ]
                                  [          ]

                                                                October 26, 1998

Trans World Entertainment
  Corporation
38 Corporate Circle
Albany, NY 12203

Ladies and Gentlemen:

    The undersigned understands that Camelot Music Holdings, Inc., a Delaware corporation (the "Company"), and Trans World Entertainment Corporation, a New York corporation ("Parent") have entered into an Agreement and Plan of Merger, dated as of October 26, 1998 (the "Merger Agreement", capitalized terms used herein but not otherwise defined shall have the meaning provided in the Merger Agreement). The undersigned understands that the transactions contemplated by the Merger Agreement require that the undersigned refrain from entering into certain transactions with respect to Parent Common Stock. Therefore in consideration of the foregoing, the covenants and promises contained in the Merger Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, intending to be legally bound hereby agrees that the undersigned will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, or otherwise reduce the undersigned's risk relative to any Parent Common Stock for a period from December 15, 1998 until the day after the Company publicly reports its revenues and earnings covering at least 30 days of combined operations of Parent and the Company following the Effective Time.

                                          Sincerely,

                                          [        ]
                                     By:________________________________________
                                             Name:
                                             Title:

                                                                         ANNEX B

                                VOTING AGREEMENT

    VOTING AGREEMENT, dated as of October 26, 1998 (this "AGREEMENT"), among Trans World Entertainment Corporation, a New York corporation ("PARENT") and the individuals whose names and addresses are set forth on the signature pages hereto (collectively, the "STOCKHOLDERS", and each, individually, a "STOCKHOLDER").

    WHEREAS, Parent and its wholly owned subsidiary, CAQ Corporation, a Delaware corporation ("SUBCO"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), with Camelot Music Holdings, Inc., a Delaware corporation (the "COMPANY"), which Merger Agreement provides, among other things, that Subco will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "MERGER"); and

    WHEREAS, as of the date hereof, the Stockholders own (both beneficially and of record) the number of shares of Common Stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") set forth opposite their respective names at the foot of this Agreement; and

    WHEREAS, the Stockholders have agreed to enter into this Agreement governing the voting and disposition of the shares of Company Common Stock now owned and which may hereafter be acquired by any of the Stockholders (the "SHARES").

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1. VOTING OF SHARES. Each Stockholder shall, until the Termination Date (as hereinafter defined), cause the Shares owned by such Stockholder to be voted (i) in favor of the Merger Agreement, the Merger and the other transactions contemplated thereby and (ii) against any Acquisition Transaction (as defined in Section 4) and any action or agreement that would impede, frustrate or nullify this Agreement, or would result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Article VI or VII of the Merger Agreement not being fulfilled (the subject matters of the foregoing clauses
    (i) and (ii) being referred to herein as the "VOTING MATTERS") at any meeting of the stockholders of the Company where any such vote shall be taken or in any consent in lieu of such a meeting. For the purposes of this Agreement, "TERMINATION DATE" shall mean the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), (iii) the termination of this Agreement by the mutual written agreement of the parties hereto or pursuant to the terms of Section 8 of this Agreement or (iv) April 30, 1999, unless the parties to the Merger Agreement shall amend the date specified in
    Section 10.02 thereto to specify some later date in which case the date specified in this subsection (iv) shall be deemed to be for all purposes the same date as is specified in Section 10.02 to the Merger Agreement, as it may then be amended.

        2. IRREVOCABLE PROXY. Each Stockholder hereby irrevocably appoints Parent, until the Termination Date, as its attorney and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law with full power of substitution, to vote upon any Voting Matters in such manner as Parent or its substitute shall, in its sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which each Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not adjourned or postponed meeting) or in respect of any consent in lieu of any such meeting or otherwise, in accordance with the provisions of Section 1 of this Agreement. This proxy and power of attorney is irrevocable and coupled with an interest in favor of Parent. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which it may have heretofore appointed or granted with respect to any Voting Matters, and until the Termination Date has occurred, no subsequent proxy or power of attorney with respect to any Voting Matters shall be given or written consent executed (and if given or executed, shall not be effective until the Termination Date has occurred) by the Stockholder with respect thereto.

        3. NO DISPOSITION OR ENCUMBRANCE OF SHARES. Each Stockholder hereby covenants and agrees that, until the Termination Date has occurred, except as contemplated by this Agreement, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever (each of the foregoing being referred to herein as a "Disposition") with respect to the Shares UNLESS the transferee with respect to any such transaction executes and delivers to Parent a voting agreement substantially in the form of this Agreement with respect to the Shares which are the subject of any such transaction and further agrees, if requested by Parent in its sole discretion, to execute and deliver a Waiver and Lock-up Agreement substantially in the form of Annex A to the Registration Rights Agreement referred to in Section 5.16 of the Merger Agreement and a Company Affiliate Letter substantially in the form of Exhibit A to the Merger Agreement.

        4. NO SOLICITATION OF TRANSACTIONS. Until the Termination Date has occurred, each Stockholder shall not, directly or indirectly, through any agent or representative or otherwise, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or acquisition of any kind of material portion of the assets or capital stock of the Company (an "ACQUISITION TRANSACTION") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to perform as contemplated by this Agreement. Until the Termination Date has occurred, each Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of the Stockholder and its agents or other representatives with any Person conducted heretofore with respect to any of the foregoing. Each Stockholder shall notify immediately Parent if any proposal or offer, or any inquiry or contact with any Person with respect to an Acquisition Transaction, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

        5. LEGEND ON CERTIFICATES. If there shall be any proposed Disposition with respect to any of the Shares, immediately prior to such Disposition, the certificate(s) evidencing the Shares shall be endorsed with a restrictive legend substantially as follows:

        THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF OCTOBER 25, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND TRANS WORLD ENTERTAINMENT CORPORATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY HIS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY ALL THE TERMS OF SUCH AGREEMENT, AS THE SAME IS IN EFFECT FROM TIME TO TIME.

        6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder hereby severally represents and warrants with respect to itself and its ownership of the Shares to Parent as follows:

           a. AUTHORITY RELATIVE TO THIS AGREEMENT. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This

       Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

           b. NO CONFLICT. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Securities Exchange Act of 1934, as amended), any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate the Certificate of Incorporation or By-laws of the Stockholder, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound.

           c. TITLE TO THE SHARES. The Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

           d. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

        7. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Stockholders that Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Parent enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

        8. TERMINATION OF AGREEMENT. Parent reserves the right in its sole discretion at any time hereafter to terminate this Agreement and all irrevocable proxies granted to it hereunder.

        9. MISCELLANEOUS.

           a. EXPENSES. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

           b. FURTHER ASSURANCES. From time to time at the requesting party's reasonable request, Parent and each Stockholder will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

           c. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

           d. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Parent and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Parent and any Stockholder with respect to the subject matter hereof.

           e. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the parties.

           f. OBLIGATIONS OF SUCCESSORS; PARTIES IN INTEREST. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

           g. AMENDMENT; WAIVER. This Agreement may not be amended or changed except by an instrument in writing signed by the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

           h. SEVERABILITY. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           i. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(i)):

                 if to Parent:

                     TRANS WORLD ENTERTAINMENT CORPORATION
                     38 Corporate Circle
                     Albany, NY 12203
                     Attention: Robert J. Higgins
                     Telecopy: (518) 452-7833

                 with a copy to:

                     Cahill Gordon & Reindel
                     80 Pine Street
                     New York, New York 10005
                     Attention: William M. Hartnett, Esq.
                     Telecopy: (212) 269-5420

                 if to any Stockholder:

                     at the respective addresses of such Stockholder set forth on the signature pages to this Agreement.

           j. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

           k. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           l. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

           m. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           n. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT IT MIGHT HAVE TO A JURY TRIAL OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.

    IN WITNESS WHEREOF, Parent and each of the Stockholders have duly executed this Agreement, as of the date first written above.

PARENT:

TRANS WORLD ENTERTAINMENT CORPORATION

By:    /s/ Robert J. Higgins
---------------------------------------------

   Name: Robert J. Higgins

   Title: Chairman of the Board, President
   and Chief Executive Officer

STOCKHOLDERS:                                            NUMBER OF SHARES OWNED:

VAN KAMPEN-MERRITT
PRIME RATE INCOME TRUST

By:    /s/ Jeffrey W. Maillet
---------------------------------------------

   Name: Jeffrey W. Maillet

   Title: Senior Vice President

   Address: One Parkview Plaza
   Oakbrook Terrace, IL 60180

FERNWOOD ASSOCIATES, L.P.

By:    /s/ Thomas P. Burger
---------------------------------------------

   Name: Thomas P. Burger

   Title: General Partner

   Address: 667 Madison Avenue, 20th Floor
   New York, New York 10021

FERNWOOD RESTRUCTURING, LTD.

By:    /s/ Thomas P. Burger
---------------------------------------------

   Name: Thomas P. Burger

   Title: Director

   Address: 667 Madison Avenue, 20th Floor
   New York, New York 10021

FERNWOOD FOUNDATION FUND

By:    /s/ Thomas P. Burger
---------------------------------------------

   Name: Thomas P. Burger

   Title: General Partner

   Address: 667 Madison Avenue, 20th Floor
   New York, New York 10021

FERNWOOD RETURN HOLDINGS, LTD.

By:    /s/ Thomas P. Burger
---------------------------------------------

   Name: Thomas P. Burger

   Title: Director

   Address: 667 Madison Avenue, 20th Floor
   New York, New York 10021

MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED

By:    /s/ John Humphrey
---------------------------------------------

   Name: John Humphrey

   Title:

   Address: World Financial Center, North Tower
   New York, New York 10281

OAKTREE CAPITAL MANAGEMENT, LLC (in
its capacity as general partner and
investment manager of OCM
Opportunities Fund, L.P. and
Columbia/HCA Master Retirement Trust
(separate account I))

By:/s/ Matt Barrett
---------------------------------------------

   Name: Matt Barrett

   Title: Managing Director

   Address: 550 South Hope Street, 22nd Floor
   Los Angeles, California 90071

By:/s/ Ken Liang
---------------------------------------------

   Name: Ken Liang

   Title: Managing Director and General Counsel

   Address: 550 South Hope Street, 22nd Floor
   Los Angeles, California 90071

                                                                         ANNEX C

                                VOTING AGREEMENT

    VOTING AGREEMENT, dated as of October 26, 1998 (this "AGREEMENT"), among Camelot Music Holdings, Inc., a Delaware corporation (the "COMPANY") and the individual whose name and address is set forth on the signature page hereto (the "STOCKHOLDER").

    WHEREAS, Trans World Entertainment Corporation, a New York Corporation ("PARENT") and its wholly owned subsidiary, CAQ Corporation, a Delaware corporation ("SUBCO"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), with the Company, which Merger Agreement provides, among other things, that Subco will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "MERGER"); and

    WHEREAS, as of the date hereof, the Stockholder owns (both beneficially and of record) the number of shares of Common Stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") set forth opposite his name at the foot of this Agreement; and

    WHEREAS, the Stockholder has agreed to enter into this Agreement governing the voting and disposition of the shares of Parent Common Stock now owned and which may hereafter be acquired by the Stockholder (the "SHARES").

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1. VOTING OF SHARES. The Stockholder shall, until the Termination Date (as hereinafter defined), cause the Shares owned by the Stockholder to be voted (i) in favor of the Parent Merger Matters (as defined in the Merger Agreement) and (ii) against any Acquisition Transaction (as defined in
    Section 3) and any action or agreement that would impede, frustrate or nullify this Agreement, or would result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or which would result in any of the conditions set forth in Article VI or VIII of the Merger Agreement not being fulfilled (the subject matters of the foregoing clauses (i) and (ii) being referred to herein as the "VOTING MATTERS") at any meeting of the stockholders of Parent where any such vote shall be taken or in any consent in lieu of such a meeting. For the purposes of this Agreement, "TERMINATION DATE" shall mean the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), (iii) the termination of this Agreement by the mutual written agreement of the parties hereto or pursuant to Section 7 of this Agreement or (iv) April 30, 1999, unless the parties to the Merger Agreement shall amend the date specified in Section 10.02 thereto to specify some later date in which case the date specified in this subsection (iv) shall be deemed to be for all purposes the same date as is specified in
    Section 10.02 to the Merger Agreement, as it may then be amended.

        2. NO DISPOSITION OR ENCUMBRANCE OF SHARES. The Stockholder hereby covenants and agrees that, until the Termination Date has occurred, except as contemplated by this Agreement, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares UNLESS the transferee with respect to any such transaction executes and delivers to the Company a voting agreement substantially in the form of this Agreement with respect to the Shares which are the subject of any such transaction and further agrees, if requested by Parent in its sole discretion, to execute and deliver a Lock-up Agreement substantially in the form of Exhibit B to the Merger Agreement and a Company Affiliate Letter substantially in the form of Exhibit A to the Merger Agreement.

        3. NO SOLICITATION OF TRANSACTIONS. Until the Termination Date has occurred, the Stockholder shall not, in his capacity as a Stockholder, directly or indirectly, through any agent or representative or otherwise, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Parent or acquisition of any kind of material portion of the assets or capital stock of Parent (an "ACQUISITION TRANSACTION") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to perform as contemplated by this Agreement. Until the Termination Date has occurred, the Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of the Stockholder and its agents or other representatives with any Person conducted heretofore with respect to any of the foregoing. The Stockholder shall notify immediately the Company if any proposal or offer, or any inquiry or contact with any Person with respect to an Acquisition Transaction, is made and shall, in any such notice to the Company, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

        4. LEGEND ON CERTIFICATES. If there shall be any proposed Disposition with respect to any of the Shares, immediately prior to such Disposition, the certificate(s) evidencing the Shares shall be endorsed with a restrictive legend substantially as follows:

    THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF OCTOBER 25, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND CAMELOT MUSIC HOLDINGS, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF PARENT. THE HOLDER OF THIS CERTIFICATE, BY HIS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY ALL THE TERMS OF SUCH AGREEMENT, AS THE SAME IS IN EFFECT FROM TIME TO TIME.

        5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants with respect to itself and its ownership of the Shares to the Company as follows:

           a. AUTHORITY RELATIVE TO THIS AGREEMENT. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

           b. NO CONFLICT. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the Securities Exchange Act of 1934, as amended), any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound.

           c. TITLE TO THE SHARES. The Shares owned by the Stockholder are all the securities of Parent owned, either of record or beneficially, by the Stockholder. The Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

           d. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

        6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Stockholder that the Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

        7. TERMINATION OF AGREEMENT. The Company reserves the right in its sole discretion at any time hereafter to terminate this Agreement.

        8. MISCELLANEOUS.

           a. EXPENSES. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

           b. FURTHER ASSURANCES. From time to time at the other party's reasonable request, the Company and the Stockholder will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

           c. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

           d. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Company and the Stockholder with respect to the subject matter hereof.

           e. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the parties.

           f. OBLIGATIONS OF SUCCESSORS; PARTIES IN INTEREST. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

           g. AMENDMENT; WAIVER. This Agreement may not be amended or changed except by an instrument in writing signed by the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

           h. SEVERABILITY. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           i. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(i)):

                 if to the Company:
                     CAMELOT MUSIC HOLDINGS, INC.
                     8000 Freedom Avenue, N.W.
                     North Canton, Ohio 44720
                     Attention: James E. Bonk
                     Telecopy: (330) 494-8535

                 with a copy to:

                     Calfee Halter & Griswold LLP
                     1400 McDonald Investment Center
                     800 Superior Avenue
                     Cleveland, OH 44114
                     Attention: Thomas F. McKee, Esq.
                     Telecopy: (216) 241-0816
                     and a copy to:
                     Cleary, Gottlieb, Steen & Hamilton
                     1 Liberty Plaza
                     New York, NY 10005
                     Attention: Victor I. Lewkow, Esq.
                     Telecopy: (212) 225-3999

                 if to the Stockholder:

                     at the addresses of the Stockholder set forth on the signature page to this Agreement.

           j. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

           k. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           l. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

           m. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           n. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT IT MIGHT HAVE TO A JURY TRIAL OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.

    IN WITNESS WHEREOF, the Company and the Stockholder have duly executed this Agreement, as of the date first written above.

COMPANY:

CAMELOT MUSIC HOLDINGS, INC.

By:/s/ JAMES E. BONK
---------------------------------------------

   Name: James E. Bonk

   Title:Chairman of the Board and
       Chief Executive Officer

STOCKHOLDER:                                             NUMBER OF SHARES OWNED:

/s/ ROBERT J. HIGGINS
-------------------------------------------------

Name:  Robert J. Higgins

Address:
       President and Chief Executive Officer

                                                                       ANNEX D-1

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                    OF TRANS WORLD ENTERTAINMENT CORPORATION
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

The undersigned, being the President and Secretary of Trans World Entertainment Corporation, do hereby certify:

    1. The name of the corporation is Trans World Entertainment Corporation. The name under which the corporation was originally incorporated is Trans-World Music Corp.

    2. The certificate of incorporation of said corporation was filed by the Department of State on the 7th day of February, 1972.

    3. The Certificate of incorporation is amended to increase the aggregate number of shares the corporation is authorized to issue. The first two sentences of paragraph "Fourth" of the certificate of incorporation which refers to the authorized shares is amended to read as follows:

    "FOURTH": "The total number of shares of stock which the corporation shall have authority to issue is 205,000,000. Of said shares, 5,000,000 shares shall be of a class designated as Preferred Stock with a par value of $.01 each and 200,000,000 shares shall be of a class designated as Common Stock with a par value of $.01 each."

    4. This amendment to the certificate of incorporation of Trans World Entertainment Corporation was authorized by a majority of the board of directors followed by a vote of the holders of a majority of all outstanding shares of capital stock entitled to vote thereon at a meeting of the shareholders.

                                                                       ANNEX D-2

                                      FORM OF

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                    OF TRANS WORLD ENTERTAINMENT CORPORATION

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

The undersigned, being President and Secretary of Trans World Entertainment Corporation, do hereby certify:

    1. The name of the corporation is Trans World Entertainment Corporation. The name under which the corporation was originally incorporated is Trans-World Music Corp.

    2. The certificate of incorporation of said corporation was filed by the Department of State on the 7th day of February, 1972.

    3. The certificate of incorporation is amended by adding a new Paragraph "Ninth" in the following form:

    "NINTH": "1) The number of directors of the Corporation shall be fixed by resolution duly adopted from time to time by a majority of the entire Board of Directors; provided, however, that any decrease in the number of Directors shall not shorten the term of any incumbent Director.

    2) The Directors shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. The initial Class 1 Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 1999, the initial Class 2 Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2000, the initial Class 3 Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2001 and, in each case, until their successors are duly elected and qualified. At each annual meeting of shareholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of votes cast at such meeting and shall hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are duly elected and qualified.

    3) Any and all vacancies in the Board of Directors, however occurring, including without limitation, by reason of an increase in size of the Board of Directors, or death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that any Director who is appointed to the Board of Directors shall not be classified until the next annual meeting of shareholders. In no case shall a decrease in the number of Directors shorten the term of any incumbent Director."

    4. This amendment to the certificate of incorporation of Trans World Entertainment Corporation was authorized by a majority of the board of directors followed by a vote of the holders of a majority of all outstanding shares of capital stock entitled to vote thereon at a meeting of the shareholders.

                                                                         ANNEX E

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraph a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series or stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class of series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by CH. 339, L. '98, EFF. 7-1-98.)

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 722 of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, if the director or officer "acted in good faith for a purpose which he reasonably believed to be in . . . the best interests of the corporation" and, in the case of criminal actions, "had no reasonable cause to believe that his conduct was unlawful." Statutory indemnification may not be provided in derivative actions in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

    As contemplated by NYBCL Section 721, the Registrant's By-Laws, as amended on March 31, 1987, provide a broader basis for indemnification in accordance with and as permitted by NYBCL Article 7.

    SECTION 6.6 OF THE BY-LAWS OF THE REGISTRANT PROVIDES AS FOLLOWS:

    "SECTION 6.6 INDEMNIFICATION.

    Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceedings, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in connection with such action or proceedings, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action as adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceedings unless the Corporation has given its prior consent to such settlement or other disposition.

    The Corporation shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who arc similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

    Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

    Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

    The Corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

    The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

    In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

    For purposes of this by-law, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following exhibits are filed as part of this Registration Statement:

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

       2.1   Agreement and Plan of Merger dated October 26, 1998 by and among Trans World, CAQ Corporation and Camelot
             (included as Annex A to this joint proxy statement/prospectus).

       2.2   Second Amended Joint Plan of Reorganization dated November 7, 1997--incorporated herein by reference to
             Exhibit 2.1 to Camelot's Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

       2.3   Asset Purchase Agreement by and among Camelot Music, Inc., The Wall Music, Inc. and WH Smith Group
             Holdings (USA), Inc. dated as of December 10, 1997--incorporated herein by reference to Exhibit 2.2 to the Camelot's Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

       2.4   Assignment of The Wall Purchase Agreement--incorporated herein by reference to Exhibit 2.3 to Camelot's
             Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

       2.5   Agreement and Plan of Merger among Camelot, SM Acquisition, Inc. and Spec's Music, Inc. dated as of June
             3, 1998--incorporated herein by reference to Exhibit 2.4 to Camelot's Registration Statement on Amendment
             No. 1 to Form S-1 as filed on August 11, 1998. Commission File No. 333-56811.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
       3.1   Restated Certificate of Incorporation--incorporated herein by reference to Exhibit 3.1 to Trans World's
             Annual Report on Form 10-K for the fiscal year ended January 29, 1994. Commission File No. 0-14818.

       3.2   Certificate of Amendment to the Certificate of Incorporation--incorporated herein by reference to Exhibit
             3.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1994.
             Commission File No. 0-14818.

       3.3   Certificate of Amendment to the Certificate of Incorporation--incorporated herein by reference to Exhibit
             3.4 to Trans World's Annual Report on Form 10-K for the year ended January 31, 1998. Commission File No.
             0-14818.

       3.4   Amended By-Laws--incorporated herein by reference to Exhibit 3.2 to Trans World's Annual Report on Form
             10-K for the fiscal year ended February 2, 1991. Commission File No. 0-14818.

       3.5   Proposed Certificate of Amendment to the Certificate of Incorporation (included as Annex D-1 to this joint proxy statement/prospectus).

       3.6   Proposed Certificate of Amendment to the Certificate of Incorporation (included as Annex D-2 to this joint proxy statement/prospectus).

       4     Registration Rights Agreement dated October 26, 1998 between Trans World and certain stockholders named therein.

       5     Opinion of Cahill Gordon & Reindel re: validity of Trans World common stock.

       8.1   Opinion of Cahill Gordon & Reindel re: tax matters.

       8.2   Opinion of Cleary, Gottlieb, Steen & Hamilton re: tax matters.

      10.1   Lease, dated April 1, 1985, between Robert J. Higgins, as Landlord, and Record Town, Inc. and Trans World
             Music Corporation, as Tenant and Amendment thereto dated April 28, 1986--incorporated herein by reference to Exhibit 10.3 to Trans World's Registration Statement on Form S-1, No. 33-6449.

      10.2   Second Addendum, dated as of November 30, 1989, to Lease, dated April 1, 1985, among Robert J. Higgins, and Trans World Music Corporation, and Record Town, Inc., exercising five year renewal option--incorporated herein by reference to Exhibit 10.2 to Trans World's Annual Report on Form 10-K for
             the fiscal year ended February 3, 1990. Commission File No. 0-14818.

      10.3   Lease, dated November 1, 1989, between Robert J. Higgins, as Landlord, and Record Town, Inc. and Trans
             World Music Corporation, as Tenant--incorporated herein by reference to Exhibit 10.3 to Trans World's
             Annual Report on Form 10-K for the fiscal year ended February 2, 1991. Commission File No. 0-14818.

      10.4   Lease, dated as of September 1, 1998, between Robert J. Higgins, as Landlord, and Record Town, Inc. and
             Trans World, as Tenant, for additional office space at 38 Corporate Circle-- incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended
             October 31, 1998. Commission File No. 0-14818.

      10.5   Employment Agreement, dated as of February 1, 1996 between Trans World and Robert J.
             Higgins--incorporated herein by reference to Exhibit 10.4 to Trans World's Annual Report on Form 10-K for
             the fiscal year ended February 1, 1997. Commission File No. 0-14818.

      10.6   Employment Agreement, dated as of May 1, 1998 between Trans World and Robert J. Higgins--incorporated herein by reference to Exhibit 10.4 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998. Commission File No. 0-14818.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      10.7   Trans World Music Corporation 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated, and Amendment No. 3 thereto--incorporated herein by reference to Exhibit 10-5 of Trans World's
             Annual Report on Form 10-K for the fiscal year ended February 2, 1991. Commission File No. 0-14818.

      10.8   Trans World Entertainment Corporation 1990 Stock Option Plan for Non-Employee Directors, as amended and restated--incorporated herein by reference to Annex A to Trans World's Definitive Proxy Statement on Form
             14A filed as of May 7, 1998. Commission File No. 0-14818.

      10.9   Trans World Music Corporation 1990 Restricted Stock Plan--incorporated herein by reference to Exhibit
             10.7 to Trans World's Registration Statement on Form S-2, No. 33-36012.

      10.10  Form of Restricted Stock Agreement dated February 1, 1995 and May 1, 1995 between Trans World and Edward
             W. Marshall, Jr., Executive Vice President of Operations and Bruce J. Eisenberg, Senior Vice President of
             Real Estate, respectively--incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly
             Report on Form 10-Q for the fiscal quarter ended April 29, 1995. Commission File No. 0-14818.

      10.11  Form of Restricted Stock Agreement dated May 1, 1996 between Trans World and John J. Sullivan, Senior
             Vice President-Finance and Chief Financial Officer--incorporated herein by reference to Exhibit 10.14 to
             Trans World's Annual Report on Form 10-K for the fiscal year ended February 1, 1997. Commission File No.
             0-14818.

      10.12  Severance Agreement, dated May 20, 1996 between Trans World Entertainment Corporation and James A.
             Litwak, Executive Vice President of Merchandising and Marketing-- incorporated herein by reference to
             Exhibit 10.15 to the Trans World's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.
             Commission File No. 0-14818.

      10.13  Severance Agreement, dated October 1, 1994, between Trans World Entertainment Corporation and Edward
             Marshall, Senior Vice President- Operations--incorporated herein by reference to Exhibit 10.2 of Trans
             World's Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1994. Commission File No.
             0-14818.

      10.14  Trans World Entertainment Corporation 1994 Stock Option Plan--incorporated herein by reference to Exhibit
             10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 1994.
             Commission File No. 0-14818.

      10.15  Trans World Entertainment Corporation 1998 Stock Option Plan--incorporated herein by reference to Annex B to Trans World's Definitive Proxy Statement on Form 14A filed as of May 7, 1998. Commission File No.
             0-14818.

      10.16  Trans World Entertainment Corporation 1994 Director Retirement Plan--incorporated herein by reference to
             Exhibit 10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31,
             1994. Commission File No. 0-14818.

      10.17  Form of Indemnification Agreement dated May 1, 1995 between Trans World and its officers and directors--incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly Report on Form
             10-Q for the fiscal quarter ended April 29, 1995. Commission File No. 0-14818.

      10.18  Trans World Entertainment Corporation 1997 Supplemental Executive Retirement Plan-- incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended
             May 3, 1997. Commission File No. 0-14818.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      10.19  Trans World Entertainment Corporation Asset Purchase Agreement with Strawberries, Inc.-- incorporated herein by reference to Exhibit 10.16 to Trans World's Annual Report on Form 10-K for the year ended
             January 31, 1998. Commission File No. 0-14818.

      10.20  Voting Agreement dated October 26, 1998 between Trans World and certain stockholders named therein
             (included as Annex B to this joint proxy statement/prospectus).

      10.21  Voting Agreement dated October 26, 1998 between Camelot and Robert J. Higgins (included as Annex C to this joint proxy statement/prospectus).

      10.22  Second Amended and Restated Employment Agreement, dated as of January 1, 1998, between Camelot Music,
             Inc. and James E. Bonk--incorporated herein by reference to Exhibit 10.3 to Camelot's Form 10 as filed on
             February 13, 1998. Commission File No. 0-23807.

      10.23  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Jack K. Rogers--incorporated herein by reference to Exhibit 10.6 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.24  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Lewis S. Garrett--incorporated herein by reference to Exhibit 10.7 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.25  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 21, 1996, between Camelot Music, Inc. and Charles Marsh--incorporated herein by reference to Exhibit 10.8 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.26  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Charles R. Rinehimer III--incorporated herein by reference to Exhibit
             10.9 to Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No.
             333-56811.

      10.27  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Lee Ann Thorn--incorporated herein by reference to Exhibit 10.10 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.28  Camelot's 1998 Stock Option Plan--incorporated herein by reference to Exhibit 10.4 to Camelot's Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

      10.29  Form of Stock Option Agreement--incorporated herein by reference to Exhibit 10.5 to Camelot's
             Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.30  Camelot's 1998 Outside Directors Stock Option Plan--incorporated herein by reference to Exhibit 10.13 to
             Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission
             File No. 333-56811.

      10.31  Form of Customary Trade Terms Commitment and Option Exercise Notice--incorporated herein by reference to
             Exhibit 10.15 to Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File
             No. 333-56811.

      10.32  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Roger D. Marks--incorporated herein by reference to Exhibit 10.16 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      10.33  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 17, 1996, between Camelot Music, Inc. and William H. Scott--incorporated herein by reference to Exhibit 10.17 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.34  Employment and Severance Agreement between Camelot Music, Inc. and Larry K. Mundorf--incorporated herein by reference to Exhibit 10.18 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission File No. 333-56811.

      10.35  Indemnity Agreement between Camelot and Stephen H. Baum, dated June 4, 1998--incorporated herein by reference to Exhibit 10.19 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.36  Indemnity Agreement between Camelot and George R. Zoffinger, dated June 4, 1998--incorporated herein by reference to Exhibit 10.20 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.37  Indemnity Agreement between Camelot and Michael B. Solow, dated June 4, 1998--incorporated herein by reference to Exhibit 10.21 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.38  Indemnity Agreement between Camelot and Marc L. Luzzatto, dated June 4, 1998--incorporated herein by reference to Exhibit 10.22 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.39  Indemnity Agreement between Camelot and Herbert J. Marks, dated June 4, 1998--incorporated herein by reference to Exhibit 10.23 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.40  Indemnity Agreement between Camelot and James E. Bonk, dated June 4, 1998--incorporated herein by reference to Exhibit 10.24 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.41  Indemnity Agreement between Camelot and Jack K. Rogers, dated June 4, 1998--incorporated herein by reference to Exhibit 10.25 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.42  Indemnity Agreement between Camelot and Lee Ann Thorn, dated June 4, 1998--incorporated herein by reference to Exhibit 10.26 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.43  Indemnity Agreement between Camelot and Charles R. Rinehimer III, dated June 4, 1998--incorporated herein by reference to Exhibit 10.27 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission File No. 333-56811.

      10.44  Indemnity Agreement between Camelot and Lewis S. Garrett, dated June 4, 1998--incorporated herein by reference to Exhibit 10.28 to Camelot's Registration Statement

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
             on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission File No. 333-56811.

      10.45  Indemnity Agreement between Camelot and Larry K. Mundorf, dated June 4, 1998--incorporated herein by reference to Exhibit 10.29 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.46  Camelot's 1998 Deferred Compensation Plan--incorporated herein by reference to Exhibit 10.30 to Camelot's
             Registration Statement on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission File No.
             333-56811.

      10.47  Form of Stock Option Agreement for 1998 Outside Directors Stock Option Plan--incorporated herein by reference to Exhibit 10.31 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.48  Camelot's Key Employee Retention Program.

      10.49  Loan and Security Agreement, dated July 9, 1998, between Congress Financial Corporation and Trans World, for the secured revolving credit agreement--incorporated herein by reference to Exhibit 10.1 to Trans
             World's Quarterly Report on Form 10-Q for the quarter ended August 2, 1997. Commission File No. 0-14818.

      21     Significant Subsidiaries of the Registrant.

      23.1   Consent of KPMG LLP.

      23.2   Consent of PricewaterhouseCoopers LLP.

      23.3   Consent of Deloitte & Touche LLP (Atlanta, Georgia).

      23.4   Consent of Deloitte & Touche LLP (Miami, Florida).

      23.5   Consents of Cahill Gordon & Reindel (included in Exhibit 5.1 and Exhibit 8.1).

      23.6   Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.2).

      24     Power of Attorney (included on signature page to this Registration Statement).

      99.1   Form of Trans World's Proxy.

      99.2   Form of Camelot's Proxy.

      99.3   Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex F to this joint proxy statement/prospectus).

      99.4   Opinion of Goldman, Sachs & Co. (included as Annex G to this joint proxy statement/prospectus).

      99.5   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      99.6   Consent of Goldman, Sachs & Co.

      99.7   Consent of Michael B. Solow.

      99.8   Consent of George R. Zoffinger.

ITEM 22. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

    (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

    (4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Albany, State of New York, on the 29th day of March, 1999.

                                TRANS WORLD ENTERTAINMENT CORPORATION

                                By:            /s/ ROBERT J. HIGGINS
                                     -----------------------------------------
                                                 Robert J. Higgins
                                         CHAIRMAN OF THE BOARD, PRESIDENT,
                                            AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Higgins and John J. Sullivan, and each of them singly, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents of any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
    /s/ ROBERT J. HIGGINS         President, Chief
------------------------------    Executive Officer and       March 29, 1999
     (Robert J. Higgins)          Director

                                                              March 29, 1999
     /s/ JOHN J. SULLIVAN
------------------------------
      (John J. Sullivan)        Senior Vice President--
                                  Finance, Chief Financial
                                  Officer and Treasurer*

   /s/ MATTHEW H. MATARASO
------------------------------  Secretary and Director        March 29, 1999
    (Matthew H. Mataraso)

      /s/ DEAN S. ADLER
------------------------------  Director                      March 29, 1999
       (Dean S. Adler)

     /s/ GEORGE W. DOUGAN
------------------------------  Director                      March 29, 1999
      (George W. Dougan)

------------------------

*Chief accounting and principal financial officer

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ CHARLOTTE G. FISCHER
------------------------------  Director                      March 29, 1999
    (Charlotte G. Fischer)

     /s/ MARTIN E. HANAKA
------------------------------  Director                      March 29, 1999
      (Martin E. Hanaka)

      /s/ ISAAC KAUFMAN
------------------------------  Director                      March 29, 1999
       (Isaac Kaufman)

     /s/ JOSEPH G. MORONE
------------------------------  Director                      March 29, 1999
    (Dr. Joseph G. Morone)

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

       2.1   Agreement and Plan of Merger dated October 26, 1998 by and among Trans World, CAQ Corporation and Camelot
             (included as Annex A to this joint proxy statement/prospectus).

       2.2   Second Amended Joint Plan of Reorganization dated November 7, 1997--incorporated herein by reference to
             Exhibit 2.1 to Camelot's Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

       2.3   Asset Purchase Agreement by and among Camelot Music, Inc., The Wall Music, Inc. and WH Smith Group
             Holdings (USA), Inc. dated as of December 10, 1997--incorporated herein by reference to Exhibit 2.2 to the Camelot's Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

       2.4   Assignment of The Wall Purchase Agreement--incorporated herein by reference to Exhibit 2.3 to Camelot's
             Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

       2.5   Agreement and Plan of Merger among Camelot, SM Acquisition, Inc. and Spec's Music, Inc. dated as of June
             3, 1998--incorporated herein by reference to Exhibit 2.4 to Camelot's Registration Statement on Amendment
             No. 1 to Form S-1 as filed on August 11, 1998. Commission File No. 333-56811.

       3.1   Restated Certificate of Incorporation--incorporated herein by reference to Exhibit 3.1 to Trans World's
             Annual Report on Form 10-K for the fiscal year ended January 29, 1994. Commission File No. 0-14818.

       3.2   Certificate of Amendment to the Certificate of Incorporation--incorporated herein by reference to Exhibit
             3.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1994.
             Commission File No. 0-14818.

       3.3   Certificate of Amendment to the Certificate of Incorporation--incorporated herein by reference to Exhibit
             3.4 to Trans World's Annual Report on Form 10-K for the year ended January 31, 1998. Commission File No.
             0-14818.

       3.4   Amended By-Laws--incorporated herein by reference to Exhibit 3.2 to Trans World's Annual Report on Form
             10-K for the fiscal year ended February 2, 1991. Commission File No. 0-14818.

       3.5   Proposed Certificate of Amendment to the Certificate of Incorporation (included as Annex D-1 to this joint proxy statement/prospectus).

       3.6   Proposed Certificate of Amendment to the Certificate of Incorporation (included as Annex D-2 to this joint proxy statement/prospectus).

       4     Registration Rights Agreement dated October 26, 1998 between Trans World and certain stockholders named therein.

       5     Opinion of Cahill Gordon & Reindel re: validity of Trans World common stock.

       8.1   Opinion of Cahill Gordon & Reindel re: tax matters.

       8.2   Opinion of Cleary, Gottlieb, Steen & Hamilton re: tax matters.

      10.1   Lease, dated April 1, 1985, between Robert J. Higgins, as Landlord, and Record Town, Inc. and Trans World
             Music Corporation, as Tenant and Amendment thereto dated April 28, 1986--incorporated herein by reference to Exhibit 10.3 to Trans World's Registration Statement on Form S-1, No. 33-6449.

      10.2   Second Addendum, dated as of November 30, 1989, to Lease, dated April 1, 1985, among Robert J. Higgins, and Trans World Music Corporation, and Record Town, Inc., exercising five year renewal option--incorporated herein by reference to Exhibit 10.2 to Trans World's Annual

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
             Report on Form 10-K for the fiscal year ended February 3, 1990. Commission File No. 0-14818.

      10.3   Lease, dated November 1, 1989, between Robert J. Higgins, as Landlord, and Record Town, Inc. and Trans
             World Music Corporation, as Tenant--incorporated herein by reference to Exhibit 10.3 to Trans World's
             Annual Report on Form 10-K for the fiscal year ended February 2, 1991. Commission File No. 0-14818.

      10.4   Lease, dated as of September 1, 1998, between Robert J. Higgins, as Landlord, and Record Town, Inc. and
             Trans World, as Tenant, for additional office space at 38 Corporate Circle-- incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended
             October 31, 1998. Commission File No. 0-14818.

      10.5   Employment Agreement, dated as of February 1, 1996 between Trans World and Robert J.
             Higgins--incorporated herein by reference to Exhibit 10.4 to Trans World's Annual Report on Form 10-K for
             the fiscal year ended February 1, 1997. Commission File No. 0-14818.

      10.6   Employment Agreement, dated as of May 1, 1998 between Trans World and Robert J. Higgins--incorporated herein by reference to Exhibit 10.4 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998. Commission File No. 0-14818.

      10.7   Trans World Music Corporation 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated, and Amendment No. 3 thereto--incorporated herein by reference to Exhibit 10-5 of Trans World's
             Annual Report on Form 10-K for the fiscal year ended February 2, 1991. Commission File No. 0-14818.

      10.8   Trans World Entertainment Corporation 1990 Stock Option Plan for Non-Employee Directors, as amended and restated--incorporated herein by reference to Annex A to Trans World's Definitive Proxy Statement on Form
             14A filed as of May 7, 1998. Commission File No. 0-14818.

      10.9   Trans World Music Corporation 1990 Restricted Stock Plan--incorporated herein by reference to Exhibit
             10.7 to Trans World's Registration Statement on Form S-2, No. 33-36012.

      10.10  Form of Restricted Stock Agreement dated February 1, 1995 and May 1, 1995 between Trans World and Edward
             W. Marshall, Jr., Executive Vice President of Operations and Bruce J. Eisenberg, Senior Vice President of
             Real Estate, respectively--incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly
             Report on Form 10-Q for the fiscal quarter ended April 29, 1995. Commission File No. 0-14818.

      10.11  Form of Restricted Stock Agreement dated May 1, 1996 between Trans World and John J. Sullivan, Senior
             Vice President-Finance and Chief Financial Officer--incorporated herein by reference to Exhibit 10.14 to
             Trans World's Annual Report on Form 10-K for the fiscal year ended February 1, 1997. Commission File No.
             0-14818.

      10.12  Severance Agreement, dated May 20, 1996 between Trans World Entertainment Corporation and James A.
             Litwak, Executive Vice President of Merchandising and Marketing-- incorporated herein by reference to
             Exhibit 10.15 to the Trans World's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.
             Commission File No. 0-14818.

      10.13  Severance Agreement, dated October 1, 1994, between Trans World Entertainment Corporation and Edward
             Marshall, Senior Vice President- Operations--incorporated herein by reference to Exhibit 10.2 of Trans
             World's Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1994. Commission File No.
             0-14818.

      10.14  Trans World Entertainment Corporation 1994 Stock Option Plan--incorporated herein by reference to Exhibit
             10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 1994.
             Commission File No. 0-14818.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      10.15  Trans World Entertainment Corporation 1998 Stock Option Plan--incorporated herein by reference to Annex B to Trans World's Definitive Proxy Statement on Form 14A filed as of May 7, 1998. Commission File No.
             0-14818.

      10.16  Trans World Entertainment Corporation 1994 Director Retirement Plan--incorporated herein by reference to
             Exhibit 10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31,
             1994. Commission File No. 0-14818.

      10.17  Form of Indemnification Agreement dated May 1, 1995 between Trans World and its officers and directors--incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly Report on Form
             10-Q for the fiscal quarter ended April 29, 1995. Commission File No. 0-14818.

      10.18  Trans World Entertainment Corporation 1997 Supplemental Executive Retirement Plan-- incorporated herein by reference to Exhibit 10.1 to Trans World's Quarterly Report on Form 10-Q for the fiscal quarter ended
             May 3, 1997. Commission File No. 0-14818.

      10.19  Trans World Entertainment Corporation Asset Purchase Agreement with Strawberries, Inc.-- incorporated herein by reference to Exhibit 10.16 to Trans World's Annual Report on Form 10-K for the year ended
             January 31, 1998. Commission File No. 0-14818.

      10.20  Voting Agreement dated October 26, 1998 between Trans World and certain stockholders named therein
             (included as Annex B to this joint proxy statement/prospectus).

      10.21  Voting Agreement dated October 26, 1998 between Camelot and Robert J. Higgins (included as Annex C to this joint proxy statement/prospectus).

      10.22  Second Amended and Restated Employment Agreement, dated as of January 1, 1998, between Camelot Music,
             Inc. and James E. Bonk--incorporated herein by reference to Exhibit 10.3 to Camelot's Form 10 as filed on
             February 13, 1998. Commission File No. 0-23807.

      10.23  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Jack K. Rogers--incorporated herein by reference to Exhibit 10.6 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.24  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Lewis S. Garrett--incorporated herein by reference to Exhibit 10.7 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.25  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 21, 1996, between Camelot Music, Inc. and Charles Marsh--incorporated herein by reference to Exhibit 10.8 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.26  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Charles R. Rinehimer III--incorporated herein by reference to Exhibit
             10.9 to Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No.
             333-56811.

      10.27  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Lee Ann Thorn--incorporated herein by reference to Exhibit 10.10 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.28  Camelot's 1998 Stock Option Plan--incorporated herein by reference to Exhibit 10.4 to Camelot's Form 10 as filed on February 13, 1998. Commission File No. 0-23807.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      10.29  Form of Stock Option Agreement--incorporated herein by reference to Exhibit 10.5 to Camelot's
             Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.30  Camelot's 1998 Outside Directors Stock Option Plan--incorporated herein by reference to Exhibit 10.13 to
             Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission
             File No. 333-56811.

      10.31  Form of Customary Trade Terms Commitment and Option Exercise Notice--incorporated herein by reference to
             Exhibit 10.15 to Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File
             No. 333-56811.

      10.32  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 11, 1996, between Camelot Music, Inc. and Roger D. Marks--incorporated herein by reference to Exhibit 10.16 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.33  Amended and Restated Severance and Bonus Management Incentive Agreement, dated as of October 17, 1996, between Camelot Music, Inc. and William H. Scott--incorporated herein by reference to Exhibit 10.17 to
             Camelot's Registration Statement on Form S-1 as filed on June 15, 1998. Commission File No. 333-56811.

      10.34  Employment and Severance Agreement between Camelot Music, Inc. and Larry K. Mundorf-- incorporated herein by reference to Exhibit 10.18 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission File No. 333-56811.

      10.35  Indemnity Agreement between Camelot and Stephen H. Baum, dated June 4, 1998-- incorporated herein by reference to Exhibit 10.19 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.36  Indemnity Agreement between Camelot and George R. Zoffinger, dated June 4, 1998-- incorporated herein by reference to Exhibit 10.20 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.37  Indemnity Agreement between Camelot and Michael B. Solow, dated June 4, 1998-- incorporated herein by reference to Exhibit 10.21 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.38  Indemnity Agreement between Camelot and Marc L. Luzzatto, dated June 4, 1998-- incorporated herein by reference to Exhibit 10.22 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.39  Indemnity Agreement between Camelot and Herbert J. Marks, dated June 4, 1998-- incorporated herein by reference to Exhibit 10.23 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.40  Indemnity Agreement between Camelot and James E. Bonk, dated June 4, 1998--incorporated herein by reference to Exhibit 10.24 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.41  Indemnity Agreement between Camelot and Jack K. Rogers, dated June 4, 1998--incorporated herein by reference to Exhibit 10.25 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.42  Indemnity Agreement between Camelot and Lee Ann Thorn, dated June 4, 1998-- incorporated herein by reference to Exhibit 10.26 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.43  Indemnity Agreement between Camelot and Charles R. Rinehimer III, dated June 4, 1998-- incorporated herein by reference to Exhibit 10.27 to Camelot's Registration Statement on Amendment No. 1 to Form S-1
             as filed on August 11, 1998. Commission File No. 333-56811.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      10.44  Indemnity Agreement between Camelot and Lewis S. Garrett, dated June 4, 1998--incorporated herein by reference to Exhibit 10.28 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.45  Indemnity Agreement between Camelot and Larry K. Mundorf, dated June 4, 1998--incorporated herein by reference to Exhibit 10.29 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.46  Camelot's 1998 Deferred Compensation Plan--incorporated herein by reference to Exhibit 10.30 to Camelot's
             Registration Statement on Amendment No. 1 to Form S-1 as filed on August 11, 1998. Commission File No.
             333-56811.

      10.47  Form of Stock Option Agreement for 1998 Outside Directors Stock Option Plan--incorporated herein by reference to Exhibit 10.31 to Camelot's Registration Statement on Amendment No. 1 to Form S-1 as filed on
             August 11, 1998. Commission File No. 333-56811.

      10.48  Camelot's Key Employee Retention Program.

      10.49  Loan and Security Agreement, dated July 9, 1998, between Congress Financial Corporation and Trans World, for the secured revolving credit agreement--incorporated herein by reference to Exhibit 10.1 to Trans
             World's Quarterly Report on Form 10-Q for the quarter ended August 2, 1997. Commission File No. 0-14818.

      21     Significant Subsidiaries of the Registrant.

      23.1   Consent of KPMG LLP.

      23.2   Consent of PricewaterhouseCoopers LLP.

      23.3   Consent of Deloitte & Touche LLP (Atlanta, Georgia).

      23.4   Consent of Deloitte & Touche LLP (Maimi, Florida).

      23.5   Consents of Cahill Gordon & Reindel (included in Exhibit 5.1 and Exhibit 8.1).

      23.6   Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.2).

      24     Power of Attorney (included on signature page to this Registration Statement).

      99.1   Form of Trans World's Proxy.

      99.2   Form of Camelot's Proxy.

      99.3   Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex F to this joint proxy statement/prospectus).

      99.4   Opinion of Goldman, Sachs & Co. (included as Annex G to this joint proxy statement/prospectus).

      99.5   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      99.6   Consent of Goldman, Sachs & Co.

      99.7   Consent of Michael B. Solow.

      99.8   Consent of George R. Zoffinger.